                                                                    EXHIBIT 10.6


                        [Seal of the State of New Jersey]

                               State of New Jersey
                          DEPARTMENT OF HUMAN SERVICES
               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

CHRISTINE TODD WHITMAN                                      MICHELE K. GUHL
         Governor                                         Acting Commissioner


                                 October 2, 1998

Norine Yukon
President & CEO
Americaid New Jersey, Inc.
399 Thornall St., 9th Fl.
Edison, NJ 08818

Dear Ms. Yukon:

Enclosed is a clean copy of the current Medicaid Managed Care Contract. This copy includes all contract amendments that have been processed since the start of the mandatory contract and is provided to allow you easier review of current contract requirements.

                                   Sincerely,


                                   /s/ Rita Hemingway
                                   Rita Hemingway
                                   Contract Relations Manager
                                   Office of Managed Health Care

RH:b
Enclosure

c Margaret Murray
  Karen Squarrell
  Jill Simone, M.D.
  Gail Larkin

                  New Jersey Is An Equal Opportunity Employer -
                    Printed on Recycled Paper and Recyclable

                                    CONTRACT

                                     BETWEEN

                               STATE OF NEW JERSEY

                          DEPARTMENT OF HUMAN SERVICES

               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

                                       AND

                       ___________________, HMO CONTRACTOR
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                               STATE OF NEW JERSEY
                          DEPARTMENT OF HUMAN SERVICES
               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES
                                       AND
                             -----------------------

                        CONTRACT TO PROVIDE HMO SERVICES

This risk comprehensive contract is entered into this ______ day of _____________ and is effective on the ______day of ____________ between the Department of Human Services, which is in the executive branch of state government, the state agency designated to administer the Medicaid program under Title XIX of the Social Security Act, 42 U.S.C. 1396 et seq. pursuant to the New Jersey Medical Assistance Act, N.J.S.A. 30:4D-1 et seq. and the State Child Health Insurance Program under Title XXI of the Social Security Act, 42 U.S.C. 1397aa et seq., pursuant to the Children's Health Care Coverage Act, PL 1997,
c.272 (also known as "NJ KidCare"), whose principal office is located at CN 712, in the City of Trenton, New Jersey hereinafter referred to as the "Department" and _______________, a federally qualified/state defined health maintenance organization (HMO) which is a New Jersey, profit/non-profit corporation, certified to operate as an HMO by the State of New Jersey Department of Banking and Insurance and the State of New Jersey Department of Health and Senior Services, and whose principal corporate office is located at __________________, in the City of ______________________, County of ______________, New Jersey,
hereinafter referred to as the "contractor".

WHEREAS, the contractor is engaged in the business of providing prepaid, capitated comprehensive health care services pursuant to N.J.S.A. 26:2J-1 et seq., and

WHEREAS, the Department, as the state agency designated to administer a program of medical assistance for eligible persons under Title XIX of the Social Security Act (42 U.S.C. Sec. 1396, et seq., also known as "Medicaid"), and for children under Title XXI of the Social Security Act (42 U.S.C. Sec. 1397aa, et seq., also known as "State Child Health Insurance Program"), is authorized pursuant to the federal regulations at 42 C.F.R. 434 to provide such a program through an HMO and is desirous of obtaining the contractor's services for the benefit of persons eligible for Medicaid; and

WHEREAS, the Division of Medical Assistance and Health Services (DMAHS), is the Division within the Department designated to administer the medical assistance program, and the Department's functions as regards all Medicaid program benefits provided through the contractor for Medicaid eligibles enrolled in the contractor's plan.

NOW THEREFORE, in consideration of the contracts and mutual covenants herein contained, the Parties hereto agree as follows:

PREAMBLE
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Governing Statutory and Regulatory Provisions: This contract and all renewals and modifications are subject to the following laws and all amendments thereof:
Title XIX and Title XXI of the Social Security Act, 42 U.S.C. 1396 et. seq., 42 U.S.C. 1397aa et seq., the New Jersey Medical Assistance Act and the State Plan approved by HCFA, (N.J.S.A. 30:4D-l et seq.); federal and state Medicaid regulations, other applicable federal and state statutes, and all applicable local laws and ordinances.

                                       2
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                                TABLE OF CONTENTS

ARTICLES                                                                                                                 PAGES
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
1.       DEFINITIONS...............................................................................................

2.       CONTRACT DURATION, AMENDMENT, EXTENSION AND RENEGOTIATION, AND SUSPENSION AND TERMINATION.................

3.       COMPENSATION/CAPITATION...................................................................................

4.       ENROLLMENT AREA...........................................................................................

5.       PERSONS ELIGIBLE FOR ENROLLMENT...........................................................................

6.       ENROLLMENT EXCLUSIONS AND EXEMPTIONS......................................................................

7.       ENROLLMENT................................................................................................

8.       DISENROLLMENT.............................................................................................

9.       TRANSFERS.................................................................................................

10.      COVERED HEALTH CARE SERVICES..............................................................................

11.      MARKETING.................................................................................................

12.      ENROLLEE NOTIFICATION.....................................................................................

13.      GRIEVANCE PROCEDURE.......................................................................................

14.      EQUALITY OF ACCESS AND TREATMENT/DUE PROCESS..............................................................

15.      QUALITY ASSURANCE AND UTILIZATION REVIEW..................................................................

16.      MONITORING AND EVALUATION.................................................................................

17.      RECORDS MAINTENANCE AND AUDIT RIGHTS......................................................................

18.      REPORTING REQUIREMENTS....................................................................................

19.      CONFIDENTIALITY...........................................................................................

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
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ARTICLES                                                                                                                     PAGES
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
20.      PROVIDER CONTRACTS .......................................................................................

21.      CONTRACTS AND SUBCONTRACTS ...............................................................................

22.      CLAIMS PERFORMANCE REQUIREMENTS ..........................................................................

23.      CLOSE OUT PROVISIONS......................................................................................

24.      NOTICES...................................................................................................

25.      APPROVALS.................................................................................................

26.      ENTIRE CONTRACT...........................................................................................

27.      ASSIGNMENT................................................................................................

28.      SEVERABILITY..............................................................................................

29.      ENVIRONMENTAL COMPLIANCE..................................................................................

30.      ENERGY CONSERVATION.......................................................................................

31 .     INDEPENDENT CAPACITY OF CONTRACTOR........................................................................

32.      NO THIRD PARTY BENEFICIARIES..............................................................................

33.      INDEMNIFICATION...........................................................................................

34.      CONDITIONS PRECEDENT......................................................................................

35.      PROHIBITION ON USE OF FEDERAL FUNDS FOR LOBBYING..........................................................

36.      NON-DISCRIMINATION........................................................................................

37.      COMPLIANCE WITH APPLICABLE LAWS...........................................................................

38.      STATE OF NEW JERSEY GENERAL CONTRACTING PROVISIONS........................................................

39.      CONTRACT SANCTIONS........................................................................................

40.      GENERAL PROVISIONS........................................................................................

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
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ARTICLES                                                                                                                PAGES
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41.      PROVIDER II INCENTIVE PROGRAM.............................................................................

42.      CONTRACTING OFFICERS......................................................................................

         SIGNATURE PAGE............................................................................................


                                       iii
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                                   APPENDICES

A.       BENEFIT PACKAGE-4NCLUSIONS AND EXCLUSIONS.................................................................

         ATTACHMENT I -- EPSDT PROTOCOL............................................................................

         ATTACHMENT II -- IMMUNIZATION RATE AND PRENATAL CARE
                           AND OUTCOME STUDY PROTOCOLS.............................................................

         ATTACHMENT III -- HEALTHSTART PROGRAM GUIDELINES..........................................................

B.       CAPITATION RATES..........................................................................................

C.       HMO's QUALITY ASSURANCE/UTILIZATION REVIEW................................................................

D.       HMO's GRIEVANCE PROCESS/PROBLEM RESOLUTION POLICY.........................................................

E.       HMO's LIST OF PROVIDERS...................................................................................

F.       HMO's LIST OF SUBCONTRACTORS..............................................................................

G.       CERTIFICATION REGARDING LOBBYING..........................................................................

H.       N.J. STATE CONTRACTING PROVISIONS.........................................................................

I.       HYSTERECTOMY/STERILIZATION FORMS & INSTRUCTIONS...........................................................

J.       REPORTING FORMS...........................................................................................

K.       CERTIFICATION OF HMO PROVIDER NETWORK FORM................................................................

L.       PROVIDER NETWORK STANDARDS................................................................................

M.       EXHAUSTION OF BENEFITS FORM...............................................................................

N.       HCFA GUIDELINES ON QUALITY ASSURANCE REFORM...............................................................

O.       MARKETING STANDARDS.......................................................................................

P.       UTILIZATION DATA REPORTING FORMS
         (To Be Used Only During Implementation Phase for Reporting Encounter Data Elements).......................


                                       iv
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
Q.       TWENTY PERCENT AFDC ENROLLMENT NUMBERS BY COUNTY..........................................................

R.       COST SHARING REQUIREMENTS FOR NJ KIDCARE..................................................................

                                        v
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                                    ARTICLE 1

                                   DEFINITIONS

The following terms, as used in this contract, shall be construed and interpreted as follows unless the context otherwise expressly requires a different construction and interpretation:

         1.1 "Adjudicate" means that point in the claims processing at which a final decision is reached to pay or deny a claim.

         1.2 "Adverse effect" means medical care has not been provided and the failure to provide such necessary medical care has presented an imminent danger to the health, safety, or well-being of the patient or has placed the patient unnecessarily in a high-risk situation.

         1.3 "AFDC" means Aid to Families with Dependent Children. established by 42 U.S.C. 601 et seq., and N.J.S.A. 44:10-1 et seq., as a joint federal/state cash assistance program administered by counties under state supervision.

         1.4 "AFDC-Related" -- see "Special Medicaid Programs."

         1.5 "Authorized Person" is a person authorized to make medical determinations for an enrollee, including but not limited to enrollment and disenrollment decisions and choice of a PCP. For example, an authorized person, on behalf of or in conjunction with individuals eligible through DYFS, include a foster home parent, an authorized employee of a group home, an authorized employee of a residential center or facility, a DYFS employee, a pre-adoptive parent, a natural or biological parent, a legal caretaker or an adoptive parent receiving subsidy from DYFS.

         1.6 "Automatic Assignment" means the enrollment of an eligible person, for whom enrollment is mandatory, in a managed care plan chosen by the New Jersey Department of Human Services pursuant to the provisions of Article 7 of this contract.

         1.7 "Basic Service Area" means the geographic area in which the contractor is obligated to provide covered services for its Medicaid enrollees under this contract.

         1.8 "Benefits Package" means the services set forth in this contract, for which the contractor has agreed to provide, arrange, and be held fiscally responsible, and those services which shall be case managed by the contractor but which will be paid fee-for-service by the Medicaid program.

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         1.9 "Bilingual" means, at a minimum, English and Spanish plus another language which is spoken by ten (10) percent or more of the enrolled Medicaid population in the contractor's plan.

         1.10 "Bonus" means a payment the contractor makes to a physician or physician group beyond any salary, fee-for-service payments, capitation, or returned withhold.

         1.11 "Capitation Payments" means the amount prepaid monthly by DMAHS to the contractor in exchange for the delivery of covered services to enrollees based on a fixed Capitation Rate per enrollee, notwithstanding (a) the actual number of enrollees who receive services from the contractor, or (b) the amount of services provided to any enrollee.

         1.12 "Capitation Rate" means the fixed monthly amount that the contractor is prepaid by the Department for each enrollee for which the contractor provides the services included in the Benefits Package described in this contract.

         1.13 "Children's Health Care Coverage Program" means the program established by Children's Health Care Coverage Act, PL 1997, c. 272 as a health insurance program for targeted, low income children and also known as NJ KidCare.

         1.14 "Certificate of Authority" means a license granted by the New Jersey Department of Banking and Insurance and the New Jersey Department of Health and Senior Services to operate an HMO in compliance with N.J.S.A. 26:2J-1 et. seq.

         1.15 "Clean Claim" means a claim that can be processed without obtaining additional information from the provider of the service.

         1.16 "CNP/CNS" or "Certified Nurse Practitioner"/"Clinical Nurse Specialist" means a person licensed to practice as a registered professional nurse who is certified by the New Jersey State Board of Nursing in accordance with N.J.A.C. 13:37-7 et seq., or similarly licensed and certified by a comparable agency of the state in which he/she practices.

         1.17 "Cold Call Marketing" means any unsolicited personal contact with a potential enrollee by an employee or agent of the contractor for the purpose of influencing the individual to enroll with the contractor. Marketing by an employee of the contractor is considered direct; marketing by an agent is considered indirect.

         1.18 "Commissioner" means the Commissioner of the New Jersey Department of Human Services or a duly authorized representative.

         1.19 "Competitive Medical Plan" or "CMP" means an entity that meets the requirements of 1876(b) of the Social Security Act.

         1.20 "Contractor" means the Health Maintenance Organization that contracts hereunder with the Department for the provision of comprehensive health care services to enrollees on a prepaid, capitated basis.

         1.21 "Covered Services" means the same as Benefits Package.

         1.22 "CWA" or "County Welfare Agency" means the agency within the county government that makes initial determination of eligibility for Medicaid and financial assistance programs.

         1.23 "Days" means calendar days unless otherwise specified.

         1.24 "DBI" means the New Jersey Department of Banking and Insurance in the executive branch of New Jersey State government.

         1.25 "Default" means the failure to select an HMO by a Medicaid Eligible individual who resides in a mandatory enrollment service area, and the subsequent selection by the Department of an HMO for that individual.

         1.26 "Department" means the Department of Human Services in the executive branch of New Jersey State government.

         1.27 "DHSS" means the New Jersey Department of Health and Senior Services in the executive branch of New Jersey State government.

         1.28 "Director" means the Director of the Division of Medical Assistance and Health Services or a duly authorized representative.

         1.29 "Disenrollment" means the due process removal of an enrollee from participation in the contractor's plan, but not from the Medicaid program.

         1.30 "Division" or "DMAHS" means the New Jersey Division of Medical Assistance and Health Services within the Department of Human Services which administers the contract on behalf of the Department.

         1.31 "DYFS" means Division of Youth and Family Services, a division within the New Jersey Department of Human Services, which provides comprehensive social services for children, families and adults. DYFS participants eligible for Medicaid must be financially eligible children in foster care under the supervision of DYFS and children in private adoption agencies until they are legally adopted or in subsidized adoptions.

         1.32 "Effective Date of Disenrollment" means the last day of the month on which the member may receive services under the contractor's plan.

         1.33 "Effective Date of Enrollment" means the date on which a person can begin to receive services under the contractor's plan pursuant to Article 7 of this contract.

         1.34 "Emergency Medical Condition" means a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy; serious impairment to bodily functions; or serious dysfunction of any bodily organ or part.

         1.35 "Emergency Services" means covered inpatient and outpatient services furnished by a qualified Medicaid provider that are necessary to evaluate an emergency medical condition.

         1.36 "Encounter" means the basic unit of service used in accumulating utilization data; a face-to-face contact between a patient and a health care provider resulting in a service to the patient.

         1.37 "Enrollee" means an individual who is eligible for Medicaid, residing within the defined enrollment area, who elects or has had elected on his or her behalf by an authorized person, in writing, to participate in the contractor's plan and who meets specific Medicaid eligibility requirements for plan enrollment agreed to by the Department and the contractor.

         1.38 "Enrollment" means the process by which an individual eligible for Medicaid voluntarily or mandatorily applies to enter into a contract to utilize the contractor's plan in lieu of standard Medicaid benefits, and such application is approved by DMAHS.

         1.39 "Enrollment Area" means the geographic area bound by county lines from which Medicaid eligible residents may enroll with the contractor.

         1.40 "Enrollment Period" means the twelve (12) month period commencing on the effective date of enrollment.

         1.41 "EPSDT" means the Early and Periodic, Screening, Diagnosis and Treatment program within the Medicaid program, mandated by Title XIX of the Social Security Act.

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         1.42 "Equitable Access" means enrollees are given equal opportunity and consideration for needed services without exclusionary practices of providers or system design because of gender, age, race, ethnicity, or sexual orientation

         1.43 "Excluded Services" means services covered under the fee-for-service Medicaid program that are not included in the contractor benefits package.

         1.44 "Federal Financial Participation" means the funding contribution that the federal government makes to the Medicaid program.

         1.45 "Federally Qualified Health Center" or "FQHC" means an entity which provides outpatient health programs pursuant to 42 U.S.C. 1396d

         1.46 "Federally Approved HMO" means an entity that has been granted a Certificate of Authority by the DHSS and DBI to operate in a specific service area in New Jersey as a Health Maintenance Organization based upon Section 1903(m)(6) of the Social Security Act and N.J.S.A. 26:2J-1 et seq.

         1.47 "Federally Qualified HMO" means an HMO that has been found by the Secretary of the Federal Department of Health and Human Services to provide "basic" and "supplemental" health services to its members in accordance with the Health Maintenance Organization Act of 1973, as amended (Title XIII of the Public Health Service Act, 42 U.S.C. 300e), and to meet the other requirements of that Act relating to fiscal assurance mechanisms, continuing education for staff, and membership representation on the HMO's board of directors.

         1.48 "Group Model" means a type of HMO operation similar to a group practice except that the group model must meet the following criteria: (a) the group is a separate legal entity, (i.e. administrative entity) apart from the HMO; (b) the group is usually a corporation or partnership; (c) members of the group must pool their income; (d) members of the group must share medical equipment, as well as technical and administrative staff; (e) members of the group must devote at least 50 percent of their time to the group; and (f) members of the group must have "substantial responsibility" for delivery of health services to HMO members, within four years of qualification. After that period, the group may request additional time or a waiver in accordance with federal regulations at 42 C.F.R. Section 110.104(2), Subpart A.

         1.49 "HCFA" means the Health Care Financing Administration within the U.S. Department of Health and Human Services.

         1.50 "Health Access" means the State-operated program, administered contractually through the New Jersey Department of Health and Senior Services, that provides subsidized health insurance to families who have been uninsured for a minimum of 12 months and have income below 250% of the federal poverty level. Children enrolled in Health Access with income up to and including 200% of the poverty level are being converted to Title XXI coverage.

         1.51 "Health Benefits Coordinator" or "HBC" means the DMAHS contractor whose primary responsibility is to assist Medicaid eligible individuals in HMO selection and enrollment.

         1.52 "Health Care Professional" means a physician or other health care professional if coverage for the professional's services is provided under the contractor's contract for the services. It includes podiatrists, optometrists, chiropractors, psychologists, dentists, physician assistants, physical or occupational therapists and therapy assistants, speech-language pathologists, audiologists, registered or licensed practical nurses (including nurse practitioners, clinical nurse specialists, certified registered nurses, registered nurse anesthetists, and certified nurse midwives), licensed certified social workers, registered respiratory therapists, and certified respiratory therapy technicians.

         1.53 "Health Maintenance Organization" or "HMO" means any entity which contracts with providers and furnishes at least basic comprehensive health care services on a prepaid basis to enrollees in a designated geographic area pursuant to N.J.S.A. 26:2J-l et seq., and with regard to this contract is either:

         A.       a Federally Qualified or Federally Approved HMO; or

         B. meets the State Plan's definition of an HMO which includes, at a minimum, the following requirements:

                  1. It is organized primarily for the purpose of providing health care services;

                  2. It makes the services it provides to its Medicaid enrollees as accessible to them (in terms of timeliness, amount, duration, and scope) as the services are to non-enrolled Medicaid eligible individuals within the area served by the HMO;

                  3. It makes provision, satisfactory to the Division and Departments of Insurance and Health and Senior Services, against the risk of insolvency, and assures that Medicaid enrollees will not be liable for any of the HMO's debts if it does become insolvent; and

                  4. It has a Certificate of Authority granted by the State of New Jersey to operate in all or selected counties in New Jersey.

         1.54 "HHS" or "DHHS" means the Department of Health and Human Services of the federal government, which supervises the Medicaid program through the Health Care Financing Administration (HCFA).

         1.55 "Insolvent" means unable to meet or discharge financial liabilities pursuant to N.J.S.A. 17B:32-33.

         1.56 "Institutionalized" means residing in a nursing facility, residential treatment center, psychiatric hospital, or intermediate care/mental retardation facility; this does not include admission in an acute care hospital setting.

         1.57 "IPN" or "Independent Practitioner Network" means one type of HMO operation where member services are normally provided in the individual offices of the contracting physicians.

         1.58 "Lock-in Period" means the period between the first day of the fourth (4th) month and the end of twelve (12) months after the effective date of enrollment in the contractor's plan, during which the enrollee must have good cause to disenroll or transfer from the contractor's plan. This is not to be construed as a guarantee of eligibility during the lock-in period. For NJ KidCare Plans B and C, the lock-in period is between the first day of the fourth month and the end of the twelfth (12th) month after the effective date of enrollment in the contractor's plan, during which the enrollee must have good cause to transfer from the contractor's plan.

         1.59 "Managed Care Entity" means a managed care organization described in Section 1903(m)(1)(A) of the Social Security Act, including Health Maintenance Organizations (HMOs), organizations with Section 1876 or Medicare+Choice contracts, provider sponsored organizations, or any other public or private organization meeting the requirements of section 1902(w) of the Social Security Act, which has a risk comprehensive contract and meets the other requirements of that Section.

         1.60 "Mandatory" means the requirement that AFDC and AFDC-related recipients qualified under New Jersey Care--Special Medicaid Programs (N.J.A.C. 10:72) must select, or be assigned to an HMO in order to receive Medicaid services.

         1.61 "Mandatory Enrollment" means the process whereby an individual eligible for Medicaid is required to enroll in an HMO, unless otherwise exempted or excluded, to receive the services described in the standard benefits package as approved by the Department of Human Services (DHS) through necessary federal waivers.

         1.62 "Marketing" means any activity by the contractor, its employees or agents, or on behalf of the contractor by any person, firm or corporation by which information about the contractor's plan is made known to Medicaid Eligible Persons for enrollment purposes.

         1.63 "Medicaid" means the joint federal/state program of medical assistance established by Title XIX of the Social Security Act, 42 U.S.C. 1396 et. seq., which in New Jersey is administered by DMAHS in DHS pursuant to N.J.S.A. 30:4D-l et. seq.

         1.64 "Medicaid Eligible" means an individual eligible to receive services under the New Jersey Medicaid program or under the Medicaid Expansion Program.

         1.65 "Medicaid Expansion" means the expansion of the New Jersey Care...Special Medicaid Programs, as NJ KidCare Plan A, that will extend coverage to uninsured children 18 years or younger with family incomes up to and including 133% of the federal poverty level.

         1.66 "Medicaid Fair Hearing" means the appeals process available to all Medicaid Eligibles pursuant to N.J.S.A. 30:4D-7 and administered pursuant to N.J.A.C. 10:49-10.1 et seq.

         1.67 "Medicaid Recipient" or "Medicaid Beneficiary" means an individual eligible for Medicaid who has applied for and been granted Medicaid benefits by DMAHS, generally through a CWA.

         1.68 "Medical Director" means the licensed physician, i.e. Medical Doctor (MD) or Doctor of Osteopathy (DO), designated by the contractor to exercise general supervision over the provision of health service benefits by the contractor.

         1.69 "Medical Group" means a partnership, association, corporation, or other group which is chiefly composed of health professionals licensed to practice medicine or osteopathy, and other licensed health professionals who are necessary for the provision of health services for whom the group is responsible.

         1.70 "Medical Records" means the complete, comprehensive records, accessible at the site of the enrollee's participating primary care physician, that document all medical services received by the enrollee, including inpatient, ambulatory, ancillary, and emergency care, prepared in accordance with all applicable DHS rules and regulations, and signed by the medical professional rendering the services.

         1.71 "Medical Screening" means an examination 1) provided on hospital property, and provided for those patients for whom it is requested or required, and 2) performed within the capabilities of the hospital's emergency room (ER) (including ancillary services routinely available to its ER), and 3) the purpose of which is to determine if the patient has an emergency medical condition, and
4) performed by a physician (M.D. or D.O.) and/or by a nurse practitioner, or physician assistant as permitted by State statutes and regulations and hospital bylaws.

         1.72 "Member" means an enrolled participant in the contractor's plan.

         1.73 "NCQA" means the National Committee for Quality Assurance.

         1.74 "New Jersey State Plan" or the "State Plan" means the DHS/DMAHS document, filed with and approved by HCFA, that describes the New Jersey Medicaid program.

         1.75 "NJ KidCare - Plan A" means the State-operated program which provides comprehensive, managed care coverage, including all benefits provided through the New Jersey Care . . . Special Medicaid Programs, to uninsured children through the age of 18 with family incomes up to and including 133% of the federal poverty level. See definition of "Medicaid Expansion."

         1.76 "NJ KidCare - Plan B" means the State-operated program which provides comprehensive, managed care coverage to uninsured children through the age of 18 with family incomes between 133% and up to and including 150% of the federal poverty level. In addition to covered managed care services, eligibles may access mental health and substance abuse services and certain other services which are paid fee-for-service.

         1.77 "NJ KidCare - Plan C" means the State-operated program which provides comprehensive, managed care coverage to uninsured children through the age of 18 with family incomes between 150% and up to and including 200%. of the federal poverty level. Eligibles are required to participate in cost-sharing in the form of monthly premiums and a personal contribution to care for most services. In addition to covered managed care services, eligibles may access mental health and substance abuse services and certain other services which are paid fee-for-service.

         1.78 "Non-Clean Claim" means a claim which requires additional information from the provider or third party before it can be processed.

         1.79 "Non-Covered HMO Services" means services that are not covered in the contractor's benefits package included under the terms of this contract.

         1.80 "Non-Covered Medicaid Services" means all services that are not covered by the New Jersey Medicaid State Plan.

         1.81 "Non-Participating Provider" means a provider of service that does not have a contract with the contractor.

         1.82 "Out of Area Services" means all services covered under the contractor's benefits package included under the terms of the Medicaid contract which are provided to enrollees outside the defined basic service area.

         1.83 "Participating Provider" means a provider that has entered into a provider contract with the contractor.

         1.84 "Parties" means the DMAHS on behalf of DHS and the contractor, which are the parties that have entered into this contract.

         1.85 "Payments" means any amounts the contractor pays physicians or physician groups or subcontractors for services they furnished directly, plus amounts paid for administration and amounts paid (in whole or in part) based on use and costs of referral services (such as withhold amounts, bonuses based on referral levels, and any other compensation to the physician or physician groups or subcontractor to influence the use of referral services); Bonuses and other compensation that are not based on referral levels (such as bonuses based solely on quality of care furnished, patient satisfaction, and participation on committees) are not considered payments for purposes of the requirements pertaining to physician incentive plans.

         1.86 "Personal Contribution to Care or PCC" means the part of the cost-sharing requirement for NJ KidCare Plan C enrollees in which a fixed monetary amount is paid for certain services/items received from HMO providers.

         1.87 "Physician group" means a partnership, association, corporation, individual practice association, or other group that distributes income from the practice among members. An individual practice association is a physician group only if it is composed of individual physicians and has no subcontracts with physician groups.

         1.88 "Physician Incentive Plan" means any compensation arrangement between a contractor and a physician or physician group that may directly or indirectly have the effect of reducing or limiting services furnished to Medicaid beneficiaries enrolled in the organization.

         1.89 "Plan" means all services and responsibilities undertaken by the contractor pursuant to this contract.

         1.90 "Prepaid Health Plan" means an entity that provides medical services to enrollees under a contract with DHS and on the basis of prepaid capitation fees, but does not necessarily qualify as an HMO.

         1.91 "Primary Care Physician" or "PCP" means a licensed medical doctor
(MD) or doctor of osteopathy(DO) who is responsible for providing all required primary care services to enrollees, including periodic examinations, preventive health care and counseling, immunizations, diagnoses and treatment of illness or injury, coordination of overall medical care, record maintenance, and initiation of referrals to specialty providers described in this contract and the Benefits Package, and for maintaining continuity of patient care.

         1.92 "Provider Contract" means any written contract between the contractor and a provider that requires the provider to perform specific parts of the contractor's obligations under this contract.

         1.93 "Referral Services" means those health care services provided by a health professional other than the primary care physician and which are ordered and approved by the primary care physician or the contractor.

         Exception A: An enrollee shall not be required to obtain a referral or be otherwise restricted in the choice of the family planning provider from whom the enrollee may receive family planning services.

         Exception B: An enrollee may access services at a Federally Qualified Health Center (FQHC) in a specific enrollment area without the need for a referral when neither the contractor nor any other HMO has a contract with the Federally Qualified Health Center in that enrollment area and the cost of such services will be paid by the Medicaid fee-for-service program.

         1.94 "Reinsurance" means an agreement whereby the reinsurer, for a consideration, agrees to indemnify the HMO, or other provider, against all or part of the loss which the latter may sustain under the enrollee contracts which it has issued.

         1.95 "Risk" or "Underwriting Risk" means the possibility that a contractor may incur a loss because the cost of providing services may exceed the payments made by the Department to the contractor for services covered under the contract.

         1.96 "Risk Comprehensive contract" means, for purposes of this contract, a risk contract for furnishing comprehensive health services, i.e., inpatient hospital services and any three of the following services or groups of services:

         A. outpatient hospital services and rural health clinical services;

         B. other laboratory and diagnostic and therapeutic radiologic services;

         C.       skilled nursing facility services, EPSDT, and family planning;

         D.       physician services; and

         E.       home health services.

         1.97 "Risk threshold" means the maximum risk, if the risk is based on referral services, to which a physician or physician group may be exposed under a physician incentive plan without being at substantial financial risk.

         1.98 "Routine Care" means treatment of a condition which would have no adverse effects if not treated within 24 hours or could be treated in a less acute setting (e.g., physician's office) or by the patient.

         1.99 "Secretary" means the Secretary of the Federal Department of Health and Human Services.

         1.100 "Service Site" means any location at which an enrollee obtains any services provided or authorized by a contractor under the terms of this contract.

         1.101 "Special Medicaid Programs" means programs for: (a) AFDC families who have income above 50% of the federal poverty level standard, and (b) SSI aged, blind and disabled individuals whose income or resources exceeds the standard.

         For AFDC, they are:

         Medicaid Special: covers children ages 19 to 21 using AFDC standards; New Jersey Care: covers pregnant women and children up to age 1 with incomes at or below 185% of the federal poverty level (FPL); children up to age 6 at 133% of FPL; and children up to age 8 (the age range increases annually, pursuant to federal law until children up to age 18 are covered) of 100% of FPL.

         For SSI, they are:

         Community Medicaid Only - provides full Medicaid benefits for aged, blind and disabled individuals who meet the SSI criteria, but do not receive cash assistance, including former SSI recipients who receive Medicaid continuation;

         New Jersey Care - provides full Medicaid benefits for all SSI aged, Blind, and Disabled individuals below 100% of the federal poverty level and resources at or below 200% of the SSI resource standard.

         1.102 "SSI" means Supplemental Security Income, a cash assistance program and full Medicaid benefits for individuals who meet the definition of aged, blind, or disabled, and who meet the SSI financial needs criteria.

         1.103 "StaffModel" is a type of HMO operation in which HMO employees are responsible for both administrative and medical functions of the plan. Health professionals, including physicians, are reimbursed on a salary or fee-for-service basis. These employees are subject to. all policies and procedures of the HMO. In addition, the HMO may contract with external entities to supplement its own staff resources (e.g., referral services of specialists).

         1.104 "Standard Service Package" also "Covered Services" and "Benefits Package" means the list of Medicaid services, and any limitations thereto, that are required to be provided to Medicaid recipients under the contractor's plan established pursuant to this contract.

         1.105 "State" means the State of New Jersey.

         1.106 "State-Defined HMO" -- see "Health Maintenance Organization" above.

         1.107 "State Plan"--see "New Jersey State Plan" defined above.

         1.108 "Stop-Loss" means the dollar amount threshold above which the contractor insures the financial coverage for the cost of care for an enrollee through the use of an insurance underwritten policy.

         1.109 "Subcontract" means any written contract between the contractor and a third party to perform a specified part of the contractor's obligations under this contract.

         1.110 "Subcontractor" means any third party who has a written contract with the contractor to perform a specified part of the contractor's obligations and is subject to the same terms, rights, and duties as the contractor.

         1.111 "Subcontractor Capitation" means a set dollar payment per patient per unit of time (usually per month) that the contractor pays a physician or physician group to cover a specified set of services and administrative costs without regard to the actual number of services.

         1.112 "Subcontractor Payments" means any amounts the contractor pays physicians or physician groups for services they furnish directly, plus amounts paid for administration and amounts paid (in whole or in part) based on use and costs of referral services (such as withhold amounts, bonuses based on referral levels, and any other compensation to the physician or physician group to influence the use of referral services). Bonuses and other compensation that are not based on referral levels (such as bonuses based solely on quality of care furnished, patient satisfaction, and participation on committees) are not considered payments for purposes of physician incentives plans.

         1.113 "Substantial contractual relationship" means any contractual relationship that provides for one or more of the following services: 1) the administration, management, or provision of medical services; and 2) the establishment of policies, or the provision of operational support, for the administration, management, or provision of medical services.

         1.114 "Target Population" means the population from which the HMO may enroll, not to exceed any limit specified in the contract. Individuals eligible for Medicaid residing within the stated enrollment area and belonging to one of the categories of eligibility for Medicaid shall be covered under this contract.

         1.115 "Termination of Enrollment" means the loss of Medicaid eligibility of an enrollee and consequential automatic disenrollment from the contractor's plan.

         1.116 "Title XXI" means the federally enacted State Child Health Insurance Program which provides health care coverage for targeted, low-income children whose available family income is up to and including 200% of the federal poverty level.

         1.117 "Transfer" means an enrollee's change from enrollment in one HMO plan to enrollment of said enrollee in a different HMO plan.

         1.118 "Urgent Care" means treatment of a condition that is potentially harmful to a patient's health and for which his/her physician determined it is medically necessary for the patient to receive medical treatment within 12 hours to prevent deterioration.

         1.119 "Voluntary Enrollment" means the process by which a Medicaid eligible individual voluntarily enrolls in an HMO.

         1.120 "Withholds" means a percentage of payments or set dollar amounts that a contractor deducts from a physician's service fee, capitation, or salary payment, and that may or may not be returned to the physician, depending on specific predetermined factors.

                                    ARTICLE 2

                     CONTRACT DURATION, AMENDMENT, EXTENSION
                       AND RENEGOTIATION, AND TERMINATION

         2.1 CONTRACT DURATION

         A. The performance, duties and obligations of the Parties hereto shall commence on the effective date indicated in the Preamble, provided that, at this date, the Director and the contractor agree that all internal procedures necessary to implement this contract are ready and will continue for a period of eighteen (18) months and subsequent twelve (12) month period(s) thereafter unless suspended or terminated in accordance with the provisions of this contract. The above specified time period shall be known as "the basic term" of this contract. The day on which the performance, duties, and obligations of the parties commence shall be known as "the effective date" of the contract.

         2.2      AMENDMENT

         A. The contract may be amended by written contract duly executed by the Department and the contractor. It is mutually understood and agreed that no amendment of the terms of the contract shall be valid unless reduced to writing and executed by the Parties hereto, and that no oral understandings or contracts not incorporated herein and oral alteration or variations of the terms hereof, shall be binding on the Parties hereto. Every such amendment shall specify the date its provisions shall be effective as agreed to by the Department and the contractor.

         2.3      EXTENSION AND RENEGOTIATION

         A. This contract may be extended for successive one (1) year periods beyond the basic term whenever either of the Parties hereto supplies the other Party with ninety (90) days advance notice of such intent and if written agreement to extend the contract is obtained from both Parties. Nothing in this paragraph or in this contract shall be construed to prevent negotiation of a new contract between the Parties hereto. In addition, one hundred twenty (120) days prior to the contract expiration, the Division shall provide the contractor with the proposed capitation rates for the extension period.

         B. In the event a transition period preceding the execution of the continuation of the contract is required, the contract will be automatically extended. During the extension period, payment to the contractor shall continue at the existing rate which shall be an interim rate. After the execution of the succeeding contract, a retroactive rate adjustment will be made to bring the rate to the level established by the succeeding contract.

         2.4      SUSPENSION OR TERMINATION

         A. DMAHS shall have the right to suspend or terminate this contract, without liability to the State, in whole or in part if the contractor:

                  1. takes any action that threatens the health, safety or welfare of any enrollee;

                  2. takes any action that threatens the fiscal integrity of the Medicaid program;

                  3. has its certification suspended or revoked by DBI, DHSS, and/or any federal agency;

                  4. materially breaches this contract or fails to comply with any term or condition of this contract that is not cured within twenty (20) working days of DMAHS's request for compliance;

                  5.       becomes insolvent; or

                  6. brings a proceeding voluntarily, or has a proceeding brought against it involuntarily, under the Bankruptcy Act.

         B. DMAHS shall give the contractor ninety (90) days advance, written notice of termination of this contract in accordance with section 2.4 A above, specifying the applicable provisions of this contract and the effective date of termination, which shall not be less time than will permit an orderly disenrollment of enrollees to the Medicaid fee-for-service program or transfer to another managed care program.

         C. The contractor shall have the right to terminate this contract in the event that DMAHS materially breaches this contract or fails to comply with any material term or condition of this contract that is not cured within twenty (20) working days of the contractor's request for compliance. In such event, the contractor shall give DMAHS written notice specifying the reason for and the effective date of the termination, which shall not be less time than will permit an orderly disenrollment of enrollees to the Medicaid fee-for-service program or transfer to another managed care program and in no event shall be less than 90 days from the end of the 20 working day cure period. The effective date of termination is subject to DMAHS concurrence and approval.

         D. The contractor shall also have the right to terminate this contract if the contractor is unable to provide services pursuant to this contract because of a natural disaster and/or an Act of God to such a degree that enrollees cannot obtain reasonable access to services within the contractor's organization, and, after diligent efforts, the contractor cannot make other provisions for the delivery of such services. The contractor shall give DMAHS, within forty-five
                  (45) days after the disaster, written notice of any such termination that specifies:

                  1. the reason for the termination, with appropriate documentation of the circumstances arising from a natural disaster or Act of God that preclude reasonable access to services;

                  2. the contractor's attempts to make other provision for the delivery of services; and

                  3. the requested effective date of the termination, which shall not be less time than will permit an orderly disenrollment of enrollees to the Medicaid fee-for-service program or transfer to another managed care program. The effective date of termination is subject to DMAHS concurrence and approval.

         E. In the event that state and federal funding for the payment of services under this contract is reduced so that payments to the contractor cannot be made in full, this contract shall terminate, without liability to the State, unless both parties agree to a modification of the obligations under this contract. The effective date of such termination shall be ninety (90) days after the contractor receives written notice of the reduction in payment, unless available funds are insufficient to continue payments in full during the ninety
                  (90) day period, in which case DMAHS shall give the contractor written notice of the earlier date upon which the contract shall terminate.

         F. It is hereby understood and agreed by both Parties that this contract shall be effective and payments by DMAHS made to the contractor subject to the availability of State and federal funds. It is further agreed by both Parties that this contract can be renegotiated or terminated, without liability to the State, (in accordance with Article 2) in order to comply with state and federal requirements for the purpose of maximizing federal financial participation.

         G. Upon termination of this contract, the contractor shall comply with close-out procedures that the contractor develops in conjunction with and approved by DMAHS, as outlined herein and in greater detail in Article 23. The Close-Out procedures shall include, at a minimum, the following:

                  1. Contractor shall within sixty (60) days account for and return any and all funds advanced by DMAHS for coverage of enrollees for periods subsequent to the effective date of termination;

                  2. Contractor shall comply with release of records provisions (Article17) as well as give DMAHS access to all books, records, medical records, and other documents that may be required pursuant to the terms of this contract;

                  3. Contractor shall submit to DMAHS within ninety (90) days of termination, a final financial statement and audit report including at a minimum, revenue and expense statements relating to this contract, and a complete financial statement relating to the overall lines of business of the contractor prepared by a Certified Public Accountant or a licensed public accountant;

                  4. Contractor shall furnish to DMAHS immediately upon receipt all information necessary for the reimbursement of any outstanding medical claims, including those that result from services delivered pursuant to, but after the effective date of termination of, this contract. If the contractor fails to furnish information on any or all claims within thirty (30) days of receipt, the contractor shall be liable for payment of those claims; and

                  5. Contractor shall establish appropriate time frames for the orderly disenrollment of enrollees to the Medicaid fee-for-service program or transfer to another managed care program. Such time frames are subject to DMAHS concurrence and approval.

         H. The rights and remedies of DMAHS and the contractor provided in this Article shall not be exclusive and are in addition to all other rights and remedies provided by law or under this contract.

                                    ARTICLE 3

                             COMPENSATION/CAPITATION

         3.1 Compensation to the contractor shall consist of monthly capitation payments determined by DHS or DMAHS for each enrollee. The capitation rates are set forth in Appendix B of this contract, attached hereto and incorporated herein. Monthly capitation payments to the contractor, for a defined scope of services to be furnished to a defined number of enrollees, for providing the services contained in the Benefits Package described in this contract may not exceed the upper payment limit, established by DMAHS, which is the cost of providing those services on a fee-for-service basis to an actuarially equivalent, non-enrolled population group. The monthly capitation rates shall be deemed incorporated into this contract without further action by the Parties, upon approval by DHS and HCFA.

         3.2 Capitation rates are prospective in nature and will not be adjusted retroactively or subject to renegotiation during the contract period except when any changes in federal and/or state laws, regulations, or significant change in covered services may require an adjustment in the capitation rate. Capitation rates will not be paid for eligible recipients who are not enrolled at the time of renegotiation. The state fiscal agent will make payments to the contractor. Payments provided for under the contract will be denied for new enrollees when, and for so long as, payment for those enrollees is denied by HCFA under 42 CFR 434.67(e).

         3.3 The monthly capitation payments to the contractor shall constitute full and complete payment to the contractor and full discharge of any and all responsibility by the Division for the costs of all services that the contractor provides pursuant to this contract. Payments shall not be made on behalf of an enrollee to providers of health care services other than the contractor for the benefits covered in Appendix A and rendered during the term of this contract. The contractor shall make payments to practitioners, pharmacists for drugs, durable medical equipment/medical suppliers and prosthetics and orthotics suppliers within 30 days of receipt of "clean claims" (i.e., accurate and complete). The contractor shall make prompt payment (in accordance with P.L. 1991, c 187 and amendment thereto) within sixty (60) days of receipt of a "clean claim" to all other in-area and out-of-area providers for services rendered to enrollees, provided that such services are in accordance with the provisions of this contract. Timing of payments for non-clean claims is described in Article 22.

         3.4 The monthly capitation payments are due to the contractor from the effective date of enrollment until the effective date of disenrollment or termination of this contract, whichever occurs first.

         3.5 The contractor shall make an effort to determine whether enrollees have third party health insurance and will attempt to use such coverage when applicable. The contractor will be permitted to retain 100 percent of amounts it collects from third party collections as an offset to services provided by the contractor. Third party liability collection information shall be reported on Table Fifteen found in Appendix J.

         3.6 The contractor agrees to retain all records for a period of five
(5) years including financial and statistical data that DHS and all federal and other State agencies may require during the term of this contract in accordance with the record retention requirements of 45 CFR Part 74. The contractor also agrees to maintain books, accounts, journals, ledgers, and all financial records relating to capitation payments, third party health insurance recovery, and other revenue received and expenses incurred under this contract. The contractor shall maintain such records according to generally accepted accounting principles. All records shall be available for inspection and audit by DHS and appropriate federal agencies. All subcontracts must comply with and contain the above citation. For enrollees covered by contractor's plan that are eligible through the Division of Youth and Family Services (DYFS), records must be kept in accordance with the provisions under N.J.S.A. 9:6-8.l0.a and 9:6-8.40 and consistent with the need to protect the enrollee's confidentiality.

         3.7 Additional services may be provided by the contractor based upon the written request of DMAHS and any subsequent contract to provide such services.

         3.8 For Medicaid covered services provided to an enrollee by the contractor or other Medicaid participating provider in excess of the stated limits set forth in Appendix A, the participating provider will be reimbursed by DMAHS according to the Medicaid fee schedule, provided that the participating provider had received the Exhaustion of Benefits letter from the contractor. The contractor's Exhaustion of Benefits letter shall allow the participating provider to bill Medicaid for the excess services.

         3.9 The contractor shall contract with at least one Federally Qualified Health Center (FQHC) located in its enrollment area based on the availability and capacity of the FQHCs in that area. The contractor may pay the FQHCs on a fee-for-service or capitated basis. The contractor shall make payments for primary care equal to, or greater than, the average amounts paid to other primary care providers, and for non-primary care services, payments equal to, or greater than, the average amounts paid to other non-primary care providers for equivalent services. Under Title XIX, an FQHC shall be paid reasonable cost reimbursement by the DMAHS through fiscal year 1999, after which the percentage rate will decrease annually until fiscal year 2004, when the payment requirement will be repealed. At the end of each fiscal year the contractor and the FQHC will complete certain reporting requirements specified that will enable DMAHS to determine reasonable costs and compare that to what was actually paid by the contractor to the FQHC. DMAHS will reimburse the FQHC for the difference (i.e., difference between the determined reasonable cost and the payments to the FQHC made by the contractor and the DMAHS) if the payments by the contractor to the FQHC are less than reasonable costs. DMAHS will recoup payments from the

FQHC in excess of reasonable costs. FQHC providers must meet the contractor's credentialing and program requirements.

         3.10 DMAHS hereby agrees to pay the capitation by the fifteenth (15th) day of any month during which health care services will be available to an enrollee; provided that information pertaining to enrollment and eligibility, which is necessary to determine the amount of said prepayment, is received by DMAHS within the time limitation contained in Article 7 of this contract.

         3.11 The contractor shall submit, for DMAHS approval and inclusion in the contract, information in sufficient detail to describe:

         A. its costs for each category of medical assistance covered under this contract;

         B. the major cost components that constitute each capitation rate, including at a minimum, the projected costs of hospital services, physician services, administration, and other components as approved by DMAHS; and

         C. a detailed description of the underlying assumptions and procedures followed by the contractor in determining its costs.

         3.12 DMAHS shall assure that in no event will the capitation rates and any other payments provided for in the contract exceed the payment limits set forth in 42 CFR Part 447.

         3.13 The capitation rates shall not include any amount for recoupment of any losses suffered by the contractor for risks assumed under this contract or any prior contract with the Department.

         3.14 This contract may be audited at state expense for each contract period.

         3.15 When DMAHS's capitation payment obligation is computed, if an enrollee's coverage begins after the first day of a month, DMAHS will pay the contractor a fractional capitation payment that is proportionate to the part of the month during which the contractor provides coverage. Payments are calculated and made to the last day of a calendar month except as noted in sections 3.16 and 3.17.

         3.16 When an enrollee is shown on the enrollment roster as covered by a contractor's plan, the contractor is responsible for providing services to that person from the first day of coverage shown to the last day of the calendar month of the effective date of disenrollment and DMAHS will pay the contractor its capitation rate during this period of time.

         A.       Exceptions and Clarifications:

                  1. The contractor will be responsible for providing services to an enrollee unless otherwise notified by DMAHS and will not be paid in those instances.

                  2. If an enrollee is deceased and appears on the recipient file as active, the contractor shall promptly notify DMAHS. DMAHS will recover capitation payments made on a prorated basis after the date of death.

                  3. Newborn infants are the responsibility of the plan that covered the mother on the date of birth. The plan is responsible to notify DMAHS when a newborn has not been accreted to its enrollment roster after eight (8) weeks from the date of birth. DMAHS will take action with the appropriate CWA to have the infant accreted to the eligibility file and subsequently the enrollment roster following this notification. The mother's plan is responsible for the hospital stay for the newborn following delivery and for subsequent services based on enrollment in the plan. Capitation payments will be prorated to cover newborns from the date of birth.

                           Newborn infants born to NJ KidCare Plans B and C mothers shall be the responsibility of the plan that covered the mother on the date of birth for a minimum of 60 days after the birth through the period ending at the end of the month in which the 60th day falls unless the child is determined eligible beyond this time period. The contractor must notify DMAHS of the birth immediately in order to assure payment for this period.

                  4. If an enrollee moves out of the contractor's enrollment area and would otherwise still be eligible to be enrolled in the plan, the contractor will continue to provide or arrange benefits to the enrollee until the DMAHS can disenroll him/her. The contractor shall ask DMAHS to disenroll the recipient due to the change of residence as soon as it becomes aware of the enrollee's relocation.

                  5. Capitation payments for full month coverage will be recovered from the contractor on a prorated basis when an enrollee is admitted to a nursing facility, extended (a period exceeding 28 days) psychiatric care facility or other institution including incarceration (police custody does not constitute incarceration) and the individual is disenrolled from the contractor's plan on the day prior to such admission.

         3.17 For any eligible person who applies for participation in the contractor's plan, but who is hospitalized prior to the time coverage under the plan becomes effective, such coverage shall not commence until the date such person is discharged from the hospital and DMAHS shall be liable for payment for the hospitalization, including any charges for readmission within 48 hours of discharge for the same diagnosis. If an enrollee's disenrollment or termination becomes effective during a hospitalization, the contractor shall be liable for hospitalization until the date such person is discharged from the hospital, including any charges for readmission within 48 hours of discharge for the same diagnosis.

         3.18 The contractor shall continue benefits for all enrollees for the duration of the contract period for which capitation payments have been made, including enrollees in an inpatient facility until discharge.

                                    ARTICLE 4

                                 ENROLLMENT AREA

         4.1 For the purposes of this contract, the contractor's enrollment area(s) and maximum enrollment limits (cumulative during the term of the contract) are as follows:

     County:                     Maximum
                                 Enrollment
                                 Limit:

     Atlantic
     Bergen
     Burlington
     Camden
     Cape May
     Cumberland
     Essex
     Gloucester
     Hudson
     Hunterdon
     Mercer
     Middlesex
     Monmouth
     Morris
     Ocean
     Passaic
     Salem
     Somerset
     Sussex
     Union
     Warren

     * Contract is only for the counties indicated with an asterisk.

                                    ARTICLE 5

                         PERSONS ELIGIBLE FOR ENROLLMENT

         5.1 Except as specified in Section 6.1, all persons, who are not institutionalized, that are eligible for the following eligibility categories and who reside in any of the enrollment areas, as identified in Article 4, shall be eligible for enrollment in the contractor's plan in the manner prescribed by this contract subject to Sections 7.8 and 7.9.

         A.       Aid To Families with Dependent Children (AFDC);

         B. AFDC-Related, New Jersey Care...Special Medicaid Program for Pregnant Women, and Children;

         C.       SSI-Aged, Blind, Disabled, and Essential Spouses;

         D. New Jersey Care...Special Medicaid programs for Aged, Blind, and Disabled, and Essential Spouses;

         E. Individuals who are eligible through the Division of Youth and Family Services; and

         F. Uninsured children up to the age of 19 who qualify for the NJ KidCare Program.

         5.2 DMAHS requires the enrollment of the entire Medicaid case, i.e., all individuals included under the ten-digit Medicaid identification number. All individuals eligible through DYFS shall be considered a unique Medicaid case and will be issued an individual l2-digit Medicaid identification number, and may be enrolled in his/her own HMO.

         5.3 The contractor shall be responsible for keeping its network of providers informed of the enrollment status of each enrollee.

                                    ARTICLE 6

                      ENROLLMENT EXCLUSIONS AND EXEMPTIONS

         6.1 The following persons are excluded from enrollment in the contractor's plan:

         A. Individuals in Home and Community-based Waiver program including Model Waiver I, Model Waiver II, Model Waiver III, Aids Community Care Alternative Program (ACCAP), Division of Developmental Disabilities Community Care Waiver (DDD- CCW), Community Care Program for Elderly and Disabled (CCPED), ABC Waiver for Children, and Traumatic Brain Injury (TBI).

         B.       Individuals in a Medicaid demonstration program.

         C. Individuals who are institutionalized in a long term care or residential facility. However, individuals who are eligible, through DYFS and are institutionalized in a DYFS residential center/facility are not excluded from enrolling in the contractor's plan.

         D. Individuals in the Medically Needy, Presumptive Eligibility for Pregnant Women, or Home Care Expansion Program.

         E. Infants of inmates of a public institution living in a prison nursery.

         6.2 The following individuals are excluded from the Automatic Assignment process described in Article 7:

         A. Individuals whose Medicaid eligibility will terminate within 3 months or less after the projected date of effective enrollment.

         B. Individuals who live in a county where mandatory enrollment is not required.

         C. Individuals already enrolled in an HMO with a Medicaid contract or private HMO which does not have a contract with the Department to provide Medicaid services.

         D.       Individuals in the Pharmacy Lock-in or Hospice programs.

         E. Individuals in eligibility categories other than AFDC or AFDC-related New Jersey Care populations or NJ KidCare Plan A.

         F. Individuals eligible through the Division of Youth and Family Services.

         G.       Individuals participating in NJ KidCare - Plan B and Plan C.

         6.3 Exemption Reasons: The contractor should refer those persons who desire to avail themselves of an enrollment Exemption to the Health Benefits Coordinator. Neither the Contractor, its subcontractors, nor agents may coerce individuals to disenroll because of their health care needs which may meet an exemption reason, especially when the enrollees want to remain enrolled. Individuals may be exempted from enrollment in an HMO for the following reasons:

         A. Pregnant women, beyond the first trimester, who have an established relationship with an obstetrician who is not a participating provider in the contractor's plan. These individuals will be tracked and enrolled after sixty (60) days postpartum.

         B. Individuals with a terminal illness and who have an established relationship with a physician who is not a participating provider in the contractor's plan.

         C. Individuals with a chronic, debilitating illness and have received treatment from one physician with whom they have an established relationship.

         D. Individuals who do not speak English or Spanish and who have an illness requiring on-going treatment and who have an established relationship with a physician who speaks the same language and there is no available primary care physician in any of the participating managed care plans who speak the client's language. These cases will be reviewed on a case-by-case basis with no automatic exemption from initial enrollment.

         E. Individuals who do not have a choice of at least two (2) PCPs within thirty (30) miles of their residence.

         6.4 DMAHS shall establish adequate screening procedures for the contractor to use in identification of individuals in the above categories to ensure that these persons are not enrolled in the contractor's plan or granted exemptions where inappropriate.

                                    ARTICLE 7

                                   ENROLLMENT

         7.1 Enrollment shall be voluntary. However, certain Medicaid eligible persons who reside in enrollment areas that have been designated for mandatory enrollment, who qualify for AFDC and AFDC-related New Jersey Care eligibility categories, and who do not voluntarily choose enrollment in the contractor's plan, will be assigned automatically by DMAHS to a Health Maintenance Organization.

         A. Applicants for the NJ KidCare Program must enroll in a HMO which has a contract with DHS in order to receive services under the NJ KidCare program. Auto assignment is not applicable to NJ KidCare Plan B and C participants.

         7.2 The health benefits coordinator (HBC), an agent of DMAHS, will enroll Medicaid applicants. The HBC will explain the HMO programs, answer any questions, and assist eligible individuals or, where applicable, an authorized person in selecting a plan.

         7.3 Each enrollee in the contractor's plan or where applicable an authorized person shall be given the option of choosing a specific PCP within the contractor's provider network who will be responsible for the provision of primary care services and the coordination of all other health care needs. The contractor may also offer the option of choosing a certified nurse practitioner/clinical nurse specialist (CNP/CNS) for the provision of services within the scope of CNP/CNS licensure. Enrollees, or where applicable an authorized person who are unable or unwilling to make a choice will have a PCP selected for the enrollee through prenomination by the contractor within ten
(10) days of effective date of enrollment. The PCP selected for an enrollee will be a practitioner that is located within six (6) miles of the enrollee's home, best meets the needs of the enrollee, and to the degree possible, maintains a prior provider-patient relationship. The enrollee or where applicable an authorized person has the freedom to request a change of PCPs or CNPs/CNSs which must become effective no later than the beginning of the first month following a full month after the request to the change the enrollee's PCP.

         7.4 Unless otherwise required by statute or regulation, the contractor shall not condition any Medicaid eligible person's enrollment upon the performance of any act or suggest in any way that failure to enroll may result in a loss of Medicaid benefits.

         7.5 The contractor shall accept enrollment of Medicaid eligible persons within the defined enrollment areas in the order in which they apply or are auto-assigned to the contractor (on a random basis with equal distribution among all participating HMOs) without restrictions, within contract limits. Enrollment shall be open at all times except when the contract limits have been met.

         7.6 The cumulative maximum number of enrollees during the term of this contract is specified in Article 4. The contractor shall represent in its marketing plan a provider network that will serve at least 20% of the eligible AFDC population (minimum enrollment numbers are found in Appendix Q) in designated, mandated counties, unless a smaller percentage is approved by the Department when necessary to meet the Department's statutory obligations, which approval shall be reduced to writing as an amendment to this contract. The contractor must take into consideration the provider network assessment in
Article 20. The contractor shall accept enrollees for enrollment throughout the duration of this contract.

         7.7 The contractor shall accept the enrollment of all Medicaid recipients who choose to participate whether or not they are subject to mandatory enrollment, subject to limitations in Article 4. The contractor shall comply with DMAHS enrollment procedures, including obtaining DMAHS' written approval of the content and format of the contractor's enrollment forms. The contractor shall initiate enrollment by obtaining the Medicaid recipient's, or where applicable, an authorized person's signature on a completed enrollment application and contract to utilize only the health care services provided or arranged by the contractor.

         7.8 Coverage of enrollees shall commence at 12:00 a.m., New Jersey time, on the first day of the calendar month as specified by the Division with the exceptions noted in Article 3. The day on which coverage commences is the enrollee's effective date of enrollment.

         7.9 As of the effective date of enrollment, and until the enrollee is disenrolled from the contractor's plan, the contractor shall be responsible for the provision and cost of all care and services covered by the benefits package listed in Appendix A.

         7.10 The enrollment roster generated by DMAHS shall serve as the official contractor enrollment list for purposes of payment. The contractor shall only be responsible for the provision and cost of care for an enrollee during the months on which the enrollee's name appears on the roster, except as indicated in Sections 3.16, 3.17, and 8.7. DMAHS shall make available data on eligibility determinations to the contractor to resolve discrepancies that may arise between the roster and contractor enrollment files. If DMAHS notifies the contractor in writing of changes in the roster, the contractor can rely upon that written notification in the same manner as the roster. Corrective action shall be limited to one (1) year from the date that the change was effective.

         7.11 Enrollment shall be for the entire Medicaid case, i.e., all individuals included under the twelve-digit Medicaid identification number. The contractor shall not enroll a partial case except for individuals eligible through DYFS or at the Director's discretion. However, should the state develop an electronic verification system, individual family members may be allowed to enroll after that time. Implementation of this change shall be incorporated through amendment to this contract.

         7.12 In keeping with a schedule established by DMAHS, DMAHS will process and forward enrollment transactions to the contractor on a weekly basis.

         7.13 The contractor shall submit to DMAHS, by the eighth (8th) day of the month prior to the month of the effective date of enrollment, a file of all enrollees in the contractor's plan, identified by name and Medicaid number. The DMAHS will determine the file specifications.

         7.14 The monthly capitation payments shall include all necessary adjustments made by DMAHS for reasons such as retroactive validation or retroactive termination of eligibility. These adjustments will be documented by means of an addendum to the remittance tape. DMAHS shall be responsible for fee-for-service payments incurred by the enrollee during the period prior to actual enrollment in the contractor's plan with the exception of newborns.

         7.15 The contractor shall cooperate with established procedures whereby DMAHS and the HBC shall monitor enrollment and disenrollment practices.

         7.16 Any additional procedures or other details regarding the enrollment process will be mutually developed and agreed upon by the parties, and reduced to writing and made a part of this contract.

         7.17 Enrollment of individuals shall be without regard to race, ethnicity, gender, sexual or affectional preference or orientation, age, religion, creed, color, national origin, ancestry, disability, health status or need for health services. Services specifically excluded from coverage by this contract are not required to be provided.

         7.18 Nothing in this Article or contract shall be construed to limit or in any way jeopardize a Medicaid recipient's eligibility for New Jersey Medicaid.

         7.19 DMAHS hereby agrees to arrange for the determination of eligibility of each potential enrollee for covered services under this contract and to arrange for the provision of complete information to the contractor with respect to such eligibility, including notification whenever an enrollee's Medicaid eligibility is discontinued.

         7.20 The contractor shall offer as an enrollment choice or assign (as needed) enrollees to its subcontracted FQHC primary care providers in the same manner, numbers and case-mix as for any other participating primary care provider in the contractor's network.

                                    ARTICLE 8

                                  DISENROLLMENT

         8.1 An individual enrolled in a Health Maintenance Organization (HMO) or Competitive Medical Plan (CMP) shall be subject to the Lock-In period provided for in this Section.

         A. An enrollee subject to the Lock-In period may initiate disenrollment for any reason during the first ninety days after the latter of the date the individual is enrolled or the date they receive notice of enrollment and at least every 12 months thereafter without cause. NJ KidCare Plans B or C enrollees will be subject to the 12-month lock-in period.

                  1. The period during which an individual has the right to disenroll from the contractor's plan without cause applies to an individual's initial period of enrollment with the contractor. If that individual chooses to re-enroll with the contractor, his/her initial date of enrollment with the contractor will apply.

         B. An enrollee subject to the Lock-In period may initiate disenrollment FOR GOOD CAUSE at any time.

                  1. GOOD CAUSE reasons for disenrollment or transfer shall include, unless otherwise defined by DMAHS:

                           a. Failure of the contractor to provide services to the enrollee in accordance with the terms of this contract;

                           b. Enrollee has filed a grievance with the contractor pursuant to the applicable grievance procedure and has not received a response within the specified time period stated therein, or in a shorter time period required by federal law;

                           c. Documented grievance, by the enrollee against the contractor's plan without satisfaction.

                           d. Enrollee is subject to enrollment exemption as set forth in Section 6.1. If an exemption situation exists within the contractor's plan but another HMO can accommodate the individual's needs, a transfer may be granted.

                           e. Enrollee has substantially more convenient access to a primary care physician who participates in another HMO in the same enrollment area that contracts with DMAHS.

         8.2 Disenrollment of an enrollee from the contractor's plan may be initiated by the enrollee or, where applicable, an authorized person, DMAHS, and/or the contractor with final approval by DMAHS. Disenrollment will occur whenever:

         A. The contract between the contractor and DMAHS is terminated for any reason;

         B.       The enrollee loses Medicaid eligibility;

         C. Children eligible through the NJ KidCare Program attain the age of 19 years;

         D. Non-payment of premium for children eligible through the NJ KidCare Program occurs;

         E. DMAHS is notified that the enrollee has moved outside of the enrollment area; or

         F. A joint decision is made by the enrollee or, where applicable, an authorized person, DMAHS, and/or the contractor that disenrollment would be in the best interest of the enrollee.

         8.3 Disenrollment shall not be based in whole or in part on an adverse change in the enrollee's health, on any of the factors listed in Article 36 entitled "Non-Discrimination", or on amounts payable to the contractor related to the enrollee's participation in the contractor's plan.

         8.4 The contractor shall assure that enrollees who disenroll voluntarily are provided with an opportunity to identify, in writing, their reasons for disenrollment. The contractor shall:

         A.       Require return of the plan identification card; and

         B. Forward a copy of the disenrollment requests or refer the client to DMAHS/HBC by the eighth (8th) day of the month prior to the month in which disenrollment is to become effective.

         8.5 Disenrollment shall be assisted and completed by the HBC at facilities and in a manner so designated by DMAHS.

         8.6 Except as provided in Article 3, Sections 3.17 and 3.18, and
Article 8, Section 8.7, the effective date of disenrollment shall be no later than the first day of the month immediately following the full calendar month the disenrollment is initiated by DMAHS. Notwithstanding anything herein to the contrary, the remittance tape, along with any changes reflected in the weekly register or agreed upon by DMAHS and the contractor in writing, shall serve as official notice to the contractor of disenrollment of any enrollee.

         8.7 The contractor shall not be responsible for the provision and cost of care and services for an enrollee after the effective date of disenrollment unless the enrollee is admitted to a hospital prior to the expected effective date of disenrollment, in which case the contractor is responsible for the provision and cost of care and services covered under this contract until the date on which the enrollee is discharged from the hospital, including any charge for the enrollee readmitted within forty-eight (48) hours of discharge for the same diagnosis.

         8.8 The contractor may recommend with written documentation to DMAHS the disenrollment of an enrollee in any of the following circumstances:

         A. The contractor determines that the actions of the enrollee or where applicable an authorized person are inconsistent with plan membership. Examples of inconsistent actions include: persistent refusal to cooperate with any participating provider regarding consultations, treatment, or obtaining appointments; intentional misconduct, willfully does not receive prior approval for non-emergency care; does not comply with reasonable administrative policies of the contractor; on any occasion, acts fraudulently or makes a material misrepresentation to the contractor.

         B. The contractor becomes aware that the enrollee falls into an aid category that is not set forth in Section 5.1 of this contract; has become ineligible for enrollment pursuant to Sections 6.1 or 6.2 of this contract; or has moved to a residence outside of the enrollment area covered by this contract.

         C. For enrollees covered by the contractor's plan that are eligible through the Division of Youth and Family Services and who move to a residence outside of the enrollment area covered by this contract:

                  1. The DYFS representative will immediately contact the HBC;

                  2. The HBC will immediately process the enrollee's disenrollment and transfer the enrollee to a new HMO; or disenroll the enrollee to the fee-for-service coverage under DMAHS; and

                  3. The contractor will continue to provide services to the enrollee until the enrollee is disenrolled from the contractor's plan.

         D. In no event may an enrollee be disenrolled due to health status or need for health services.

         8.9 Prior to recommending disenrollment of an enrollee, the contractor shall make a reasonable effort to identify for the enrollee or, where applicable, an authorized person those actions that have interfered with effective provision of covered medical care and services and to explain what actions or procedures are acceptable. The contractor must allow the enrollee or, where applicable, an authorized person sufficient opportunity to comply with acceptable procedures prior to recommending disenrollment. If the enrollee or, where applicable, an authorized person fails to comply with acceptable procedures, the contractor shall give at least 15 days prior written notice to the enrollee, or where applicable, an authorized person of its intent to recommend disenrollment with a copy to DMAHS. The notice shall advise the enrollee or, where applicable, an authorized person of his/her right to file a grievance. The contractor must give DMAHS a copy of the notice and advise DMAHS immediately if the enrollee or, where applicable, an authorized person files a grievance.

         8.10 The contractor shall notify DMAHS of decisions related to all grievances filed by an enrollee or, where applicable, an authorized person as a result of the contractor's notice to an enrollee of its intent to recommend disenrollment. If the enrollee or, where applicable, an authorized person has not filed a grievance or if the contractor determines that the grievance is unfounded, the contractor may submit to the Office of Managed Health Care of DMAHS a recommendation for disenrollment of the enrollee. DMAHS will decide within ten (10) business days after receipt of the contractor's recommendation whether to disenroll the enrollee and will provide a written determination and notification of the right to a fair hearing to the enrollee or, where applicable, an authorized person and the contractor.

         8.11 When an enrollee's coverage is terminated due to a loss of Medicaid eligibility, the contractor must offer to the enrollee the opportunity to convert his or her membership to a non- group, non-Medicaid enrollment, consistent with conversion privileges offered to other groups enrolled in the HMO.

         8.12 The contractor must notify through personalized, written notification the enrollee or, where applicable, an authorized person, of the enrollee's disenrollment rights at least 60 days prior to the end of his/her 12-month enrollment period.

         8.13 The contractor shall release medical records of the enrollee, and/or facilitate the release of medical records in the possession of participating providers as may be directed by DMAHS authorized personnel and other appropriate agencies of the State of New Jersey, or the federal government. Release of medical records shall be consistent with the provisions of confidentiality as expressed in Article 19 of this contract and the provisions of 42 CFR 431.300. For individuals being served through the Division of Youth and Family Services, release of medical records must be in accordance with the provisions under N.J.S.A. 9:6-8.l0a and 9:6-8.40 and consistent with the need to protect the individuals confidentiality.

                                    ARTICLE 9

                                    TRANSFERS

         9.1 An enrollee may transfer from one plan to another at any time for any reason during the first ninety (90) days after the latter of the date the individual is enrolled or the date they receive notice of enrollment and at least every 12 months thereafter without cause. Enrollees may transfer for cause at any time.

         A. Enrollment Lock-in does not apply to individuals eligible to participate through the Division of Youth and Family Services.

         B. NJ KidCare B or C enrollees will be subject to a 12-month lock-in period.

         9.2 GOOD CAUSE reasons for transfer shall include, unless otherwise defined by DMAHS regulations, the same reasons identified in Article 8, Section 8.1(B)(1).

         9.3 The effective date of transfer shall be no later than the first day of the second month following the full calendar month during which the request for transfer was made.

         9.4 As of the effective date of transfer, for an enrollee transferring out of a plan, the contractor is no longer responsible for the provision and cost of care and services covered under this contract for that enrollee unless the enrollee is an inpatient in a hospital on or prior to the effective date of transfer, in which case the contractor is responsible for the provision and cost of care and services covered under this contract until the date on which the enrollee is discharged from the hospital, including any charge for an enrollee readmitted within 48 hours of discharge for the same diagnosis.

         9.5 The contractor shall transfer or facilitate the transfer of the medical record (or copies of the medical record), upon the enrollee's or, where applicable, an authorized person's request, to either the enrollee, to the receiving provider, or, in the case of a child eligible through the Division of Youth and Family Services to a representative of the Division of Youth and Family Services or to an adoptive parent receiving subsidy through DYFS, at no charge, in a timely fashion, i.e., within ten days of the effective date of transfer. For individuals eligible through the Division of Youth and Family Services, transfer of medical records must be in accordance with the provisions under N.J.S.A. 9:68.l0a and 9:6-8.40 and consistent with the need to protect the individual's confidentiality.

                                   ARTICLE 10

                          COVERED HEALTH CARE SERVICES

         10.1 For enrollees who are Medicaid-eligible through Title XIX or the NJ KidCare Plan A program, the contractor shall provide or shall arrange to have provided comprehensive, preventive, diagnostic, rehabilitative, and therapeutic health care services to enrollees that include all services that Medicaid recipients are entitled to receive pursuant to Medicaid, subject to any limitations and/or excluded services as specified in Appendix A of this contract. DMAHS shall assure the continued availability and accessibility of Medicaid covered services not covered under this contract. All services provided shall be in accordance with the New Jersey State Plan for Medical Assistance, the New Jersey Medicaid Managed Care Plan, and all applicable statutes, rules, and regulations.

                  10.1.1 For beneficiaries eligible solely through NJ KidCare Plan B and Plan C, the contractor shall provide the same managed care services and products provided to enrollees who are eligible through Title XIX. However, non-HMO covered services (i.e., services that continue to be provided fee-for-service) will be limited to certain services for the NJ KidCare population as indicated in Appendix A.

         10.2 The contractor hereby agrees that no distinctions shall be made with regard to the provision of services to Medicaid enrollees and the provision of services provided to the contractor's other non-Medicaid members unless required by this contract.

         10.3 The scope of services to which an enrollee is entitled from the contractor, while deemed eligible for enrollment in the contractor's plan, is those services included in the benefits package. The remaining services to which enrollees are entitled under the Medicaid program but are not included in the contractor's benefits package will continue to be covered by Medicaid under its fee-for-service program.

         10.4 The benefits package is set forth in Appendix A, attached hereto and incorporated herein.

         10.5 With the exception of certain emergency services described in
Section 10.10(d) of this contract, all care covered by the contractor pursuant to the benefits package must be provided, arranged, or authorized by the contractor or a participating provider.

         10.6 The contractor shall offer each enrollee a choice of two (2) or more primary care physicians furnished by the contractor. Where applicable, this offer can be made to an authorized person. Subject to any limitations in the benefits package, each primary care physician shall provide health counseling and advice; conduct baseline and periodic health examinations; diagnose and treat covered conditions not requiring the referral to and services of a specialist; arrange for inpatient care, for consultation with specialists, and for laboratory and radiological services when medically necessary; coordinate referrals for dental care, especially in accordance with EPSDT requirements; coordinate the findings of laboratories and consultants; and interpret such findings to the enrollee and the enrollee's family or where applicable, an authorized person, all with emphasis on the continuity of medical care. The primary care physician shall also be responsible, subject to any limitations in the benefits package, for determining the urgency of a consultation with a specialist and, if urgent, shall arrange for the consultation appointment.

         10.7 In addition to offering, at a minimum, a choice of two or more primary care physicians, the contractor may also offer an enrollee or, where applicable, an authorized person the option of choosing a certified nurse practitioner or clinical nurse specialist whose services must be provided within the scope of his/her license. The contractor must submit to DMAHS for review a detailed description of the CNP/CNS's responsibilities and health care delivery system within the contractor's plan.

         10.8 The contractor is required and shall require participating providers to comply with the informed consent forms and procedures for hysterectomy and sterilization (attached in Appendix I) as specified in 42 CFR,
Part 441, Sub-part B, and shall include the audit for such compliance in its quality assurance reviews of participating providers.

         10.9 The contractor's enrollees may obtain family planning services from either the contractor's family planning provider network or from any other qualified Medicaid family planning provider. The DMAHS shall reimburse family planning services provided by non-participating providers based on the Medicaid fee schedule.

         10.10    Emergency Services

         A. Emergency Services include those services, within or outside of the Contractor's enrollment area, required to be provided to an enrollee as a result of a sudden or unexpected onset of a medical condition manifesting itself by acute symptoms of sufficient severity including, but not limited to severe pain, psychiatric disturbances and/or symptoms of substance abuse such that absence of immediate attention could reasonably be expected to result in: placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy; serious impairment to bodily functions; or serious dysfunction of a bodily organ or part. With respect to a pregnant woman who is having contractions, an emergency exists where there is inadequate time to effect a safe transfer to another hospital before delivery; or the transfer may pose a threat to the health or safety of the woman or the unborn child. Emergency services shall also include:

                  1. Examinations at an Emergency Room for suspected physical/child abuse and/or neglect.

                  2. Medical examination at an Emergency Room which are required by N.J.A.C. 10:122D-2.5(b) when a foster home placement of a child occurs after business hours.

         B. The contractor shall ensure that all covered services that are required on an emergency basis are available to enrollees twenty-four (24) hours per day, seven (7) days per week either in the contractor's own provider network or through arrangements approved by DMAHS. The contractor shall maintain twenty-four (24) hours per day, seven (7) days per week on-call telephone coverage to advise enrollees of procedures for emergency and urgent care and explain procedures for obtaining non-emergent/non-urgent care during regular business hours within the enrollment area as well as outside the enrollment area.

         C. The contractor shall ensure and demonstrate that it has provider contracts with a sufficient number (in accordance with access standards in Appendix L) of the hospital emergency and urgent health care services within and around its basic service area to provide emergency service to its enrollees.

         D.       Emergency services rendered by non-participating providers:
                  The contractor shall be responsible for developing procedures for review and approval by DMAHS and for advising its enrollees and, where applicable, of procedures for obtaining emergency services when it is not medically feasible for enrollees to receive emergency services from or through a participating provider or when the time required to reach the participating provider would mean risk of permanent damage to the enrollee's health. The contractor shall bear the cost of providing emergency service through non-participating providers.

         E. Prior authorization shall not be required for emergency services. This applies to out-of-network as well as to in-network providers.

         F. The contractor shall pay for all medical screening services rendered to its members by hospitals and emergency room physicians. The amount and method of reimbursement for medical screenings shall be subject to negotiation between the contractor and the hospital and directly with non-hospital-salaried emergency room physicians and shall include reimbursement for urgent care and non-urgent care rates. Additional fees for additional services may be included at the discretion of the contractor and the hospital.

                  1. Rates paid at least at the Medicaid fee schedule or other mutually agreeable rates may be used for non-participating hospitals and physicians.

                  2. The contractor may not retroactively deny a claim for an emergency screening exam because the condition, which appeared to be an emer-gency medical condition under the prudent layperson standard, was subsequently determined to be non-emergency in nature.

                  3. The contractor is liable for payment for the following emergency services provided to an enrollee:

                           a. The screening examination leads to a clinical determination by the examining physician that an actual emergency medical condition exists. The contractor must pay for both the services involved in the screening exam and the services required to stabilize the patient.

                           b. All emergency services which are medically necessary until the clinical emergency is stabilized. The includes all treatment that is necessary to assure, within reasonable medical probability, that no material deterioration of the patient's condition is likely to result from, or occur during, discharge of the patient or transfer of the patient to another facility;

                                    If there is a disagreement between a
                                    hospital and the contractor concerning
                                    whether the patient is stable enough for discharge or transfer, or whether the medical benefits of an unstabilized transfer outweigh the risks, the judgment of the attending physician(s) actually caring for the member at the treating facility prevails and is binding on the contractor. The contractor may establish arrangements with hospitals whereby the contractor may send one of its own physicians with appropriate ER privileges to assume the attending physician's responsibilities to stabilize, treat, or transfer the patient.

                           c. The screening examination leads to a clinical determination by the examining physician that an actual emergency medical condition does not exist, but the enrollee had acute symptoms of sufficient severity at the time of presentation to warrant emergency attention under the prudent layperson standard; in these instances, the contractor must pay for all services involved in the screening examination.

                           d.       The enrollee's PCP or other plan
                                    representative instructs the enrollee to seek emergency care in-network or out-of-network, whether or not the patient meets the prudent layperson definition.

         G. Prior authorization for medical screenings and urgent care shall not be required. The hospital emergency room physician may determine the necessity to contact the PCP or the contractor for information about a patient who presents with an urgent condition. The PCP must be called if the patient is to be admitted.

         H. The contractor's agreement with the hospital must require the hospital to notify the contractor of a hospital admission through the emergency room within 24 to 72 hours of the admission.

         I. The contractor's agreement with the hospital must require the hospital to notify the contractor of all of its members who present in the emergency room for non-emergent care who have been medically screened but not admitted as an inpatient within 24 to 72 hours of the rendered services. The contractor and the hospitals will negotiate how this notification shall occur.

         J. The contractor may utilize a common list of symptom-based presenting complaints that will reasonably substantiate that an emergent/urgent medical condition existed. Some examples include:

                  1.       Severe pain of any kind.

                  2. Altered mental status, sustained or transient, for any reason.

                  3. Abrupt change in neurological status, sustained or transient, for any reason.

                  4.       Complications of pregnancy.

                  5.       Chest pain.

                  6.       Acute allergic reactions.

                  7.       Shortness of breath.

                  8.       Abdominal pain.

                  9.       Multiple episodes of vomiting or diarrhea, any age.


                  10.      Fever greater than 102.5[degrees]F in any age group.



                  11. Fever greater than 100.4[degrees]F in infants three months or younger.


                  12.      Injuries with active bleeding.

                  13.      Injuries with functional loss of any body part.

                  14. All patients arriving at the hospital by ambulance after an injury with any body part immobilized.

                  15. All patients arriving at the hospital by paramedic ambulance.

                  16.      Symptoms of substance abuse.

                  17.      Psychiatric disturbances.

         K. Women who arrive at any emergency room in active labor shall be considered as an emergency situation and the contractor shall reimburse providers of care accordingly.

         10.11 The contractor shall comply with the appointment availability guidelines below and those specified in Appendix L:

         A. For emergency services: immediately upon presentation at a service delivery site.

         B.       For urgent care: on basis of medical need, but within twelve
                  (12) hours.

         C. Appointments for routine medical care: on basis of medical need, but within four (4) weeks.

         D. Specialist referrals: on basis of medical need, but within four (4) to six (6) weeks.

         E. Baseline physicals for new adult enrollees: within one hundred-eighty (180) calendar days of enrollment.

         F. Well child care: baseline physicals for new enrollees within ninety (90) days, unless the EPSDT guidelines, amended, attached and incorporated by reference fully into this contract as if set forth herein, require an examination in a shorter time period appointments.

         10.12 Supplementary benefits or services not covered by the regular Medicaid program may be provided by the contractor only through written approval by the Division, incorporated into this contract, and the cost of which shall be borne solely by the contractor.

         10.13 The contractor shall provide for out-of-area coverage of contracted benefits in emergency situations and non-emergency situations when travel back to the service area is not possible, impractical, or when medically necessary services could only be provided elsewhere.

         10.14 The contractor shall provide all medically necessary legend and non-legend drugs covered by the Medicaid program and ensure the availability of quality pharmaceutical services for all enrollees. The use of a formulary may be permitted only with compliance with the following minimum requirements:

         A. The contractor may only exclude coverage of drugs or drug categories permitted under 1.927(d) of the Social Security Act as amended by OBRA 1993. In addition, the contractor must include in its formulary any new drugs that will have a significant impact on patient care.

         B. The contractor's formulary shall be developed by a Pharmacy and Therapeutics (P&T) Committee.

         C. The formulary for the Medicaid pharmacy benefit and any revision thereto must be reviewed and approved by DMAHS.

         D. The formulary must include only FDA approved drug products. For each Specific Therapeutic Drug (STD) class, the selection of drugs included for each drug class must be sufficient to ensure the availability of covered drugs with minimal prior approval intervention by the provider of pharmaceutical services. In addition, the formulary must be revised periodically to assure compliance with this requirement.

         E. The contractor shall authorize the provision of a drug requested by the PCP, referral provider, or enrollee not on the formulary if the approved prescriber certifies medical necessity for the drug. Medically accepted indications shall be consistent with section 1927(k)(6) of the Social Security Act.

         F. In those situations in which a non-formulary drug is considered medically necessary, a prior approval process must be established by the contractor and approved by DMAHS. In addition, any prior approval issued by the contractor shall take into consideration prescription refills related to the original pharmacy service.

                  1. A formulary shall not be used to deny coverage of any Medicaid covered outpatient drug determined medically necessary. The prior approval process shall be used to ensure drug coverage consistent with the policies of the New Jersey Medicaid program.

                  2. Prior approval may be used for covered drug products under the following conditions:

                           a. For prescribing and dispensing medically necessary non-formulary drugs.

                           b. To limit drug coverage consistent with the policies of the Medicaid program.

                           c.       To minimize potential drug over-utilization.

                           d. To accommodate exceptions to Medicaid drug utilization review standards related to proper maintenance drug therapy.

                  3. The contractor must provide DMAHS with a written protocol which describes how and when the prior approval process will be applied to formulary drug products.

                  4. A request for prior approval must be granted or denied within 24 hours of receiving a request. The contractor must permit a 72 hour supply of medication to be dispensed without prior approval in emergencies or if a response is not received from the contractor within 24 hours of a request for approval.

                  5. Under no circumstances will the contractor permit a pharmacist to therapeutically substitute a prescription drug without a prescriber's authorization.

                  6. The contractor may not penalize the prescriber or enrollee, financially or otherwise, for such requests and approvals.

                  7. Denials of off-formulary requests shall be provided to the prescriber and/or enrollee in writing. All denials shall be reported to the DMAHS monthly.

         G. The contractor must establish and maintain a procedure, approved by DMAHS, for internal review and resolution of complaints, such as timely access and coverage issues, drug utilization review, and claim management based on standards of drug utilization review.

         H. The contractor shall establish and maintain a Drug Utilization Review (DUR) program which satisfies the minimum requirements for prospective and retrospective DUR program which is further defined in Article 16.

         10.15 The contractor must identify relevant community issues (such as TB outbreaks, violence) and the health education needs of the enrollees served and implement plans to meet those needs with an emphasis on culturally appropriate issues and the promotion of health. The contractor shall submit a written description of all planned health education activities and targeted implementation dates for DMAHS's approval prior to implementation including culturally appropriate materials. Thereafter, the plan shall be: reviewed, revised, and pre-approved by the Department annually.

         10.16 The contractor shall, for new enrollees, honor plans of care, prescriptions, durable medical equipment, medical supplies, prosthetic and orthotic appliances, and any other on-going services initiated prior to enrollment with the contractor until the enrollee is evaluated by his/her primary care physician and a new plan of care is established with the contractor. The contractor shall use its best efforts to outreach and accommodate the new enrollees. However, if after documented reasonable outreach, i.e., mailers, certified mail, contact with the County Welfare Agency (CWA), or, where applicable, DYFS to confirm addresses and/or to request CWA or, where applicable, DYFS assistance in locating the enrollee or, where applicable, an authorized person, fails to respond within 15 days of certified mail, the contractor may cease paying for the pre-existing service until the enrollee or, where applicable, an authorized person, contacts the contractor for re-evaluation.

         10.17    Obstetrical Services

         A. Obstetrical services shall be provided in the same amount, duration, and scope as the Medicaid HealthStart program. Guidelines are found in Appendix A, Attachment III.

         B. Contractor may not limit benefits for postpartum hospital stays to less than 48 hours following a normal vaginal delivery or less than 96 hours following a cesarean section, unless the attending provider, in consultation with the mother, makes the decision to discharge the mother or the newborn before that time and the provisions of N.J.S.A. 26:2J-4.9 are met.

                  1. The contractor may not provide monetary payments or rebates to mothers to encourage them to accept less than the minimum protections provided for in this section.

                  2. The contractor may not penalize, reduce, or limit the reimbursement of an attending provider because the provider provided care in a manner consistent with this section.

         10.18 Exhaustion of Benefits process for services with contract limits. This section is not applicable to NJ KidCare Plans B and C participants:

         A. The contractor shall submit, to the Division's Office of Managed Health Care (OMHC), documentation of the services provided, (with allowed limits stated in Appendix A), including the dates of services for each type of therapy/service and diagnoses, demonstrating that the contract limits have been reached for the member.

                  1. The HMO shall maintain these records for audit. New HMOs shall submit this documentation until DMAHS approves a discontinuation but the records must be maintained on file.

         B. The OMHC will issue an approval letter that will authorize the contractor to begin using the EOB found in Appendix M.

         C. The Exhaustion of Benefits should be sent by the contractor directly to the provider of service who shall then attach the Exhaustion of Benefits letter to his/her claim to Medicaid for payment for services provided through the authorized service period.

         10.19 The contractor shall comply with EPSDT program requirements and performance standards found in Appendix A, Attachment I.

         10.20 The contractor shall establish a system for referring enrollees for services other than primary care. The system should include the ability to communicate an authorization for specific services with specific limits or authorization of treatment and management of a case when medically indicated (e.g., treatment of a terminally ill cancer patient requiring significant specialist care). Such communications may include:

                  - A referral form which can be given to the enrollee to take to a specialist;

                  - Referral form mailed, faxed, or sent by electronic means directly to the referral provider;

                  - Telephoned authorization for urgent situations or when deemed appropriate by the enrollee's PCP or the contractor.

The contractor must provide a mechanism to assure the facilitation of referrals when traveling by an enrollee (especially when very ill) from one location to another to pick-up and deliver forms can cause undue hardship for the enrollee.

         10.21 The contractor must include in its plan a Second Opinion program which can be utilized at the enrollee's option for diagnosis and treatment of serious medical conditions, such as cancer and for elective surgical procedures, including at a minimum: hernia repair (unilateral or bilateral including umbilical hernia) for adults (19 years or older), hysterectomy (elective procedures), tonsillectomy/adenoidectomy (except for primary adenoidectomy for children under 12 years of age), spinal fusion (except for children under 19 years of age with a diagnosis of scoliosis), laminectomy (except for children under 19 years of age with a diagnosis of scoliosis). The plan shall be incorporated into the contractor's medical procedures and submitted to DMAHS for review and approval. The exceptions noted do not require second surgical opinion.

         10.22 DMAHS may intercede on an enrollee's behalf when deemed appropriate for the provision of medically necessary services and to assist with the contractor's operations and procedures which may cause undue hardship for the enrollee. In the event of a difference in interpretation of contractually required service provision between the Department and the contractor, the Department's interpretation will prevail until a formal decision is reached, if necessary.

         10.23 The contractor shall implement a program to educate, test and treat pregnant women with HIV/AIDS to reduce prenatal transmission of HIV from mother to infant. All pregnant women must receive HIV education and counseling and HIV testing with their consent as part of their regular prenatal care. A refusal of testing must be documented in the patient's medical record. Additionally, counseling and education regarding perinatal transmission of HIV and available treatment options (the use of Zidovudine [AZT] or most current treatment accepted by the medical community for treating this disease) for the mother and newborn infant should be made available during pregnancy and/or to the infant within the first months of life. The reporting requirements, delineated in Article 18, shall be included in the quarterly reports.

                                   ARTICLE 11

                                    MARKETING

         11.1 The DMAHS's enrollment agent, health benefits coordinator (HBC), will outreach and educate Medicaid beneficiaries or, where applicable, an authorized person and assist eligible beneficiaries or, where applicable, an authorized person in selection of a plan. Direct marketing by the contractor will be limited and only allowed in locations other than the County Welfare Agencies. The duties of the HBC will include, but are not limited to, education, enrollment, disenrollment, transfers, assistance through the contractor's grievance process and other problem resolutions with the contractor, and communications. The contractor will cooperate with the HBC in developing information about its plan for dissemination to Medicaid beneficiaries.

         11.2 The contractor will prepare bilingual marketing materials for distribution to enrollees or, where applicable, an authorized person, and will include basic information about its plan. All marketing materials and presentations must, at a minimum:

         A. Clearly present the health care benefits and limitations of the contractor's plan;

         B. Explain that all health care benefits as specified in Appendix A must be obtained through a PCP. If a CNP/CNS is chosen by the enrollee or, where applicable, an authorized person, an explanation of how services are to be obtained through the CNP/CNS must be provided to the enrollee or, where applicable, an authorized person;

         C. Explain the process for accessing emergency services and services which require or do not require referrals;

         D. Explain the benefits of preventive health care (including but not limited to immunizations and lead screening), prenatal care, and EPSDT screens;

         E. Provide information to enrollees or, where applicable, an authorized person to enable them to assist in the selection of a PCP or CNP/CNS;

         F. Provide assistance to clients who cannot identify a PCP or CNP/CNS on their own;

         G. Explain the use of the contractor's hotline (toll-free, staffed, around-the-clock communication);

         H. Explain an enrollee's rights to disenroll or transfer at any time for cause; disenroll or transfer in the first 90 days after the latter of the date the individual is enrolled or the date they receive notice of enrollment and at least every 12 months thereafter without cause.

         I.       Explain the Grievance Procedure;

         J.       Explain the use of and access to family planning services;

         K. Explain the importance of contacting the PCP or CNP/CNS immediately for an appointment and appointment procedures;

         L. Include a Provider Directory organized in the following manner:

                  1.       Primary care physicians and CNPs/CNSs must be listed

                           a.       By county, by city, by specialty;

                           b. Include for each provider, the name and medical or nursing degree; the office address(es) (actual street address); 24-hour telephone number; hours actually available at each location; hospital affiliation; special appointment instructions, if any; transportation availability; and any other pertinent information such as languages spoken and disability access accommodations that would assist the enrollee in choosing a PCP.

                  2.       Specialists and Ancillary Services Providers

                           - List by county; by city; by physician specialty; and by non-physician specialty;

         M. Explain how an enrollee may receive mental health and substance abuse services;

         N. Explain time delay of 30-45 days between the date of initial application and the effective date of enrollment; however, during this interim period, prospective Medicaid enrollees will continue to receive health care benefits under the regular fee-for-service Medicaid program or the HMO with which the person is currently enrolled. Enrollment is subject to verification of the applicant's eligibility for the Medicaid program and HMO enrollment per Article 5; and the time delay of 30-45 days between the date of request for disenrollment and the effective date of disenrollment;

         O. Explain that enrollees will receive membership identification cards from the contractor;

         P.       Explain how to access transportation services;

         Q.       Explain service access arrangements for home bound enrollees;

         R.       Where applicable, explain any cost-sharing requirements.

         11.3 All marketing plans, procedures, presentations, and materials must be accurate and may not mislead, confuse, or defraud either the enrollee, providers or DMAHS. If such misrepresentation occurs, the contractor will hold harmless the State in accordance with Article 32 and will be subject to penalties and damages described in Article 39.

         11.4 With the exception allowed under 11.14, neither the contractor nor its marketing representatives may put into effect a plan under which compensation, reward, gift, or opportunity are offered to eligible enrollees as an inducement to enroll in the contractor's plan other than to offer the health care benefits from the contractor pursuant to this contract. The contractor is prohibited from influencing an individual's enrollment with the contractor in conjunction with the sale of any other insurance.

         11.5 The contractor must ensure that marketing representatives are appropriately trained and capable of performing marketing activities in accordance with terms of this contract, N.J.A.C. 11:17, N.J.S.A. 17:22 A-1, 26:2J-16, and the marketing standards described in Appendix O.

         11.6 The contractor must ensure that marketing representatives are versed in and adhere to Medicaid policy regarding recipient enrollment and disenrollment as stated in 42 CFR 434.27. This policy includes, but is not limited to, requirements that enrollees do not experience unreasonable barriers to disenroll, and that the contractor may not act to discriminate on the basis of adverse health status or greater use or need for health care services.

         11.7 Under no conditions may a contractor use DMAHS's client/enrollee data base to identify and market its plan to Medicaid eligibles. Neither shall the contractor violate confidentiality by sharing or selling enrollee lists or eligible data with other persons or organizations for any purpose other than performance of the contractor's obligations pursuant to this contract.

         11.8 The contractor shall be required to submit to DMAHS for prior written approval a complete marketing plan which adheres to DMAHS's policies and procedures. Written or audio- visual marketing materials, public information releases to be distributed to or prepared for the purpose of informing Medicaid recipients and subsequent revisions thereto and promotional items must be approved by DMAHS prior to their use. If the contractor develops new or revised marketing materials, it shall submit them to DMAHS for review and approval. The contractor may not, under any circumstances, use marketing material which has not been approved by DMAHS.

         11.9 The DMAHS will consult with a medical care advisory committee in the review of pertinent marketing materials and will respond within 45 days with either an approval, denial, or request for additional information or modifications.

         11.10 The contractor must distribute all approved marketing materials throughout all enrollment areas for which its is contracted to provide services.

         11.11 The contractor agrees to allow unannounced, on-site monitoring by DMAHS of its enrollment presentations to prospective members, as well as to attend scheduled periodic meetings between DMAHS and contractor enrollment staff to review and discuss presentation content, procedures, and technical issues.

         11.12 The contractor shall coordinate and submit, on a quarterly basis, to DMAHS and its agents all of its schedules, plans, and informational materials (informational materials require prior approval by DMAHS) for community education and outreach programs; shall work in cooperation with community-based groups; and shall participate in such activities as health fairs and other community events; and shall submit to DMAHS a monthly plan of activities.

         11.13 Door-to-door canvassing, telephone, telemarketing, or "cold call" marketing of enrollment activities, by the contractor itself or an agent or independent contractor thereof, are not permitted.

         11.14 The contractor may offer promotional give-aways that shall not exceed a combined total of $10 to any one individual for marketing purposes.

                                   ARTICLE 12

                              ENROLLEE NOTIFICATION

         12.1 Prior to the effective date of enrollment, the contractor shall provide each enrolled case or, where applicable, an authorized person with a bilingual member handbook, the content and format of which shall have the prior written approval of DMAHS, in writing, or in a medium appropriate for the blind and visually impaired at the fifth grade reading level describing all services covered by the contractor, exclusions or limitations on coverage, the correct use of the contractor's plan, and other relevant information, including but not muted to:

         A. a listing of primary care physicians or CNPs/CNSs (in the format described in Article 11.2 K) that includes the office addresses, telephone numbers, office hours and actual availability of each primary care practitioner, and language(s) spoken;

         B. where and how twenty-four (24) hour per day, seven (7) days per week, emergency services are available, including out-of-area coverage and procedures for emergency and urgent health care service;

         C. a definition of the term "emergency medical condition" and an explanation of the procedure for obtaining emergency services including the need to contact the PCP for urgent care situations and prior to accessing such services in the emergency room;

         D. a list of benefits included in this contract with clear instructions for obtaining such services;

         E. a list of the Medicaid services not covered by the contractor and explanation of how to receive services not covered by this contract including the fact that such services may be obtained through the provider of their choice according to regular Medicaid program regulations. The HMO may also assist an enrollee or, where applicable, an authorized person in locating a referral provider;

         F. a notification of the enrollee's right to obtain family planning services from the contractor or from any appropriate Medicaid participating family planning provider (42 CFR 431.51
                  (b));

         G. an identification card clearly indicating that the bearer is an enrollee of the contractor's plan and contain the name of the primary care physician or CNP/CNS and telephone number for children eligible solely through the NJ KidCare Program, the identification card must clearly indicate "NJ KidCare" for children who are participating in NJ KidCare - Plan C (cost sharing in the form of personal contributions to care
                  [PCCs]), the PCC amount must be listed on the card. However, if the family limit for cost-sharing has been reached, the HMO card must indicate a zero PCC.

         H. the enrollee's expected effective date of enrollment; provided that, if the actual effective date of enrollment is different from that given to the enrollee or, where applicable, an authorized person at the time of enrollment, the contractor must notify the enrollee or, where applicable, an authorized person of the change;

         I. the appropriate uses of the Medicaid card and the contractor member card;

         J. notification whenever applicable that some primary care physicians may employ other health care practitioners such as nurse practitioners or physician assistants who may participate in the patient's care;

         K. the enrollee's or, where applicable, an authorized person's signed authorization on the enrollment application to release medical records;

         L. notification that the enrollee's health status survey (obtained only by the HBC) will be sent to the contractor by the Health Benefits Coordinator;

         M. an explanation of the terms of plan enrollment, Continued Enrollment, Enrollment Lock-in Procedures and exemption from Enrollment Lock-in for individuals eligible through the Division of Youth and Family Services Disenrollment Procedures, Time frames for each procedure, Default Procedures, Patient's Rights and Responsibilities and causes for which an enrollee shall lose entitlement to receive services under this contract and what should be done if this occurs;

         N. procedures for resolving complaints, as approved by the DMAHS, and a description of the contractor's grievance procedure, including the name, title, or department, address, and telephone number of the person(s) responsible for assisting enrollees in grievance resolutions;

         O. notice that enrollment and disenrollment is subject to verification and approval by DMAHS;

         P. a statement encouraging early prenatal care and ongoing continuity of care throughout the pregnancy;

         Q. a statement strongly encouraging the enrollee to obtain a baseline physical examination and to attend scheduled orientation sessions and other educational and outreach activities;

         R. for beneficiaries subject to cost sharing (i.e., those eligible through NJ KidCare - Plan C with annual family incomes of between 150% and up to and including 200% of the federal poverty level), information that specifically explains:

                  1.       the limitation on cost-sharing;

                  2. the dollar limit that applies to the family based on the reported income;

                  3. the need for the family to keep track of the cost-sharing amounts paid;

                  4. instructions on what to do if the cost-sharing requirements are exceeded; and

         S. any other information essential to the proper use of the plan as may be required by the Division;

         12.2 The contractor shall inform each enrollee or, where applicable, an authorized person in writing at the time of enrollment of his or her rights to terminate Enrollment and any other restrictions on the exercise of those rights to conform to 42 U.S.C. l396b(m)(2)(F)(ii). The initial enrollment information and the contractor's member handbook shall be adequate to convey this notice and shall have DMAHS approval prior to distribution.

         12.3 The contractor will contact or facilitate and require its PCPs to use their best efforts to contact each new enrollee or, where applicable, an authorized person to schedule an appointment for a complete, age/sex specified baseline physical at a time mutually agreeable to the contractor and the enrollee, but not later than ninety (90) days after the effective date of enrollment for children under twenty-one (21) years of age and not later than one hundred eighty (180) days after initial enrollment for adults.

         12.4 The contractor shall submit the format and content of all written notifications described in this Article to DMAHS for review and prior approval by DMAHS.

         12.5 Information as required by this Article shall also be supplied whenever there are significant changes in the services provided or in the locations where such services can be obtained, or other changes in program nature or administration. Such information shall be provided to all enrollees at least ten (10) days prior to such change.

         12.6 The contractor shall also, at least annually, furnish in writing to each enrollee or, where applicable, an authorized person current information as required by this Article.

         12.7 The contractor shall inform each enrollee or, where applicable, an authorized person of their rights and responsibilities which should include at a minimum:

         A.       provision for "Advance Directives", pursuant to 42 C.F.R.,
                  Part 489, Subpart I;

         B.       participation in decision making regarding their health care;

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
         C. provision for the opportunity for enrollees or, where applicable, an authorized person to offer suggestions for changes in policies and procedures; and

         D.       a policy on the treatment of minors.

         12.8 Contractor must notify its enrollees that prior authorization for emergency services, either in-network or out-of-network, is not required.

         12.9 Contractor must notify its enrollees that the costs of emergency screening examinations will be covered by the contractor when the condition appeared to be an emergency medical condition to a prudent layperson.

                                   ARTICLE 13

                               GRIEVANCE PROCEDURE

         13.1 The contractor shall draft and disseminate a system and procedure which has the prior written approval of DMAHS for the receipt and adjudication of any and all complaints and formal grievances by enrollees or, where applicable, an authorized person. Grievance procedures shall provide for expeditious resolution of grievances by contractor personnel at a decision-making level with authority to require corrective action. The contractor further agrees to review the grievance procedure at reasonable intervals, but no less than annually, for the purpose of amending same, with the prior written approval of the Division, in order to improve said system and procedure. In addition, the contractor further agrees to process, adjudicate or cause to be adjudicated, and otherwise resolve any and all complaints of a less serious or formal nature and disputes of enrollees or, where applicable, an authorized person, and to comply with applicable requirements of state and federal statutes and regulations.

         A. Contractor must have an adequate number of staff to receive enrollee complaints by phone, in person and by mail. All staff involved in the receipt, investigation and resolution of complaints shall be trained on the contractor's policies and procedures and shall treat all enrollees with dignity and respect.

         B. Contractor must assure enrollee confidentiality and reasonable privacy throughout the complaint process.

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
         C. Contractor shall not discriminate against an enrollee or attempt to disenroll an enrollee for filing a complaint against the contractor.

         13.2 The contractor shall provide all enrollees or, where applicable, an authorized person upon enrollment in the plan pursuant to this contract, with a concise statement of the contractor's grievance procedure and the enrollees' rights to pursue the fair hearing process described in N.J.A.C. 10:49-10.1 et seq. if the enrollees or, where applicable, an authorized person are dissatisfied with the outcome of the grievance process. The information may be provided through an annual mailing, a member handbook, or any other method approved by DMAHS. The contractor shall prepare the information in English and bilingual translations and a format accessible to the visually impaired, such as Braille or audio tapes.

         13.2.1 Children eligible solely through Title XXI (NJ KidCare Plans B and C) also are allowed to pursue the formal complaint and grievance mechanism under the contractor's plan, as well as the grievance/appeal process under the Department of Health and Senior Services. However, these individuals do not have the right to a Medicaid Fair Hearing.

         13.3 The contractor's grievance procedure shall be available to all enrollees or, where applicable, an authorized person or permit a provider on behalf of an enrollee with the enrollee's consent, to challenge the denials of coverage of services or denials of payment for services. The formal grievance procedure must provide for timely action, immediate decision within 24-48 hours in urgent cases and allow timely access to the Medicaid Fair Hearing process, (i.e., within ninety (90) days from initiation of the complaint), if the contractor's grievance resolution is unsatisfactory to the enrollee or, where applicable, an authorized person. DMAHS may submit comments to the contractor regarding the merits or suggested resolution of any grievance. In addition, DMAHS reserves the right to intercede on the enrollee's behalf at any time during the contractor's grievance process whenever there is an indication from the enrollee or, where applicable, an authorized person or the HBC that a serious quality of care issue is not being addressed timely or appropriately.

         13.4 The contractor shall document all grievances and resolutions. A written summary of the categories of grievances, brief statements of the problem, resolutions, and any resulting corrective actions, as appropriate, which occur during each quarterly reporting period shall be forwarded to DMAHS by the 45th day following the close of each quarter (see also Article 18 and Appendix J). The contractor shall notify enrollees or, where applicable, an authorized person in writing of the outcome of the grievance proceedings and of their right to file an appeal with the State through the Medicaid Fair Hearing process.

         13.5 The contractor's Grievance Process/Problem Resolution Policy is found in Appendix D, attached hereto and incorporated herein. The contractor shall not modify the grievance procedure without the prior approval of DMAHS, and shall provide DMAHS, DBI, and DHSS each with a copy of the modification.

         13.6 The contractor shall coordinate its efforts with the health benefits coordinator including referring the enrollee or, where applicable, an authorized person to the HBC for assistance as needed in the management of the grievance procedures since the HBC will represent much of the information concerning the grievance procedure to the enrollees or, where applicable, an authorized person.

         13.7 The contractor shall develop and maintain a separate complaint tracking and resolution system for Medicaid enrollees for issues not requiring a formal grievance hearing. The system shall be made accessible to the State for review.

                                   ARTICLE 14

                  EQUALITY OF ACCESS AND TREATMENT/DUE PROCESS

         14.1 The contractor, its subcontractors and providers, shall provide medical care and health services to all enrollees under this contract in at least the same manner, in accordance with the same standards, and with the same priority as non-Medicaid enrollees in the contractor's plan under private or group contracts unless otherwise required in this contract. Enrollees shall be given equitable access, i.e., equal opportunity and consideration for needed services without exclusionary practices of providers or system design because of gender, age, race, ethnicity, or sexual orientation.

         14.2 DMAHS shall assure that all due process safeguards that are otherwise available to Medicaid recipients remain available to enrollees under this contract.

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
         14.3 The contractor shall comply with all requirements of the Americans with Disabilities Act.

         14.4 The contractor shall assure the provision of services, notifications, preparation of educational materials, etc. through appropriate communications with its enrollees including the blind, hearing impaired, and individuals who do not speak English.

                                   ARTICLE 15

                    QUALITY MANAGEMENT AND UTILIZATION REVIEW

         15.1 The contractor shall provide for medical care and health services that comply with federal and state Medicaid standards and regulations and shall satisfy all applicable requirements of the federal and state statutes and regulations pertaining to medical care and services.

         A. The contractor will fulfill all its obligations under this contract so that all health care services required by its enrollees under this contract will meet quality standards within the acceptable medical practice of care for that individual, consistent with the medical community standards of care, and such services will comply with equal amount, duration, and scope requirements in this contract, as described in Appendix A.

         15.2 The contractor shall use its best efforts to ensure that persons and entities providing care and services for the contractor in the capacity of physician, dentist, physician's assistant, registered nurse, other medical professional or paraprofessional, or other person or entity, satisfy all applicable licensing, certification, or qualification requirements under New Jersey law, and that the functions and responsibilities of such persons and entities in providing medical care and services under this contract do not exceed those permissible under New Jersey law.

         15.3 The contractor shall monitor, evaluate and take action to address any needed improvement in the quality of health care delivered by all practitioners providing services on its behalf.

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
         15.4 The contractor shall establish, implement, and adhere to a written Quality Management Program (QMP) which includes also a Utilization Review Plan, approved by DMAHS, which appears in Appendix C, attached hereto and incorporated herein.

         15.5 The contractor's QMP must be based on HCFA Guidelines and shall:

         A. Provide for health care that is medically necessary with an emphasis on the promotion of health and in an effective and efficient manner;

         B. Assess the appropriateness and timeliness of the care provided;

         C. Evaluate and improve, as necessary, access to care and quality of care with a focus on improving patient outcomes; and

         D. Focus or the clinical quality of medical care rendered to enrollees.

         15.6     The contractor's QMP shall include the following standards:

         A. Written QMP description with goals and objectives, scope, specific activities, continuous performance of activities, review by physicians and other health professionals, focus on health outcomes.

         B. Systematic process of quality assessment and improvement including:

                  1. specification of clinical or health services delivery areas to be monitored;

                  2.       use of quality indicators;

                  3.       use of clinical care standards/practice guidelines;

                  4.       analysis of clinical care and related services;

                  5.       implementation of remedial/corrective actions;

                  6.       assessment of effectiveness of corrective actions;

                  7. evaluation of continuity and effectiveness of the QMP.

         C. Accountability to the contractor's board of directors or governing body including:

                  1. oversight of the QMP with formal approval of the overall QMP and annual updates;

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
                  2.       oversight entity;

                  3.       QMP progress reports;

                  4.       annual QMP review;

                  5.       program modification as needed.

         D. Active QM Committee--an identifiable structure responsible for performing QM functions within the contractor's plan. The committee has:

                  1. regularly scheduled meetings on at least a quarterly basis,

                  2.       established parameters for operating;

                  3.       documentation of activities, findings,
                           recommendations and actions;

                  4. accountability to the board of directors or governing body;

                  5. membership and active participation by health plan providers who are representative of the composition of the health plan's providers;

                  6. adequate general liability insurance for members of the committee and subcommittees, if any.

         E.       QMP supervision by the medical director;

         F. Adequate resources -- sufficient material resources and staff with the necessary education, experience, or training to effectively carry out the specified activities of the QMP;

         G.       Provider participation in the QMP, including:

                  1. keeping participating providers informed about the written QMP;

                  2. the contractor includes in all its provider contracts and employment contracts a requirement securing cooperation with the QMP;

                  3. contracts specify that hospitals and other contractors will allow the contractor access to the medical records of its enrollees;

                  4.       provider appeal process.

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
         H. Delegation of QMP activities shall not relieve the contractor of its obligations to perform all QMP functions. The contractor must submit a written request to the State for review and approval prior to subcontracting or delegating QMP responsibilities.

         I. Credentialing and recredentialing of providers shall follow the Health Care Financing Administration's QARI guidelines (Appendix N), including at a minimum:

                  1.       written policies and procedures;

                  2.       oversight by the HMO's governing board;

                  3.       a designated credentialing entity composed of peers;

                  4.       identification of scope of authority and action;

                  5. process of review and the documents/issues to be reviewed;

                  6. recredentialing--must be implemented at least every 2 years;

                  7. delegation of credentialing activities--the contractor must monitor the delegated activities and remains accountable for the credentialing of its providers;

                  8. retention of credentialing authority--the contractor has policies and procedures for the approval of new providers and sites, and to terminate or suspend individual providers;

                  9. reporting requirements of serious quality deficiencies resulting in suspension or termination of a practitioner to the appropriate authorities; and

                  10.      an appeals process.

         J.       Enrollee Rights and Responsibilities, including:

                  1.       written policy on enrollee rights;

                  2.       written policy on enrollee responsibilities;

                  3.       communication of policies to providers;

                  4.       communication of policies to enrollees;

                  5.       enrollee grievance procedures;

                  6.       enrollee input concerning policies and procedures;

                  7.       steps to assure accessibility of services;

                  8. written information for enrollees must be readable and easily understood and, as needed, in the languages of the major population groups served;

                  9.       confidentiality of patient information;

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
                  10.      policy on the treatment of minors;

                  11.      assessment of member satisfaction.

         K. Standards for availability and accessibility for care including routine, urgent and emergency care, telephone appointments, advice, member service lines, and out-of-area care.

         L.       Medical Record standards including:

                  1.       accessibility and availability of medical records;

                  2.       record keeping standards;

                  3.       record review process.

         M.       Utilization Review:

                  1.       written program description;

                  2. scope of review to detect under-utilization as well as over-utilization;

                  3.       pre-authorization and concurrent review requirements.

         N. Continuity of Care system including a mechanism for tracking issues over time with an emphasis on improving health outcomes.

         O. QMP Documentation to include scope, maintenance and availability.

         P. Coordination of QM activity with other management activities of the contractor's plan.

         15.7 The contractor's QMP activities will also include, at a minimum:

         A. Routine medical audits of PCP sites at least annually; annual routine internal and focused medical audits of each of the participating provider types and of each aid category as determined by DMAHS.

         B. Analysis of quarterly utilization data and follow-up of under-utilization and over-utilization based on established medical community standards,

         C. Procedures for informing providers of identified deficiencies, monitoring corrective action, instituting progressive sanctions, an appeal process, and reassessment to determine if corrective action yields intended results.

         D. Procedures for prompt follow-up of reported problems and complaints involving quality of care issues.

         E. Procedures for monitoring the quality and adequacy of medical care including: 1) assessing use of the distributed guidelines; and 2) assessing possible under-treatment/under-utilization of services.

         F.       Review of inpatient hospital mortality rates of members.

         G.       Review of inpatient utilization of members.

         H.       Procedures to ensure adequate discharge planning.

         I. Standards of clinical care in the form of a written, professionally developed and accepted expression of desired performance or behavior by a provider under a specific set of circumstances.

         J. Guidelines for the management of selected diagnoses and basic health maintenance.

         K.       Procedures for gathering and trending data.

         L. Distribution of standards, protocols, and guidelines to all providers.

         M. Standards for medical record keeping requirements which equal or exceed the standards contained in the "HCFA Guidelines For Internal Quality Assurance Programs", Appendix N, and medical record keeping standards adopted by the State Department of Health and Senior Services.

         N. A quality assessment process which measures the clinical care provided to enrollees against formalized standards.

         O. Focused medical care evaluations which are employed when indicators suggest that quality may need to be studied.

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
         P.       Problem-oriented clinical studies of individual care.

         Q. An annual work plan of expected accomplishments which includes a schedule of clinical standards to be developed, medical care evaluations to be completed, and other key quality assurance activities to be completed.

         R. An annual report on quality assurance activities including studies undertaken, results, subsequent actions, and aggregate data on utilization and clinical quality of medical care rendered.

         S. An annual report of the contractor's monitoring, evaluation, and findings regarding the following six (6) priority areas of concern identified by HCFA:

                  1.       Childhood immunizations

                  2.       Pregnancy

                  3.       Breast cancer/mammography

                  4.       Lead toxicity

                  5.       Diabetes

                  6.       Asthma

                  For items 1 & 2, the study protocols shall comply with Addendum III of Appendix A, Reporting Requirements. Other "areas of concern" will be monitored through the external review process. The contractor shall make a reasonable effort to utilize the NCQA's HEDIS in its review activities.

         T. Establishment and maintenance of community advisory, provider advisory, and health education advisory committees reflective of the Community it serves, as part of its QM program to determine the needs of the enrollees.

         U. The contractor shall assess member satisfaction of its services by conducting periodic surveys, no less than annually, which will include, but is not limited to:

                  1. comments and inquiries as perceived problems in the quality, availability and accessibility of care;

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
                  2. assessment of requests to change practitioners and for disenrollments from a sampling of Medicaid members identified through generally accepted principles of scientific and health services research, statistical analysis, other appropriate measurement techniques.

                           The contractor shall identify and investigate sources of enrollee dissatisfaction; outline action steps to respond to the findings; and inform practitioners and providers of assessment results. The contractor shall thereafter conduct a follow-up evaluation of the effects of the above activities.

         15.8 The contractor shall submit to the Division, on a quarterly basis, documentation of its ongoing internal quality assurance activities. Such documentation shall include at a minimum:

         A. agenda of quality assurance meetings of its medical professionals; and

         B.       sign-in sheets of attendees.

         15.9 The contractor shall submit a description of its system of internal peer review to the Division which will include an explanation as to how its procedures relate to applicable professional review organizations and to assure that acceptable professional practice shall be followed by the contractor as well as its subcontractors.

         15.10 The contractor shall submit an annual report to the Division of the number of cases reviewed and general information summarizing the actions taken through the peer review system.

         15.11 The Division and the US Department of Health and Human Services or its agents shall have the right to inspect or otherwise evaluate the quality, appropriateness and timeliness of services performed under this contract, through one or more of the following:

         A. Medical audit by Division staff shall include, at a minimum, the review of:

                  1.       Delivery system for patient care;

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
                  2.       Utilization data;

                  3. Medical evaluation of care provided and patient outcomes for specific enrollees as well as for a statistical representative sample of enrollee records;

                  4. Health care data elements submitted electronically to DMAHS;

                  5. Annual submission by the contractor of the immunization rate and prenatal care and outcome studies (protocols are found in Attachment II).

                  6.       The peer review system and reports;

                  7. The grievances and complaints (recorded in a separately designated complaint log for Medicaid enrollees) relating to medical care including their disposition;

                  8. Minutes of all quality assurance committee meetings conducted by the contractor's medical staff. Such reviews will be conducted only on-site at the contractor's facilities or administrative offices.

         B. Annual, on-site review through the Division's contracted professional review intermediary, according to federal requirements.


                                   ARTICLE 16

                            MONITORING AND EVALUATION

         16.1 For purposes of monitoring and evaluating the contractor's performance and compliance with contract provisions, to assure overall quality management (QM), and to meet State and federal statutes and regulations governing monitoring, DMAHS or its agents shall have the right to monitor and evaluate on an on-going basis, through inspection or other means, the contractor's provision of health care services and operations including, but not limited to, the quality, appro-

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
priateness, and timeliness of services provided under this contract and the contractor's compliance with its internal QM program. DMAHS shall establish the scope of review, review sites, relevant time frames for obtaining information, and the criteria for review, unless otherwise provided or permitted by applicable laws, rules, or regulations.

         16.2 The contractor shall cooperate with and provide reasonable assistance to DMAHS in monitoring and evaluation of the services provided under this contract.

         16.3 The contractor shall collect data and report to the State its findings on the following:

         A. Encounter Data: The contractor shall prepare and submit encounter data to DMAHS. Instruction and format for this report are specified in Article 18 and Appendix J of this contract.

         B. Grievance Reports: The contractor shall provide to DMAHS quarterly reports of all grievances in accordance with Article 13 and Appendices D and J of this contract.

         C. Client Satisfaction Surveys: The contractor shall conduct an annual enrollee satisfaction survey and prepare an annual report of the results of the survey. DMAHS must approve the methodology and survey instrument in advance in writing. The survey shall include a random sampling of the patients of each participating primary care practitioner The sampling shall be measured using statistically valid or other appropriate scientific measurement techniques. The contractor shall submit the resulting annual report to DMAHS.

         D. Participating Provider Network Reports: The contractor shall provide the following information on the appropriate table in Appendix J regarding its participating provider network:

                  1. Any and all changes in participating primary care physicians, including, for example, additions, deletions, or closed panels, must be ported quarterly to DMAHS;

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
                  2. Any and all changes in participating physician specialists, health care providers, and other subcontractors must be reported to DMAHS on a quarterly basis; and

                  3. An updated list of all participating providers must be reported to DMAHS on a semi-annual basis,

         E. Appointment Availability Studies: The contractor shall conduct a review of appointment availability and submit a report to DMAHS semi-annually. The report must list the average time that enrollees wait for appointments to be scheduled in each of the following categories: baseline physical, routine, specialty, and urgent care appointments. DMAHS must approve the methodology for this review in advance in writing.

         F. Twenty-four (24) Hour Access Report: The contractor shall submit to DMAHS an annual report describing its twenty-four
                  (24) hour access procedures for enrollees. The report must include the names and addresses of any answering services that the contractor uses to provide twenty-four (24) hour access.

         G. Independent Certified Financial Audits: The contractor shall, on an annual basis and initiated 60 days after the close of the audit period, have conducted independent certified audits of all financial records relating to the quarterly filings submitted during the contract year and shall provide a certified copy of the audit report to DMAHS within (10) days after the contractor receives the audit report.

         H. The contractor shall submit to DMAHS, on a quarterly basis, records of all early discharge information which pertain to hospital stays for newborns and mothers.

         I. The contractor shall submit to DMAHS at lest annually additional information that is regularly submitted to DHSS/DBI on an aggregate basis on non-Medicaid members for purposes of comparative analyses of service use and cost patterns. Such information shall be subject to the confidentiality provisions in Article 19.

                  Additional Reports: The contractor shall prepare and submit such other reports as DMAHS may request. Unless otherwise required by law or regulation, DMAHS shall give the contractor ninety (90) days notice and the opportunity to discuss and comment on the proposed requirements before the contractor is required to submit such additional reports.

         16.4 The contractor shall report ownership and related information to DMAHS at the time of initial contracting with the Department, yearly thereafter, and upon request, to the Secretary of DHHS and the Inspector General of the United States, in accordance with 42 U.S.C. 1320a-3 and 1396b(m)(4)(Sections 1124 and 1903(m)(4) of the Social Security Act) and including any individuals in the contractor's organization that have a five percent (5%) or more controlling ownership or controlling interest in the contractor's organization.

         16.5 The contractor hereby agrees to provide statistical and other data as may be required by DMAHS, and on such forms as DMAHS may prescribe (see Appendix J), to include information sufficient for DMAHS management and evaluation purposes in at least the following areas:

         A. Quarterly marketing, enrollment, and disenrollment performances;

         B. Monthly enrollee identification data, such as age, sex and residence which is submitted via the enrollment application;

         C. Utilization data (submitted quarterly) for services covered under this contract and specified in Article 18;

         D.       Financial data as specified above and in Article 18; and

         E. Third-Party payment recoveries for enrollees, submitted quarterly.

         16.6 The contractor shall submit to DMAHS at least annually additional information that is regularly submitted to DHSS/DBI on an aggregate basis on non-Medicaid members for purposes of comparative analyses of service use and cost patterns. Such information shall be subject to the confidentiality provisions in Article 19.

         16.7 The contractor hereby agrees to medical audits in accordance with the

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
protocols for care specified in this contract, in accordance with medical community standards for care, and of the quality of care provided all enrollees, as may be required by appropriate regulatory agencies subject to the limitations described in Article l5.

         16.8 The contractor shall cooperate with DMAHS in carrying out the provisions of applicable statutes, regulations, and guidelines affecting the administration of this contract.

         16.9 The contractor shall distribute to all subcontractors providing services to enrollees, informational materials approved by DMAHS that outlines the nature, scope, and requirements of this contract.

         16.10 The contractor, with the prior written approval of DMAHS, shall print and distribute reporting forms and instructions, as necessary whenever such forms are required by this contract.

         16.11 The contractor and its subcontractors hereby agree to utilize, whenever available, covered medical and hospital services or other public or private sources of payment for services rendered to enrollees in the contractor's plan.

         A. The Medicaid program shall be the payor of last resort when third party resources are available to cover the costs of medical services provided to Medicaid enrollees. When the contractor is aware of these resources prior to paying for a medical service, it shall avoid payment by either rejecting a provider's claim and re-directing the provider to bill the appropriate insurance carrier, or if the contractor does not become aware of the resource until sometime after payment for the service was rendered by pursuing post-payment recovery of the expenditure.

         B. The contractor shall avoid payment of claims where third party resources are payable. When the Department has reliable information about third party resources available to recipients, it will make an effort to provide such information to the contractor.

         C. Third party resources are categorized as relating to 1) health insurance and 2) casualty insurance.

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         (1)      The contractor shall pursue and collect payments where health insurance coverage is available. Monies so collected shall be retained by the contractor, but shall be utilized to reduce the expenditure of Medicaid funds,


                  (a) The DMAHS shall have the right to pursue, collect, and retain payments from liable health insurers if the contractor has failed to initiate collection from the health insurer within twelve (12) months from the date of service.


         (2) The contractor shall pursue and collect casualty insurance payments or benefits collectible by the enrollee. "Casualty insurance" shall include Personal Injury Protection (PIP) benefits, Workers' Compensation benefits, medical payments coverage through a homeowner's insurance policy and other forms of insurance. The contractor agrees to utilize such coverage prior to any Medicaid payment.


                  (a) DMAHS shall have the right to pursue, collect, and retain casualty insurance payments where the contractor has failed to initiate collection within twelve (12) months from the date of service.


         (3) DMAHS shall have the right to pursue and collect payments made by the contractor when a, legal cause of action for damages is instituted on behalf of a Medicaid enrollee against a third party or when DMAHS receives notice that legal counsel has been retained by or on behalf of an enrollee. DMAHS' collections identified as HMO-related resultant from such legal actions will be remitted semi-annually to the contractor by DMAHS.


                  (a) "Third party", for the purposes of this Section shall mean any person, institution, corporation, insurance company, public, private or governmental entity who is or may be liable in contract, tort or otherwise by law or equity to pay all or part of the medical cost of in-

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
                           jury, disease, or disability of a Medicaid recipient (See N.J.S.A. 30:4D-3(m)).


         D. The contractor shall assist the DMAHS in the identification, pursuit and collection of third party resources as follows:


                  (1) The contractor will notify DMAHS within 30 days upon its identification of health or casualty insurance coverage available to an enrollee, or any change in an enrollee's health insurance coverage.


                  (2) The contractor shall notify DMAHS when the constructor becomes aware that an enrollee has instituted a legal cause of action for damages against a third party. Immediately upon the contractor receiving notice of such an action, the contractor shall notify DMAHS in writing, including the enrollee's name and HSP number, date of accident/incident, nature of injury, name and address of enrollee's legal representative, and copies of pleadings and any other documents related to the action in the contractor's possession or control, including, but not limited to, for each service date subsequent to the date of the accident/incident, provider's name, the enrollee's diagnosis, the nature of service provided to the enrollee, and the amount paid to the provider by the contractor for each service.


         E. The contractor agrees to cooperate with DMAHS' efforts to maximize the collection of third party payments by providing to DMAHS updates to the information required by this Article.


         F. The contractor shall not impose, or allow its subcontractors or participating providers to impose, copayment charges of any kind upon Medicaid recipients enrolled in the contractor's plan pursuant to this contract.


         G. Personal Contributions to Care (PCC) required for children eligible through Plan C of the NJ KidCare Program. A PCC will be required for certain services provided to children eligible through the NJ KidCare Program whose family income is between 150% and up to

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
                  and including 200% of the federal poverty level. See PCC schedule, Appendix R, for services requiring PCCs and specific dollar amounts.


         H. The contractor's obligations under this Article shall not be imposed upon the enrollees or the Department, although the contractor shall require enrollees to cooperate in the identification of any and all other potential sources of payment for services.


         l6.12. The contractor shall maintain, and produce to the Department upon request, proof that all appropriate federal and state taxes are paid.

         16.13. The contractor shall provide to DMAHS for review and approval a written description of its compensation methodology for marketing and enrollment representatives, including details of commissions, financial incentives, and other income.

         16.14. The contractor shall establish and maintain a drug utilization review (DUR) program which satisfies the minimum requirements for prospective and retrospective DUR as described in 1927(g) of the Social Security Act, amended by the Ommbus Budget Reconciliation Act (OBRA) of 1990.


         A. DUR standards shall encourage proper drug utilization by ensuring maximum compliance, minimizing potential fraud and abuse, and taking into consideration both the quality and cost of the pharmacy benefit.


         B. The contractor must implement a claims adjudication system, preferably on-line, which shall include a prospective review of drug utilization.


         C. The prospective and retrospective DUR standards established by the contractor shall be consistent with those same standards established by the Medicaid Drug Utilization Review Board. In addition, the Board must approve the effective date for implementation of any DUR standards by the contractor as well as any subsequent changes within 30 days of such change.


         16.15. The contractor shall establish for review and approval by DMAHS written policies and procedures for identifying, investigating, and taking appropriate

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

corrective action against fraud and/or abuse (as defined in 42 CFR 455.2) in the provision of health care services. The policies and procedures will include, at a minimum:



         A. Prompt notification to and approval from DMAHS prior to conducting the investigation.


         B. Reporting investigation results within 20 business days to DMAHS.

                                   ARTICLE 17.

                      RECORDS MAINTENANCE AND AUDIT RIGHTS


         17.1. The contractor shall maintain and shall require its participating providers to maintain appropriate records relating to contractor performance under this contract, including records related to services provided to enrollees. These records shall include, but are not limited to, separate comprehensive Medical Records for each enrollee as are necessary or required by DMAHS to record all clinical information pertaining to enrollees, including notations of personal contacts, primary care visits, and diagnostic studies. Each enrollee's medical record shall be kept in detail consistent with federal and state requirements and good medical and professional practice based on the services required and provided. For enrollees covered by the contractor's plan that are eligible through the Division of Youth and Family Services, records must be kept in accordance with the provisions under N.J.S.A. 9:6-8.l0a and 9:6-8.40, and consistent with the need to protect the enrollee's confidentiality. Records shall also include appropriate financial records to document fiscal activities and expenditures, including records relating to the sources and applications of funds determination of amounts payable under the contract, and to the capacity of the contractor or participating providers, if relevant, to bear the risk of potential financial losses. Financial records shall be consistent with applicable state and federal DHHS regulations.


         17.2. The contractor shall provide DMAHS, DHHS, the Comptroller General of the United States, or any of their duly authorized representatives, with access to all records relating to the contractor's and subcontractor's performance under this contract for the purposes of examinations, audit, investigation, and copying of such records. The contractor shall give access to such records on prior written notice, during normal business hours, unless otherwise provided or permitted by applicable laws, rules or regulations.

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
         17.3. The contractor hereby agrees to maintain an appropriate recordkeeping system for services to enrollees. Such system shall collect all pertinent information relating to the medical management of each enrolled recipient; and make that information readily available to appropriate health professionals and the Department. All records shall be retained in accordance with the record retention requirements of 45 CFR 74.164 and N.J.S.A. 30:4D-12, i.e., records must be retained for five (5) years from the date of service or three (3) years after final payment is made under the contract or subcontract and all pending matters are closed, whichever is later. If an audit, investigation, litigation, or other action involving the records is started before the end of the retention period, the records must be retained until all issues arising out of the action are resolved or until the end of the retention period, whichever is later. Records shall be made accessible on request to agencies of the State of New Jersey and the federal government. For enrollees covered by the contractor's plan that are eligible through the Division of Youth and Family Services, records must be kept in accordance with the provisions under N.J.S.A. 9:6-8.10a and 9:6-8:40 and consistent with need to protect the enrollee's confidentiality. All subcontractors shall comply with, and all subcontracts shall contain the requirements stated in this paragraph.

         17.4. The contractor hereby agrees to cause those records as may be required by DMAHS and other regulatory agencies to be made available to and/or copied for authorized representatives of the State of New Jersey and the federal government at such times, places, and in such manner as authorized representatives may reasonably request for the purposes of audit, inspection, investigation, and examination. The contractor agrees to maintain all records in accordance with the laws of the State of New Jersey and the federal government and administrative rules, regulations, and guidelines promulgated pursuant thereto, and in a manner conducive to review and analysis. Data collection requirements may vary from time to time due to changes in federal and state regulations.

         17.5. Medical records of enrollees shall be sufficiently complete as described in Appendix N to permit subsequent peer review or medical audit or investigation. All required records, either originals or reproductions thereof, shall be maintained in legible form and be readily available to appropriate Division professional or investigative staff upon request for review and evaluation by professional medical, nursing, and investigative staff.

         17.6. If HMO members disenroll from the plan, the plan shall require its participating providers to release medical records of members as may be directed by the member, authorized representatives of the Division and appropriate agencies of the State of New Jersey and of the federal government. Release of records shall be consistent with the provision of confidentiality expressed in Article 19 of this contract and at no cost to enrollees.


         17.7. All records shall be retained in accordance with the confidentiality requirements recited in Article 19 of this contract.


         17.8. The contractor shall cooperate in a good faith manner to furnish information as may be requested by the Division.


         17.9. Physical Records--All physical records originated or prepared pursuant to the contractor's performance under this contract, including working papers, reports, charts, and other documentation, relating to expenses and billing, shall be made available for review by DMAHS. During the term of this contract, the contractor shall, upon request by DMAHS, furnish any such record or a copy thereof to DMAHS, and they shall have access to all such records while they are in the contractor's or subcontractor's possession. Upon termination or expiration of said contract, the contractor shall, upon request, provide copies of all such records to DMAHS prior to final settlement of all claims and outstanding contract issues.


                                   ARTICLE 18.

                             REPORTING REQUIREMENTS

         18.1. The contractor shall develop, implement, and maintain a system of records and reports which include those described below and shall make available to DMAHS for inspection and audit any reports, financial or otherwise, of the contractor or subcontractors relating to their capacity to bear the risk of potential financial losses in accordance with 42 CFR 434.38. Except where otherwise specified, the contractor shall provide reports on hard copy, or via electronic media using a format and commonly-available software as specified by DMAHS.


         18.2. The contractor shall permit DMAHS, its agents, and DHHS the opportunity to evaluate, through inspection or other means, the quality, appropriateness, and timeliness of services performed under this contract. The contractor shall permit DMAHS, its agents and DHHS to have full and free access to all contractor's

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
records and to furnish such information or provide copies of such records to DMAHS, its agents, and DHHS upon request. The contractor shall submit copies to DMAHS of all reports (including financial, statistical, etc) submitted to the Departments of Insurance and Health. The contractor shall retain, and shall cause subcontractors to retain, all records in accordance with the record retention requirements of 45 CFR, Part 74. Records shall be maintained for a minimum of five (5) years and until all audits are resolved.


         18.3. The contractor shall maintain a uniform accounting system that adheres to generally accepted accounting principles for charging and allocating to all funding resources the contractor's costs incurred hereunder including, but not limited to, the American Institute of Certified Public Accountants (AICPA) Statement of Position 89-5 "Financial Accounting and Reporting by Providers of Prepaid Health Care Services".


         18.4. The contractor shall provide the primary care physicians with quarterly utilization data within 45 days of the end of the program quarter comparing the average medical care utilization data of their enrollees to the average medical care utilization data of other managed care enrollees. These data shall include, but not be limited to, utilization information on member encounters with PCPs, specialty claims, prescriptions, inpatient stays, and emergency room use.


         18.5. The contractor shall collect and analyze data to implement effective quality assurance, utilization review, and peer review programs in which physicians and other health care practitioners participate. The contractor shall review and assess

         A. Primary care physician audits; CNP/CNS audits; specialty audits; inpatient mortality audits; quality of care and provider performance assessments; quality assurance referrals; credentialing and recredentialing; verification of encounter reporting rates; quality assurance committee and subcommittee meeting agendas, and minutes; member complaints, grievances, and follow~up actions; providers identified for trending and sanctioning; special quality assurance studies or projects; prospective, concurrent, and retrospective utilization reviews conducted of inpatient hospital stays, and denials of off-formulary drug requests.

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
         18.6. The contractor shall agree to make appropriate provisions as required by DMAHS to physically secure and safeguard all sensitive listings, documents, and flies related to the State of New Jersey. Information is to be safeguarded pursuant to 42 CFR, Part 431, Subpart F.


         18.7. The contractor shall prepare and submit to DMAHS reports containing summary information (in the tables described below) on the contractor's operations for each quarter of the program. These reports must be received by DMAHS no later than 45 calendar days after the end of the quarter. After a grace period of five calendar days, for each calendar day after a due date that DMAHS has not yet received at a prescribed location a report that fulfills the requirements of any one item, assessment for damages equal to one-half month's negotiated blended capitation rate that would normally be owed by DMAHS to the contractor for one recipient shall be applied. The damages shall be applied as an offset to subsequent payments to the contractor.

The QUARTERLY summary reports shall include the following financial and statistical/encounter information included in Appendix J (Reporting Forms):

Table One:  MEDICAID ENROLLMENT

         For each primary care physician nor CNP/CNS, the contractor shall enter the total number of enrollees and year-to-date member months in Section A. For each county within which the contractor operates, the contractor shall list the total enrollees at prior years end, net enrollees as of the date of this report, and the total member months in Section B.

[NO PAGE 96]


         A.

                           period, of time, normally one month. If advance payments are made to the plan for more than one reporting period, the portion of the payment that has not yet been earned must be treated as a liability (Unearned Premiums).


                  (3) Fee-For-Service-Revenue recognized by the plan entity for provision of health services to non-members by plan providers and to members through provision of health services exceeding contract limits or from their prepaid benefits package.

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
                  (4) Interest--Interest earned from all sources, including escrow and reserve accounts.


                  (5) C.O.B. and Subrogation--Income from Coordination of Benefits and Subrogation.


                  (6) Reinsurance Recoveries--Income from the settlement of claims incurred during the reporting period. This includes revenues from private reinsurance carriers.


                  (7) Other Revenue--Revenue from sources not covered in the previous revenue accounts, such as recovery of bad debts or gain on sales of capital assets, etc.


                  (8) Total Revenue--Total of the above revenue accounts.

         B.       EXPENSES:

                  Medical and Hospital


                  (9) Inpatient--Inpatient hospital costs of routine and ancillary services for enrollees while confined to an acute care hospital, including out of area hospitalization.


                  (10) Primary Care--Includes all costs associated with medical services provided if any setting by a primary care provider, including physicians and other practitioners.


                  (11) Physician Specialty Services--All costs associated with medical services provided by a physician other than a primary care physician.


                  (12) Ambulatory Surgery--Includes the facility component of the ambulatory surgery visit. The visit can be free standing or a hospital outpatient department. The professional component should he billed separately and reported in the appropriate service category line item, e.g., physician specialty services.

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
                  (13) Other Professional Services--Compensation paid by the contractor to non-physician providers engaged in the delivery of medical services.


                  (14) Emergency Room--Includes the facility component of the emergency room visit as well as out of area emergency room costs. Professional components that are billed separately should be reported in the appropriate service category line item.


                  (15)     Mental Health - reserved. Leave Blank.


                  (16)     Drug and Alcohol Treatment - reserved. Leave Blank.


                  (17)     Dental--Expenses for all dental services provided.


                  (18) Pharmacy--Expenses for legend prescription and non-legend prescription pharmacy services provided that includes both ingredient costs and dispensing fees.


                  (19) Home Health Care Services--Expenses for home health services provided including nurses, aides, and rehabilitation therapists and the cost of pharmaceuticals for IV therapies.


                  (20) Transportation--Expenses for all ambulance, medical intensive care units (MICUs), and invalid coach services.


                  (21) Laboratory and Radiology--The cost of all laboratory and radiology diagnostic and therapeutic for which the contractor is separately billed.


                  (22) Vision Care Including Eyeglasses--The cost of optometric exams and dispensing glasses to correct eye defects. This category includes the cost of eyeglasses but excludes ophthalmologist costs related to the treatment of disease or injury to the eye; the latter should be included in physician specialty services.


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
                  (23) Other Medical--Costs directly associated with the delivery of medical services under plan arrangement which are not appropriately assignable to the medical expense categories defined above, e.g., costs of durable medical equipment and supplies, hospital facility outpatient costs not reported elsewhere, etc.


                  (24) Reinsurance Expense--Expenses for reinsurance or "stop-loss" insurance made to a contracted reinsurer.


                  (25) Incentive Pool Adjustment--A reduction to medical expenses for adjusting the full medical expenses reported. For example, physician withholds retained by the contractor should be included here.


                  (26) Total Medical and Hospital--Total of all medical and hospital expenses.

         C. ADMINISTRATION--Costs associated with the overall management and operation of the plan including the following components:


                  (27) Compensation--All expenses for administrative services including compensation and fringe benefits for personnel time devoted to or in direct support of administration. Include expenses for management contracts. Do not include marketing expenses here.


                  (28) Interest Expenses--Interest on loans paid during period.


                  (29)     Occupancy, Depreciation and Amortization


                  (30) Marketing--Expenses directly related to, marketing activities including advertising, printing, marketing salaries and fringe benefits, commissions, broker fees, travel, occupancy, and other expenses allocated to the marketing activity.


                  (31) Other -- Costs which are not appropriately assigned to the health plan administration categories defined above.


                  (32)     Total Administration

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
                  (33)     Total Expenses


                  (34) Operating Income (Loss)--Excess or deficiency of total revenues over total operating expenses.


                  (35)     Extraordinary Item--A non-recurring gain or loss.


                  (36)     Provision For Taxes--All income taxes for the period.


                  (37) Adjustments for Prior Period IBNR Estimates--Should include a reconciliation of prior period IBNR estimates. A contra-expense would be reported if IBNR estimates exceeded actual expenses.


                  (38) Net Income (Loss)--Excess or deficiency of total revenues over total expenses less taxes for the period.

Table Seven:  STOP-LOSS SUMMARY

         The contractor shall identify the stop-loss threshold for the reporting period. For each of the designated eligibility categories, the contractor shall report the total number of enrollees that exceeded the stop-loss threshold during the period and the total net expenditures exceeding the stop-loss threshold.

Table Eight:  MEDICAID CLAIMS ANALYSIS

         Claims Incurred

         The contractor shall report Claims Incurred that includes medical expenses for services provided in the reporting period which are either paid or unpaid.

         Claims Unpaid

         The contractor shall report the amount of reported unpaid claims incurred during prior and current years and the amount of incurred but not reported claims during prior and current years for each of the categories of services indicated.

Table Nine:  MEDICAID INPATIENT UTILIZATION-DISCHARGES

         Actual Utilization-The contractor shall report the total number of reported Medicaid inpatient discharges including deaths and transfers by major hospital service for each of the applicable eligibility groups for the report period. For each premium group, the contractor shall enter the total number of inpatient discharges and days, discharge rate per thousand, days per thousand and average length of stay. The classification of the discharges and utilization rates should be calculated as follows:

         Medical/Surgical--Individuals 18 years and older.

         Maternity--Includes both deliveries and undelivered days.

         Pediatric--Range from 28 days old to less than 18 years old.

         Newborn--Well born from birth to 27 days inclusive.

         Neonatal--Sick newborn (e.g., low birth weight) from birth to 27 days inclusive.

         Physical & Medical Rehabilitation--Includes discharges for acute physical and medical rehabilitation services.

         Number of Discharges Per Thousand=(Total number of discharges/member months);

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
         Total Number of Inpatient Days;

         Number of Days Per Thousand=(Total number of inpatient days/1000 members).

         Average length of Stay=(Total number of inpatient days/total number of discharges).

         Accrued Utilization--The contractor shall enter the summary data and utilization rates for total accrued utilization, which includes actual paid claims, claims reported but not paid, and an estimate of incurred but not reported aims.

Table Ten:        UTILIZATION OF MEDICAL SERVICES

         The contractor shall enter total reported visits/encounters for services provided during the report period by the service categories listed for the applicable premium groups. In addition, for each category listed, the contractor shall enter the sum total utilization rate per member per year for the report period (Per member per year utilization is defined as follows: Rate per Member Per Year=(total visits/member months)12. The following represent the definitions for the medical categories:

         Emergency Room Visit--Each distinct, occasion the enrollee visits the ER regardless of the number of procedures or treatments utilized.

         Primary Care Encounter--A visit with a primary care physician (including CNP/CNS) for, both well and sick visits. A single encounter may include multiple procedures.

         Physician Specialist Encounter--A visit with a specialty physician for treatment of a particular medical condition. A single encounter may include multiple procedures.

         Physical/Medical Rehabilitation Therapy Visits--Each time a patient receives therapy services regardless of the number of procedures or clinicians seen. This includes physical, occupational, and speech therapies.

         Referrals for Mental Health Visits - leave blank.

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
         Referrals for Drug & Alcohol Therapy Visits - leave blank.

         Vision Care Visit--Each time an enrollee receives vision care services regardless of the number of procedures or clinicians seen.

         Dental Visits--Each time a patient receives dental care services regardless of the number of procedures or clinicians seen.

         Outpatient Pharmacy Script--Each prescription should include only a 30 day supply.

         Emergency Medical Transportation--Number of trips for treatment of emergency medical conditions only.

         Home Health Agency Visit--Number of visits for provision of home health services regardless of procedures or clinicians seen.

         Ambulatory Surgery Visit--Number of operating room visits to either a hospital ambulatory surgery department or a free standing clinic. Does not include minor surgery conducted in a physician office.

Table Eleven*:  EMERGENCY CLAIMS ANALYSIS

         The contractor shall report the number of paid emergency room claims and unduplicated count of enrollees by eligibility category. Also, the contractor shall report the number of visits per enrollee and the number of denied emergency room claims only when the enrollee was an active member at the time of service.

Table Twelve:  AGE STUDY PAID DENIED CLAIMS

         The contractor shall submit a claims processing report that summarizes the timeliness of claims processed, by Category of Service (COS), from the date of initial receipt to date of adjudication and payment. This report must show percent of claims paid, based on the check date or mailing date, whichever is later, within 30, 60, 90, 120, and 120+ days for all participating providers:
Inpatient Hospital Claims; Drug Claims; and All Other Claims. This report must reflect 100% of claims adjudicated.

Table Thirteen:  ENCOUNTER DATA ELEMENTS REPORTING

         ENCOUNTER DATA ELEMENTS--The contractor must implement a management information system to record and report encounter data, on a quarterly basis, that are enrollee' specific, listing all encounter data elements of the services provided. The data reporting medium shall be tape or diskette in a configuration specified by DMAHS. Quarterly encounter report files will be used to create a data base which can be used in a manner similar to fee-for-service history files to analyze plan utilization. DMAHS will edit the data to assure consistency and readability. If data are not of an acceptable quality or submitted timely, the contractor will not be considered in compliance with this contractor requirement until an acceptable file is submitted. All enrollee specific encounter data must be submitted no later then 45 days after the date of service on a quarterly encounter report file.

         The contractor's MIS for reporting encounter data elements may be phased-in according to an implementation schedule developed with and approved by DMAHS. The contractor remains liable for quarterly reporting of utilization data and must continue to submit the report forms found in Appendix P -Utilization Data Reporting Forms (To Be Used Only During Implementation Phase for Reporting Encounter Data Elements) until the encounter data reporting is fully operational.

         A. The encounter list, included in Appendix J, Reporting Forms, indicates the "required" data elements for Inpatient and Ambulatory Care encounters. In addition, "Optional" data elements are also listed. These elements are optional in the sense that they can be used to custom fit the reporting to the needs of a particular program, enhance data validity checking, or allow more flexibility in the use of mandatory data elements.

Table Fourteen:  FEDERALLY QUALIFIED HEALTH CENTER EXPENDITURES

         The contractor shall report the total expenditures by eligibility category for each contracted FQHC.

Table Fifteen: THIRD PARTY LIABILITY COLLECTIONS

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
         The contractor shall report the categories of all third party liability collections to DMAHS and shall include, a complete disclosures demonstrating its efforts to obtain payment from liable third parties and the amounts and nature of all third party payments recovered for Title XIX enrollees including but not limited to payments for services and conditions which are:

         -        equipment related injuries or illnesses;

         - related to motor vehicle accidents, whether injured as pedestrians, drivers, passengers, or bicyclists; and

         - contained in diagnosis Codes 800 through 999 (lCD 9-CM), with the exception of Code 994.6.

Table Six - ADDITIONS AND DELETIONS OF PROVIDERS

         The contractor shall report, on a quarterly and annual basis, all additions and deletions to the provider network as well as closed panels. Report closed panels under the deletions portion of the table and state under the "Reason for Change" column: "Closed Provider Panel" Include the names and locations of all new providers and contractors; decreases in the provider network, identified by provider type, name and location, and all PCPs, CNPs/CNSs, physician specialists, and other subcontractors who are not accepting new patients. The contractor shall not allow enrollment freezes for any provider unless the same limitations apply to all commercially insured members as well.

*Tables Nine, Ten and Eleven may be deleted item the reporting requirements when the contractor is able to fully submit Table 13 - Encounter Data Elements Reporting with DMAHS approval. Table Eighteen Access to HIV Testing and AZT Therapy for Pregnant. Women and Infants.

         The Contractor shall report access to HIV testing and AZT therapy every quarter with the following data elements:

         1.       Number of pregnant women

         2.       Number of pregnant women receiving HIV testing within the HMO

         3.       Number of pregnant women testing positive for HIV

         4.       Number of pregnant women treated with AZT

         5. Number of births involving AZT treatment in utero (if this number is lower than #4, please explain)

         6.       Number of newborns receiving full AZT treatments


         18.8. The contractor shall semi-annually report its staffing positions including the names of supervisory personnel (Director level and above and the QM/UR personnel), organizational chart, and any position vacancies in these major areas.


         18.9. The contractor shall report, semi-annually, number of appeals received from hospitals, physicians, other providers and enrollees and any toll free hotline activities by type of calls, number of calls, average waiting times, and number of abandoned calls.


         18.10. DMAHS shall have the right to create additional reporting requirements at any time required by applicable federal or state laws and regulations as they exist or may hereafter be amended and incorporated into this contract.


         18.11. Reports which must be submitted on an annual or semi-annual basis, as specified in this contract, shall be due within 60 days of the close of the reporting period, unless specified otherwise.

                                   ARTICLE 19

                                CONFIDENTIALITY

         19.1 All individually identifiable information relating to Medicaid recipients that is obtained by the contractor shall be confidential pursuant to the provisions of N.A.A.C. 10:49-9.4, 42 U.S.C. 1396(a)(7) (Section 1902 (a)(7)
of the Social Security Act), and regulations promulgated thereunder and shall be used or disclosed by the contractor only for a purpose directly connected with performance of the contractor's obligations under this contract.

         19.2 Medical Records and management information data concerning Medicaid recipients enrolled pursuant to this contract shall be confidential and shall be disclosed to other persons within the contractor's organization only as necessary to provide medical care and quality, peer, or grievance review of medical care under the terms of this contract.

         19.3 The provisions of this Section shall survive the termination of this contract and shall bind the contractor so long as the contractor maintains any individually identifiable information relating to Medicaid recipients.

         19.4 The contractor hereby agrees and understands that all information, records, data, and data elements collected and maintained for the operation of the contractor and the Department and pertaining to enrolled persons, shall be protected from unauthorized disclosure in accordance with the provisions of 42 CFR 431.300, N.J.S.A. 30:4D-7(g) and N.J.A.C. 10:49-9.4. Access to such information, records, data and data elements shall be limited to those who perform their duties in accordance with provisions of this contract including the Department of Health and Human Services per Article 17 herein and to such others as may be authorized by DMAHS in accordance with applicable law. For enrollees covered by the contractor's plan that are eligible through the Division of Youth and Family Services, records must be kept in accordance with the provisions under N.J.S.A. 9:6-8.10a and 9:6-8:40 and consistent with the need to protect the enrollee's confidentiality.

         19.5 The contractor shall instruct its employees to keep confidential information concerning the business of DMAHS, its financial affairs, its relations with its members and its employees, as well as any other information which may be specifically classified as confidential by law. DMAHS shall instruct its employees to keep confidential information concerning the contractor's relations with its

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employees and other business relations and operations as well as any other information which may be specifically classified as confidential by law and marked "proprietary and confidential" by the contractor, except where such information and documents are covered by the State Right To Know Law, N.J.S.A. 47:1A-1 et seq.

         If DMAHS receives a request pursuant to the Right To Know Law for release of information concerning the contractor, DMAHS shall determine what information is required by law to be released and retain authority over the release of that information. Prior to release of information that was previously labeled by the contractor as proprietary or confidential, DMAHS shall notify the contractor, who may apply to the Superior Court of New Jersey for a protective order if the contractor opposes the release of information.

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                                   ARTICLE 20

                               PROVIDER CONTRACTS

         20.1 The contractor shall at all times have satisfactory written contracts with a sufficient number of providers in and adjacent to the enrollment area to ensure enrollee access to all medically necessary services listed in Appendix A. The provider network shall be reviewed and approved by DMAHS and the sufficiency of the number of participating providers shall be determined by DMAHS in accordance with the standards found in Appendix L. All provider contracts shall meet established requirements, form, and contents approved by DMAHS.

         20.2 The contractor must ensure that its provider network includes, at a minimum:

                  A. Access to primary care physicians (PCPs) within 6 miles from residence

                  B. Ninety (90) percent of the Medicaid population in a county must be within 2 to 6 miles of one (1) PCP, and ten (10) miles of two PCPs (urban); Eighty-five
                           (85) percent of the Medicaid population in a county must be within fifteen (15) miles of two (2) PCPs (rural). Covering physicians must be in reasonable access, not greater than ten (10) miles urban and twenty miles rural.

                  C. A number and distribution of Primary Care Physicians must be such as to accord to all enrollees a ratio of a least one (1) full time equivalent PCP who will serve no more than 1,500 enrollees;

                  D. Access for those with physical disabilities at all PCP and provider sites;

                           -        The PCP individual and site limits
                                    identified in Section 20.2 C & D above may be waived if deemed appropriate by DMAHS.

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                  E.       Providers who reflect the ethnic/racial enrollee
                           composition and can accommodate the different languages of the enrollees including bilingual capability for any language which is the primary language of ten (10%) percent or more of the enrolled Medicaid population.

                  F. Providers who are trained in treating individuals with special needs including, but not limited to: persons with physical disabilities, mental illness, drug and alcohol addictions, HIV/AIDS, mental retardation, pregnant women, children, elderly, blind, and deaf. This includes dentists who provide service to the physically and mentally disabled and who may have to take additional time in providing a specific service.

                  G. One (1) Full time equivalent dentist for 1,500 enrollees;

                  H. Primary care network shall include internists, pediatricians, family and general practice physicians. The contractor may include obstetricians/gynecologists as primary care physicians providing that the contract with the OB/GYN specialist is, at a minimum, the same as for all other PCPs and that members are enrolled with the OB/GYN specialist in the same manner and with the same physician/member ratio requirements as for all other primary care physicians. If CNPs/CNSs are included in the network, their scope of services must comply with their licensure requirements.

                  I. Sufficient number, available and accessible, of physician and non-physician providers of health care to cover all services in amount, duration, and scope included in the benefits package under this contract.

                  J.       Compliance with the standards delineated in Appendix
                           L.

         20.3 If the contractor chooses to include in its provider network CNPs/CNSs, then those practitioners shall be subject to the same capacity and accessibility standards and measures as for other providers which are delineated in Appendix L except for the following:

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  A CNP/CNS to enrollee ratio may not exceed one CNP or one CNS to 800 enrollees or 1000 enrollees cumulative across plans.

         20.4 The contractor shall provide a provider roster, hard copy and on computer diskette which will include the names and addresses of every provider in the contractor's network. The format will be defined by DMAHS. In addition the contractor shall prepare a provider directory which is presented to members in the following manner:

                  A. Primary care physicians and CNPs/CNSs who will serve the New Jersey Medicaid enrollees listed by

                           -        county, by city, by specialty

                           -        provider name, degree, board
                                    eligibility/certification, office
                                    address(es) (actual street address),
                                    telephone number, fax number if available, hours actually available at each location, hospital affiliations, transportation availability, special appointment instructions if any, and any other pertinent information such as languages spoken or disability access accommodations that would assist the enrollee in choosing a PCP or CNP/CNS.

                  B. Specialists and ancillary services providers who will serve New Jersey Medicaid enrollees

                           - listed by county, by city, by physician specialty, by non-physician specialty

                  C.       Subcontractors

                           - Provide, at a minimum, a list of all other health care providers by county, by service specialty, and by name. The contractor must demonstrate its ability to provide all of the services included under this contract.

         20.5 The contractor shall submit to DMAHS one complete, fully executed contract (i.e., contain signatures of all parties and use of a signature stamp is not permitted), with all attachments, appendices, rate schedules, etc., for each type of provider, i.e. primary care physician, physician specialist, each non-physician

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practitioner, hospital and other health care providers/services covered under the benefits package; and the complete fully executed contract with every FQHC.

         20.6 For those providers for whom a complete contract or face page and signature page were not required, the contractor shall complete and sign the "Certification of HMO Provider Network" form. This form must be completed and signed by the HMO's attorney or high ranking HMO officer with decision-making authority.

         20.7 All provider contracts must obligate the provider to comply with the following items, either through a) specific contractual provisions, or b) general provisions that obligate the provider to comply with the contractor's requirements, coupled with documentation satisfactory to the Department that the contractor notifies and requires the providers to comply with the following:

                  A. HMO's policy on required coverage amount for professional malpractice insurance (required minimum:
                           $1,000,000/$3,000,000).

                  B. Reference to compliance with Clinical Laboratory Improvement Act (CLIA) requirements.

                  C. Reference to compliance with the American with Disabilities Act requirements.

                  D. Reference to compliance with confidentiality requirements.

                  E. Financial disclosure clause in accordance with 42 CFR 434, 1903(m) of the Social Security Act, and N.J.A.C. 10:49-19.

                  F. Reference to a payment schedule policy that is in compliance with state statutes.

                  G. A statement concerning acceptance of all contractor members in general or specific reference to accepting Medicaid members.

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                  H.       A description of the methodology of reimbursement to
                           the provider including whether there is financial risk or incentive payments and what they are specifically.

                  I. A statement that all medical records/service providers for Medicaid enrollees are subject to state and federal audit throughout the term of the contract.

                  J. A clear statement that there are no co-payments or deductibles for Medicaid enrollees. For children eligible through NJ KidCare Plan C, providers must collect applicable PCCs. Refer to PCC Schedule (Appendix R), as applicable for certain services (See
                           Article 16.12.G and Article 21.13.J).

                  K. Indemnify and hold harmless clauses which safeguard the Department and Medicaid enrollees from legal liability.

                  L. Such other information as may be required for provider contracts by other Articles in this contract.

                  M. A statement of the contractor's policy regarding third party liability billing which must be consistent with Article 16.

                  N.       Non-discrimination provisions;

                  O. The obligation to provide all services for the duration of the period after the contractor's insolvency for which capitation payments have been made and until any hospitalized enrollees have been discharged from the inpatient facility.

         20.8 The contractor shall develop and enforce credentialing and recredentialing criteria for all provider types which should follow the HCFA's credentialing criteria found in Appendix N including, but not limited to:

                  A. Appropriate current and valid license or certification as required by New Jersey state law;

                  B. Verification that providers have not been suspended or terminated from Medicaid or Medicare;

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
                  C. Verification that home health agency and hospice agency providers are licensed and meet Medicare certification participation requirements;

                  D.       Evidence of malpractice/liability insurance;

                  E.       Board certification or eligibility, as appropriate;
                           and

                  F.       A current statement from the provider addressing:

                           1. lack of physical or mental impairment that would substantially impede the provider's ability to carry out the scope of his or her duties on behalf of the plan;

                           2.       lack of impairment due to chemical
                                    dependency/substance abuse;

                           3. history of loss of license and/or felony convictions;

                           4. history of loss or limitation of hospital admitting privileges or disciplinary actions; and

                           5.       history of malpractice claims.

         20.9 DMAHS shall provide the contractor with access to available state listings and notices of providers who are suspended or terminated from practice and/or participation in the fee-for-service Medical Assistance program. Upon verification of such suspension or termination, the contractor shall immediately act to terminate the provider from participation in this program. Termination for loss of licensure, criminal convictions, or any other reason must coincide with the effective date of termination of licensure or the Medicaid program's termination effective date whichever is earlier.

         20.10 The contractor shall notify a health care provider within at least thirty (30) days of any decision to cancel or deny initial or renewal of contract and shall provide for an informal, non-binding and advisory review process for appeals.

         20.11 The contractor shall notify DMAHS within 30 days when a provider with whom the contractor has entered into a contract is subsequently suspended, terminated, or voluntarily withdraws from participation in this program. If the termination was "for cause," the contractor's notice to DMAHS shall include the reasons for the termination.

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         20.12 Laboratory Services: The contractor shall insure that all laboratory testing sites providing services under this contract, including those provided by primary care physicians, specialists, other health care practitioners, hospital labs, and independent laboratories have either a Clinical Laboratory Improvement Amendment (CLIA) certificate of waiver or a certificate of registration along with a CLIA identification number. Those laboratories with a certificate of waiver will provide only nine types of tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of laboratory tests.

                  A. The contractor hereby agrees to provide verification that its own laboratory or any other laboratory it conducts business with, has a CLIA certificate for the services it is performing as fulfillment of requirements in 42 CFR 493.1809.

                  B. The contractor agrees to provide DMAHS with copies of certificates for its own laboratory and for those under subcontract. A listing of laboratories under subcontract are included in Appendix F.

                  C. The contractor agrees to submit a written list of all diagnostic tests performed in its own laboratory and those tests which are referred to other laboratories annually and within 15 working days of any changes.

                  D. If a new laboratory subcontractor is added or if a laboratory subcontractor is terminated during the contract year, the contractor agrees to provide this information to DMAHS within thirty (30) days of the effective date of the subcontractor's addition or termination. The contractor agrees to provide a copy of a new subcontractor's certificate of waiver or certificate of registration within ten (10) days of operation.

         20.13 The contractor shall comply with the requirement of having this contract (which shall be submitted by DMAHS) approved by the Health Care Financing Administration and the appropriate state control agencies before it shall become effective.


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         20.14 Any contract between the contractor in relation to health coverage and a health care provider shall not prohibit or otherwise restrict the provider from engaging in medical communications with the provider's patient, either explicit or implied, nor shall any provider manual, newsletters, directives, letters, verbal instructions, or any other form of communication prohibit medical communication between the provider and the provider's patient. Providers shall be free to communicate freely with their patients about the health status of their patients, medical care or treatment options regardless of whether benefits for that care or treatment are provided under the contract, if the professional is acting within the lawful scope of practice. The health care providers shall be free to practice their respective professions in providing the most appropriate treatment required by their patients and shall provide informed consent within the guidelines of the law including possible positive and negative outcomes of the various treatment modalities.

         20.15 Nothing in Article 20.14 shall be construed:

                  A. to prohibit the enforcement, as part of a contract or agreement to which a health care provider is a party, of any mutually agreed upon terms and conditions, including terms and conditions requiring a health care provider to participate in, and cooperate with, all programs, policies, and procedures developed or operated by the contractor to assure, review, or im-prove the quality and effective utilization of health care services (if such utilization is according to guidelines or protocols that are based on clinical or scientific evidence and the professional judgment of the provider) but only if the guide lines or protocols under such utilization do not prohibit or restrict medical communications between providers and their patients; or

                  B. permit a health care provider to misrepresent the scope of benefits covered under this contract or to otherwise require the contractor to reimburse providers for benefits not covered.

         20.16 The contractor is not required to provide, reimburse, or provide coverage or counseling service or referral service if the contractor objects to the provisions or particular service on moral or religious grounds if the contractor makes any information on its policies regarding that service to prospective enrollee or


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during enrollment and to enrollees within 90 days after the date that the _____
adopts a change in policy regarding such a counseling or referral service.

         20.17 The contractor is prohibited from discriminating with respect to particular reimbursement, or indemnification against any provider who is acting within the provider's license or certification under applicable State law, solely ______ of such license or certification. The contractor may, however, include, only to the extent necessary to meet the needs of the organizers or establish any measure designed to maintain quality and control ______ with the responsibilities of the contractor.


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                                   ARTICLE 21

                           CONTRACTS AND SUBCONTRACTS

         21.1 The contractor shall annually report ownership and related infor-mation to DMAHS and, upon request, to the Secretary of HHS and the Inspector General of the United States, in accordance with 42 U.S.C. 1320a-3a and 1396b(m)(4)[Sections 1124 and 1903(m)(4) of the Social Security Act.

         21.2 The contractor, in performing its duties and obligations hereunder, shall have the right either to employ its own employees and agents or to utilize the services of persons, firms, and other entities by means of sub-contractual relationships.

         21.3 No subcontract will terminate the legal responsibility of the contractor to the Department to assure that all activities under this contract are carried out. The contractor is not relieved of its contractual responsibilities to the Department by delegating responsibility to a Subcontractor.

         21.4 All subcontracts must be in writing and must fulfill the requirements of 42 CFR Part 434 that are appropriate to the service or activity delegated under the subcontract.

                  A. Subcontracts must contain provisions allowing DMAHS and HHS to evaluate through inspection or other means, the quality, appropriateness and timeliness of services performed under a subcontract to provide medical services (42 CFR 434.6(a)(5)).

                  B. Subcontracts must contain provisions pertaining to the maintenance of an appropriate record system for services to enrollees. (42 CFR 434.6(a)(7))

                  C. Each subcontract must contain sufficient provisions to safeguard all rights of enrollees and to insure that the subcontract complies with all applicable state and federal laws, including confidentiality.


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         21.5 The contractor must submit full and complete information as to the name and address of each person or corporation with a 5% or more ownership or controlling interest in the contractor's plan, or any subcontractor in which the contractor has a 5% or more ownership interest (Section 1903(m)(2)(A) of the Social Security Act and N.J.A.C. 10:49-19.2).

                  A. The contractor shall comply with this disclosure requirement through submission of the HCFA-1513 Form whether federally qualified or not.

         21.6 If the contractor is not federally qualified, it must disclose to DMAHS information on types of transactions with a "party in interest" as defined in Section 1318(b) of the Public Health Service Act.

                  A. All contractor business transactions must be reported. This requirement is not limited to transactions related only to serving the Medicaid enrollees and applies at least to the following transactions:

                           1. any sale, exchange, or leasing of property between the contractor and a "party in interest";

                           2. any furnishing for consideration of goods, services or facilities between the contractor and a "party in interest" (not including salaries paid to employees for services provided in the normal course of their employment); and

                           3. any lending of money or other extension of credit between the contractor and a "party in interest".

                           4. transactions or series of transactions during any one fiscal year that are expected to exceed the lesser of $25,000 or five (5) percent of the total operating expenses of the contractor.

                  B. The information that must be disclosed regarding transactions listed in his Article, Section 2l.6A between the contractor and a "party in interest" includes:


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                           1.    The name of the "party in interest" for each
                                 transaction;

                           2. A description of each transaction and the quantity or units involved;

                           3. The accrued dollar value of each transaction during the fiscal year; and

                           4. The justification of the reasonableness of each transaction.

                  C. This information must be reported annually to DMAHS and must also be made available, upon request, to the Office of the Inspector General, the Comptroller General and to the contractor's enrollees. DMAHS may request that the information be in the form of a consolidated financial statement for the organization and entity (N.J.A.C. 10:49-19.2).

         21.7 The contractor must agree and insure it does not employ or contract with:

                  A. Any individual or entity excluded from Medicaid participation under Sections 1128 (42 U.S.C. 1320a-7) or 1128A (42 U.S.C. l320a-7a) of the Social Security Act for the provision of health care, utilization review, medical social work, or administrative services or who could be excluded under section 1128(b)(8) of the Social Security Act as being controlled by a sanctioned individual; or

                  B. Any entity for the provision of such services (directly or indirectly) through an excluded individual or entity;

                  C. Any individual excluded from Medicaid participation by DMAHS; or

                  D. Any individual or entity discharged or suspended from doing business with the State of New Jersey; or


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                  E.       Any entity that has a substantial contractual
                           relationship (direct or indirect) with an individual convicted of certain crimes as described in section l128(b)(8) of the Social Security Act.

         21.8 The contractor shall not knowingly have a director, officer, partner, or person with beneficial ownership of more than five per cent (5%) of the contractor's equity who has been debarred or suspended from any federal agency.

         21.9 The contractor shall not knowingly have an employment, consulting, or any other agreement with a debarred or suspended person for the provision of items or services that are significant and material to the contractor's contractual obligation with the State.

         21.10 The contractor shall certify to the DMAHS that it meets the requirements of Sections 21.8 and 21.9 prior to initial contracting with the Department and at any time there is a changed circumstance from the last such certification. The contractor may consult with the Excluded Parties List which can be found on General Services Administrative homepage at the Internet address: www.arnet.gov/epls.

         21.11 The contractor shall submit lists of names, addresses, owner ship/control information of participating providers, subcontractors, and individuals or entities, which shall be incorporated as Appendices E and F respectively in this contract. Such information shall be updated every quarter.

                  A. The contractor shall obtain prior DMAHS review and written approval of any proposed plan for merger, reorganization or change in ownership of the contractor.

                  B. The contractor shall comply with Section 21 .8A to ensure uninterrupted and undiminished services to enrollees, to evaluate the ability of the modified entity to support the provider network, and to ensure that any such change has no adverse effects on DMAHS's managed care program or DBI and DHSS's "certificate of authority" regulations.

         21.12 The contractor shall demonstrate its ability to provide all of the services included under this contract.


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         21.13 The contractor shall submit one complete, signed contract for each type of provider, i.e., PCP, hospital, physician specialist, non-physician practitioner, and other subcontractors including financial arrangements. Submission of all other contracts shall follow the format and procedure described below:

                  A. Copies of the contract face page and signature page for each PCP and CNP/CNS;

                  B. Copies of the face page and signature page of the OB/GYN, dental, and hospital provider contracts;

                  C. List of the names, addresses, and Medicaid provider number (if available) of all other providers. The contractor shall submit attached to this list of names a completed, signed "Certification of HMO Provider Network" form (Appendix K) that shall be completed and signed by the contractor's attorney or a high ranking contractor officer with decision-making authority.

                  D. Copies of the complete, fully executed contract with every FQHC.

         21.14 All subcontractors must comply with record retention requirements of 42 CFR Part 74.

         21.15 All subcontractors must, at a minimum, meet Medicaid provider requirements and standards as well as all other federal and state requirements. For example, a home health agency subcontractor must meet Medicaid certification participation requirements and be licensed by the Department of Health; hospice providers must meet Medicare certification participation requirements; providers for mammography services must meet the Food and Drug Administration (FDA) requirements.

         21.16 The contractor's provider contract shall include a provision which prohibits subcontractors from charging amounts that are in excess of those contractually agreed upon with the contractor for any service provided to an enrollee.


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         21.17 All provider contracts must obligate the provider to comply with the following items, either through a) specific contractual provisions, or b) general provisions that obligate the provider to comply with the contractor's requirements, coupled with documentation satisfactory to the Department that the contractor notifies and requires the providers to comply with the following:

                  A. Financial disclosure clause in accordance with 42 CFR 434, 1903(m) of the Social Security Act, and N.J.A.C. 10:49-19.

                  B. Reimbursement schedule that is in compliance with state statutes.

                  C. A statement that all medical records/service providers for Medicaid enrollees are subject to state and federal audit throughout the term of the contract.

                  D. A clear statement that there are no co-payments or deductibles for Medicaid enrollees.

                  E. Indemnify and hold harmless clauses which safeguard the Department and enrollees from legal or financial liability in the case of a dispute between the contractor and subcontractor;

                  F.       Non-discrimination provisions;

                  G. Americans with Disabilities Act provisions, including those described in Article 36 of this contract;

                  H.       CLIA provisions, as appropriate;

                  I.       Confidentiality provisions.

                  J. The obligation to provide all services for the duration of the period after the contractor's insolvency, should insolvency occur, for which capitation payments have been made and until any hospitalized enrollees have been discharged from the inpatient facility.


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                           1)    The contractor and its providers agree that,
                                 under no circumstances, (including, but not limited to, nonpayment by the contractor or by the State, insolvency of the managed care plan, or breach of agreement) will the provider bill, charge, seek compensation, remuneration or reimbursement from, or have recourse against, enrollees, or persons acting on their behalf, for covered services. However, a provider may charge the DMAHS for services not included in the contractor's benefits package under this contract on a fee-for-service basis.

                           2) EXCEPTION TO 21.13.J.1: Certain services provided to children up to 19 years who are participating through the NJ KidCare Plan C Program will require a PCC if their family income is above 150% and up to and including 200% of the federal poverty level. Total cost-sharing, including PCCs, per year, cannot exceed 5% of the total annual family income. See PCC Schedule, Appendix R, for services requiring PCCs and specific dollar amounts.

                           3) The contractor and its providers agree that this provision shall survive the termination of this agreement regard less of the reason for termination, including insolvency of the contractor, and shall be construed to be for the benefit of the contfactor or enrollees.

                           4) The contractor and its providers agree that this provision supersedes any oral or written contrary agreement now existing or hereafter entered into between the provider and enrollees, or persons acting on their behalf, insofar as such contrary agreement relates to liability for payment for or continuation of covered services provided under the terms and conditions of this continuation of benefits provisions.

                  K. A statement of the contractor's policy regarding third party liability billing which must be consistent with Article 16.


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

                  L. Such other information as may be required for provider contracts by other Articles in this contract.

         21.18 The contractor shall arrange for the distribution of informational materials to all its providers and subcontractors providing services to enrollees, outlining the nature, scope, and requirements of this contract including the importance of discussing the appropriate use of emergency services with their members.


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                                   ARTICLE 22

              REQUIREMENTS FOR TIMELY PAYMENTS TO MEDICAL PROVIDERS

         22.1 The contractor shall adjudicate and process ninety percent (90%) of all claims (clean and unclean) submitted by medical providers within thirty
(30) days of receipt and ninety nine percent (99%) within sixty (60) days of receipt. One hundred (100) percent of all claims (clean and unclean) submitted shall be processed within ninety (90) days of receipt. Claims processed for providers under investigation for fraud or abuse are not subject to these limits.

         22.2 The amount of time required to adjudicate and process a paid claim is computed in days by comparing the initial date of receipt with the check mailing date without regard to clean or unclean. The amount of time required to process a rejected or denied claim is computed in days by comparing the date of initial receipt with the denial notice mailing date without regard to clean or unclean. Claims processed during the quarter are reported in required categories on Table 12 - Aged Study of Pend/Denied claims.

         22.3 Liquidated damages may be assessed if the contractor does not meet the above requirements on a quarterly basis. The calculation is based on the HMO reported information on Table 12 - Aged Study of Pend/Denied Claims and Table 6
- Medicaid Premiums received during the quarter. Calculation as follows: points under 90% of claims processed in 30 days plus points under 99% in 60 days plus points under 100% in 90 days times .0005 times Medicaid Premiums received by the HMO during the quarter (line 2 of Table 6).

         22.4 No credit will be given if a criterion is exceeded. DMAHS reserves the right to audit and/or request detail and validation of reported information. DMAHS may accept or reject the contractor's reports and may substitute reports created by DMAHS if contractor fails to submit reports or the contractor's reports are found to be unacceptable.

         22.5 Submission of a Claims Performance Review is not required.


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                                   ARTICLE 23

                               CLOSEOUT PROVISIONS

         23.1 A transition period shall begin ninety (90) days prior to the last day the contractor is responsible for operating under this contract. During the transition period, the contractor shall work cooperatively with, and supply program information to, any subsequent contractor and DMAHS. Both the program information and the working relationships between the two contractors shall be defined by DMAHS.

         23.2 The contractor shall be responsible for the provision of necessary information to the new contractor and/or DMAHS during the transition period to ensure a smooth transition of responsibility. The new contractor and/or DMAHS shall define the information required during this period and time frames for submission. Some examples of information that may be required are:

                  A. Numbers and status of complaints and grievances in process.

                  B. Numbers and status of hospital authorization in process, listed by hospital.

                  C.       Daily hospital logs.

                  D.       Prior authorizations approved.

                  E.       Program exceptions approved.

         23.3 The new contractor shall reimburse any reasonable costs associated with the contractor providing the required information. The contractor shall not charge more than a cost mutually agreed upon by the contractor and DMAHS. DMAHS shall coordinate all requests for information and the cost associated with producing such information. DMAHS shall facilitate timely payment between the contractor and the new contractor. If program operations are transferred to DMAHS, no such fees shall be charged by the contractor nor paid by DMAHS.

         23.4 Effective forty-five (45) days before the end of the transition period, during regular business hours, the responsibility for the provider and enrollee toll free telephone numbers shall be shared by contractor staff and the new contractor if


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a new contractor is in place forty-five (45) days before the end of the transition period. The contractor alone will continue to be responsible for after-hours calls until the last day of the transition period. The contractor shall submit to DMAHS a plan and implementation schedule for sharing toll free number responsibilities with the new contractor. The new contractor shall bear financial responsibility for costs incurred in modifying the toll free number telephone system. The contractor shall, in good faith, negotiate a contract with the new contractor to coordinate the toll free number responsibilities or will provide space at the contractor's current business address including access to necessary equipment, records, and information for the new contractor.

         23.5 Effective two (2) weeks prior to the last day of the transition period, the contractor shall work cooperatively with the new contractor to process service authorization requests received. The contractor shall be financially responsible for approved requests when the service is provided on or before the last day of the transition period or if the service is provided through the date of discharge or thirty-one (31) days after the cancellation or termination of this contract for enrollees who remain hospitalized after the last day of the transition period. Disputes between the contractor and the new contractor regarding service authorizations shall be resolved by DMAHS.

         23.6 The post-operational period shall begin at 12:00 a.m. the day after the last day of the transition period. During the post-operational period, the contractor shall no longer be responsible for the operation of the program. Obligations of the contractor under this contract that are applicable to the post-operational period will apply whether or not they are enumerated in this Article.

         23.7 The contractor shall maintain local telephone access for providers during the first six (6) months of the post-operational period.

         23.8 The contractor shall be financially responsible for the resolution of recipient complaints and grievances timely filed prior to the last day of the postoperational period.

         23.9 The contractor shall have a continuing obligation to provide any required reports during the transition and post-operational periods.


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                                   ARTICLE 24

                                     NOTICES

         24.1 All notices to be given under this contract shall be in writing and shall be deemed to have been given when mailed to, or, if personally delivered, when received by the contractor and DHS at the following addresses:


         FOR DHS
                           OFFICE OF MANAGED HEALTH CARE
                           DIVISION OF MEDICAL ASSISTANCE
                               AND HEALTH SERVICES
                           CN712
                           TRENTON, NJ 08625-0712



         FOR THE CONTRACTOR


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

                                   ARTICLE 25

                                    APPROVALS

         25.1 This contract and any amendments to this contract are not effective or binding unless approved, in writing, by duly authorized officials of DHS, HCFA, and any other entity, as required by law and regulation.

         25.2 No covenant, condition, duty, obligation, or undertaking contained in or made a part of this contract shall be waived except by written contract of the Parties and approval by HCFA. Forbearance or indulgence in any form or manner by either DMAHS or the contractor shall not constitute a waiver of the covenant, condition, duty, obligation, or undertaking to be kept, performed, or discharged by the Party to which the same applies. Notwithstanding any such forbearance or indulgence, the other Party shall have the right to invoke any remedy available under this contract or otherwise under law or equity. Waiver of any breach of any term or condition in the contract shall not be deemed a waiver of any prior or subsequent breach.


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                                   ARTICLE 26

                                 ENTIRE CONTRACT

         26.1 This contract, including those attachments, schedules, appendices, exhibits, and addenda that have been specifically incorporated herein, contains all the terms and conditions agreed upon by the parties, and no other contract, oral or otherwise, regarding the subject matter of this contract shall be deemed to exist or to bind any of the parties or vary any of the terms contained in this contract.


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                                   ARTICLE 27

                                   ASSIGNMENT

         27.1 The contractor shall not, without the Department's prior written consent, assign, transfer, convey, sublet or otherwise dispose of this contract; of the contractor's right, title, interest, obligations, or duties under this contract; of the contractor's power to execute the contract; or, by power of attorney or otherwise, of any of the contractor's rights to receive monies due or to become due under this contract. Any assignment, transfer, conveyance, sublease, or other disposition without the Department's consent shall be void and subject this contract to immediate termination by the Department without liability to the State of New Jersey.

         27.2 This contract is voidable and subject to immediate cancellation by DMAHS upon the contractor becoming insolvent or filing proceedings in bankruptcy or reorganization under federal law, or assigning any rights or obligations under the contract without DMAHS's prior written approval.


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                                   ARTICLE 28

                                  SEVERABILITY

         28.1 If this contract contains any unlawful provision that is not an essential part of the contract and that was not a controlling or material inducement to enter into the contract, the provision shall have no effect and, upon notice by either party, shall be deemed stricken from the contract without affecting the binding force of the remainder of the contract.


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                                   ARTICLE 29

                            ENVIRONMENTAL COMPLIANCE

         29.1 The contractor shall comply with all applicable standards, orders, or requirements issued under Section 306 of the Clean Air Act (42 U.S.C. 1857(h)), Section 508 of the Clean Water Act (33 U.S.C. 1368), Executive Order 11738, and the Environmental Protection Agency (EPA) regulations (40 CFR, Part
15) that prohibit the use of the facilities included on the EPA List of Violating Facilities. The contractor shall report violations to DHHS, and to the Enforcement Office of the EPA.


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

                                   ARTICLE 30

                               ENERGY CONSERVATION

         30.1 The contractor shall comply with any applicable mandatory standards and policies relating to energy efficiency that are contained in the state energy conservation plan issued in compliance with the Energy Policy and Conservation Act of 1975 (Public L. 94-165) and any amendment to the Act.


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                                   ARTICLE 31

                       INDEPENDENT CAPACITY OF CONTRACTOR

         31.1 The parties agree that the contractor is an independent contractor, and that the contractor, its agents, officers, and employees act in an independent capacity and not as officers or employees of DHS.


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                                   ARTICLE 32

                          NO THIRD PARTY BENEFICIARIES

         32.1 Only the parties to this contract and their successors in interest and assigns have any rights or remedies under or by reason of this contract.


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                                   ARTICLE 33

                                 INDEMNIFICATION

         33.1 The contractor agrees to indemnify and hold harmless the State, its officers, agents and employees, and the enrollees and their eligible dependents from any and all claims or losses accruing or resulting from contractor's negligence to any participating provider or any other person, firm, or corporation furnishing or supplying work, services, materials, or supplies in connection with the performance of this contract.

         33.2 The contractor agrees to indemnify and hold harmless the State, its officers, agents, and employees, and the enrollees and their eligible dependents from liability deriving or resulting from the contractor's insolvency or inability or failure to pay or reimburse participating providers or any other person, firm, or corporation furnishing or supplying work, services, materials, or supplies in connection with the performance of this contract.

         33.3 The contractor agrees further that it will require under all provider contracts that, in the event the contractor becomes insolvent or unable to pay the participating provider, the participating provider will not seek compensation for services rendered from the State, its officers, agents, or employees, or the enrollees or their eligible dependents.

         33.4 The contractor agrees further that it will indemnify and hold harmless the State, its officers, agents, and employees, and the enrollees and their eligible dependents from any and all claims for services for which the contractor receives monthly capitation payments, and shall not seek payments other than the capitation payments from the State, its officers, agents, and/or employees, and/or the enrollees and/or their eligible dependents for such services, either during or subsequent to the term of the contract.

         33.5 The contractor agrees further to indemnify and hold harmless the State, its officers, agents and employees, and the enrollees and their eligible dependents, from all claims, damages, and liability, including costs and expenses, for violation of any proprietary rights, copyrights, or rights of privacy arising out of the contractor's or any participating provider's publication, translation, reproduction, delivery, performance, use, or disposition of any data furnished to it under this contract, or for any libelous or otherwise unlawful matter contained in such data that the contractor or any participating provider inserts.

         33.6 The contractor shall indemnify the State, its officers, agents and employees, and the enrollees and their eligible dependents from any claim of negligence or willful acts or omissions of the contractor, its officers, agents and employees, subcontractors, participating providers, their officers, agents or employees, or any other person for any claims arising out of alleged violation of any state or federal law or regulation. The contractor shall also indemnify the State from any claims of alleged violations of the Americans with Disabilities Act by the contractor, its subcontractors or providers.


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

         33.7 The contractor agrees to pay all losses, liabilities, and expenses under the following conditions:

         A. The parties who shall be entitled to enforce this indemnity of the contractor shall be the State, its officials, agents, employees, and representatives, including attorneys or the State Attorney General, other public officials, Commissioner and DHS employees, any successor in office to any of the foregoing individuals, and their respective legal representatives, heirs, and beneficiaries.

         B. The losses, liabilities and expenses that are indemnified shall include but not be limited to the following examples: judgments, court costs, legal fees, the costs of expert testimony, amounts paid in settlement, and all other costs of any type whether or not litigation is commenced. Also covered are investigation expenses, including but not limited to, the costs of utilizing the services of the contracting agency and other state entities incurred in the defense and handling of said suits, claims, judgments, and the like, and in enforcing and obtaining compliance with the provisions of this paragraph whether or not litigation is commenced.

         C. Nothing in this contract shall be considered to preclude an indemnified party from receiving the benefits of any insurance the contractor may carry that provides for indemnification for any loss, liability, or expense that is described in this contract.

         D. The contractor shall do nothing to prejudice the State's right to recover against third parties for any loss, destruction of, or damage to the contracting agency's property. Upon the request of the DHS or its officials, the contractor shall furnish the DHS all reasonable assistance and cooperation, including assistance in the prosecution of suits and the execution of instruments of assignment in favor of the contracting agency in obtaining recovery.

         E. Indemnification includes but is not limited to, any claims or losses arising from the promulgation or implementation of the contractor's policies and procedures, whether or not said policies and procedures have been approved by the State, and any claims of the contractor's wrong doing in implementing DHS policies.

         33.8 Contractor's Liability--The contractor shall maintain general comprehensive liability insurance, products/completed operations insurance, premises/operations insurance, unemployment compensation coverage, workmen's compensation insurance, reinsurance, and malpractice insurance in such amounts as determined necessary in accordance with state and federal statutes and regulations, insuring all claims which may arise out of contractor operations under the terms of this contract. The State of New Jersey shall be an additional named insured with notice in event of default and/or non-renewal of the policy. Proof of such insurance shall be provided to and approved by DMAHS prior to the provision of services under this contract. In


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

the event that any carrier of such insurance exercises cancellation, notice of such cancellation shall be sent immediately to DMAHS and it is further agreed that upon cancellation or lapse of such insurance(s), services to be provided and payments for services under this contract shall immediately cease, until such insurance is reinstated or comparable insurance purchased. If the contractor should provide any services during the period of such lapse or termination, no payment by DMAHS shall be made for such services rendered.

         33.9 Inventions--Inventions, discoveries, or improvements of computer programs developed pursuant to this contract by the contractor, and paid for by DMAHS in whole or in part, shall be the property of DMAHS. DMAHS agrees, however, to grant a non-exclusive, royalty-free license for any such invention, discovery, or improvement to the contractor or any other person and further agrees that the contractor or any other person may sublicense additional persons on the same royalty-free basis.

         33.10 Use of Concepts--The ideas, knowledge, or techniques developed and utilized through the course of this contract by the contractor, or jointly by the contractor and DMAHS, for the performance under the contract, may be used by either Party in any way they may deem appropriate. However, such use shall not extend to pre-existing intellectual property of the contractor or DMAHS that is patented, copyrighted, trademarked or service marked, which shall not be used by another Party unless a license is granted.

         A. The contractor shall identify, by so labeling, all "confidential" or "proprietary" information that it seeks to prevent from being disclosed by DMAHS pursuant to public requests under common law or the "New Jersey Right to Know Law", N.J.S.A. 47:lA-l et seq. DMAHS prior to disclosure, shall notify the contractor of a request for information labeled confidential or proprietary so that the contractor may seek a protective order from the Superior Court of New Jersey.

         33.11 Prevailing Wage--The New Jersey Prevailing Wage Act, P.L. 1963, Chapter 150, is hereby made a part of this contract, unless it is not within the contemplation of the Act. The contractor's signature on the contract is his guarantee that neither he nor any subcontractors he might employ to perform the work covered by this contract is listed or is on record in the Office of the Commissioner of the New Jersey Department of Labor and Industry as one who has failed to pay prevailing wages in accordance with the provisions of this Act.

         33.12 Disclosure Statement--As a corporation, the contractor shall provide a Disclosure Statement to DMAHS pursuant to N.J.S.A. 52:25-24.2.


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                                   ARTICLE 34

                              CONDITIONS PRECEDENT

         34.1 This contract, as well as any attachments or appendices hereto shall only be effective, notwithstanding any provisions in such contracts to the contrary, upon the receipt of federal approval and approval as to form and legality by the Office of the Attorney General for the State of New Jersey.

         34.2 The contractor shall remain in compliance with the following conditions which shall be satisfied subject to the discretion of the Departments of Insurance, Health, and Human Services prior to this contract becoming effective:

         A. The contractor has entered into written contracts with providers in accordance with Articles 20 and 21 of this contract.

         B. No court order, administrative decision, or action by any other instrumentality of the United States Government or the State of New Jersey or any other state is outstanding which prevents implementation of this contract.

         C. The contractor has an approved certificate of authority from the Department of Banking and Insurance and the Department of Health and Senior Services for the Medicaid population.

         D. The contractor shall comply with and remain in compliance with the fiscal solvency requirements of the Department of Banking and Insurance, the federal government, and this contract.

         E. If insolvency protection arrangements change, the contractor shall notify and obtain prior approval from the DMAHS 60 days before such change takes effect.

         34.3 The contractor shall maintain a minimum net worth (i.e., Total Assets minus Total Liabilities) equal to the greater of:

         A.       $1 million; or

         B. An amount equal to the largest aggregate monthly premium during the current fiscal year. This amount should be equal to the highest monthly remittance advice total.


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         34.4 The contractor shall comply with the following financial operations requirements:

         A. A contractor which does not have a major physical presence in New Jersey must establish and maintain premium and claims accounts in a bank with a principal office in New Jersey.

         B. The contractor shall have a fiscally sound operation as demonstrated by:

                  1. Maintenance of a positive net worth in accordance with DOI requirements.

                  2. Maintenance of a net operating surplus. If the contractor has not earned a cumulative net operating surplus during the three most recent fiscal years, or did not earn a net operating surplus during the most recent fiscal year, or does not have a positive net worth the contractor must submit a financial plan, satisfactory to the DMAHS, which must describe projected operations that will enable it to achieve a net operating surplus within available financial resources. This plan will include:

                           a.       A detailed marketing plan
                           b.       Balance sheet
                           c. Statement of revenue and expenses on an accrual basis, and
                           d.       Statement of cash flows.

                  3. Having readily available financial resources to cover any operating deficits incurred to the point break-even is reached. The contractor shall fund any accumulated fund deficits through capital contributions, or other arrangements in a form acceptable to the DMAHS. The accumulated fund deficit will be determined in accordance with the contractor's annual independent audited financial statements.

                  4. The contractor shall demonstrate it has sufficient cash and adequate liquidity set aside (i.e., restricted) but accessible to the DBI to meet obligations as they become due, and which are acceptable to DMAHS. The contractor shall comply with DBII equity and cash reserve requirements and where restricted funds will be held.

         C. The contractor may be required to obtain prior to this contract and maintain "Stop-Loss" insurance, at the discretion of the Departments of Insurance and Health, that will cover medical costs that exceed a threshold per case for the duration of the contract period. Any coverage other than stipulated must be based on an actuarial review, taking into account geographic and demographic factors, the nature of the clients, and state solvency safeguard requirements.

                  All "stop-loss" insurance arrangements, including modifications, shall be reviewed and approved at least annually by the Departments of Insurance and Health. The "stop-loss" insurance underwriter must meet the standards of financial stability as set forth by the DBI.

         D. The contractor shall obtain prior to this contract and maintain for the duration of this contract, any extension thereof or for any period of liability exposure, protection against insolvency in one or more of the following forms and with verifying documentation satisfactory to the DBI, DHSS, DHS, and DHHS. The dollar magnitude of protection shall be determined by DOI and DHSS in such form, but not limited to, the following:

                  1.       Letter of Credit or Surety Bond;
                  2. Performance Bond or equivalent coverage which would pay obligations of the contractor hereunder in the event of the contractor's failure to do so;
                  3.       Restricted Certificate of Deposit;
                  4.       Insolvency Insurance;
                  5.       Third Party Guarantors;
                  6.       Minimum net worth.


                                   ARTICLE 35

                PROHIBITION ON USE OF FEDERAL FUNDS FOR LOBBYING

         35.1 The contractor agrees, pursuant to 32 U.S.C. 1352 and 45 CFR Part 93, that no federal appropriated funds have been paid or will be paid to any person by or on behalf of the contractor for the purpose of influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with the award of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative contract, or the extension, continuation, renewal, amendment, or modification of any federal contract, grant loan, or cooperative contract. The contractor agrees to complete and submit the "Certification Regarding Lobbying", as attached in Appendix G.

         35.2 If any funds other than federal appropriated funds have been paid or will be paid by the contractor to any person for the purpose of influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer of employee of Congress, or an employee of a Member of Congress in connection with the award of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative contract, or the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative contract, and the contract exceeds $100,000, the


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

contractor shall complete and submit Standard Form LLL-"Disclosure of Lobbying Activities" in accordance with its instructions.

         35.3 The contractor shall include the provisions of this Article in all provider contracts under this contract and require all participating providers whose provider contracts exceed $100,000 to certify and disclose accordingly to the contractor.


                                   ARTICLE 36

                               NON-DISCRIMINATION

         36.1 The contractor shall not discriminate against Eligible Persons or enrollees on the basis of their health or mental health history, health or mental health status, need for health care services or amount payable to the contractor on the basis of the Eligible Person's actuarial class.

         36.2 The contractor shall not discriminate against eligible persons or enrollees on the basis of race, creed, color, national origin, age, ancestry, sex, marital status, religion, disability, or sexual or affectional orientation or preference.

         36.3 In connection with the performance of services under this contract, the contractor agrees to comply with provisions of the Constitution of the State of New Jersey. The contractor further agrees to comply with the Civil Rights Act of 1964 (78 Stat. 252; 42 U.S.C. 2000d), the regulations (45 CFR Parts 80 & 84) pursuant to that Act, and the provisions of Executive Order 11246, Equal Opportunity, dated September 24, 1965, the New Jersey Law Against Discrimination, and any other laws, regulations, or orders which prohibit discrimination on grounds of age, race, sex, color, religion, or national origin. There shall be no discrimination against any employee engaged in the work required to produce the services covered by this contract, or against any applicant for such employment because of race, creed, color, national origin, age, ancestry, sex, marital status, religion, disability or sexual or affectional orientation or preference.

         36.4 This non-discrimination provision shall apply to but not be limited to the following: employment upgrading, demotion, or transfer, recruitment or recruitment advertising, lay-off or termination, rates of pay or other forms of compensation, and selection for training, including apprenticeship included in P.L. 1975, Chapter 127 as attached hereto and made a part hereof.

         36.5 The contractor shall comply with the requirements of the Americans with Disabilities Act (ADA). In providing health care benefits, the contractor shall not directly or through contractual, licensing, or other arrangements, discriminate against qualified disabled individuals covered by the provisions of the Americans with Disabilities Act (ADA).

         A. A "qualified individual with a disability" is defined as an individual with a disability who, with or without reasonable modifications to rules, policies, or practices, the removal of architectural, communication, or transportation barriers, or the provision of auxiliary aids and services, meets the essential eligibility requirements for the receipt of services or the participation in programs or activities provided by a public entity (42 U.S.C. 12131).


                                   ARTICLE 37

                         COMPLIANCE WITH APPLICABLE LAWS

         37.1 The contractor shall comply with all applicable requirements of State Public Health Laws, the State Human Services Laws, Title XIX of the Social Security Act, 42 U.S.C. 1396b(m), Title XXI of the Social Security Act, and Title XIII of the Federal Public Health Services Act (where applicable), 42 U.S.C. 300e et seq., regulations promulgated thereunder, and all other applicable legal and regulatory requirements.

         37.2 This contract shall be governed and construed in accordance with the laws of the State of New Jersey.

         37.3 The contractor shall agree and submit to the jurisdiction of the courts of the State of New Jersey should any dispute concerning this contract arise, and shall agree that venue for any legal proceeding against the State shall be in Mercer County.

         37.4 Any provision of this contract which is in conflict with federal Medicaid statutes, regulations, or HCFA policy guidance is hereby amended to conform to the provisions of those laws, regulations and federal policy. Such amendment of the contract will be effective on the effective date of the statutes or regulations necessitating it, and will be binding on the parties even though such amendment may not have been reduced to writing and formally agreed upon and executed by the parties.


                                   ARTICLE 38

               STATE OF NEW JERSEY GENERAL CONTRACTING PROVISIONS

         38.1 The parties to this contract agree to be bound by the State of New Jersey General Contracting Provisions attached to Appendix H except where there are other specific references to the contrary in the contract.


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                                   ARTICLE 39

                               CONTRACT SANCTIONS

         39.1 Pursuant to 42 U.S.C. 1396b(m)(5)(A), the Secretary of the Department of Health and Human Services or the Department of Human Services may impose substantial money penalties on the contractor when the contractor:

         A. Fails to substantially provide an enrollee with required medically necessary items and services, or who engages in certain marketing, enrollment, reporting, claims payment, employment or contracting abuse, or that do not meet the requirements for physician incentive plans specified in
                  Article 41 when that failure has adversely affected the enrollee or has substantial likelihood of adversely affecting the enrollees;

         B. Imposes premiums on enrollees in violation of this contract, which provides that no premiums, deductibles, co-payments or fees of any kind may be charged to Medicaid enrollees, or fails to prohibit its providers and subcontractors from charging amounts in excess of those contractually agreed upon with the contractor for any service provided to an enrollee.

         C. Engages in any practice that discriminates among enrollees on the basis of their health status or requirements for health care services by expulsion or refusal to re-enroll an individual or engaging in any practice that would reasonably be expected to have the effect of denying or discouraging enrollment by eligible persons whose medical condition or history indicates a need for substantial future medical services.

         D. Misrepresents or falsifies information that is furnished to 1) the Secretary, 2) the State, or 3) to any person or entity.

         E. Fails to comply with the requirements of section 1876(g)(6)(A) of the Social Security Act regarding prompt payment of claims.

         F. Fails to comply with the requirements for physician incentive plans found in section 1876(i)(8) of the Social Security Act,
                  Article 41, and at 42 CFR 417.479, or fails to submit to the Division its physician incentive plans as required or requested in 42 CFR 434.70.

         G. Employs or contracts with any individual or entity that is excluded from participation under section 1128 or 1128A of the Social Security Act for the provision of health care, utilization review, medical social work, or administrative services or employs or contracts with any entity for the provision (directly or indirectly) through such an excluded individual or entity of such services.

         39.2 The Secretary or N.J.D.H.S. may provide, in addition to any other remedies available under law, for any of the following remedies:

         A. Civil money penalties of not more than $25,000 for each determination described in subsection 39.1 except as provided below:

                  1. with respect to a determination under subsection 39.1.C or D, the Secretary or N.J.D.H.S. may impose civil money penalties of not more than $100,000 for each such determination;

                  2. with respect to a determination under subsection 39.1.B, the Secretary may seek felony charges against the contractor pursuant to federal law; and

                  3. with respect to a determination under subsection 39.1.C, the Secretary or N.J.D.H.S. shall impose an additional $15,000 penalty for each individual not enrolled as a result of a practice described in such subsection.

         B. Suspension of enrollment of individuals after the date the Secretary notifies the Division of a determination to assess damages as described under 39.2.A and until the Secretary is satisfied that the basis for such determination has been corrected and is not likely to recur, or

         C. Suspension of payment to the contractor for individuals enrolled after the date the Secretary notifies the Division of a determination under 39.2.A and until the Secretary is satisfied that the basis for such determination has been corrected and is not likely to recur.

         D. The State shall directly pass on to the contractor any costs incurred by the State as a result of the Secretary denying payment to the State under 42 U.S.C. 1396(m)(5)(B)(ii).

         E. Determination by the Division/Secretary regarding the amount of the penalty and assessment for failure to comply with physician incentive plans shall be in accordance with 42 CFR 1003.106., i.e., the extent to which the failure to provide medically necessary services could be attributed to a prohibited inducement to reduce or limit services under a physician incentive plan and the harm to the enrollee which resulted or could have resulted from such failure. It would be considered an aggravating factor if the contracting organization knowingly or routinely engaged in an prohibited practice which acted as an inducement to


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

                  reduce or limit medically necessary services provided with respect to a specific enrollee in the contractor's plan.

         39.3 Monetary damages shall be imposed by DHS for failure of the contractor to comply with the timeliness and accuracy of claims processing; timeliness and accuracy of data submittals; failure to maintain the medical loss ratio, and any losses of funds incurred by the State due to the contractor's non-compliance. The amount of damages will be the number of percentage points by which a percentage criterion is missed times dollars paid for all claims during the program quarter times 0.0005. In the case of data submittals, for each calendar day after a due date and a five day grace period that DMAHS has not yet received at a prescribed location a report that fulfills the requirements of any one item, assessment for damages equal to one-half month's blended capitation rate that would normally be owed by DMAHS to the contractor for one recipient shall be applied as an offset to subsequent payments to the contractor.

         39.4 The contractor shall submit a corrective action plan for any deficiency identified by the Department within 30 days of notification of a deficiency or other time period of shorter duration for quality of care issues as determined by the Department. For each calendar day after a 5 day grace period the Department has not received an acceptable corrective action plan, monetary damages in the amount of one half month's capitation rate for an AFDC recipient will be deducted from the administrative portion of the payment to the contractor. The Department's approval of the contractor's corrective action plan will not be unreasonably withheld. The contractor shall implement the corrective action within the time period established by the Department. The damages will be applied for failure to implement the corrective action plan.

         39.5 The contractor shall comply with all "performance standards" (defined as "compliance with all requirements specified in this contract"). Failure to do so will result in the following sanctions:

         A. DMAHS may suspend the contractor's right to enroll new members, for any length of time specified by DMAHS.

         B. DMAHS may notify enrollees of contractor non-performance and permit enrollees to transfer to another plan without cause.

         C.       DMAHS may terminate the contract, under the provisions of
                  Article 2.

         D.       DMAHS may withhold capitation payments in whole or in part.

         39.6 Should the contractor fail to satisfy any terms or requirements of the contract, damage to the State shall be presumed, and the contractor shall pay to the State its actual damages.


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

         A. For failure to comply with any requirements concerning services provided to enrollees, DMAHS shall impose damages in an amount equal to the costs incurred by the State to ensure adequate service delivery to affected enrollees. If transfers are required, the costs associated with such transfers shall be assessed to the contractor.

         B. For failure to comply with any material contract provisions for which damages cannot be quantified, DMAHS shall notify the contractor in writing and specify a period of time in which the contractor must respond in writing, and will specify a reasonable period of time in which the contractor must remedy its non-compliance. If the contractor's non-compliance is not corrected by the specified date, DMAHS shall apply sanctions provided for in this Article.

         C. DMAHS shall deduct assessed damages from any money payable to the contractor.

         39.7 DMAHS may impose any of the sanctions and penalties contained in N.J.S.A. 30:4D-l et seq. and N.J.A.C. 10:49-1 et seq. against the contractor, or against any officer, employee, agent, subcontractor, or practitioner affiliated with, employed by, or under contract with, the contractor.

         39.8 Should DMAHS determine that there is egregious behavior by the contractor or that there is substantial risk to the health of the contractor's enrollees, temporary management may be imposed during the period in which improvements are made to correct violations. Temporary management will remain in place until DMAHS determines that the contractor has the capability to ensure that the violations will not recur.

         39.9 If the contractor is found to be non-compliant with the provisions in Article 21 concerning affiliation with suspended or debarred individuals, the
DMAHS:

         A.       Shall notify the Secretary of such non-compliance;

         B. May continue the existing contract with the contractor unless the Secretary (in consultation with the Inspector General of the Department of Health and Human Services [DHHS]) directs otherwise; and

         C. May not renew or otherwise extend the duration of an existing contract with the contractor unless the Secretary (in consultation with the Inspector General of the DHHS) provides to the DMAHS and to Congress a written statement describing compelling reasons that exist for renewing or extending the contract.


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

         39.10 In order to appeal the DMAHS imposition of any sanctions or damages, the contractor shall request review by and submit supporting documentation first to the Executive Director, Office of Managed Health Care
(OMHC), within 20 days of receipt of notice. The Executive Director, OMHC, shall issue a response within 30 days of receipt of the contractor's submissions. Thereafter, the contractor may obtain final agency decision from the Director, DMAHS by filing the request for review with supporting documentation and copy of the Executive Director's decision within 20 days of the contractor's receipt of the Executive Director's decision. After final decision by the Director of DMAHS, the contractor may appeal to the Superior Court of New Jersey, Appellate Division within 45 days of the final decision. The Director may refer contested cases to the Office of Administrative Law pursuant to N.J.S.A. 52:14B-1 et seq. prior to rendering a final DMAHS decision. The imposition of sanctions and damages is not automatically stayed pending appeal.


                                   ARTICLE 40

                               GENERAL PROVISIONS

         40.1 DMAHS hereby agrees, upon the request of the contractor, to provide the contractor with information with respect to pertinent state and federal statutes, regulations, policies, procedures, and guidelines affecting the operations of this contract. Provision of such information does not relieve the contractor of its obligation to keep itself informed of applicable federal and state statutes, regulations, policies, procedures, and guidelines to conform therewith.

         40.2 DMAHS hereby agrees to assist the contractor as is necessary and reasonable for the performance of the contractor's obligations under this contract; provided, however, that DMAHS shall reserve the right to reasonably determine the extent of assistance.

         40.3 DMAHS and the contractor agree that they shall carry out their mutual and individual obligations as herein provided in a manner prescribed under applicable federal and state law and regulation and in accordance with procedures and requirements as may from time to time be promulgated by the United States Department of Health and Human Services.

         40.4 The contractor must be a Medicaid qualified provider and agree to comply with all pertinent Medicaid regulations and State Plan standards.

         40.5 The contractor must comply with the Medicaid provider enrollment process including the submission of the HCFA 1513 Form.

         40.6 The contractor shall have in place the organization, management and administrative systems necessary to fulfill all contractual arrangements. The contractor shall demonstrate to DMAHS that is has the necessary staffing, by function and qualifications, to fulfill its obligations under this contract. Such functions in New Jersey include at a minimum: administrative


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

and support staff, a medical director financial officer or accounting and budgeting officer, a QM/UR coordinator, prior authorization staff to authorize medical care 24 hours per day/7 days per week, member services staff, provider services staff, claims processors, and a grievance coordinator.

         40.7 The contractor shall maintain direct medical expenditures on an incurred basis for enrollees equal to or greater than 80% of premiums paid in all forms from the State. The medical services threshold (loss ratio) applicable to a contract period may be reduced to not less than 75% provided that the contractor meets health outcomes and services objectives established for this purpose by DMAHS. Exceptions to the threshold criteria may be considered because of volume or other well supported, extenuating circumstances by an advisory committee composed of representatives of the Departments of Human Services, Health, Insurance, and Treasury. The criteria for the thresholds and reserve valuation methods and responsibility will be reviewed prior to the expiration of the current contract period. Education and outreach activities are not to be categorized as medical expenses.

         A. The contractor must meet all of the following criteria to qualify for a medical loss ratio reduction to 75%:

                  1. The contractor has no unresolved quality of care issues.
                  2. The contractor has not received any pending or imposed sanctions.
                  3. The contractor is compliant with all reporting requirements.
                  4. The contractor has no vacancies in key administrative positions cited in Article 40.6 for longer than 60 days.
                  5. The contractor is compliant with all corrective plans of action relating to activities under this contract posed by DBI, DHSS, and DHS.
                  6. The contractor has demonstrated timely processing of claims over the term of the contract and have no substantiated pattern of complaints from providers for late payments.
                  7. The contractor has produced evidence to demonstrate compliance with education and outreach provisions of the contract.

         40.8 All significant changes that may affect the contractor's performance under this contract shall be immediately reported to the Division.

         40.9 Neither the contractor nor its employees or subcontractors shall violate, or induce others to violate, regulations of the state and federal governments or of any of the professional licensing boards.

         40.10 If the contractor has a complaint concerning the marketing or enrolling activities performed by DMAHS, or the Health Benefits Coordinator, or another HMO, the contractor may request review by the Executive Director of the OMHC through an informal means. If a resolution satisfactory to the contractor and DMAHS is not achieved through informal means,


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

the contractor may obtain further review by written appeal to the Director of DMAHS within 30 days of the decision of the Executive Director, OMHC. The decision of the DMAHS Director shall constitute the final agency decision, appealable to the Superior Court of New Jersey, Appellate Division.


                                   ARTICLE 41

                            PHYSICIAN INCENTIVE PLANS

         41.1 In accordance with 42 CFR 417, the contractor may operate a physician incentive plan only if:

         A. No specific payment is made directly or indirectly under the plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual enrollee; and

         B. The stop-loss protection, enrollee survey, and disclosure requirements of this section are met.

         41.2 The requirements apply to physician incentive plans between the contractor and individual physicians or physician groups with whom they contract to provide medical services to Medicaid enrollees. The requirements also apply to subcontracting arrangements. These requirements apply only to physician incentive plans that base compensation (in whole or in part) on the use or cost of services furnished to Medicaid recipients.

         41.3 Prohibited physician payments. No specific payment of any kind may be made directly or indirectly under the incentive plan to a physician or physician group as an inducement to reduce or limit covered medically necessary services covered under the contractor's contract furnished to an individual enrollee. Indirect payments include offerings of monetary value (such as stock options or waivers of debt) measured in the present or future.

         41.4 Determination of substantial financial risk. Substantial financial risk occurs when the incentive arrangements place the physician or physician group at risk for amounts beyond the risk threshold, if the risk is based on the use or costs of referral services. Amounts at risk based solely on factors other than a physician's or physician group's referral levels do not contribute to the determination of substantial financial risk. The risk threshold is 25 percent.

         41.5 Arrangements that cause substantial financial risk. For purposes of this contract, potential payments means the maximum anticipated total payments (based on the most recent year's utilization and experience and any current or anticipated factors that may affect payment amounts) that could be received if use or costs of referral services were low enough. The following physician incentive plans cause substantial financial risk if risk is based (in whole or


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

in part) on use or costs of referral services and the patient panel size is not greater than 25,000 patients:

         A.       Withholds greater than 25 percent of potential payments.

         B. Withholds less than 25 percent of potential payments if the physician or physician group is potentially liable for amounts exceeding 25 percent of potential payments.

         C. Bonuses that are greater than 33 percent of potential payments minus the bonus.

         D. Withholds plus bonuses if the withholds plus bonuses equal more than 25 percent of potential payments. The threshold bonus percentage for a particular withhold percentage may be calculated using the formula:

                       Withhold % = -0.75 (Bonus %) + 25%

         E.       Capitation arrangements, if:

                  1. The difference between the maximum potential payments and minimum potential payments is more than 25 percent of the maximum potential payments; or

                  2. The maximum and minimum potential payments are not clearly explained in the physician's or physician group's contract.

         F. Any other incentive arrangements that have the potential to hold a physician or physician group liable for more than 25 percent of potential payments.

         41.6 Requirements for physician incentive plans that place physicians at substantial financial risk. A contractor that operates incentive plans that place physicians or physician groups at substantial financial risk must do the following:

         A.       Conduct enrollee surveys. These surveys must:

                  1. Include either all current Medicaid enrollees in the contractor's plan and those who have disenrolled (other than because of loss of eligibility in Medicaid or relocation outside the contractor's service area) in the past 12 months, or a sample of these same enrollees and disenrollees;

                  2. Be designed, implemented, and analyzed in accordance with commonly accepted principles of survey design and statistical analysis;


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

                  3. Address enrollees/disenrollees satisfaction with the quality of the services provided and their degree of access to the services; and

                  4. Be conducted no later than one year after the effective date of this contract, and at least annually thereafter.

         B. Ensure that all physicians and physician groups at substantial financial risk have either aggregate or per-patient stop-loss protection in accordance with the following requirements:

                  1. If aggregate stop-loss protection is provided, it must cover 90 percent of the costs of referral services (beyond allocated amounts) that exceed 25 percent of potential payments.

                  2. If the stop-loss protection provided is based on a per-patient limit, the stop-loss limit per patient must be determined based on the size of the patient panel and may be a single combined limit or consist of separate limits for professional services and institutional services. In determining patient panel size, the patients may be pooled, in accordance with section 41.7 A.1.e. Stop-loss protection must cover 90 percent of the costs of referral services that exceed the per-patient limit. The per-patient stop-loss limit is as follows:


                                                               Single            Separate             Separate
                                                              Combined       Institutionalized      Professional
                                      Panel Size               Limit               Limit               Limit
                             -----------------------------------------------------------------------------------
                                       1 - 1,000               $6,000             $10,000             $3,000
                                     1,001 - 5,000             30,000              40,000             10,000
                                     5,001 - 8,000             40,000              60,000             15,000
                                     8,001 - 10,000            75,000             100,000             20,000
                                    10,001 - 25,000           150,000             200,000             25,000
                                       > 25,000                  None                None               None

         41.7     Disclosure requirements.

         A.       What must be disclosed to the Division.

                  1. Information concerning its physician incentive plans as required or requested in detail sufficient to enable the Division to determine whether the incentive plan complies with the requirements specified in this Article.


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

                           a. Whether services not furnished by the physician or physician group are covered by the incentive plan. If only the services furnished by the physician or physician group are covered by the incentive plan, disclosure of other aspects of the plan need not be made.

                           b. The type of incentive arrangement (e.g., withhold, bonus, capitation).

                           c. If the incentive plan involves a withhold or bonus, the percent of the withhold or bonus.

                           d. Proof that the physician or physician group has adequate stop-loss protection, including the amount and type of stop-loss protection.

                           e. The panel size and, if patients are pooled, the method used. Pooling is permitted only if: it is otherwise consistent with the relevant contracts governing the compensation arrangements for the physician or physician group; the physician or physician group is at risk for referral services with respect to each of the categories of patients being pooled; the terms of the compensation arrangements permit the physician or physician group to spread the risk across the categories of patients being pooled; the distribution of payments to physicians from the risk pool is not calculated separately by patient category; and the terms of the risk borne by the physician or physician group are comparable for all categories of patients being pooled. If these conditions are met, the physician or physician group may use either or both of the following to pool patients:

                                    (1)     Pooling any combination of
                                            commercial, Medicare, or Medicaid
                                            patients enrolled in a specific HMO
                                            or CMP in the calculation of the
                                            panel size.

                                    (2)     Pooling together, by a physician
                                            group that contracts with more than
                                            one HMO, CMP, or health insuring
                                            organization (as defined in 42 CFR
                                            434.2), or prepaid health plan (as
                                            defined in 42 CFR 434.2) the
                                            patients of each of those entities.

                           f. In the case of those prepaid plans that are required to conduct beneficiary surveys, the survey results.


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

         B.       When disclosure must be made to the Division.

                  1. An organization must provide the information required by section 4l.7A to the Division.

                           a. Prior to approval of its contract: [HCFA will not approve an HMO's or CMP's contract unless the HMO or CMP has provided the information required in Section 41.7.A.]

                           b. Upon the contract anniversary or renewal effective date.

         C. Disclosure to Medicaid enrollees. The contractor must provide the following information to any Medicaid enrollee who requests it:

                  1. Whether the prepaid plan uses a physician incentive plan that affects the use of referral services.

                  2.       The type of incentive arrangement.

                  3.       Whether stop-loss protection is provided.

                  4. If the prepaid plan was required to conduct a survey, a summary of the survey results.

         41.8     Requirements related to subcontracting arrangements.

         A. Physician groups. A contractor that contracts with a physician group that places the individual physician members at substantial risk for services they do not furnish must do the following:

                  1. Disclose to the Division any incentive plan between the physician group and its individual physicians that bases compensation to the physician on the use or cost of services furnished to Medicaid enrollees. The disclosure must include the information specified in section 41.7 and be made at the times specified in section 41.7B.

                  2. Provide adequate stop-loss protection to the individual physicians.

                  3.       Conduct enrollee surveys as specified in section
                           41.6A.

         B. Intermediate entities. A contractor that contracts with an entity (other than a physician group and may include an individual practice association and a physi-cian hospital organization) for the provision of services to Medicaid enrollees must to the following:

                  1. Disclose to the Division any incentive plan between the contractor and a physician or physician group that bases compensation to the physician or physician group on the use or cost of services furnished to Medicaid enrollees. The disclosure must include the information required to be disclosed under 41.7A and be made at times specified in section 41.7B.

                  2. If the physician incentive plan puts a physician or physician group at substantial financial risk for the cost of services, the physician or physician group does not furnish:

                           a. meet the stop-loss protection requirements of this section; and

                           b. conduct enrollee surveys as specified in 41.6A.

         C. For purposes of section 41.8B, the contractor includes, but is not limited to, an individual practice association that contracts with one or more physician groups and a physician. hospital organization.

         41.9 Sanctions against the contractor. HCFA may apply intermediate sanctions, or the Office of Inspector General may apply civil money penalties described in Article 39, if HCFA determines that an eligible organization fails to comply with the requirements of this section.

                                   ARTICLE 42

                              CONTRACTING OFFICERS


         It is agreed that, Director of DMAHS, or her representative, shall serve as contract Officer for DMAHS and that _____________ shall serve as the contract Officer for the contractor. Each contract Officer reserves the right to delegate such duties as may be appropriate to others in the DMAHS's or contractor's employ.

         Each Party shall provide timely written notification of any change in contracting officers.

         IN WITNESS WHEREOF, the parties hereto have caused this contract to be executed this ______ day of ______, 199_. This contract is hereby accepted and considered binding in accordance with the terms outlined in the preceding statements.


CONTRACTOR                                    STATE OF NEW JERSEY
ADDRESS                                  DEPARTMENT OF HUMAN SERVICES
                                         DIRECTOR, DIVISION OF MEDICAL
                                         ASSISTANCE AND HEALTH SERVICES




BY:  _________________________           BY:  _________________________

TITLE:  ______________________           TITLE: Director, DMAHS

DATE:   ______________________           DATE:  _______________________


                              APPROVED AS TO FORM:


                             _______________________
                             DEPUTY ATTORNEY GENERAL

                             DATE: _________________


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

                                  ATTACHMENT I

                                 EPSDT PROTOCOL

         This attachment documents the Protocol referred to in Appendix A regarding EPSDT (Early and Periodic Screening, Diagnosis and Treatment) Services.

         The contractor must provide EPSDT equivalent services. EPSDT is a federally mandated comprehensive child health program for Medicaid recipients from birth through 20 years of age. Section 1905(r) of the Social Security Act (42 U.S.C. 1396(d) and federal regulation 42 CFR 441.50 et seq. defines EPSDT services as:

         1.   EPSDT Screening Services which include:

              a.  A comprehensive health and developmental history including assessments of both physical and mental health development

              b.  A comprehensive unclothed physical examination including also
                  - vision and hearing screening;
                  - dental inspection; and
                  - nutritional assessment.

              c. Appropriate immunizations according to age, health history and the schedule established by the Advisory Committee on Immunization Practices (ACIP) for pediatric vaccines (Attachment II). Immunizations must be reviewed at each screening examination and necessary immunizations must be administered.

              d. Appropriate laboratory tests: A recommended sequence of screening laboratory examinations must be provided by the contractor. The following list of screening tests is not all inclusive; additional laboratory tests may be appropriate and medically in indicated (e.g., for ova and parasites) and shall be obtained as necessary.

                  -   hemoglobin/hematocrit EP
                  -   urinalysis
                  -   tuberculin test


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

                  - blood lead assessment using blood lead level determinations as part of scheduled periodic health screenings appropriate to age and risk must be done for children between six months and six years of age according to the following schedule:
                  -   between six months and 12
                      months
                  -   at 24 months of age
                  -   annually to six (6) years of age.

NOTE: HCFA considers all Medicaid recipients between six months and six years of age to be at risk for elevated blood lead levels.

                  - All screening must be done through a blood lead level determination. The EP test is no longer acceptable as a screening test for lead poisoning; however, it is still valid as a screening test for iron deficiency anemia.

              Results of lead screenings, both positive and negative results, must be reported to the local departments of health -- the state funded County Childhood Lead Poisoning Center. Blood lead levels greater than twenty (20) micrograms per deciliter must be reported immediately, either via telephone or electronically.

              e.  Health education/anticipatory guidance

              f. Referral for further diagnosis and treatment or follow-up of all correct able abnormalities uncovered or suspected (Referral may be to the provider conducting the screening examination, or to another provider, as appropriate.)

              g. EPSDT screening services should reflect the age of the child and are provided periodically according to the following schedule:

                  -   neonatal exam
                  -   under six weeks
                  -   two months
                  -   four months
                  -   six months
                  -   nine months
                  -   12 months


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

                  -   15 months
                  -   18 months
                  -   24 months
                  -   annually through age 20

         2.   Vision Services

              At a minimum, include diagnosis and treatment for defects in vision, it. including eyeglasses. Vision screening in an infant means, at a minimum, eye examination and observation of responses to visual stimuli. In an older child, screening for visual acuity shall be done.

         3.   Dental Services

              At a minimum, include relief of pain and infections, restoration of teeth and maintenance of dental health. Dental services may not be limited to emergency services. Dental screening in this context means, at a minimum, observation of tooth eruption, occlusion pattern, presence of caries, or oral infection. A referral to a dentist at or after one year of age is recommended. A referral to a dentist is mandatory at three years of age and annually thereafter through age twenty (20) years.

         4.   Hearing Services

              At a minimum, include diagnosis and treatment for defects in hearing, including hearing aids. Hearing screening means, at a minimum, observation of an infant's response to auditory stimuli. Speech and hearing assessment shall be a part of each preventive visit for an older child.

         5. Such other necessary health care, diagnostic services, treatment, and other measures to correct or ameliorate defects, and physical and mental illnesses and conditions discovered by the screening services.

         The contractor is responsible for providing written notification to its members under 21 years of age when appropriate periodic assessments or needed services are due and must make an appointment for care.

         The contractor is responsible for follow up on missed appointments and referrals. Reasonable outreach must be documented in the medical record and consists of: mailers, certified mail as necessary; contact with the County Welfare Agency offices to confirm addresses and/or to request CWA assistance in locating an enrollee.

         The contractor must provide each PCP or CNP/CNS, on a calendar quarter basis, a list of members who have not had an encounter during the past year and/or have not complied with the EPSDT periodicity and immunization schedules for children. Primary care sites shall be required to contact these members to arrange an appointment. Documentation of the outreach efforts and responses is required.


                    PERFORMANCE STANDARDS FOR EPSDT SERVICES

Service                                        Standard Met       Standard Met        Standard Met
-------                                        ------------       ------------        ------------
                                                 1st Year           2nd Year             3rd Year
                                                 --------           --------             --------
EPSDT exam-age appropriate                          75%                85%                 90%
Completed immunizations for age                     75%                85%                 90%
Lead screening                                      75%                85%                 90%

                                  ATTACHMENT II

                IMMUNIZATION RATE AND PRENATAL CARE AND OUTCOMES

                                 STUDY PROTOCOLS

REPORTING OF OBSTETRICAL AND PEDIATRIC SERVICES ACCESS

         1. The Contractor shall conduct an annual assessment of OBSTETRICAL AND PEDIATRIC SERVICES ACCESS in the following manner:

              Obstetrics

              a. Identify all Medicaid enrollees who delivered single or multiple live or stillborn fetus(es) of greater than or equal to 20 weeks gestation for the most recent twelve month reporting period. Report:

                  1)  The number of such enrollees: ______________

                  2) The number of fetuses of at least 20 weeks gestation delivered:_______________________

                  3)  The dates of the reporting period: from ______ to _______

              b. Report the following information for all such enrollees or a randomly selected sample of at least one hundred (100) of these enrollees:

                  1) The timing of the enrollee's enrollment in the Contractor's plan with respect to each pregnancy:

                      -    preconception                      %
                      -    first trimester                    %
                      -    second trimester                   %
                      -    third trimester                    %

                  2) The weeks of gestation on the date of the first prenatal care visit: _____________ If the date of delivery is date of first contact related to pregnancy, indicate as "no prenatal care."

                  3) Number of prenatal care visits from and including the first prenatal care visit to and including the last visit prior to delivery:
                      ___________ .

                  4) Pregnancy outcome:

                      -    fetal loss (greater than 20 weeks)
                      -    live birth

                  5) Birth weight for each live birth:

                      -    less than 500 Gms
                      -    500 - 1499 Gms
                      -    1500 - 2400 Gms
                      -    greater than 2500 Gms

Pediatrics

              a. Childhood Immunizations: Clinical indicators for Medicaid enrollees who are two years of age;

                  1) the rates of receipt of all recommended immunizations against polio (OPV), diphtheria-tetanus-pertussis (DTP), measles-mumps-rubella (MMR), and hepatitis B (HBV) in the first two years of life; and

                  2) the rate of receipt of at least on Haemophilus influenza type B vaccine in the second year of life (during months 13 through 24).

              b.  Methodology for Monitoring and Reporting Indicators:

                  1) Identify all Medicaid enrollees who were or attained two years of age in the twelve month review period and who were enrolled in the plan for at least six (6) consecutive months of the 12 month review period.

              Report this number: _________ and the dates of the twelve month review period: from _______________to ______________.

                  2) Review a randomly selected sample of medical records or other immunization data source of the Contractor but no less than one hundred (100) of the above enrollees. For each enrollee, record the presence or absence of receipt of the full complement of OPV, DTP, MMR, and HBV immunizations (and the single dose of HIB to be administered in the second year of life) according to the US Center for Disease Control Advisory Community on Immunization Practices' standards for immunizations prior to age two.

                  3) For each of the above immunizations, calculate the rate of immunizations as in the following example:

                      Polio immunizations: Number of enrollees receiving all three polio immunization doses:

                                                                            Number          Percent
From plan:
By out-of-plan provider*
Document refusal by parent or guardian
Medical Contraindications:  specify cause:
Two attempts to contact:
Other; i.e., lack of any or all immunizations, failure to
       document; et al:

                                                                  TOTAL       n                %

* If an enrollee receives the three doses of the immunization from both the Plan and out-of-plan provider(s), record it under the category which was most frequently used.

Immunization Rate for polio = x/n
         where x equals the number of Medicaid children in the sample fully immunized, either by plan or out-of-plan providers, and n = sample size.

Adjusted polio immunization rate = y/n
         where y equals the sum of Medicaid children in the sample immunized (i.e., the variable x above), plus Medicaid sample children for whom there were two documented attempts to notify parents of need, documented refusal, or medical contraindications to immunizations.

                  4) Repeat the above steps for the required four DTP, one MMR, and three HBV immunizations to be given in the first two years of life, and single HIB immunizations to be given in the second year of life.

         2. The Contractor shall submit to DMAHS the results of these studies annually be February 1 of each year.

                                 ATTACHMENT III

                         HEALTHSTART PROGRAM GUIDELINES

                                   HEALTHSTART

                               PROGRAM GUIDELINES



NEW JERSEY DEPARTMENT OF HEALTH
NEW JERSEY DEPARTMENT OF HUMAN SERVICES                          FEBRUARY, 1989

                                                                  Page
                                                                  ----

                  Home Visits                                      59

                      Introduction                                 59

                      Criteria                                     59

                      Purpose and Structure                        61

                      Staffing and Coordination                    62

                  Outreach Services                                65

    Chapter II:   Pediatric Care Services                          69

                  Services                                         71

                      Introduction                                 71

                      Case Coordination                            72

                      Twenty-four-hour Coverage and Sick Care      73

                      Acknowledgment                               74

                      Preventive Visit - 2-4 Week Old              74

                      Preventive Visit - 2 Month Old               75

                      Preventive Visit - 4 Month Old               77

                      Preventive Visit - 6 Month Old               79

                      Preventive Visit - 9 Month Old               81

                      Preventive Visit - 12 Month Old              83

                      Preventive Visit - 15 Month Old              85

                      Preventive Visit - 18 Month Old              87

                      Preventive Visit - 24 Month Old              89

Chapter III:          Evaluation and Quality Assurance             91

Addendums:            Maternity Services Summary Data Form        105

                      Preventive, Child Health Visit Record       109

                             MATERNITY CARE SERVICES

                       HEALTHSTART MATERNITY CARE SERVICES

OVERVIEW

         The primary objective of HealthStart maternity care services is to provide women in New Jersey with a comprehensive package of care which addresses all areas of their lives likely to affect their pregnancy outcomes and the health of their infants. In order to assure that the HealthStart program meets this objective, regulations and guidelines have been developed which emphasize that services be structured and function as one single package.

         The services are a "package" in the sense that ONE primary provider (individual or organizational entity) is responsible for coordinating all of the services and ensuring that they are delivered in the appropriate fashion. When the maternity care package is offered jointly by two providers, they will designate one of them as having primary responsibility.

         The services are also a "package" in the sense that mechanisms for coordination among them and continuity over time are built into the program requirements and guidelines. These mechanisms include case coordination; comprehensive initial, periodic, and postpartum assessment; development and implementation of a written Care Plan; and an initial orientation for all patients concerning the process and content of prenatal care and their rights and responsibilities. Case coordination refers to activities designed to provide the client with care that is continuous, well-integrated, and tailored to her individual needs, and includes active follow-up activities designed to ensure that the plan of care is being followed and revised as needed.

         The single service package contains two major components: medical and health support services. The medical component includes obstetrical prenatal, intrapartum and postpartum care services. Health support services include: case coordination, health education, nutrition, and social/psychological services and home visits.

         Certain principles have guided development of the program regulations and guidelines. Stating these principles will assist the provider to implement the spirit as well as the requirements of the maternity care package.

         1. The primary provider carries the RESPONSIBILITY for insuring that services are available, accessible, and that the client understands the need for and is supported to receive early and continuous maternity care. In keeping with the principle, the provider is responsible for minimizing all potential barriers to services such as waiting time, language barriers, and physical distance and/or fragmentation.

         2. The services are to be delivered in a manner which encourages the client to take a more ACTIVE ROLE in her own health care. All efforts to inform the client about the content and process of maternity care, related health matters, and her rights and responsibilities serve this objective, as do any efforts to help her improve her planning, communication, and problem solving skills. Vigorous outreach and follow-up provides crucial social support necessary for behavior change towards a more active role as an informed health care consumer.

         3. The services are to be COMPREHENSIVE so that any aspect of the woman's life that is likely to impact on birth outcomes and infant health status is assessed and appropriate services provided or obtained.

         4. The maternity care services need to be well COORDINATED and CONTINUOUS.

         5. Services are to be delivered in a manner recognizing and supporting the INDIVIDUAL CHARACTERISTICS of the client, such as age and cultural background. Implementation of this principle includes but is not limited to assessment of the client's characteristics, lowering of language barriers, and adapting health education, nutrition and social/psychological services, whenever possible, to fit the client's particular values, abilities, and family/social structures.

         The guidelines for the maternity care service package include eight sections: Obstetrical Care, Case Coordination Services Health Education Services, Nutrition Services, Social/Psychological Services, Home Visits, and Outreach.

         The comprehensive assessment of the maternity patient includes all service areas and has features common to all areas. In each service area, an outline of topics/information to be collected is provided for each phase of the assessment. All information to be collected in each service area is to be recorded in the patient's record using the same tool for all patients. It is the provider's responsibility to decide on an assessment tool(s).

         The main purpose of the assessment is to identify the patient's level of risk for a poor birth outcome so that appropriate proactive management can be initiated.

         Risk criteria are included in the obstetrical, social/psychological, nutritional, and health education assessments, most criteria being found in the obstetrical assessment.

         The patient's overall level of risk must be assessed based on all risk factors identified and the Care Plan written and implemented accordingly.

         A summary of the service package indicates which services must be provided for all patients (basic) as opposed to which must be provided only to patients who need them (specialized).

BASIC SERVICES:

         Medical:                   15 prenatal and 1 postpartum visit

         Case Coordination:         All services

         Health Education:          Assessment (initial, postpartum)
                                    development

         Nutrition:                 Assessment (initial, subsequent, postpartum)
                                    development of and update of Care Plan,
                                    basic guidance)

         Social/Psychological:      Assessment (initial, subsequent postpartum)
                                    development and update section of Care Plan basic guidance

Specialized Services:

         Medical:                   Additional visits which are medically
                                    indicated.

         Nutrition:                 Specialized assessment and counseling.

         Social/Psychological:      Specialized assessment and counseling.

         Home Visits:               At least one prenatal and one postpartum to
                                    patients identified as high risk.

                              OBSTETRICAL SERVICES

                  HEALTHSTART MATERNITY CARE PROGRAM GUIDELINES

                              OBSTETRICAL SERVICES

INTRODUCTION

         The program guidelines for maternity obstetrical services include the following sections: Frequency of Prenatal Visits, Initial Prenatal Visit, routine laboratory tests, Subsequent Prenatal Visits, Special Screening tests, Delivery Services, and Postpartum Visits.

         Obstetrical Services shall be provided and coordinated by a physician and/or a certified nurse midwife. All services are to be recorded in the patient chart.

         A risk assessment tool should be utilized to identify patients at risk of poor pregnancy outcomes. Medical high risk should be determined by the obstetrical care provider based upon recognized professional standards of care and sound clinical judgment.

ACKNOWLEDGMENT

         These guidelines are based on Standards for Obstetrical Services, 6th edition, copyright 1985 by the American College of Obstetricians and Gynecologists, and are printed with the permission of the College.

FREQUENCY OF PRENATAL VISITS

I.       Frequency of Prenatal Visits for "Uncomplicated Pregnancy:"

         - Every four (4) weeks during the first twenty-eight (28) weeks gestation;

         - Then every two (2) weeks until thirty-six (36) weeks gestation;

         -        Weekly thereafter.

II. Frequency of prenatal visits for medical and/or obstetrical complications may be increased depending on medical necessity.

INITIAL PRENATAL VISIT (INCLUDES AT LEAST)

I.       History

         Family - Major medical problems/diseases, genetic disorders, multiple births;

         Personal Medical/Surgical - Diseases; hospitalizations; surgery; chronic illnesses; allergies; transfusions; hepatitis B;

         Reproductive/Gynecological - Gynecological disorders; menstrual history, listing of all pregnancies and their outcomes/complications; DES exposure; contraceptive and sexual history; confirmation of present pregnancy and gestational status;

         Substance Use - Alcohol; tobacco; drugs; medications (OTC, prescription);

         Behavioral/Environmental - Occupation, employment history; exposure to chemicals; physical activity;

         Nutritional - (Review Nutrition Assessment.) Prepregnant weight; change in diet, eating of non-food items; supplements; deficiencies;

         Social/Psychological - (Review Social/Psychological Assessment.) History of mental disorder; environment; family, support person, presence of support from significant other; emotional state concerning pregnancy;

II.      Review of Systems

III.     Comprehensive Physical Examinations

         Weight, blood pressure and other vital signs;

         Head and neck;

         Chest: lungs, heart, breasts, nipples;

         Abdomen: fundal height; fetal presentation, fetal heart location and rate (after 1st trimester);

         Extremities: edema, peripheral circulation, skeletal abnormality;

         Pelvic examination: cervix, pelvic configuration and capacity, uterine size and shape;

         Rectum.

IV.      Risk Assessment

         Note: Identification of high risk factors may require special management. Assessment of risk factors should be completed during each visit throughout the pregnancy.

         These factors must include but are not limited to:

         A.   Obstetrical History:

              Age under 18 or over 34;

              Two (2) or more spontaneous or induced abortions;

              Fetal/neonatal/post neonatal death(s); SIDS death(s);

              Previous preterm labor or premature birth;

              Previous SGA or low birth weight infant;

              Previous birth nine (9) pounds or more;

              Previous gestation of 42 weeks or more;

              Previous personal or family history of multiple births;

              Previous obstetrical complications (antepartum hemorrhage, pregnancy induced hypertension, cesarean birth, PROM, thromboemboli, incompetent cervix);

              Previous operations on the uterus or cervix (other than routine D&C);

              Pelvic, uterine or cervical abnormality affecting positive preg-nancy/delivery outcomes;

              Previous infant with major congenital or chromosomal anomaly;

              Previous isoimmunization;

              Previous infertility.

         B.   Medical History:

              Pre-existing conditions such as:

                  Diabetes;

                  Renal or lung disease;

                  Heart Disease

                  Hypertension;

                  Metabolic disorder;

                  Seizure or other neurologic disorder;

                  Autoimmune condition;

                  Hemoglobinopathy;

                  Neoplastic disease.

              Personal or sexual partner history of sexually transmitted disease(s), or multiple sexual partners;

              History of other non-GYN surgery;

              History of potential hereditary disorder.

C.       Current Pregnancy Status:

         Interpregnancy interval less than (1) year;

         Inadequate prenatal care;

         Multiple pregnancy;

         Maternal use of prescription drugs early in pregnancy;

         Maternal use of drugs, alcohol, tobacco;

         Maternal exposure to radiation, organic solvents, heavy metals;

         Gestational diabetes;

         Pregnancy induced hypertension/eclampsia;

         Sexually transmitted disease(s);

         Poor or excessive weight gain;

         Hyperemesis;

         Abnormal uterine bleeding;

         Spontaneous premature rupture of membranes;

         Oligo- or polyhydramnios;

         Decreased uterine size;

         Anemia;

         Potential for Rh or ABO incompatibility;

         Rubella negative titer.

V.       Risk Management

         The obstetrical care provider shall determine the appropriate management of care including specialized consultation and/or transferring the patient's care to another facility and/or provider. This shall be documented in the patient's record. The obstetrical care provider shall inform the pediatrician of identified risk factors that may have significant impact on the fetus.

VI.      Routine Laboratory Tests

         Complete urinalysis, cultures, sensitivity as indicated;

         Complete blood count;

         Rh factor, blood typing (Rh negative patients require additional screening);

         Antibody screening for irregular antibodies;

         Serological test for syphilis;

         Culture for gonorrhea;

         Papanicolaou smear;

         Rubella antibody screen, as indicated;

         Tuberculin test for high risk populations (i.e., close contact with a diagnosed case or from Department of Health designated high-risk areas);

VII.     Procedures (at initial or subsequent visits as indicated)

         Ultrasonography;

         Amniocentesis;

         Appropriate genetic counseling and testing;

         Non-stress test/Contraction stress test;

         X-ray pelvimetry;

         Other procedures as medically indicated.

SUBSEQUENT PRENATAL VISITS

I.       Review of Plan

         Maternal education on feeding of newborns with counseling and support for breast feeding;

         Instruction on breast self examination;

NOTE: Chorionic villi testing and/or amniocentesis shall be offered to all women thirty-five (35) years of age or over. These tests shall be provided or arranged for as indicated by risk and maternal consent.

         Discussion of postpartum future family planning;

         Status of referrals;

         Instruction on admission for delivery;

         Arrangement for delivery at appropriate facility (32-36 weeks, no later than 36 weeks);

         Introduction to labor and delivery unit;

         Transfer of medical record (32-36 weeks).

II.      Interim History

         Signs/Symptoms - Bleeding, edema, headaches, dizziness, poor diet, activity/exertion/rest, signs of term labor;

         Progress/Changes - Fetal movement;

         Concerns/Questions.

III.     Physical Examination

         Vital signs;

         Weight gain/loss;

         Variscosities/edema;

         Fetal Presentation - Tape measurement of fundal height, fetal heart rate;

         Pelvic examination (at 36 weeks or as indicated).

IV.      Laboratory Tests

         Urinalysis for glucose, acetone and/or nitrates, albumin (at each visit);

         Blood glucose (at 24-28 weeks);

         Hemoglobin/Hematocrit (at 28 weeks);

         Serological test for syphilis (at 28-36 weeks);

         Rh titer (at 28-32 weeks, if indicated) [Note: Rhogam at 28 weeks, if indicated];

         Additional testing as medically indicated.

V.       Special Screening Tests - As medically indicated:

         Hepatitis B surface antigen (at 28 weeks);

         Toxoplasmosis titer;

         Herpes culture;

         Chlamydia culture;

         Group B Beta hemolytic - Strep culture;

         Cytomegalovirus test;

         HIV antibody screening (as recommended by the Department of Health, and must include pre- and post-counseling with informed consent);

         Maternal serum alpha fetoprotein (at 16-18 weeks);

         Culture for gonorrhea (at 36 weeks);

         Sickle cell (prep).

DELIVERY SERVICES

         Obstetrical delivery and patient treatment during postpartum stay provided directly or by previous arrangement.

POSTPARTUM VISIT

         The postpartum visit shall be provided within four-six (4-6) weeks after delivery (or sooner if indicated).

I.       History

         Review of prenatal, labor, and delivery record;

         Bleeding, discharge, bowel movements, urination, incision, breast/infant feeding, activity/rest, diet, headaches, dizziness.

II.      Physical Examination

         Weight, blood pressure and other vital signs;

         Breast-nipples:  inspection and/or palpation as indicated;

         Abdominal:  including incision;

         Pelvic: Vaginal muscle tone, signs/symptoms of infection, uterine size and tenderness, cervix, lochia, perineum/episiotomy;

         Lower extremities: edema, varicosities;

         Further examination as medically indicated.

III.     Laboratory Tests

         Hemoglobin/Hematocrit;

         Papanicolaou smear (if more than nine months since the last test);

         Other tests as medically indicated, based on prenatal, labor, delivery and post-partum course.

IV.      Parent/Infant Assessment

         Review social/psychological, health education, home visit(s) reports; status of infant feeding with encouragement/support for breast feeding; linkage with pediatric care;

         Patient Counseling and Treatment - Future family planning (prescription for contraceptive device as indicated), sexual activity, return to work, limitation(s) on activity;

         Completion of the obstetrical section of the maternity services summary data form.

V.       Referral/Consultation as indicated.

                             HEALTH SUPPORT SERVICES

                             HEALTH SUPPORT SERVICES

CASE COORDINATION SERVICES

INTRODUCTION

         Case coordination is a mechanism for providing the patient with continuous, coordinated, and comprehensive services to meet individual needs throughout the prenatal and postpartum period. A case coordinator is to be assigned to each patient and the same coordinator should follow each patient throughout care.

         The program guidelines for case coordination service include the following sections: Criteria and Staffing, Prenatal Case Coordination Activities, and Postpartum Case Coordination Activities.

CRITERIA AND STAFFING:

I.       Criteria

         Case coordination services shall be provided for all patients.

II.      Staffing

         Case coordinators shall have as a minimum a license as a registered nurse; or a Bachelor's degree in social work, a health or behavioral science.

         The caseload which a case coordinator can effectively handle depends on many factors, notably his/her role in the organization, his/her experience and skill level, and the proportion of high risk patients in the provider's patient population. It is recommended that a full-time equivalent case coordinator carry a caseload of between 60 and 150 patients.

         Paraprofessional health workers can effectively assist with case coordination services under the supervision of the case coordinator by implementing activities such as follow-up on missed appointments and incomplete referrals, reinforcement of health teachings, and assistance to patients with identifying and reducing barriers to continued care. Paraprofessional workers shall be familiar with the local community and have knowledge and/or skills in maternal/child health.

PRENATAL CASE COORDINATION ACTIVITIES:

I.       Assignment of Case Coordinator

         A case coordinator shall be assigned to each patient at the first/registration visit. If the appointment for the first visit is not kept, the case coordinator's task is to provide or supervise follow-up with the patient in order to facilitate completion of the visit and other services. A permanent case coordinator shall be assigned to the patient no later than 2 weeks after the first/registration visit.

II.      Orient the Patient to All Services

         The case coordinator shall meet the patient at the beginning of the first/registration visit in order to orient her to the content and process of comprehensive maternity care services and her rights and responsibilities. The case coordinator shall inform the patient of at least the following:

         A. What services will be provided as part of comprehensive maternity care (prenatal, intrapartum, and postpartum), including medical, laboratory, nutrition, psychosocial, health education, case coordination, and home visits.

         B. Who will provide these services; e.g., physician, nurse midwife, nurse, social worker, nutritionist, health educator.

         C. Where to go to get services; e.g., private office, private or hospital lab, independent clinic, hospital, local health department, WIC program, county welfare agency.

         D. When to go for services; e.g., timing of routine visits, childbirth education classes, prenatal health education classes, Medicaid determination.

         E. If problems arise:

                  Whom to contact; and

                  How to contact this person or avail herself of a service.

         F. The case coordinator should inform the patient about her rights and responsibilities regarding maternity care, both verbally and in writing (see sample statement at end of this section).

         The case coordinator shall meet with the patient at the end of the first/registration visit(s) in order to review the visit(s) with the patient. This includes but is not limited to assisting the patient plan and coordinate implementation of instructions, advice, follow-up appointments, and referrals received.

III.     Develop and Maintain the Care Plan

         A.   Development of Care Plan

              The case coordinator shall assure that all of the initial, comprehensive assessment is completed no later than 2 weeks after the initial/registration visit.

              The case coordinator shall arrange for any additional assessment needed in order to complete development of the Care Plan.

              The case coordinator shall coordinate development of the Care Plan, which includes:

                  development or review of the appropriate sections of the Care Plan by the nutrition and social/psychological specialists (see Nutrition Services and Social/Psychological Services for definitions); and

                  implementation of one case conference and any additional case conferences and/or consultation needed among care providers; and

                  integration of the sections of the Care Plan into one document no later than 1 month after the first/registration visit.

              The care plan includes:

                  four sections: - medical, nutrition, social/psychological, and health education

                  Each section contains:

                      -    identification of risk conditions/problems

                      -    prioritization of needs

                      -    outcome objectives

                      -    planned interventions

                      -    time frames

                      - identification of care providers responsible for services

                      -    plans for referral and follow-up activities

         B.   Maintenance of Care Plan

              The case coordinator shall meet with the patient at each visit in order to review the patient's status and Care Plan; help the patient plan for implementation of instructions, advice, follow-up appointments, and referrals; and update contact information.

              The case coordinator shall review and update the Care Plan after each patient visit in consultation with professional staff involved in the patient's care. This review includes but is not limited to examination of:

                  continuation of maternity care services (that is, timely occurrence of patient visits);

                  patient's health status, including her medical, nutritional, and social/psychological status, and health education needs;

                  patient's receipt of all basic services;

                  patient's receipt of needed, specialized service;

                  initiation and timely completion of referrals; and

                  identification of and arrangements for appropriate home visits.

              The case coordinator shall arrange case conferences with the obstetrical care provider whenever the care plan needs revision or at least once per trimester. These conferences should include other professional staff as appropriate.

IV. Monitor and Facilitate the Patient's Entry into and Continuation with Maternity Care Services

         A.   Entry

              Assist client in obtaining timely presumptive eligibility determination, when applicable.

              Monitor patient's application for final Medicaid eligibility, when applicable.

         B.   Continuation

              1. Assist the patient to identify and reduce barriers to receiving ongoing care, including transportation and child care. This assistance may involve helping the patient to utilize community resources, her social support system, and/or other resources. Paraprofessionals are effective at providing this assistance.

              2. Provide advocacy which will assist in the reduction of barriers to continued care, including waiting time, lack of flexibility in appointment scheduling, and fragmentation of services.

              3.  Vigorous follow-up for missed appointments

                  Vigorous follow-up on missed appointments is necessary in order to assure that patients continue prenatal care and thereby receive needed services. Providers are expected to make every effort to follow-up with patients who miss appointments as long as there is a reasonable chance of retaining the patient in maternity care.

                  a. Vigorous follow-up can only be implemented if adequate contact information is obtained, including where the provider can contact the patient by telephone, by mail, and in person, and an emergency contact person. The case coordinator shall begin compiling contact information during the patient's first/registration visit, and update this information at each subsequent visit and during other appropriate contacts (e.g., home visits).

                  b. This follow-up shall include but not be limited to the following steps, in sequential order, as needed:

                      send appointment reminders;

                      make attempts to reach the patient by phone;

                      send letters; and

                      make at least one home or community-based, follow-up visit.

              4.  Follow-up on Referrals

                  a.  Facilitation

                      When a referral is initiated, the case coordinator shall assist the patient to assure that the patient understands the nature and purpose of the referral.

                  b.  Follow-up

                      In order to assure timely completion of referrals, the case coordinator or staff member under her/his supervision should:

                           know if the referral has been completed;

                           assist the patient to identify barriers to completing the referral; and

                           provide support to the patient and advocacy with the referral service unit(s) for reducing or eliminating the barriers to completion.

                      In order to implement follow-up with the patient on referrals, activities shall include but not be limited to the following steps, in sequential order, as needed:

                           follow-up with the patient during prenatal visits;

                           phone calls to the patient and/or referral service unit;

                           letters to patient and/or referral service unit; and

                           community-based or home visits.

V.       Reinforce and Support Health Teachings

         A. The case coordinator shall reinforce health teachings with the patient as needed.

         B. The case coordinator shall identify when there is a need for reinforcement and support for health teachings in the patient's home and coordinate professional and/or paraprofessional staff to provide these services.

VI.      Provide or Arrange and Coordinate Home Visits (see Home Visits)

VII.     Review, Monitor, and Update Patient Record

         A. The case coordinator shall review the patient record at each visit in order to assure that:

              all services provided are documented in the patient record;

              the Maternity Care Summary Data Form is completed for each patient;

              pertinent information from the record is transferred to agencies/providers to whom the patient is referred;

              a written summary of the patient's labor, delivery and postpartum care is received no later than 2 weeks after hospital discharge and is incorporated into the patient's record.

POSTPARTUM CASE COORDINATION ACTIVITIES

I.       Arrange and Coordinate the Postpartum Visits

         The case coordinator shall arrange and coordinate:

         A. One face-to-face preventive health care contact for all patients during the time after hospital discharge and prior to the required visit at 4 weeks to 60 days postpartum.
              This contact shall include but not be limited to:

                  -   review of mother's health status;

                  -   review of infant's health status;

                  -   review of mother/infant interaction;

                  -   revision of Care Plan; and

                  -   provision of additional services, as needed.

         B. At least one home visit for each mother or infant identified as high risk;

         C. One regular provider/clinic visit at 4 weeks to 60 days postpartum.

II. Arrange to obtain the labor, delivery and postpartum hospital summary record no later than 2 weeks postpartum

III.     Arrange linkage of the patient to appropriate service agencies

         A. These agencies include: WIC, pediatric care, family planning, and other social and health services as needed, such as Special Child Health Services Case Management Units.

         B. Facilitation, follow-up and advocacy for postpartum referrals shall utilize the same guidelines as indicated for follow-up on referrals during the prenatal period.

IV. Arrange for the transfer of pertinent information or records to continuing service providers notably pediatric care and family planning service providers

V.       Vigorous Follow-up on Missed Appointments

              (Follow the same guidelines as for the prenatal period.)

VI.      Reinforce and support health teachings for mother and baby

               (Follow the same guidelines as for the prenatal period.)

VII.     Submit the Maternity Services Summary Data Form

              (See Evaluation and Quality Assurance Chapter).


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
SAMPLE                                                                   SAMPLE

              MATERNITY CARE PATIENTS RIGHTS AND RESPONSIBILITIES(1)


RIGHTS:

-        To be treated with dignity and respect.

-        To maintain your privacy and confidentiality.

- To receive explanations about any tests or clinical procedures and answers to any questions you have.

-        To receive education and counseling.

- To review the medical record with the medical care professional providing treatment.

-        To consent or refuse any care or treatment.

- To participate in making any plans and decisions about your care during pregnancy, labor and delivery and the postpartum period.

RESPONSIBILITIES:

- To be honest about your medical history and lifestyle which may affect you or your unborn baby's health.

-        To ask questions whenever you do not understand.

-        To follow health advice and instructions.

-        To keep appointments and complete referrals.

-        To report any changes in your health.


--------
(1) The Comprehensive Perinatal Services Program, California Department of Health Services, March, 1987

                       HEALTHSTART MATERNITY CARE SERVICES

                            HEALTH EDUCATION SERVICES

INTRODUCTION

         The Program Guidelines for health education services include the following sections: Criteria and Staffing, Initial Health Education Assessment, Health Education Instruction, Basic Guidance for decision making, and Postpartum Health Education Assessment. Concerning assessment, the guidelines provide outlines of the topics and information to be collected during each phase of assessment. Initial and postpartum assessment data shall be documented in the patient's record using the same form for all patients. It is the responsibility of the provider to decide on an appropriate instrument or tool for recording the information and appropriate ways to obtain the information. The Health Education Needs and Instruction Checklist provided is recommended as an instrument to record data.

CRITERIA AND STAFFING

I.       Criteria

         All of the health education services described below shall be provided for all HealthStart patients.

II.      Staffing

         All health education services shall be provided by the case coordinator, obstetrical care provider or the health education specialist. The health education specialist shall be a licensed Registered Nurse; or a certified childbirth education instructor; or have a minimum of a Bachelor's degree in health sciences, or social work or behavioral science. If the health education specialist has the minimum Bachelor's degree in health sciences, social work or behavioral science, they shall also have experience providing maternity care health education services.

INITIAL HEALTH EDUCATION ASSESSMENT

I.       Review existing information from other areas of assessment

II.      General educational information

         A.   Languages

              Spoken language(s):  names and level of fluency

              Read/written language(s):  names and level of comprehension

         B.   Education level (last grade/year of school completed)

         C.   Barriers

              Handicaps/impairments of hearing, sight, speaking, etc.

              Reported learning disabilities

              Her accessibility to health education services: transportation, childcare, work/school

III.     Patient's health education needs and preferences

         A.   Topics/information of IMMEDIATE and/or strong interest to patient

         B.   Preferences concerning educational methods

              individual vs. group education

              spoken vs. written information

              partner involvement

IV. Previous education and experience concerning pregnancy, birth, infant care and parenting

         A.   Participation in formal childbirth education (6-7 hour course)

              ever

              number of years ago

              reaction

         B. Other health education, information, and experience concerning pregnancy and childbirth formal education:  topics/areas, setting, duration, reaction informal education:  information/advice from family and friends experience:  her information based on previous pregnancies

         C. Health education, information and experience concerning infant care and parenting.

              formal education:  topics/areas, setting, duration, reaction informal education:  information/advice from family and friends experience:  as a parent, babysitter, older sibling, etc.

V.       Summary

         All information from the assessment shall be used as the basis for developing the health education section of the Care Plan.

HEALTH EDUCATION INSTRUCTION

I. The content and timing of health education instruction shall be provided according to the Curriculum Guide presented on the following pages. All topics listed should be covered with modifications depending on the timing of the patient's entry into prenatal care.

II. Childbirth education: Note particularly that the provider shall provide or arrange for childbirth education for all patients. This course shall include content in accordance with the standards of a national organization devoted to childbirth education. Patients who have received childbirth education during a previous pregnancy may be offered a brief "refresher" course.

HEALTH EDUCATION CURRICULUM

First Trimester

Normal physical and emotional changes during pregnancy

Fetal growth and development

Normal discomfort during pregnancy, such as nausea, breast changes, frequent urination, tiredness

Examples of warning signs, such as vaginal bleeding, heavy discharge, painful urination, frequent headaches, blurred vision, signs and symptoms of preterm labor

Personal hygiene care including perineal care

Level of activity, such as continuing work and/or education, sexual activity, exercise, and rest

Lifestyle habits, including car safety and avoidance of alcohol, caffeine, tobacco, illegal drugs, and self-prescribed medications

Possible occupational and environmental hazards, such as toxoplasmosis, rubella, x-ray, chemicals

Need for continuing medical and dental care: for minor illnesses and for pre-existing major illnesses, such as diabetes, hypertension

Second Trimester

Readiness for childbirth preparation: including the concept of prepared childbirth, birth partners, identifying tension/stress, exercises for relaxation

Normal physical and emotional changes during pregnancy

Fetal growth and development

Normal discomfort of pregnancy, such as disrupted sleep patterns, weight gain/loss, muscle cramps, constipation, heartburn, lower abdominal pain

Examples of warning signs, such as: vaginal bleeding, heavy discharge, painful urination, frequent headaches, blurred vision, signs and symptoms of preterm labor, absence of fetal activity

Personal hygiene care including perineal care

Level of activity, including continuing work and/or school, sexual activity, exercise and rest

Lifestyle habits, including car safety and avoidance of alcohol, caffeine, tobacco, illegal drugs, self-prescribed medications

Possible occupational and environmental hazards, such as toxoplasmosis, rubella, x-ray, chemicals

Need for continuing medical and dental care

Third Trimester

Child birth education course including:

         Labor process, including signs of onset of labor (2-4 weeks before, 2-3 days before, 3 cardinal signs), vaginal delivery and cesarean section

         Management of labor, including prepared childbirth methods, medications, and different types of anesthesia/analgesia during delivery

         Visit to hospital where delivery is to be performed

Preparation for hospital admission, including care for older children during hospital stay, hospital routine, what to take to the hospital, and planning for the trip home

Newborn needs and development, including infant crying, sleeping patterns, eating patterns, pediatric care, circumcision, routine newborn screening tests

Preparations for the basic care of the infant including bathing, layette, car seat

Preparation of the family/household for the infant

Continuing medical care, including the importance of the postpartum visit

Future family planning service needs

Normal physical and emotional changes during pregnancy

Fetal growth and development

Normal discomfort during pregnancy, such as disrupted sleep patterns, weight gain, muscle cramps, constipation, heartburn, lower abdominal or back pain, tiredness

Examples of warning signs such as signs and symptoms of preterm labor, frequent headaches, blurred vision, painful urination, heavy discharge, absence of fetal activity

Level of activity, such as continuing work and/or education, sexual activity, exercise, and rest

Lifestyle habits, including car safety and avoidance of alcohol, caffeine, tobacco, illegal drugs and self-prescribed medications

Postpartum

Review of labor and delivery

Normal physical and emotional changes after the birth, including adjustments to the role of mother, postpartum depression, physical changes of the puerperium, and resumption of menstrual cycle

Normal discomforts of the mother after the birth

Level of activity after giving birth, including postpartum sexual activity

Lifestyle habits, including avoidance of alcohol, caffeine, tobacco, illegal drugs, and self-prescribed medication

Future family planning information and services

Infant growth and development during the first three months of life

Basic care of the infant including feeding, bathing/diapering, safety, sleeping

Adjustment of the family/household to the new infant

Examples of warning signs for mother and infant which need medical attention

Need for continuing medical care for mother and infant including pediatric care, care of circumcision, prescribed medications

BASIC GUIDANCE FOR DECISION-MAKING

I. Health education services shall include individual guidance for making and implementing decisions basic to pregnancy, birth, and infant care. Providers are responsible for assisting patients to utilize the information provided through instruction to make decisions which are likely to affect birth outcomes and infant health, growth and development. Further, patients often need guidance in planning the implementation of such decisions once they are made.

II.      Basic Decisions

         Individual guidance shall be provided for at least the following decisions:

         Throughout prenatal care -

              Changes in activity level (work, exercise, sex)

              Changes in lifestyle (smoking, alcohol, drugs)

              Alleviating or coping with occupational and/or environmental hazards

              Initiating and/or continuing with other, needed medical and dental care

         Third trimester -

              Labor and delivery, including choice of birthing partner, choices related to anesthesia/analygesia

              Preparations for admission

              Preparations for infant care, including feeding, layette, car seat, sleeping arrangements, safety, childcare

              Pediatric care

              Future family planning services

         Postpartum - (follow-up on decisions from third trimester as needed)

              Preparations for basic infant care

              Pediatric care for infant

              Future family planning services

              Other continuing medical and dental care

POSTPARTUM HEALTH EDUCATION ASSESSMENT

I.       Review previous assessment and patient record

II.      Review of Health Education Curriculum

         Identify and answer patient's questions concerning infant care and development and postpartum maternal care.

         Identification of patient's remaining needs.

III.     Recommendations

         Remaining needs addressed by referral or direct provision of services.

                HEALTH EDUCATION NEEDS AND INSTRUCTION CHECKLIST

                                                        Immediate or          First          Second         Third
                          SUBJECTS                     Strong Interest      Trimester      Trimester      Trimester      Postpartum
                          --------                     ---------------      ---------      ---------      ---------      ----------
                                                    (Check line below if       (Enter date below when instruction is completed)
                                                    patient emphasized
                                                    during initial
                                                    assessment)
Normal physical and emotional changes
during pregnancy/after birth                                                    [ ]            [ ]            [ ]            [ ]
Fetal/infant growth and development                                             [ ]            [ ]            [ ]            [ ]
Normal discomfort during pregnancy/afterbirth                                   [ ]            [ ]            [ ]            [ ]
Personal hygiene                                                                [ ]            [ ]
Level of activity (Sex, exercise, work)                                         [ ]            [ ]            [ ]            [ ]
Lifestyle habits (smoking, drugs, alcohol)                                      [ ]            [ ]            [ ]            [ ]
Occupational/environmental hazards                                              [ ]            [ ]
Need for continuing medical/dental
care for mother and baby                                                        [ ]            [ ]
Childbirth preparation                                                                         [ ]
Childbirth education course                                                                                   [ ]
Preparation for Hospital Admission                                                                            [ ]
Newborn Needs and Development                                                                                 [ ]

                HEALTH EDUCATION NEEDS AND INSTRUCTION CHECKLIST

                                                        Immediate or          First          Second         Third
                          SUBJECTS                     Strong Interest      Trimester      Trimester      Trimester      Postpartum
                          --------                     ---------------      ---------      ---------      ---------      ----------
                                                    (Check line below if       (Enter date below when instruction is completed)
                                                    patient emphasized
                                                    during initial
                                                    assessment)
Preparation for Basic Care of Infant                                                                          [ ]
Preparation of Family/Household for Infant                                                                    [ ]
Importance of Postpartum Visit                                                                                [ ]
Future Family Planning                                                                                        [ ]            [ ]
Review of Labor and Delivery                                                                                                 [ ]
Basic Care of Infant                                                                                                         [ ]
Adjustment of Family/Household to Infant                                                                                     [ ]
Comments/Questions:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              [NUTRITION SERVICES
                                PYRAMID GRAPHIC]

                       HEALTHSTART MATERNITY CARE SERVICES

                               NUTRITION SERVICES

INTRODUCTION

         The Program Guidelines for nutrition services include the following sections: Criteria and Staffing, Initial Assessment, Subsequent Assessment, Basic Prenatal Guidance, Specialized Assessment and Counseling, Postpartum Assessment, and Basic Postpartum Guidance.

         Nutrition services are organized into two levels. At the first level, assessment, development of the nutrition section of the Care Plan and basic guidance are provided to all patients. These basic services may be delivered by the nutrition specialist or the case coordinator or the medical professional (physician, certified nurse, midwife or registered nurse). The second level, specialized nutrition services, are those which are provided for those patients who have special nutritional needs and are delivered only by a nutrition specialist. These two service levels are specified further below.

         The guidelines provide outlines of the topics and information to be collected during each phase of assessment. Information should be documented in the patient's record using the same form for all patients. It is the responsibility of the provider to decide on an appropriate tool for recording the data. Providers may wish to use the Nutrition Assessment Form available for duplication from the New Jersey State WIC Program to document the initial nutrition assessment. A Prenatal Weight Gain Chart will also be available for duplication from the New Jersey State WIC Program to document subsequent nutrition assessment.

CRITERIA AND STAFFING

I.       Criteria

         A. Assessment, Care Plan, and Basic Guidance: All phases of nutrition assessment (initial, subsequent, and postpartum), development of the nutrition section of the Care Plan, and basic nutrition guidance shall be provided for all patients.

         B. Specialized nutrition assessment and counseling shall be provided to those patients identified as in need of additional services (see Specialized Nutrition Assessment and Counseling).

II.      Staffing

         A. All phases of nutrition assessment (initial, subsequent and postpartum) and development of the nutrition section of the Care Plan shall be provided by the nutrition specialist; or by a medical care professional (physician, certified nurse midwife or registered nurse) or the case coordinator with at least one year experience providing services for maternity care patients.

              When the assessment and Care Plan are completed by a staff member who is not a nutrition specialist, the nutrition specialist shall review both documents before the initial Care Plan is implemented.

         B. Basic prenatal and postpartum nutrition guidance shall be provided by a case coordinator with at least one year experience providing services to maternity patients; or a nutrition specialist or a registered nurse (R.N.), or the obstetrical care provider.

         C. Specialized nutrition assessment and counseling services shall be provided by a nutrition specialist.

         D. The nutrition specialist shall have at a minimum a Bachelor's degree in Nutrition/Dietetics which meets the American Dietetics Association's R.D. educational requirements and at least three years experience providing nutrition services to maternity care patients.

INITIAL NUTRITION ASSESSMENT (INCLUDING RISK ASSESSMENT)

I.       Review of data from other parts of the assessment

         Note particularly the results of laboratory tests.

II.      Nutritional History

         History of prenatal weight gain or loss (inadequate, adequate, excessive)

         Dental problems and/or eating disorders (anorexia, bulemia) that would hinder food consumption

         Metabolic conditions requiring special diets (maternal PKU)

         Weight changes unrelated to pregnancy

         Preconception weight for height and percent ideal body weight

         History of prescription medications causing negative interactions, such as oral contraceptives, anti-convulsant drugs (folacin status)

III.     Current Nutritional Status

         Current pregnancy pattern of weight gain

         Attitude toward weight gain during pregnancy

         Nutrient inadequacies (24 hour dietary recall and/or assessment of food frequency for at least one week of time)

         Fluid intake

         Snacking patterns

         Pica cravings/consumption

         Appetite as described by patient/appetite changes

         Food preferences

         Cultural/religious food practices

         Food myths, fad diets, cravings

         Type of nutrient supplements prescribed or self-prescribed/compliance with prescription

         Nutrient/drug interactions and nutrient/nutrient interactions

         Allergy/food intolerances/typical seasoning and condiment/food avoidance

         Substance usage (alcohol, smoking, caffeine, prescription medications, over the counter drugs, illegal drugs)

         GI discomforts, e.g., nausea, vomiting, heartburn, constipation, diarrhea, flatus

         Activity level (exercise, work, children)

         Household routines for food purchases, meal preparation and consumption, including take-out food

         Food preparation and refrigeration facilities

IV.      Participation in Food Supplement Programs and Problems with Food Supply

         Household food supply and budget

         Eligibility/participation in WIC

         Participation of self/household in programs other than WIC designed to alleviate food availability problems.

V. All information obtained shall be utilized to determine initial, nutritional risky factors and as the basis for developing the nutrition section of the Care Plan, including determining the need for specialized nutrition services.

SUBSEQUENT NUTRITION ASSESSMENT

I.       Nutrition of Mother

         Monitor weight gain at each visit using a standard weight gain grid at each visit concerning adequate, inadequate, or excessive weight gain. Plan for patient to see the nutritionist if needed.

II.      Plans for Infant Nutrition

         Plans for breast and/or bottle feeding

         Review of myths; advice, information patient has on each method

         History of infant feeding for previous children:

              method(s):  breast/bottle

              specifics of implementing either or both methods:

              -   duration of method

              -   age when weaned

              -   her reactions to method and feeding

              -   role of other household members

              -   bottle contents

              -   frequency of feedings

              -   feeding positions

              -   person(s) responsible for feedings

              -   nursing bottle mouth

              -   any other problems

III. All information collected shall be used to identify nutritional risk factors and as the basis for updating the nutrition section of the Care Plan.

BASIC PRENATAL NUTRITION GUIDANCE

I. Basic instruction on nutritional needs during pregnancy shall be provided including the general relationship of nutrition to positive pregnancy outcomes, the role of the nutritionist, weight gain during pregnancy, and balanced diet using basic food groups, serving sizes and recommended number of servings of food per day.

II. Instruction on food purchase, storage, and preparation shall be provided.

III. Discussion of infant feeding and nutritional needs shall be provided focused on assisting the patient to assess the feeding methods, choose one, and prepare to implement it.

IV. Review and reinforcement of other nutrition and dietary counseling services the patient may be receiving shall be provided.

V. Referral to food supplementation programs shall be provided through the case coordinator. A "New Jersey WIC Health Care Referral Form" should be completed for all patients unless the patient is being certified for WIC at the provider's site or is currently participating in the WIC Program.

SPECIALIZED NUTRITION ASSESSMENT AND COUNSELING CRITERIA

I.       Criteria

         The decision to initiate specialized nutrition assessment and/or counseling shall be made by the nutrition specialist based on assessment and the patient's individual needs and in consultation with the medical care provider. At least those patients having the following conditions shall be given specialized nutritional assessment and/or counseling.

              Inadequate weight gain

              Excessive weight gain

              Diabetes

              Pre-eclampsia

              Pica

              Anemia of pregnancy (iron deficiency, folacin deficiency)

              Chronic diseases or disabilities which complicate present pregnancy, impair dietary intake or require a special diet (e.g., eating disorders such as anorexia and bulemia; diabetes, hypertension)

              Dental conditions significantly compromising the ingestion of an adequate diet

              Inadequate food supply and/or food management in the household

II.      Structure

         Specialized nutrition services shall be delivered by the nutrition specialist. If the specialized nutrition services needed are extensive (that is, highly complicated and/or intensive) they may be delivered in one of three ways: either by the nutrition specialist on the provider's staff, or by referral, or by a combination of referral and the nutrition specialist on the provider's staff. Referral for extensive specialized nutrition services must be initiated by the medical care provider or the nutritionist under the supervision of the medical care provider in coordination with the case coordinator, and shall be based on clinical judgment and the following considerations:

              complexity and intensity of services needed;

              resources available at the HealthStart provider;

              availability of off-site specialized nutrition services, and accessibility of off-site specialized nutrition services.

POSTPARTUM NUTRITION ASSESSMENT

I.       Mother's Current Nutritional Status

         Ideal perceived body weight

         Nutrient inadequacies (24 hour recall and/or assessment of food frequency for at least one week of time)

         Fluid intake

         Pica cravings/consumption

         Snacking patterns

         Appetite as described by patient/appetite changes

         Allergy/food intolerances/typical seasoning and condiment/food avoidance

         Food preferences

         Cultural/religious food practices

         Type of nutrient supplements prescribed or self-prescribed

         Nutrient/drug interactions and nutrient/nutrient interactions

         Gastrointestinal discomforts, e.g., nausea, vomiting, heartburn, constipation, diarrhea, flatus

         Substance usage (alcohol, caffeine, prescription medications, over the counter drugs, illegal drugs, smoking)

         Activity level (exercise, work, family)

         Household routines for food purchases, meal preparation and consumption, including take-out food.

         Cooking and refrigeration facilities

II.      Infant's Current Nutritional Status

         Linkage with WIC and pediatric care

         Infant feeding:

         -    Method(s)

         -    Mother's reactions to method and feeding

         -    Household's members' responsibilities and reactions to feeding

         -    Advice, myths, information, and support from family/friends

         -    Specifics of implementing method(s):

                  frequency of feedings

                  food intake (including bottle contents)

                  feeding positions

                  person(s) responsible for feedings

                  any problems

III. All information collected shall be used to identify nutritional risk factors and to update the nutrition section of the Care Plan.

BASIC POSTPARTUM GUIDANCE

I.       Postpartum nutritional needs of mother

II.      Nutritional needs of newborn and infant

         Review of and support for feeding method:

         -    mother's concerns with method

         -    infant's reactions and health indicators

         - household members' responsibilities and reactions to feeding the infant

         -    food intake (including bottle contents)

         -    frequency of feedings

         -    feeding positions

         -    any problems

         Review nursing bottle mouth and flouridation supplementation.

                         [SOCIAL PSYCHOLOGICAL SERVICES
                                PYRAMID GRAPHIC]

                       HEALTHSTART MATERNITY CARE SERVICES

                          SOCIAL/PSYCHOLOGICAL SERVICES

INTRODUCTION

         These services assist the patient with social and psychological needs which are likely to affect the pregnancy and/or infant, including basic needs such as for housing, transportation, food, financial aid, and employment/education; personal problems such as the patient's reactions to the pregnancy, and alcohol or substance abuse; and family/social problems such as abuse/ neglect by or to the patient, and weak or no social supports. Social/psychological needs in the above areas range from mild to emergency or near-emergency.

         Social/psychological services are organized into two levels. At the first level, assessment, development of the section of the Care Plan, and basic guidance are provided for all patients. These services may be delivered by the social/psychological specialist or by the case coordinator or medical care professional (physician, certified nurse midwife, or registered nurse). The second level, specialized services, are those which are provided for those patients who have special needs and are delivered only by a social/psychological specialist. These two levels are further specified below.

         The guidelines for social/psychological services include the following sections: Initial Assessment, Subsequent Assessment, Basic Guidance, Specialized Assessment and Counseling, and Postpartum Assessment.

         The guidelines provide topics/information to be discussed during each phase of assessment. The outlines, particularly for the initial assessment, need to be utilized with great flexibility and sensitivity. The information shall be documented in the patient's record using the same form for all patients. It is the responsibility of the provider to choose an appropriate tool for recording the data. It is recommended that information be obtained by means of observation, conversation and indirect questions as well as by direct questions.

CRITERIA AND STAFFING

I.       Criteria

         A. Assessment, Care Plan, and Basic Guidance: All phases of assessment (initial, subsequent, and postpartum), development of the section of the Care Plan, and basic social/psychological guidance shall be provided for all patients.

         B. Specialized social/psychological assessment and counseling shall be provided to those patients identified as in need of additional services (see Specialized Social/Psychological Assessment and Counseling).


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II.      Staffing

         A. All phases of social/psychological assessment (initial, subsequent, and postpartum) and development of the social/psychological section of the Care Plan shall be provided by a social/psychological specialist, or by the medical care professional (physician, certified nurse midwife or registered nurse) or the case coordinator with at least 1 year experience providing services for maternity care patients. When the assessment and Care Plan are completed by a staff member who is not a social/psychological specialist, the social/psychological specialist shall review both documents before the initial Care Plan is implemented.

         B. Basic prenatal and postpartum social/psychological guidance shall be provided by a case coordinator with at least one year experience providing services to maternity patients or the social/psychological specialist or a registered nurse, or the obstetrical care provider.

         C. Specialized social/psychological assessment and counseling services shall be provided by a social/psychological specialist.

         D. The social/psychological specialist shall have at a minimum a Bachelor's degree in social work with at least 3 years experience providing social/psychological services to maternity care patients.

Initial Social/Psychological Assessment (including risk assessment)

         Great sensitivity and flexibility is needed in utilizing the outline for the initial assessment. The top priorities are to establish a good working relationship with the patient and to identify the patient's most immediate needs (both those that she perceives and those that are most likely to be related to poor outcomes). It is recognized that the immediate needs of the patient in some areas may be of such magnitude that any or more than global assessment of the other areas may have to occur during subsequent visits. However, it is expected that all of the major areas outlined will be assessed as soon as possible during the pregnancy.

I.       Review of Existing Information From Other Areas of Assessment

II.      Presenting Needs

         A.   Client's perception of her IMMEDIATE needs

         B.   Client's perception of her other needs


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III.     Financial Information and Service Resources

         A.   Financial information and resources

              (Do not collect this information if it has already been obtained, e.g. through presumptive eligibility determination)

              Total household income available to patient

              Number of individuals supported by household income

              Sources of income

              Other medical insurance coverage

              Expenses:    rent, food, clothing, transportation, childcare

         B.   Services currently received or applied for:~

              AFDC/SSI (Aid to Families with Dependent Children/Supplemental Security Income)

              Medicaid

              WIC (Women, Infant and Children)/food stamps/other nutritional programs

              DYFS (Division of Youth and Family Services)

              DDD (Division of Developmental Disabilities)

              DMHH (Division of Mental Health and Hospitals)

              Public Health Agency

              Religious program/organization

              Parenting program

              Teen program

              Transportation

              Housing


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
              Legal services/court system

              School counseling

              Other health or social services

IV.      Living Conditions

         A.   Dwelling space (much of this is her perception) - such as -

              overview: owns/rents/lives with relatives/friends homeless or pending homelessness stability:  number of dwellings within past year

              general condition:

              number of rooms/number of people, adequacy of sleeping arrangements for self and children heating, water, electricity

              fire and safety

              cooking facilities

              bathroom facilities

              presence of or access to telephone

         B.   Neighborhood

              Transportation

              Mail delivery or means of written contact

              Crime

         C.   Clothing, food, furniture, supplies

V.       Family and Personal Support System

         A.   Her needs/problems


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         B.   Her children

              Number, birth dates, names, and genders

              Feelings as a parent

              Child(ren's) health status and problems

              Child(ren's) other problems (emotional, abuse/neglect, school, behavior, etc.)

              Relationships among the children

              Feelings about other children deceased or no longer living with her

         C.   Father of baby

              Her overall feeling about the relationship

              Current partner:  yes/no

              Living with (yes/no) and duration

              His attitude toward the pregnancy

              What role he and/or his family will play during and after pregnancy

              Work (occupation, duration, exposure to hazards)

              His relationship with any other children (his/theirs) (history of abuse/neglect)

              Marital status and duration of status

         D.   Other close family and friends

              Her perception of her social supports:

                  who would she speak to about a personal problem?

                  who would she ask for help with childcare, money, food, etc?

                  who causes her worry, upset in her life?

              Relationship to her parents/parental support


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
              Other close family/friends and their involvement in this

              Other organizations/places she gets comfort/help

VI.      Attitudes and Concerns

         A.   Her view of this pregnancy

              Her overall feeling

              Positive feelings

              Negative feelings (any fears about her health or health of the fetus)

              Planned/Unplanned pregnancy

         B.   Prior pregnancies (perceptions/reactions to)

              Hospital

              Labor and delivery

              Anesthesia

              Complications of pregnancy

              Stillbirth(s)

              Preterm birth(s)

              Miscarriage(s)

              Abortion(s)

              Neonatal death(s)

              Other

         C.   General coping/emotional/cognitive status

              Her overall status (includes trouble eating, sleeping, performing daily tasks)

              Current mental health treatment


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              History of hospitalization and/or out-patient psychiatric
              treatment

              History of suicide attempts, suicidalideation, serious depression, violence, severe phobias, severe postpartum depression

         D.   Major stress events within past year. Examples are:

              Chronic illness/handicap of self

              Chronic illness/handicap of some close to her/lives with

              Recent death of someone close to her

              Substance abuse problem of someone close to her

              Substance abuse problem of self

              Physical or sexual abuse/neglect of someone close to her

              Physical or sexual abuse/neglect of self

              Involvement with criminal justice system

              Involvement with criminal justice system of someone close to her

              Separation or divorce from partner

              Other traumatic event of self: serious injury, rape, incest, crime victim, fire, eviction, etc.

              Other traumatic event to someone close to her

VII.     Education and Employment

         A.   Her goals/needs/plans

              During pregnancy

              After pregnancy

              Realism of goals/plans


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         B.   School history (see Health Education assessment)

              Grade level completed

              Overall performance/feelings

              Reported cognitive/learning disabilities

         C.   Current school status

              Enrolled:  Yes/No

              if yes, what/type

              Feelings/concerns

         D.   Work history (see Medical assessment)

              Occupation/jobs, duration, satisfaction

              Work experience within past year (type/organization/environmental hazards/problems)

         E.   Current work status

              Employed:  Yes/no

              Type/organization/responsibility/time

              Commutation

              Environmental hazards: heavy equipment, vibrating equipment, other special equipment, long stationary periods, lifting, climbing stairs, contact with hazardous products.

         F. Child/care arrangements (current and planned).

VIII. Use all previous information in order to identify social/psychological risk factors and develop the initial Care Plan, including identification of the need for specialized assessment and counseling.


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SUBSEQUENT SOCIAL/PSYCHOLOGICAL ASSESSMENT

         This assessment should utilize the same outline as the initial assessment. The focus should be on covering any major areas of the outlines that could not be assessed initially, obtaining additional information needed, and updating the assessment of any major area. A reassessment of all major areas should be conducted during the third trimester of pregnancy if the initial assessment was performed several months previously. Subsequent assessment should result in identification of risk factors and a decision on whether to provide further basic guidance or specialized assessment and counseling.

BASIC SOCIAL/PSYCHOLOGICAL GUIDANCE

I. Initial orientation and information on available community resources based upon the individuals needs. It should include specific information (names, telephone numbers) on emergency and non-emergency services in the areas of:

              Financial assistance

              Mental health

              Housing and tenant problems

              Food problems

              Family violence and abuse

              Transportation

              Child care

              Education and employment counseling and placement

              Other health problems, such as AIDS

              Drug and alcohol rehabilitation

              Clothing and infant equipment

              Infant care and parenting education support

II. Referrals, follow-up, support, and advocacy for basic social services including:

              Housing and tenant problems


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
              Transportation

              Childcare

              Clothing and infant equipment

              Financial help

III.     Orientation on stress and stress reduction should cover:

         General concept of stress and relationship of stress to pregnancy outcomes

         Typical stressors and how to identify stress

         Common techniques for stress reduction

SPECIALIZED SOCIAL/PSYCHOLOGICAL ASSESSMENT AND COUNSELING CRITERIA

I.       Criteria

         The decision to initiate specialized social/psychological assessment and/or counseling shall be made by the social/psychological specialist based on assessment and the patient's individual needs and in consultation with the medical care provider. At least those patients having the following situations shall be given specialized assessment and/or counseling:

              Highly ambivalent, denying and/or rejecting of this pregnancy;

              Prior pregnancies which ended in poor outcomes, such as spontaneous/induced abortion, stillbirth or neonatal death, prematurity and/or low birth weight, SIDS, congenital anomalies;

              History or suspected mental health problems;

              History or suspected mental retardation or developmental delay;

              History or suspected substance abuse (alcohol, drugs);

              Client involvement with criminal justice system;

              Chronic or acute medical problems or handicaps in patient or household;


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
              History or suspected child abuse/neglect or major parenting inadequacies of patient or household;

              History or suspected sexual/physical abuse or violence to patient or in household;

              Other serious social conflict in household;

              Weak or no social support system;

              Homeless, pending homelessness, or major problem with living conditions;

              Other recent major, stressful, life events;

              Age 16 or less at the time of delivery.

II.      Structure

         Specialized social/psychological services shall be delivered by the social/psychological specialist. If the specialized services needed are extensive (that is, highly complicated and/or intensive, they may be delivered in one of the three ways: by the social/psycho-logical specialist on the provider's staff, or by referral, or by a combination of referral and the specialist on the provider's staff. Referral for extensive specialized services shall be initiated by the medical care provider or social/psychological specialist under the supervision of the medical care provider and in coordination with the case coordinator and shall be based on clinical judgment and the following considerations:

              complexity and intensity of services needed,

              resources available at the HealthStart provider,

              availability of off-site specialized social/psychological services, and accessibility of off-site specialized social/psychological services.

POSTPARTUM SOCIAL/PSYCHOLOGICAL ASSESSMENT

I. Review of other postpartum assessment and patient record concerning pregnancy, labor, delivery, postpartum course and infant's health

II.      Presenting Needs

         A.   Client's perception of her IMMEDIATE needs


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
         B.   Client's perception of other needs

III.     Relationship of Mother and Baby

         Assessment of mother/infant interaction including emotional and verbal responsivity of mother and realistic expectations toward infant and signs of postpartum depression.

IV.      Family/household Acceptance of Baby and Other Family Household Dynamics

         Mother's perception of:

              Father's acceptance of infant

              Siblings reactions to infant

              Reactions of other household members and close family to infant

              Impact of infant on mother/father relationship Impact of infant on mother/sibling relationship

              Views of infant care and rearing in her family and household

V.       Mother's Goals/Needs

         A.   General coping/emotional status

              Her overall status as she sees it

         B.   School/work (including childcare arrangements)

              Her current goals/needs

              Her current plans

              Remaining assistance needed to implement her plans

VI.      Identification of Need for Additional Social and Psychological Services

         Identification of the need for services for mother and infant in at least the following areas:

              Parenting education and support


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
              Infant equipment and supplies

              Financial assistance

              Food

              Clothing

              Housing

              Utilities:  heat, hot water, electricity

              Transportation

              Mental health services

              Drugs/alcohol/rehabilitation

              All counseling and support systems

              Other mental health or social services

VII.     Refer identified needs as appropriate


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
                       HEALTHSTART MATERNITY CARE SERVICES

                                   HOME VISITS

INTRODUCTION

Home visits are an important and integral part of maternity care, particularly when serving a low-income population. Home visits should only be used to provide services which can best be delivered in the home setting and are particularly useful for patients who have special needs/risks which require assessment and intervention in the home, who have difficulty remaining involved in maternity care services, and/or who have difficulty implementing and adhering to health instructions and advice. Home visits are most effective when conducted by a visitor who is already familiar to the patient and who provides continuity across visits and should be coordinated with other services being delivered by the provider or by other community service settings. The following guidelines specify and expand on the basic tenets described above.

CRITERIA

I.   Prenatal

     A. The provider shall provide or arrange for at least one prenatal home visit for patients identified as high risk during the initial or subsequent prenatal assessment.

          Additional home visits shall be provided or arranged for high risk patients if it is determined that visits would be effective based on the clinical judgment of the case coordinator in conjunction with the medical care provider and other appropriate clinicians.

          Home visits shall be provided for other (non-high risk) patients if it is determined that visits would be effective based on the clinical judgement of the case coordinator in conjunction with the medical care provider and other appropriate clinicians.

          If the high risk patient is receiving the necessary services in her home from another agency, the case coordinator may substitute those services for the required home visit. The case coordinator shall then coordinate services with the other agency and document the information in the patient's record.

     B. Patients shalt be identified as high risk for the purpose of determining a prenatal home visit based on the following criteria and subject to the clinical judgment of the case coordinator in conjunction with the medical care provider and other appropriate clinicians:





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          1.   inability and/or lack of motivation to follow the prescribed care plan;

          2. significant handicapping condition which effects ability to comply with the Care Plan;

          3. new, persistent, and/or chronic, uncontrolled medical problem(s) which affect the pregnancy;

          4. identified current nutritional problems not responding to treatment;

          5. social high risk - such as alcohol or substance abuse, patient involvement with abuse/neglect, weak or no social supports unstable or chaotic home environment;

          6.   serious parenting inadequacies exhibited or suspected;

          7.   current mental health problems;

          8. maternal age of 16 or less at the time of delivery with additional risk factor(s).

II.  Postpartum

     A. The provider shall provide or arrange for at least one postpartum home visit for patients identified as high risk.

          Additional home visits shall be provided to high risk patients where it is determined that visits would be effective based on the clinical judgment of the case coordinator in conjunction with the medical care provider and other appropriate clinicians.

          Other (non-high risk) patients shall receive home visits where it is determined that visits would be effective based on the clinical judgement of the case coordinator in conjunction with the medical care provider and other appropriate clinicians.

          If the high risk patient is receiving the necessary services in her home from another agency, the case coordinator may substitute those services for the required home visit The case coordinator shall then coordinate services with the other agency and document the information in the patient's record.

     B. Patients shall be identified as high risk for the purpose of determining a postpartum home visit based on the following criteria, and subject to the clinical judgement of the case coordinator in conjunction with the medical care provider and other appropriate clinicians:





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          1.   patients identified high risk prenatally with unresolved medical, nursing, nutritional, and/or social/psychological problems;

          2. patients developing risk factors after delivery, such as postpartum infections, depression, or other crisis situations, or when hospital maternity or nursery staff request postpartum followup prior to hospital discharge;

          3. patients who have infants with continuing health problems, such as premature delivery, very low birth weight, NICU placement, feeding problems, and/or other special needs;

          4. patients who exhibit or are suspected of serious parenting inadequacies;

          5. patients who demonstrate significant difficulty understanding and following instructions and/or linking with needed services.

PURPOSE AND STRUCTURE

I.   Mandatory (minimum) and optional home visits may take one of three forms:

          preventive health care,

          skilled nursing care, or

          both.

II.  Home Visits for Preventive Health Care

     A.   Structure

          Home visits for preventive health care may be provided directly by HealthStart provider staff or may be implemented by written agreement between the HealthStart provider and a local health department or independent, perinatal outreach team. Preventive home health care visits shall be paid for out of the Medicaid reimbursement for Health Support Services which HealthStart providers receive.

     B.   Purpose

          Preventive health care home visits serve one or more of the following purposes:

          Assessment - Home visits are a way to gain valuable information about the client's home environment, family/household support system, the client, and the newborn infant. The assessment of the patient and her home environment should complement


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
          and augment information collected through assessments conducted in the provider setting.

          Support and reinforcement of health teachings - Home visits provide unique opportunities to reinforce health instructions and advice introduced in the provider setting. The home visit is an opportunity to help the client assimilate and understand previous instructions and advice, and to assist the patient to practice and implement new health practices in her home environment.

          Support and advocacy for social/psychological and other service needs
          - A home visit can be a vehicle for help with social/psychological and other needs supplemental to that provided in the provider setting. As part of supporting and advocating for the client to establish linkages with services, the home visitor can assist with arrangements for transportation and/or child care, accompany the patient as her advo cate/supporter, prepare the client to make telephone calls or call for her, and act as interpreter. The home visitor can also help the client identify unmet social/psychological needs, provide informal counseling, and information and referrals on community resources to meet those needs.

          Outreach - If implemented by a familiar and easy to relate to individual, the home visit can increase trust, rapport and communication with the patient. These can, in turn, increase the patient's willingness and ability to utilize maternity care services and adhere to the Care Plan.

III. Home Visits for Skilled Nursing Care

     A.   Structure

          Home visits for skilled nursing care are arranged through referral to certified home health agencies. These visits must receive prior authorization from the Medicaid District Office and are reimbursable under the current Medicaid system, separate from HealthStart. Skilled nursing care visits must meet the criteria set by the New Jersey Medicaid program. The case coordinator should arrange and coordinate these visits and facilitate obtaining the required written medical orders.

     B.   Purpose

          These visits are made for patients with diagnosed, documented medical needs which are best met in the home setting via short-term, skilled nursing services and include health teaching.

STAFFING AND COORDINATION


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I.   Staffing for Preventive Health Care Home Visits

     A. It is important that staff continuity be maintained for home visits to any one patient.

     B. A team approach consisting of health professionals and paraprofessional outreach workers is an effective way to implement preventive care home visits. Visits can be implemented by professional or paraprofessional team members, depending on the following considerations:

               the specific purpose of the visit;

               the skills and characteristics of professional and paraprofessional staff available; and

               the characteristics of the client and her level of rapport with various staff.

II.  Coordination

     All home visits are coordinated by the case coordinator, whatever their purpose and staffing pattern. The case coordinator does at least the following:

     Identifies the need for one or more home visit as part of the Care Plan and prepares a written referral for the home visitor(s) which includes the general and specific purposes and objectives of the visit(s), client characteristics, timeframes, and other pertinent information.

     Obtains a written summary report on each home visit completed which includes date, provider agency, title and name of visitor, activities conducted, outcome(s), and any pertinent information gained about the client, infant and home environment.

     For ongoing home visiting, the case coordinator should confer with the home visitor(s) at least monthly to review the case.


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                               OUTREACH SERVICES





















                                       65
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                       Healthstart Maternity Care Services

                                OUTREACH SERVICES

     The general purpose of outreach is to facilitate early entry into maternity services and to encourage continuity of care. The following guidelines focus primarily on initial outreach services; that is, those aimed at ensuring early entry into maternity care. Community outreach services include efforts aimed at individuals as well as those aimed at reducing system wide barriers that effect the enrollment process.

     HealthStart providers who are physicians or certified nurse-midwives in private practice settings are likely to benefit from becoming involved in outreach through linkage with community-based organizations that have established outreach services.

     Agency-based HealthStart providers including ambulatory care centers hospital-based and hospital-affiliated clinics, and health departments, are likely to benefit from formalized assessment and planning for agency-based outreach. It is recommended that agency-based outreach efforts include the following activities.

I. Assess Socio-demographic Characteristics of Client Population Outreach activities should be sensitive to the varying educational levels, ages and ethnic backgrounds of the specific HealthStart provider's client population in order to effectively communicate with specific client groups.

     To develop an outreach plan that will be culturally sensitive and effective in the local community, HealthStart providers should assess socio-demographic characteristics of their HealthStart client population: age, educational level, ethnic background, and primary language(s) spoken and/or read.

II.  Identify Community Resources and Develop Appropriate Linkages.

     HealthStart providers should be knowledgeable of current outreach activities in their communities. Various local social and health agencies may have existing mechanisms for outreach that could be used by HealthStart providers.

     Local public and private organizations, including churches, teen groups, women's organizations and business groups should be identified that have the potential for becoming involved in HealthStart outreach activities, but have no previous experience in perinatal outreach.

     In communities where Healthy Mothers/Healthy Babies coalitions exist, HealthStart


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     providers should be aware of Healthy Mothers/Healthy Babies' activities and develop ways to work cooperatively in the areas of outreach.

Basic Outreach Activities

I.   Distribute and Display HealthStart Informational Materials

     A. Providers should display HealthStart identifying information (Certificate of Approval, HealthStart posters, etc.) in such a way that clients are aware that the provider is certified as a HealthStart provider.




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                                   APPENDICES
















                                       68
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                                   APPENDIX A

                   BENEFITS PACKAGE-INCLUSIONS AND EXCLUSIONS

     The health care services listed below shall be provided by the contractor to enrollees as covered benefits rendered under the terms of this contract. Provision of these services shall be equal in amount, duration, and scope as established by the Medicaid program, in accordance with medical necessity without any predetermined limits, unless specifically stated, and as set forth in the Medicaid Provider Manuals: The New Jersey Administrative Code, Title 10, Department of Human Services--Subtitle I--Division of Medical Assistance and Health Services; Medicaid Alerts; and Medicaid Newsletters.

             SERVICES INCLUDED IN THE CONTRACTOR'S BENEFITS PACKAGE

     The following services must be provided and case managed by the contractor.

     1.   Primary care

          -    all physician services, primary and specialty

          - in accordance with state certification/licensure requirements, standards, and practices, primary care may also include certified nurse midwife, certified nurse practitioners, clinical nurse specialists, and physician assistants

          - services rendered at independent clinics come under the management purview of the contractor

     2.   Preventive health care and counseling and health promotion

     3. Early and Periodic Screening, Diagnosis, and Treatment (EPSDT) program services including non-legend drugs, ventilator services in the home, and private duty nursing when indicated as a result of EPSDT screening (see Attachment I)

          - For NJ KidCare Plans B and C participants, coverage is limited to all preventive screening and diagnostic services and immunizations, dental, vision, and hearing services. Other services identified through an EPSDT examination that are not included in the Medicaid HMO covered benefits package are not covered.

     4.   Emergency medical care-24 hours/day, 7 days/week

     5. Inpatient Hospital Services. The contractor shall be responsible for inpatient hospital costs of enrollees whose primary admitting diagnosis is not mental health or substance abuse related.



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     6.   Outpatient Hospital Services

     7. Laboratory Services: All laboratory testing sites providing services under this contract have either a Clinical Laboratory Improvement Act
          (CLIA) certificate of waiver or a certificate of registration along with a CLIA identification number. Those providers with certificates of waiver will provide only the types of tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of laboratory services.

     8.   Radiology Services - diagnostic and therapeutic

     9.   Prescription drugs

          -    legend drugs

          -    non-legend drugs covered by the Medicaid program

     10. Family planning services (excludes elective/induced abortions and infertility treatment services);

     11. Outpatient Rehabilitative Services--Physical Therapy, Occupational Therapy, Speech-Language and Audiology Services--60 days per therapy per contract year.

     12. Podiatrist Services: Medicaid coverage of podiatry excludes routine hygienic care of the feet, including the treatment of corns and calluses, the trimming of nails, and other hygienic care such as cleaning or soaking feet, in the absence of pathological condition.

     13.  Chiropractor Services

     14.  Optometrist Services

     15.  Optical Appliances

     16.  Hearing Aid Services

     17. Home Health Agency Services: Must be provided by a home health agency that meets state licensure and Medicare participation requirements.

     18. Hospice Services: Provided by an agency that meets Medicare certification requirements.



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     19.  Durable Medical Equipment (DME)

     20.  Medical Supplies

     21.  Prosthetics and Orthotics

     22. Dental Services: These include preventive, prophylactic, diagnostic, major and minor restorative, endodontic, surgical, and adjunctive services, orthodontia and periodontia.

     23. Organ Transplants--including liver, lung, heart, heart-lung, kidney, cornea, intestine, and bone marrow including autologous bone marrow transplants. Donor and recipient inpatient hospital costs are excluded.

     24. Transportation Services including ambulance, medical intensive care units (MICUs), and invalid coach.

               SERVICES REMAINING IN FEE-FOR-SERVICE PROGRAMS BUT
                                  CASE MANAGED

The following services provided by the New Jersey Medicaid program under its State Plan will remain in the fee-for-service program but must be case managed by the contractor. These services shall not be included in the contractor's capitation. Any other service, activity, or product not covered under the State Plan may be provided by the contractor only through written approval by DMAHS and the cost of which shall be borne solely by the contractor.

     -    Personal Care Assistant services (not covered for NJ KidCare Plans
          B&C)

     -    Medical Day Care (not covered for NJ KidCare Plans B&C)

     - Elective/induced abortions and related services including surgical procedure, cervical dilation, insertion of cervical dilator, anesthesia including paracervical block, history and physical examination on day of surgery; PT, PTT, OB Panel of lab tests (includes hemogram, platelet count, hepatitis B surface antigen, rubella antibody, VDRL, blood typing ABO and Rh, CBC and differential), pregnancy test, urinalysis and urine drug screen, glucose and electrolytes; routine venapuncture; ultrasound, pathological examination of aborted fetus; Rhogam and its administration.

     -    Transportation--lower mode (not covered for NJ KidCare Plans B&C)

     -    Organ Transplants--Donor and recipient inpatient hospital costs

     - Rehabilitation services in excess of 60 day limits per therapy per contract year. (not covered for NJ KidCare Plans B&C)

                   BEHAVIORAL HEALTH FEE-FOR-SERVICE BENEFITS-
                      NO CASE MANAGEMENT BY THE CONTRACTOR

The following behavioral health services would remain in the fee-for-service program without requiring case management by the contractor.

     -    Substance abuse services--diagnosis, treatment, and detoxification*

     -    Costs for Methadone and its administration

     -    Mental Health services*

     Those diagnoses which are categorized as altering the mental status of an individual but are of organic origin will continue to be part of the contractor's medical, financial and case management responsibilities. These include the diagnoses in the following ICD-9-CM series:

        293    -          Transient organic psychotic conditions
        294    -          Other organic psychotic conditions (chronic)
        308    -          Acute reaction to stress
        310    -          Specific non-psychotic mental disorders due to organic
                          brain damage
        315    -          Specific delays in development
        316    -          Psychic factors associated with diseases classified
                          elsewhere
        317-319    -      Mental Retardation

* The contractor shall be financially and medically liable for inpatient and ambulatory care of individuals whose primary diagnosis is not for mental health or substance abuse services.

                     INSTITUTIONAL FEE-FOR-SERVICE BENEFITS
                      NO CASE MANAGEMENT BY THE CONTRACTOR

The following institutional services will remain in the fee-for-service program without requiring case management by the contractor and are not covered for NJ KidCare Plans B & C. Medicaid recipients participating in a waiver or demonstration program or admitted for long term care treatment in one of the following shall be disenrolled from the contractor's plan on the date of admission to institutionalized care.

     -    Nursing Facility care

     -    Residential Treatment Center care

     -    Psychiatric hospital

     -    Intermediate Care Facility/Mental Retardation

     -    Waiver and demonstration program services

                                   EXCLUSIONS

     - All services not medically necessary, provided, approved or arranged by a plan physician except emergency services.

     - Cost of methadone and its administration are excluded. The contractor will remain responsible for the medical care of members requiring substance abuse treatment.

     -    Cosmetic surgery except when medically necessary and approved.

     -    Experimental organ transplants.

     - Elective/induced abortions are not covered under this contract, but will continue to be paid on a fee-for-service (FFS) basis by the Medicaid program.

     - Family Planning services rendered by non-participating providers of the contractor's network will be paid on a FFS basis by the Medicaid FFS program.

     -    Infertility treatment services are not covered.

     - Rest cures, personal comfort and convenience items, services and supplies not directly related to the care of the patient, including but not limited to, guest meals and accommodations, telephone charges, travel expenses other than those services not in Appendix A of this contract, take home supplies and similar cost.

     - Services involving the use of equipment in facilities, the purchase, rental or construction of which has not been approved by applicable laws of the State of New Jersey and regulations issued pursuant thereof.

     - All claims arising directly from services provided by or in institutions owned or operated by the federal government.

     - Services provided in an inpatient psychiatric institution, that is not an acute care hospital, to individuals under 65 years of age and over 21 years of age.

                            [TABLES -- blank forms]


TABLE ONE:          A.   Medicaid Enrollment by Primary Care Physician
                    B.   Medicaid Enrollment Summary by County

TABLE TWO:          Medicaid Enrollment Summary by Premium Group

TABLE THREE:        A.   Involuntary Disenrollment by Reason
                    B.   Voluntary Disenrollment by Reason

TABLE FOUR:         Grievance Summary

TABLE SIX:          Statement of Revenues and Expenses

TABLE SEVEN:        Stop-Loss Summary

TABLE EIGHT:        Medicaid Claims Analysis

TABLE NINE:         Medicaid Inpatient Utilization -- Hospitalization

TABLE TEN:          Utilization of Medical Services

TABLE ELEVEN:       ER Claims Analysis

TABLE TWELVE:       Age Study Paid / Denied Claims

TABLE THIRTEEN:     Capitation Service Category Codes

TABLE THIRTEEN A:   Health Care Data Elements

TABLE THIRTEEN B:   Health Care Data Elements

TABLE THIRTEEN C:   Health Care Data Elements

TABLE FOURTEEN:     Federally Qualified Health Center Expenditures

TABLE FIFTEEN:      Third Party Collection

TABLE SIXTEEN:      Listing of Changes in Non-Hospital Providers for the Period

TABLE SEVENTEEN:    Referrals made to Women, Infants and Children (WIC) Programs

                                  ITEM-BY-ITEM
           INSTRUCTIONS FOR COMPLETING THE STERILIZATION CONSENT FORM

SECTION 1 CONSENT TO STERILIZATION:

1.   Doctor or Clinic:                          Enter the name of the physician
                                                or clinic.

2.   Sterilization Procedure:                   Enter the name of the
                                                sterilization procedure.

3.   Recipient's Date of Birth:                 Enter recipient's date of birth
                                                in month, day, and year sequence
                                                (MM/DD/YY).

4.   Recipient's Name:                          Copy the recipient's name as
                                                printed on the Medicaid
                                                Eligibility Identification Card.
                                                First name must be entered
                                                first.

5.   Doctor:                                    Enter physician's name who is
                                                performing the procedure.

6.   Type of Sterilization:                     Enter the method of
                                                sterilization chosen.

7.   Recipient's Signature and Date:            Recipient must personally sign
                                                and hand date form at least 30
                                                days, but not more than 180 days
                                                prior to surgery.

SECTION II RACE AND ETHNICITY DESIGNATION

8.   Race and Ethnicity Designation:            OPTIONAL INFORMATION
                                                requested by the Federal
                                                Government, but is not required.

SECTION III INTERPRETER'S STATEMENT: TO BE USED ONLY WHEN THE RECIPIENT DOES NOT SPEAK ENGLISH

9.   Language Used:                             Enter language used.

10.  Interpreter's Signature:                   Interpreter must sign and date
                                                form at least 30 days, but not
                                                more than 180 days prior to the
                                                sterilization procedure.

SECTION IV STATEMENT OR PERSON OBTAINING CONSENT

11.  Name of Individual:                        Enter the name of the recipient
                                                as it appears in Section I, item
                                                4.


12.  Sterilization/Operation:                   Enter the name of the
                                                sterilization procedure.

13.  Signature of Person Obtaining Consent:     Signature and date of the person
                                                who explains the procedure and
                                                obtains the recipient's consent.
                                                Must be completed at least 30
                                                days, but not more than 180 days
                                                prior to the sterilization
                                                procedure.

14.  Facility's Name and Address:               Enter the name and address of
                                                the facility or physician's
                                                office with which the person
                                                obtaining the consent is
                                                affiliated.

SECTION V PHYSICIAN'S STATEMENT

15.  Name of Individual to be Sterilized:       Enter the recipient's name as it
                                                appears in Section I, item 4.

16.  Date of Sterilization:                     Enter the date of the
                                                sterilization in month, day and
                                                year sequence, MM/DD/YY.

17.  Specify Type of Operation:                 Enter the name of the
                                                sterilization procedure.

18.  Paragraphs (1) and (2):                    The physician must indicate the
                                                paragraph that applies to
                                                recipient's situation. Paragraph
                                                (1) states that at least 30 days
                                                have passed between the date of
                                                the individual's signature on
                                                the consent form and the date
                                                the sterilization was performed.
                                                Paragraph (2) states that the
                                                sterilization was performed less
                                                than 30 days, but more than 72
                                                hours after the date of the
                                                individual's signature on the
                                                consent form. The circumstances
                                                are premature delivery (state
                                                the expected date of delivery)
                                                or emergency abdominal surgery
                                                (describe the emergency).

19.  Physician's Signature and Date:            Physician must sign and date
                                                form after the surgery has been
                                                performed.

                            CONSENT FORM - 7473-M ED

Federally prescribed documentation regulations for sterilization procedures are extremely rigid. Specific Medicaid requirements must be set and documented on the Consent Form prior to the sterilization of an individual.

The consent form is a replica of the form contained in the Federal Regulations and must be utilized by providers when submitting claims for sterilization procedures. Any claim (hospital, operating physician, anesthesiologist, clinic, etc.) involved in a sterilization procedure must have a properly completed Consent Form attached when it is submitted for payment. Sterilization claims are hard copy restricted; electronic billing is not permitted.

Additional information concerning Medicaid policy governing sterilization procedures may be found in Title 10, Subchapter 54, Section V Physicians' Services, included with your manual.

Providers may obtain additional copies of the Consent Form from the Fiscal Agent; however, photocopies of the Consent Form are acceptable.

A sample of the Consent Form and instructions for the form's proper completion are provided for reference.

                                  CONSENT FORM

NOTICE: YOUR DECISION AT ANY TIME NOT TO BE STERILIZED WILL NOT RESULT IN THE WITHDRAWAL OR WITHHOLDING OF ANY BENEFITS PROVIDED BY PROGRAMS OR PROJECTS RECEIVING FEDERAL FUNDS.

                          " CONSENT TO STERILIZATION "

     I have asked for and received information about sterilization from
                   __________________________________________
                               (doctor or clinic)

     When I first asked for the information, I was told that the decision to be sterilized is completely up to me. I was told that I could decide not to be sterilized. If I decide not to be sterilized, my decision will not affect my rights to future care or treatment. I will not lose any help or benefits from programs receiving Federal funds, such as A.F.D.C. or Medicaid that I am now getting or for which I may become eligible.

     I UNDERSTAND THAT THE STERILIZATION MUST BE CONSIDERED PERMANENT AND NOT REVERSIBLE. I HAVE DECIDED THAT I DO NOT WANT TO BECOME PREGNANT, BEAR CHILDREN OR FATHER CHILDREN.

     I was told about those temporary methods of birth control that are available and could be provided to me which will allow me to bear or father a child in the future. I have rejected these alternatives and chosen to be sterilized.

     I understand that I will be sterilized by an operation known as a _________________________. The discomforts, risks and benefits associated with the operation have been explained to me. All my questions have been answered to my satisfaction.

     I understand that the operation will not be done until at least thirty days after I sign this form. I understand that I can change my mind at any time and that my decision at any time not to be sterilized will not result in the withholding of any benefits or medical services provided by federally funded programs.

     I am at least 21 years of age and was born on ___________________.
                                                      Day       Year

     I, ______________________________, hereby consent of my own free will to be sterilized by _________________________
                         (doctor)

by a method called _________________________________ .

My consent expires 180 days from the date of my signature below.

     I also consent to the release of this form and other medical records about the operation to: Representatives of the Department of Health, Education, and Welfare

or

     Employees of programs or projects funded by that Department but only for determining if Federal laws were observed.

     I have received a copy of this form.

________________________________________       Date:__________________________
                  Signature
                                                        Month   Day    Year

You are requested to supply the following information, but it is not required:

                     Race and ethnicity designation (please check)

[ ]  American Indian or Alaska Native

[ ]  Asian or Pacific Islander

[ ]  Black (not of Hispanic origin)

[ ]  Hispanic

[ ]  White (not of Hispanic origin)

                           " INTERPRETER'S STATEMENT "

     If an interpreter is provided to assist the individual to be sterilized:

     I have translated the information and advice presented orally to the individual to be sterilized by the person obtaining this consent. I have also read him/her the consent form in ___________________ language and explained its contents to him/her. To the best of my knowledge and belief he/she understood this explanation.

________________________________________________________________________________
Interpreter                                            Date




                    " STATEMENT OF PERSON OBTAINING CONSENT "

     Before _____________________________ signed the
                   name of individual

consent form, I explained to him/her the nature of the sterilization operation ________________, the fact that it is intended to be a final and irreversible procedure and the discomforts, risks and benefits associated with it.

     I counseled the individual to be sterilized that alternative methods of birth control are available which are temporary. I explained that sterilization is different because it is permanent.

     I informed the individual to be sterilized that his/her consent can be withdrawn at any time and that he/she will not lose any health services or any benefits provided by Federal funds.

     To the best of my knowledge and belief the individual to be sterilized is at least 21 years old and appears mentally competent. He/She knowingly and voluntarily requested to be sterilized and appears to understand the nature and consequence of the procedure.

________________________________________________________________________________
     Signature of person obtaining consent                   Date

________________________________________________________________________________
                                    Facility

________________________________________________________________________________
                                     Address

                            " PHYSICIAN'S STATEMENT "

         Shortly before I performed a sterilization operation upon ____________________________________ on _______________________,
Name of individual to be sterilized     Date of sterilization


         I explained to him/her the nature of the operation
_________________________, the fact that it is intended to be specify type of operation it is intended to be a final and irreversible procedure and the discomforts, risks and benefits associated with it.

          I counseled the individual to be sterilized that alternative methods of birth control are available which are temporary. I explained that sterilization is different because it is permanent.

         I informed the individual to be sterilized that his/her consent can be withdrawn at any time and that he/she will not lose any health services or any benefits provided by Federal funds.

         To the best of my knowledge and belief the individual to be sterilized is at least 21 years old and appears mentally competent. He/She knowingly and voluntarily requested to be sterilized and appears to understand the nature and consequence of the procedure.

         (Instructions for use of alternative final paragraphs: Use the first paragraph below except in the case of premature delivery or emergency abdominal surgery where the sterilization is performed less than 30 days after the date of the individual's signature on the consent form. In those cases, the second paragraph below must be used. Cross out the paragraph which is not used.)

          (1) At least thirty days have passed between the date of the individual's signature on this consent form and the date the sterilization was performed.

         (2) This sterilization was performed less than 30 days but more than 72 hours after the date of the individual's signature on the consent form because of the following circumstances (check applicable box and fill in information requested):

          [ ] Premature delivery

          [ ] Individual's expected date of delivery:

          [ ] Emergency abdominal surgery:

     (describe circumstances):

________________________________________________________________________________

                                    Physician
                                    Date _______________________________________

                                   APPENDIX I

               HYSTERECTOMY AND STERILIZATION FORMS AND PROCEDURES

                    HYSTERECTOMY RECEIPT OF INFORMATION FORM
                                     FD-189


Federally prescribed documentation regulations for hysterectomies are extremely rigid. Specific Medicaid requirements must be met and documented on the Hysterectomy Receipt of Information Form, FD-189. Any claim (hospital, operating physician, anesthesiologist, clinic, etc.) involving hysterectomy procedures must have a properly completed FD-189 attached when submitted for payment. Hysterectomy claims are hard copy restricted; electronic billing is not permitted.

Additional information concerning Medicaid policy governing hysterectomy procedures may be found in Title 10, Subchapter 54, Section V Physicians' Services, included with your manual.

Providers may obtain additional copies of the FD-189 form from the Fiscal Agent; however, photocopies of the FD-189 are acceptable.

A sample of the Hysterectomy Receipt of Information Form and instruction's for the form's proper completion are included for reference.

                                  ITEM-BY-ITEM

                  INSTRUCTIONS FOR COMPLETING THE HYSTERECTOMY
                 RECEIPT OF INFORMATION FORM FD-189 (REV. 3/91)


1.   Name of Clinic or Physician:       Enter the name of the clinic or
                                        physician who provided the information.

2.   Name of Responsible Person(s):     Enter the name of the individual who
                                        discussed the procedure with the
                                        recipient.

3.   She/He/They:                       Enter appropriate selection.

4.   Name of Staff Member:              Enter the name of the individual who
                                        explained the procedure to the
                                        recipient.

5.   Clinic/Hospital/Physician:         Enter the name of the clinic/hospital/or
                                        physician's office in which the
                                        individual who explained the procedure
                                        is affiliated.

6.   Recipient's Name:                  Copy the recipient's name as printed on
                                        the Medicaid Eligibility Identification
                                        Card. First name must be entered first.

7.   Name of Physician:                 Enter the physician's name.

8.   Recipient's Signature and Date:    Recipient must personally sign and hand
                                        date the completed form.

                               STATE OF NEW JERSEY
                          DEPARTMENT OF HUMAN SERVICES
                         DIVISION OF MEDICAL ASSISTANCE
                               AND HEALTH SERVICES

                    HYSTERECTOMY RECEIPT OF INFORMATION FORM


A woman who has a hysterectomy can never again get pregnant. When you have a hysterectomy, the doctor removes your uterus (womb). You can not have a baby after your uterus is removed and you will not have menstrual periods anymore.

I received the above information orally and in writing from
____________________________
(name of clinic or physician)

before my operation was performed.

I talked to _______________________________________ about a hysterectomy.
                  (name of responsible person(s))

_______________________________ discussed it with me and gave me a chance to ask
 (She/He/They)

questions and answered them for me before the operation.

I have read all of this notice. I agree that it is a true description of what was explained to me by _____________________ of ___________________________ and
                     (name of staff member)   (clinic/hospital/physician)

that all my questions were answered to my satisfaction.

I,__________________________________ , hereby consent (or did consent) of my own free will to have a hysterectomy done by _________________________ and/or associate(s) or assistant(s) of his or her choice.

I consent (or did consent) to any other medical treatment that the doctor thinks is (was) necessary to preserve my health.

I also consent to the release of this form and other medical records about the operation to representatives of the United States Department of Health and Human Services or employees of programs or projects funded by that Department but only for purposes of determining if Federal laws were observed.


______________________________                        __________________________
    Patient's Signature                                  Date     Month/Day/Year

                          STOCKHOLDER DISCLOSURE FORM B

NJ Division of Purchase and Property            FIRM NAME       FEDERAL I.D. NO.
Purchase Bureau
CN 230
Trenton, New Jersey  08625
(609) 984-5396

INSTRUCTIONS: List below the names, home addresses, dates of birth, social security numbers, offices held and ownership interest of all officers and all individuals, partnerships, corporations or any other owner with 10% or more interest in the firm named. All questions must be answered. If more space is needed, list on attached sheet.


                                                                                               OWNERSHIP
                                                                                                INTEREST
 NAME                    HOME ADDRESS           BIRTH DATE   SOCIAL SEC. NO.   OFFICE HELD   (Shares Owned or
                                                                                             % of Partnership








                       COMPLETE ALL QUESTIONS BELOW                                 YES         NO
Is firm identified above owned by another company and/or corporation?               [ ]         [ ]
(If Yes, complete a separate disclosure form for the parent company)

Within the past five years has the firm identified above been owned by another      [ ]         [ ]
company or corporation?
(If Yes, complete a separate disclosure form for the previous owner)

Has any person or entity listed in this form ever been arrested, charged,           [ ]         [ ]
indicted or convicted of a State of New Jersey, any other State or the U.S.
Government?
(If Yes, attach a detailed explanation for each instance)

Has any person or entity listed in this form ever been suspended,                   [ ]         [ ]
debarred or otherwise declared inel any Agency of Government from bidding or contracting to provide services, labor, material or supplies?
(If Yes, attach a detailed explanation for each instance)

Are there now any administrative, civil or criminal matters pending in which the    [ ]         [ ]
firm or its responsible employees are involved?
(If Yes, attach a detailed explanation for each instance)

Has any federal, state or local government license, permit or other similar         [ ]         [ ]
authorization necessary to perform the work applied for herein and held or applied for by any person or entity listed in this form been suspended or revoked, or is it the subject of any pending proceedings specifically seeking or litigating the issue of suspension or revocation?
(If Yes to any part of this question, attach a detailed explanation for each instance)

CERTIFICATION: I, being duly sworn upon my oath, hereby represent and state that the foregoing information and any attachments thereto to the best of my knowledge are true and complete. I acknowledge that the State of New Jersey is relying on the information contained herein and thereby acknowledge that I am under a continuing obligation from the date of this certification through the completion of any contracts with the State to notify the State in writing of any changes to the answers or information contained herein. I acknowledge that I am aware that it is a criminal offense to make a false statement or misrepresentation in this certification, and if I do so, I recognize that I am subject to criminal prosecution under the law and that it will also constitute a material breach of my agreement(s) with the State of New Jersey and that the State at its option, may declare any contract(s) resulting from this certification void and unenforceable.

     I being duly authorize, certify that the information supplied above, including all attached pages, is complete and correct to the best of my knowledge.

ATTESTED: Sworn and subscribed to before me

on the _______ day of _____________ 19___

Signature _____________________________________________
           (Notary Public - not an officer of the firm)


Signature:________________________________ Date:______________

                              Name:____________________________
PRINT OR TYPE            {
                              Title:___________________________


                                   APPENDIX B

                                CAPITATION RATES

                                   APPENDIX B
                                CAPITATION RATES

                                   Exhibit 3
                              STATE OF NEW JERSEY
                        FY99 MEDICAID MANAGED CARE RATES

---------------------------------------------------------------------------------------------------------
                       A             B            C           D           E            F            G
                                            NON-2ND YEAR EXTENSION
                     -----------------------------------------------------------------------
                      AFDC         AFDC         AFDC        AFDC         AFDC         AFDC
COUNTY                 <1         1-1.99       YOUTH       15-44 F      21-44 M       44+         NJCPW
---------------------------------------------------------------------------------------------------------
Atlantic             $289.50      $109.90      $55.99      $183.87      $ 92.40      $234.80      $454.23
Bergen               $336.34      $128.52      $74.42      $218.92      $121.13      $272.38      $520.43
Burlington           $352.27      $120.51      $65.71      $201.02      $127.97      $265.52      $591.11
Camden               $354.52      $111.38      $58.46      $178.60      $113.57      $260.86      $424.83
Cape May             $288.91      $109.21      $55.03      $181.67      $ 90.19      $232.87      $454.23
Cumberland           $289.01      $109.32      $55.20      $182.05      $ 90.57      $233.20      $454.23
Essex                $490.13      $151.20      $85.27      $203.00      $127.74      $277.02      $372.10
Gloucester           $354.31      $111.13      $58.12      $177.83      $112.78      $260.16      $424.83
Hudson               $357.48      $130.13      $77.83      $197.20      $120.43      $229.81      $488.34
Hunterdon            $288.72      $108.97      $54.72      $180.97      $ 89.47      $232.24      $454.23
Mercer               $336.62      $128.85      $74.87      $219.94      $122.17      $273.29      $520.43
Middlesex            $336.49      $128.71      $74.67      $219.48      $121.71      $272.88      $520.43
Monmouth             $352.52      $120.81      $66.12      $201.94      $128.92      $266.34      $591.11
Morris               $352.29      $120.53      $65.75      $201.09      $128.04      $265.58      $591.11
Ocean                $352.29      $120.53      $65.74      $201.08      $128.03      $265.58      $591.11
Passaic              $337.02      $129.32      $75.51      $221.40      $123.65      $274.58      $520.43
Salem                $352.44      $120.71      $65.99      $201.66      $128.61      $266.08      $591.11
Somerset             $336.36      $128.55      $74.46      $218.99      $121.21      $272.45      $520.43
Sussex               $288.68      $108.92      $54.66      $180.81      $ 89.31      $232.10      $454.23
Union                $352.78      $121.11      $66.53      $202.89      $129.87      $267.17      $591.11
Warren               $288.72      $108.97      $54.72      $180.96      $ 89.46      $232.23      $454.23
Statewide            $367.23      $128.14      $72.29      $199.45      $118.78      $259.03      $504.09

                                   Exhibit 3
                              STATE of NEW JERSEY
                        FY99 Medicaid Managed Care Rates


--------------------------------------------------------------------------------
                         I         J         K        L         M          N
                   ----------------------  2ND YEAR EXTENSION  -----------------

County                AFDC       AFDC       AFDC      AFDC      AFDC       AFDC
                       <1       1-1.99      YOUTH    15-44 F   21-44 M      44+
--------------------------------------------------------------------------------

Atlantic              $189.12   $71.76    $36.52    $120.00    $60.31    $153.23
Bergen                $219.70   $83.91    $48.54    $142.88    $79.05    $177.74
Burlington            $230.11   $78.69    $42.86    $131.20    $83.51    $173.26
Camden                $231.58   $72.73    $38.13    $116.57    $74.12    $170.23
Cape May              $188.73   $71.31    $36.90    $118.57    $58.86    $151.96
Cumberland            $188.79   $71.38    $36.01    $118.82    $59.11    $152.18
Essex                 $320.19   $98.74    $55.62    $132.49    $83.37    $180.78
Gloucester            $231.44   $72.56    $37.91    $116.06    $73.60    $169.77
Hudson                $233.52   $84.98    $50.77    $128.70    $78.60    $149.97
Hunterdon             $188.60   $71.15    $35.69    $118.11    $58.39    $151.55
Mercer                $219.89   $84.13    $48.84    $143.55    $79.73    $178.34
Middlesex             $219.81   $84.04    $48.71    $143.25    $79.43    $178.07
Monmouth              $230.28   $78.68    $43.13    $131.80    $84.13    $173.81
Morris                $230.12   $78.70    $42.89    $131.25    $83.56    $173.30
Ocean                 $230.12   $78.70    $42.88    $131.24    $83.55    $173.30
Passaic               $220.16   $84.44    $49.25    $144.50    $80.70    $179.10
Salem                 $230.22   $78.82    $43.04    $131.61    $83.83    $173.63
Somerset              $219.72   $83.93    $48.57    $142.93    $79.10    $177.79
Sussex                $186.57   $71.12    $35.65    $118.01    $58.28    $151.46
Union                 $230.45   $79.08    $43.40    $132.42    $84.75    $174.35
Warren                $188.60   $71.15    $35.69    $118.10    $58.38    $151.54

Statewide             $239.78   $83.67    $47.19    $130.22    $77.56    $169.14

                                                                 3/26/98 3:15 PM
William M. Mercer, Incorporated       Page 98      Njyr3v3 Proposed County Rates

                                   Exhibit 3

                              STATE of NEW JERSEY
                        FY99 Medicaid Managed Care Rates


                         P         Q         R         S

County                 DYFS      DYFS      DYFS      DYFS
                        <1      1-1.99    YOUTH     15-21F
                       ----     ------    -----     ------
Atlantic             $545.12    $239.44   $92.78    $134.96
Bergen               $545.12    $239.44   $92.78    $134.96
Burlington           $545.12    $239.44   $92.78    $134.96
Camden               $545.12    $239.44   $92.78    $134.96
Cape May             $545.12    $239.44   $92.78    $134.96
Cumberland           $545.12    $239.44   $92.78    $134.96
Essex                $545.12    $239.44   $92.78    $134.96
Gloucester           $545.12    $239.44   $92.78    $134.96
Hudson               $545.12    $239.44   $92.78    $134.96
Hunterdon            $545.12    $239.44   $92.78    $134.96
Mercer               $545.12    $239.44   $92.78    $134.96
Middlesex            $545.12    $239.44   $92.78    $134.96
Monmouth             $545.12    $239.44   $92.78    $134.96
Morris               $545.12    $239.44   $92.78    $134.96
Ocean                $545.12    $239.44   $92.78    $134.96
Passaic              $545.12    $239.44   $92.78    $134.96
Salem                $545.12    $239.44   $92.78    $134.96
Somerset             $545.12    $239.44   $92.78    $134.96
Sussex               $545.12    $239.44   $92.78    $134.96
Union                $545.12    $239.44   $92.78    $134.96
Warren               $545.12    $239.44   $92.78    $134.96

Statewide            $545.12    $239.44   $92.78    $134.96

                                   Exhibit 3
                              STATE of NEW JERSEY
                        FY99 Medicaid Managed Care Rates

                     U                  V               W              X


County          Blind/Disabled     Blind/Disabled     Old Age       Old Age
                   Without             With           Without        With
                  Medicare           Medicare         Medicare      Medicare


Atlantic       $ 430.30           $ 257.49            $ 340.72      $ 216.99
Bergen         $ 495.09           $ 269.99            $ 331.36      $ 211.89
Burlington     $ 448.01           $ 252.33            $ 326.96      $ 223.33
Camden         $ 419.29           $ 251.45            $ 339.97      $ 216.48
Cape May       $ 418.92           $ 251.25            $ 339.95      $ 216.48
Cumberland     $ 420.85           $ 252.31            $ 340.07      $ 216.55
Essex          $ 526.43           $ 287.20            $ 333.49      $ 213.34
Gloucester     $ 415.20           $ 249.21            $ 339.69      $ 216.29
Hudson         $ 487.65           $ 263.11            $ 328.30      $ 224.24
Hunterdon      $ 415.20           $ 249.21            $ 339.69      $ 216.29
Mercer         $ 500.42           $ 272.92            $ 331.72      $ 212.14
Middlesex      $ 498.08           $ 271.84            $ 331.56      $ 212.03
Monmouth       $ 452.88           $ 255.00            $ 327.29      $ 223.56
Morris         $ 448.38           $ 252.54            $ 326.99      $ 223.35
Ocean          $ 448.35           $ 252.52            $ 326.99      $ 223.35
Passalc        $ 507.99           $ 277.08            $ 332.23      $ 212.49
Salem          $ 451.36           $ 254.17            $ 327.19      $ 223.49
Somerset       $ 495.48           $ 270.22            $ 331.38      $ 211.91
Sussex         $ 414.40           $ 248.77            $ 339.64      $ 216.25
Union          $ 457.80           $ 257.70            $ 327.63      $ 223.79
Warren         $ 415.17           $ 249.20            $ 339.69      $ 218.29

Statewide      $ 471.27           $ 265.26            $ 330.72      $ 216.83

William M. Mercer, Incorporated                                 3/26/98 3:15 PM
                                                   Njyr3v3 Proposed County Rates

                           NEW JERSEY KIDCARE PROGRAM

                                         Children Age < 1           Children Age 1-1.99            Youth Age 2-18         Average
                               ------------------------------    --------------------------    -----------------------    -------
                                 Units     Unit Cost     PMPM    Units    Unit Cost    PMPM    Units  Unit Cost    PMPM    PMPM
                               ------------------------------    --------------------------    -------------------------   -----
Inpatient                        1,967      $565.56     $92.68      242    $707.06    $14.27     136   $777.88    $ 8.79
Outpatient                       1,589      $ 90.25     $11.95    1,906    $ 81.47    $12.94   1,065   $ 91.33    $ 8.11
ER                                 393      $162.09     $ 5.31      466    $166.94    $ 6.49     261   $173.90    $ 3.79
Phys-Consults                      173      $ 54.79     $ 0.79       77    $ 52.20    $ 0.34      51   $ 54.56    $ 0.23
ER Phys                            223      $ 20.64     $ 0.38      267    $ 20.54    $ 0.46     150   $ 21.09    $ 0.26
IP Phys                            790      $ 34.64     $ 2.28      173    $ 31.05    $ 0.45      79   $ 31.95    $ 0.21
Phys-Office                     10,760      $ 31.35     $28.11    5,642    $ 30.71    $14.44   2,525   $ 31.58    $ 6.64
Surgery                            406      $ 42.65     $ 1.44      224    $ 35.48    $ 0.66     188   $ 36.75    $ 0.57
Other Practitioners              4,685      $ 35.91     $14.02    3,230    $ 34.66    $ 9.33   4,191   $ 22.06    $ 7.70
Drugs                            7,237      $ 20.79     $12.54    6,860    $ 21.62    $12.36   4,198   $ 23.81    $ 8.33
Support Services                 2,945      $ 55.14     $13.53    1,944    $ 33.26    $ 5.39   1,478   $ 19.73    $ 2.43

                                                        $183.04                       $77.13                      $47.07      $49.80
Female 15-18 Maternity
  Adjustment                                            $    --                       $   --                      $ 0.05      $ 0.04
Total                                                   $183.04                       $77.13                      $47.12      $49.84

Selection Adjustment Factor                                  15%                          15%                         15%
Selection Adjustment                                    $ 27.46                       $11.57                      $ 7.07      $ 7.48

Managed Care Administration
  Factor                                                     10%                          10%                         10%
Managed Care Administration
  Adjustment                                            $ 21.05                       $ 8.87                      $ 5.42      $ 5.73

Total PMPM                                              $231.55                       $97.57                      $59.61      $63.05


Kids4mc Combined

                                   APPENDIX C

                      QUALITY MANAGEMENT/UTILIZATION REVIEW

                                (Provided by HMO)

                                   APPENDIX D

                   GRIEVANCE PROCESS/PROBLEM RESOLUTION POLICY

                                (Provided by HMO)

                                   APPENDIX E

                                LIST OF PROVIDERS

                                (Provided by HMO)

                                   APPENDIX F

                             LIST OF SUBCONTRACTORS

                                (Provided by HMO)

                                   APPENDIX G

                        CERTIFICATION REGARDING LOBBYING

The undersigned certifies, to the best of his or her knowledge, that:

          1. No federal appropriated funds have been paid or will be paid to any person by or on behalf of the contractor for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the award of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative contract, or the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative contract.

          2. If any funds other than federal appropriated funds have been paid or will be paid to any person for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the award of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative contract, or the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative contract, and the contract exceeds $100,000, the contractor shall complete and submit Standard Form-LLL "Disclosure of Lobbying Activities," in accordance with its instructions.

          3. The contractor shall include the provisions of this section in all provider contracts under this contract and require all participating providers whose provider contracts exceed $100,000 to certify and disclose accordingly to the contractor.

          This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction pursuant to 31 U.S.C. 1352. The failure to file the required certification shall subject the violator to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

DATE:  _____________________________         ___________________________________
                                             SIGNATURE


                       TITLE: __________________________________
                ORGANIZATION: __________________________________

                                   APPENDIX H

                     NEW JERSEY STATE CONTRACTING PROVISIONS

STANDARD TERMS & CONDITIONS
DEPT OF TREASURY
DIV OF PURCHASE & PROPERTY
DEPT OF TREASURY
33 W STATE ST. - 9TH FLOOR
CN-230
TRENTON           NJ       08625-0230


                               STATE OF NEW JERSEY
                          PURCHASE BUREAU - BID REF. #

          The insurance to be provided by the contractor shall be as follows:

          a. General liability policy as broad as the standard coverage forms currently in use in the State of New Jersey which shall not be circumscribed by any endorsements limiting the breadth of coverage. The policy shall be endorsed ????

          The limits of liability for bodily injury and property damage shall not be less than $1 million per occurrence as a combined single limit.**

          b. Automobile liability insurance which shall be written to cover any automobile used by the insured. Limits of liability for bodily injury and property damage shall not be less than $1 million per occurrence as a combined single limit.

          c. Worker's Compensation Insurance applicable to the laws of the State of New Jersey and Employers Liability Insurance with limits not less than:

                   $100,000  BODILY INJURY, EACH OCCURRENCE
                   $100,000  DISEASE, EACH EMPLOYEE
                   $500,000  DISEASE, AGGREGATE LIMIT

3.   TERMS GOVERNING ALL PROPOSALS TO NEW JERSEY PURCHASE BUREAU

     3.1 CONTRACT AMOUNT - The estimated amount of the contract(s), when stated on the Advertised Request for Proposal form, shall not be construed as either the maximum or minimum amount which the State shall be obliged to order as the result of this Request for Proposal or any contract entered into as a result of this Request for Proposal.

     3.2 CONTRACT PERIOD AND EXTENSION OPTION - If, in the opinion of the Director of the Division of Purchase and Property, it is in the best interest of the State to extend any contract entered into as a result of this Request for Proposal, the contractor will be so notified of the Director's intent at least 30 days prior to the expiration date of the existing contract. The contractor shall have 15 calendar days to respond to the Director's request to extend the contract. If the contractor agrees to the extension, all terms and conditions of the original contract, including price, will be applicable.

     3.3  BID AND PERFORMANCE SECURITY

          a. Bid Security - If bid security is required, such security must be submitted with the bid in the amount listed in the Request for Proposal. See N.J.A.C. 17:12-2.2. Acceptable forms of bid security are as follows:

              1. A properly executed individual or annual bid bond issued by an insurance or security company authorized to do business in the State of New Jersey, a certified or cashier's check drawn to the order of the Treasurer, State of New Jersey, or an irrevocable letter of credit drawn naming the Treasurer, State of New Jersey as beneficiary issued by a federally insured financial institution.

              2. The State will hold all bid security during the evaluation process. As soon as is practicable after the completion of the evaluation, the State will:

                   a. Issue an award notice for those offers accepted by the
                      State.

                   b. Return all bond securities to those who have not been
                      issued an award of notice.

              All bid security from contractors who have been issued an award notice shall be held until the successful execution of all required contractual documents and bonds (performance bond, insurance, etc.). If the contractor fails to execute the required contractual documents and bonds within thirty (30) calendar days after receipt of award notice, the contractor may be found in default and the contract terminated by the State. In the case of default, the State reserves all rights inclusive of, but not limited to, the right to purchase material and/or to complete the required work in accordance with the New Jersey Administrative Code and to recover any actual excess costs from the contractor. Collection against the bid security shall be one of the measures available toward the recovery of any excess costs.

STANDARD TERMS & CONDITIONS
DEPT OF TREASURY
DIV OF PURCHASE & PROPERTY
DEPT OF TREASURY
33 W STATE ST. - 9TH FLOOR
CN-230
TRENTON           NJ       08625-0230


     b. Performance Security - If performance security is required, the successful bidder shall furnish performance security in such amount on any award of a term contract or line item purchase. See N.J.A.C. 17:12-2.3. Acceptable terms of performance security are as follows:

          1. The contractor shall be required to furnish an irrevocable security on the amount listed in the Request for Proposal payable to the Treasurer, State of New Jersey, binding the contractor to provide faithful performance of the contract.

          2. The performance security shall be in the form of a properly executed individual or annual performance bond issued by an insurance or security company authorized to do business on the State of New Jersey, a certified or cashier's check drawn to the order of the Treasurer, State of New Jersey, or an irrevocable letter of credit drawn naming the Treasurer, State of New Jersey as beneficiary issued by a federally insured financial institution.

          The Performance Security must be submitted to the State within 30 days of the effective date of the contract award and cover the period of the contract and any extensions thereof. Failure to submit performance security may result in cancellation of contract for cause pursuant to provision 3.5b.1. and nonpayment for work performed.

     3.4 VENDOR RIGHT TO PROTEST - INTENT TO AWARD - Except in cases of emergency, bidders have the right to protest the Director's proposed award of the contract as announced in the Notice of Intent to Award. See N.J.A.C. 17:12-3.3. Unless otherwise stated, a bidder's protest must be submitted to the Director within 10 working days after receipt of written notification that his bid has not been accepted or that an award of contract has been made. In the public interest, the Director may shorten this protest period, but shall provide at least 48 hours for bidders to respond to a proposed award. In cases of emergency, stated on the record, the Director may waive the appeal period. See N.J.A.C. 17:12-3 et seq.

     3.5  TERMINATION OF CONTRACT

          a.  Change of Circumstances

          Where circumstances and/or the needs of the State significantly change, or the contract is otherwise deemed no longer to be in the public interest, the Director may terminate a contract entered into as a result of this Request for Proposal upon no less than 30 days notice to the contractor with an opportunity to respond.

          In the event of such termination, the contractor shall furnish to the using agency, free of charge, such reports as may be required.

          b. For cause:

              1. Where a contractor fails to perform or comply with a contract and/or fails to comply with the complaints procedure in N.J.A.C. 17:12-4.2 et seq., the director may terminate the contract upon 10 days notice to the contractor with an opportunity to respond.

              2. Where a contractor continues to perform a contract poorly as demonstrated by formal complaints. late delivery, poor performance of service, short-shipping, etc. so that the Director is repeatedly required to use the complaints procedure in N.J.A.C. 17:12-4.2 et seq., the Director may terminate the contract upon 10 days notice to the contractor with an opportunity to respond.

          c. In cases of emergency the Director may shorten the time periods of notification and may dispense with an opportunity to respond.

          d. In the event of termination under this section, the contractor will be compensated for work performed in accordance with the contract up to the date of termination. Such compensation may be subject to adjustments.

     3.6 COMPLAINTS - Where a bidder has a history of performance problems as demonstrated by formal complaints and/or contract cancellations for cause pursuant to 3.5b, a bidder may be bypassed for this award. See N.J.A.C. 17:12-4.8.

     3.7 EXTENSION OF CONTRACT QUASI-STATE AGENCIES - It is understood and agreed that in addition to State Agencies, Quasi-State Agencies may also participate in this contract. Quasi-State Agencies are defined in N.J.S.A. 52:27B-56.1 as any agency, commission, board, authority or other such governmental entity which is established and

STANDARD TERMS & CONDITIONS
DEPT OF TREASURY
DIV OF PURCHASE & PROPERTY
DEPT OF TREASURY
33 W STATE ST. - 9TH FLOOR
CN-230
TRENTON           NJ       08625-0230


          is allocated to a State department or any bi-state governmental entity of which the State of New Jersey is a member.

     3.8 EXTENSION OF CONTRACTS TO POLITICAL SUBDIVISIONS, VOLUNTEER FIRE DEPARTMENTS AND FIRST AID SQUADS, AND INDEPENDENT INSTITUTIONS OF HIGHER EDUCATION - N.J.S.A. 52:25-16.1 permits counties, municipalities and school districts to participate in any term contract(s) that may be established as a result of this proposal.

          N.J.S.A. 52:25-16.5 permits volunteer fire departments, volunteer first aid squads and rescue squads to participate in any term contract(s) that may be established as a result of this proposal.

          N.J.S.A. 52:25-16.5 permits independent institutions of higher education to participate in any term contract(s) that may be established as a result of this proposal, provided that each purchase by the independent institution of higher education shall have a minimum cost of $500.

          In order for the State contract to be extended to counties, municipalities, school districts, volunteer fire departments, first aid squads and independent institutions of higher education, the bidder must agree to the extension and so state in his bid proposal. The extension to counties, municipalities, school districts, volunteer fire departments, first aid squads and independent institutions of higher education must be under the same terms and conditions, including price, applicable to the State.

     3.9 EXTENSIONS OF CONTRACTS TO COUNTY COLLEGES - N.J.S.A. 18A:64A-25.9 permits any college to participate in any term contract(s) that may be established as a result of this proposal.

     3.10 EXTENSIONS OF CONTRACTS TO STATE COLLEGES - N.J.S.A. 18A:64-60 permits any State College to participate in any term contract(s) that may be established as a result of this proposal.

     3.11 SUBCONTRACTING OR ASSIGNMENT - The contract may not be subcontracted or assigned by the contractor, in whole or in part without the prior written consent of the Director of the Division of Purchase and Property. Such consent, if granted, shall not relieve the contractor of any of his responsibilities under the contract.

          In the event the bidder proposes to subcontract for the services to be performed under the terms of the contract award, he shall state so in his bid and attach for approval a list of said subcontractors and an itemization of the products and/or services to be supplied by them.

          Nothing contained in the specifications shall be construed as creating any contractual relationship between any subcontractor and the State.

     3.12 MERGERS, ACQUISITIONS - If, subsequent to the award of any contract resulting from this Request for Proposal, the contractor shall merge with or be acquired by another firm, the following documents must be submitted to the Director, Division of Purchase & Property.

          a. Corporate resolutions prepared by the awarded contractor and new entity ratifying acceptance of the original contract terms, conditions and prices.

          b. State of New Jersey Bidders Application reflecting all updated information including ownership disclosure pursuant to provision 1.5.

          c.  Vendor Federal Employer Identification Number.

          The documents must be submitted within thirty (30) days of completion of the merger or acquisition. Failure to do so may result in termination of contract pursuant to provision 3.5b.

          If, subsequent to the award of any contract resulting form this Request for Proposal, the contractor's partnership or corporation shall dissolve, the Director, Division of Purchase & Property must be so notified. All responsible parties of the dissolved partnership or corporation must submit to the Director in writing, the names of the parties proposed to perform the contract and the names of the parties to whom payment should be made. No payment should be made until all parties to the dissolved partnership or corporation submit the required documents to the Director.

     3.13 PERFORMANCE GUARANTEE OF BIDDER - The bidder hereby certifies that

STANDARD TERMS & CONDITIONS
DEPT OF TREASURY
DIV OF PURCHASE & PROPERTY
DEPT OF TREASURY
33 W STATE ST. - 9TH FLOOR
CN-230
TRENTON           NJ       08625-0230


          a. The equipment offered is standard new equipment and is the manufacturer's latest model in production, with parts regularly used for the type of equipment offered; that such parts are all in production and not likely to be discontinued and that no attachment or part has been substituted or applied contrary to manufacturer's recommendations and standard practice.

          b. All equipment supplied to the State and operated by electrical current is UL listed where applicable.

          c. All new machines are to be guaranteed as fully operational for the period stated in the Request for Proposal form time of written acceptance by the State. The bidder will render prompt service without charge, regardless of geographic location.

          d. Sufficient quantities of parts necessary for proper service to equipment will be maintained at distribution points and service headquarters.

          e. Trained mechanics are regularly employed to make necessary repairs to equipment in the territory from which the service requests might emanate within a 45-hour period or within the time accepted as industry practice.

          f. During the warranty period, the contractor shall replace immediately any material which is rejected for failure to meet the requirements of the contract.

          g. All services rendered to the State shall be performed in strict and full accordance with the specifications stated in the contract. The contract shall not be considered complete until final approval by the State's using agency is rendered.

     3.14 DELIVERY GUARANTEES - Deliveries shall be made at such time and in such quantities as ordered in strict accordance with conditions contained in the Request for Proposal.

          The contractor shall be responsible for the delivery of material in first class condition to the State's using agency or the purchaser under this contract and in accordance with good commercial practice.

          Items delivered must be strictly in accordance with the Request for Proposal.

          In the event delivery of goods or services is not made within the number of days stipulated or under the schedule defined in the Request for Proposal, the using agency may be authorized to obtain the material or service from any available source, the difference in price, if any, to be paid by the contractor failing to meet his commitments.

     3.15 DIRECTOR'S RIGHT OF FINAL BID ACCEPTANCE - The Director reserves the right to reject any or all bids, or to award in whole or in part if deemed to be in the best interest of the State to do so. The Director shall have authority to award orders or contracts to the vendor or vendors best meeting all specifications and conditions in accordance with N.J.S.A. 52:34-12. The bids will be awarded by the Director in accordance with N.J.A.C. 17:12-2.6.

     3.16 BID ACCEPTANCES AND REJECTIONS - The provisions of N.J.A.C. 17:12-2.4 relating to the Director's right to waive minor elements of non-compliance with bid specifications and N.J.A.C. 17:12-2.5 which defines causes for automatic bid rejection, apply to all proposals and bids.

     3.17 STATE'S RIGHT TO INSPECT BIDDER'S FACILITIES - The State reserves the right to inspect the bidder's establishment before making an award, for the purposes of ascertaining whether the bidder has the necessary facilities for performing the contract.

          The State may also consult with clients of the bidder during the evaluation of bids. Such consultation is intended to assist the State in making a contract award which is most advantageous to the State.

     3.18 STATE'S RIGHT TO REQUEST FURTHER INFORMATION - The Director reserves the right to request all information which may assist him in making a contract award, including factors necessary to evaluate the bidder's financial capabilities to perform the contract. Further, the Director reserves the right to request a bidder to explain in detail how the bid price was determined.

     3.19 MAINTENANCE OF RECORDS - The contractor shall maintain records for products and/or services delivered against the contract for a period of three (3) years from the date of final payment. Such records shall be made available to the State upon request for purposes of conducting an audit or for ascertaining information regarding dollar volume or

STANDARD TERMS & CONDITIONS
DEPT OF TREASURY
DIV OF PURCHASE & PROPERTY
DEPT OF TREASURY
33 W STATE ST. - 9TH FLOOR
CN-230
TRENTON           NJ       08625-0230


          number of transactions.

4.   TERMS RELATING TO PRICE QUOTATION

     4.1 PRICE FLUCTUATION DURING CONTRACT - Unless otherwise noted by the State, all prices quoted shall be firm through issuance of contract or purchase order and shall not be subject to increase during the period of the contract.

          In the event of a manufacturer's or contractor's price decrease during the contract period, the State shall receive the full benefit of such price reduction on any undelivered purchase order and on any subsequent order placed during the contract period. The Director of Purchase and Property must be notified in writing of any price reduction within five (5) days of the effective date.

          Failure to report price reductions will result in cancellation of contract for cause, pursuant to provision 3.5b.1.

     4.2 DELIVERY COSTS - Unless otherwise noted on the Request for Proposal, all prices for items on bid proposals are to be submitted F.O.B. Destination. Proposals submitted other than F.O.B. Destination may not be considered. Regardless of the method of quoting shipments, the contractor shall assume all costs, liability and responsibility for the delivery of merchandise in good condition to the State's using agency or designated purchaser.

          F.O.B. Destination does not cover spotting but does include delivery on the receiving platform of the ordering agency at any destination in the State of New Jersey unless otherwise specified. No additional charges will be allowed for any additional transportation costs resulting from partial shipments made at contractor's convenience when a single shipment is ordered. The weights and measures of the State's using agency receiving the shipment shall govern.

     4.3 C.O.D. TERMS - C.O.D. terms are not acceptable as part of a bid proposal and will be cause for rejection of a bid.

     4.4 TAX CHARGES - The State of New Jersey is exempt from State sales or use taxes and Federal excise taxes. Therefore, price quotations must not include such taxes. The State's Federal Excise Tax Exemption number is 22-75- 0050.?

     4.5 PAYMENT TO VENDORS - Payment for goods and/or services purchased by the State will only be made against State Payment Vouchers. The State bill form in duplicate together with the original Bill of Lading, express receipt and other related papers must be sent to the consignee on the date of each delivery. Responsibility for payment rests with the using agency which will ascertain that the contractor has performed on a proper and satisfactory manner in accordance with the terms and conditions of the award. Payment will not be made until the using agency has approved payment.

          For every contract the term of which spans more than one fiscal year, the State's obligation to make payment beyond the current fiscal year is contingent upon legislative appropriation and availability of funds.

     4.6 NEW JERSEY PROMPT PAYMENT ACT - The New Jersey Prompt Payment Act N.J.S.A. 52:32-32 et seq. requires state agencies to pay for goods and services within sixty (60) days of the agency's receipt of a properly executed State Payment Voucher or within sixty (60) days of receipt and acceptance of goods and services, whichever is later. Properly executed performance security, when required, must be received by the State prior to processing any payments for goods and services accepted by state agencies. Interest will be paid on delinquent accounts at a rate established by the State Treasurer. Interest will not be paid until it exceeds $5.00 per properly executed invoice.

          Cash discounts and other payment terms included as part of the original agreement are not affected by the Prompt Payment Act.

     4.7 RECIPROCITY - In accordance with N.J.S.A. 52:32-1.4 and N.J.A.C. 17:12-2.11, the State of New Jersey will invoke reciprocal action against an out-of-State bidder whose state or locality maintains a preference practice for their bidders.

5.   CASH DISCOUNTS

Bidders are invited to offer cash discounts. Cash discounts for periods of less than 21 days will not be considered as factors in the award of contracts. However, all cash discounts, regardless of length of discount term, will become part of any awarded contract for purposes of determining the State's compliance with any discount offered. The following will apply:

a. A discount period shall commence on the day the State using agency receives a properly signed and executed State Payment Voucher for products and services that have been duly accepted by the State Using Agency in accordance with the terms,

STANDARD TERMS & CONDITIONS
DEPT OF TREASURY
DIV OF PURCHASE & PROPERTY
DEPT OF TREASURY
33 W STATE ST. - 9TH FLOOR
CN-230
TRENTON           NJ       08625-0230

     conditions and specifications of the Contract/Purchase Order, and when required, the receipt of properly executed performance security. If the invoice is received prior to delivery of the goods and services or receipt of performance security when required, the discount period begins with the acceptance of the goods or services or the state's receipt of performance security, whichever is later.

b. The date on the check issued by the State in payment of that invoice shall be deemed the date of the State's response to that invoice.

6. STANDARDS PROHIBITING CONFLICTS OF INTEREST - The following prohibitions on vendor activities shall apply to all contracts or purchase agreements made with the State of New Jersey, pursuant to Executive Order No. 189 (1988).

a. No vendor shall pay, offer to pay, or agree to pay, either directly or indirectly, any fee, commission, compensation, gift, gratuity or other things of value of any kind to any State office or employee or special State officer or employee, as defined by N.J.S.A. 52:13D-13b. and c. in the Department of the Treasury or any other agency with which such vendor transacts or offers or proposes to transact business, or to any member of the immediate family, as defined by N.J.S.A. 52:13D-13b. of any such officer or employee or partnership, firm or corporation with which they are employed or associated, or in which such officer or employee has an interest within the meaning of N.J.S.A. 52:13D-13;

b. The solicitation of any fee, commission, compensation, gift, gratuity or other things of value by any State officer or employee or special State officer or employee from any State vendor shall be reported in writing forthwith by the vendor to the Attorney General and the Executive Commission on Ethical Standards.

c. No vendor may, directly or indirectly, undertake any private business, commercial or entrepreneurial relationship with, whether or not pursuant to employment, contract or other agreement, express or implied, or sell any interest in such vendor to any State officer or employee or special State officer or employee or special State officer or employee having any duties or responsibilities in connection with the purchase, acquisition or sale of any property or services by or to any State agency or any instrumentality thereof, or with any person, firm or entity with which he is employed or associated or in which he has an interest within the meaning of N.J.S.A. 52:13D-13?. Any relationships subject to this provision shall be reported in writing forthwith to the Executive Commission on Ethical Standards, which may grant a waiver of this restriction upon application of the State officer or employee or special State officer or employee upon a finding that the present or proposed relationship does not present the potential actuality or appearance of a conflict of interest.

d. No vendor shall influence, or attempt to influence or cause to be influenced, any State officer or employee or special State officer or employee in his official capacity in any manner which might tend to impair the objectivity or independence of judgment of said officer or employee.

e. No vendor shall cause or influence, or attempt to cause or influence, any State officer or employee or special State officer or employee to use, or attempt to use, his official position to secure unwarranted privileges or advantages for the vendor or any other person.

f. The provisions cited above in paragraph 6a. through 6e. shall not be construed to prohibit a State officer or employee or Special State officer or employee from receiving gifts from or contracting with vendors under the same terms and conditions as are offered or made available to members of the general public subject to any guidelines the Executive Commission on Ethical Standards may promulgate under paragraph 6c.

STOCKHOLDER DISCLOSURE FORM A
DEPT OF TREASURY
DIV OF PURCHASE & PROPERTY
DEPT OF TREASURY
33 W STATE ST. - 9TH FLOOR
CN-230
TRENTON            NJ        08625-0230

                                                    NAME _______________________

                                                    ADDRESS ____________________

                                                    CITY & STATE _______________

LIST THE NAMES AND ADDRESSES OF ALL INDIVIDUALS, PARTNERSHIPS, CORPORATIONS OR ANY OTHER OWNER HAVING A 10% OR GREATER INTEREST IN THE CORPORATION OR PARTNERSHIP NAMED IN ITEM 1. IF A LISTED OWNER IS A CORPORATION OR PARTNERSHIP, THEN LIST THE NAMES AND ADDRESSES OF HOLDERS OF 10% OR MORE INTEREST IN THAT CORPORATION OR PARTNERSHIP. IF ADDITIONAL SPACE IS NECESSARY, LIST ON THE ATTACHED SHEET. IF THERE ARE NO OWNERS WITH 10% OR MORE INTEREST IN YOUR COMPANY, ENTER "NONE" BELOW. COMPLETE AFFIDAVIT AT BOTTOM OF FORM. IF THIS HAS ALREADY BEEN SUBMITTED TO THE PURCHASE BUREAU, USE THE FORM FOR ANY CHANGES AND COMPLETE THE AFFIDAVIT.

              NAME                        ADDRESS            STREET       CITY/TWP      COUNTY         STATE          ZIP






________________________________________________________________________________
 PRESIDENT OF THE FIRM (TYPE OR PRINT NAME)                               PHONE


          I CERTIFY THAT          [ ]   LIST OF STOCKHOLDERS NAMES AND ADDRESSES
                                        HAS BEEN SUBMITTED TO THE PURCHASE
                                        BUREAU AND IT IS CURRENT AND CORRECT TO
                                        THE BEST OF MY KNOWLEDGE, WITH THE
                                        EXCEPTIONS AS LISTED ABOVE


                                  [ ]   THE LIST OF STOCKHOLDERS ABOVE IS
                                        CURRENT AND CORRECT TO THE BEST OF MY
                                        KNOWLEDGE

                                  [ ] THERE ARE NO STOCKHOLDERS HOLDING 10% OR MORE INTEREST IN THIS CORPORATION OR FIRM TO THE BEST OF MY KNOWLEDGE


                                  [ ] FIRM IS A SOLE OWNERSHIP AND NOT SUBJECT TO CORPORATION OR PARTNERSHIP DISCLOSURE REQUIREMENT

SIGNATURE OF AUTHORIZED REPRESENTATIVE _________________________________________

TYPE OR PRINT NAME _________________________  TITLE ____________________________

WITNESSED BY _______________________________  DATE _____________________________


VENDOR PLEASE COMPLETE AND SIGN THIS FORM AND RETURN IT TO THE PURCHASE BUREAU WITH YOUR BID PROPOSAL OR TO THE FOLLOWING ADDRESS

                                                          PURCHASE BUREAU
                                                          CN230
                                                          33 WEST STATE STREET
                                                          TRENTON, NJ  08625

                         INSTRUCTIONS FOR COMPLETING THE
                 AFFIRMATIVE ACTION EMPLOYEE INFORMATION REPORT
                                  (FORM AA302)

IMPORTANT:
                  READ THE FOLLOWING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THE FORM. PRINT OR TYPE ALL INFORMATION. FAILURE TO PROPERLY COMPLETE THE ENTIRE FORM MAY DELAY ISSUANCE OF YOUR CERTIFICATE.

ITEM 1 - Enter the Federal Identification Number assigned to the contractor or vendor by the Internal Revenue Service, or if a Federal Employer Identification Number has been applied for, but not yet issued, write the words "applied for: or If your business is such that you have not or will not receive a Federal Employee Identification Number, enter the Social Security Number assigned to the single owner or to a partner, in case of partnership.

ITEM 2 - Check the box appropriate to your TYPE OF BUSINESS. If you are engaged in more than one type of business, check the predominant one. If you are a manufacturer deriving more than 50% of your receipts from your own retail outlets, check "Retail."

ITEM 3 - Enter the total "number" of employees in the entire company, including part-time employees. This number shall include all facilities in the entire firm or corporation.

ITEM 4 - Enter the name by which the company is identified. If there is more than one company name, enter the predominant one.

ITEM 5 - Enter the physical location of the company.
Include City, County, State and Zip Code.

ITEM 6 - Enter the name of any parent or affiliated company including City, State and Zip Code. If there is none, so indicate by entering "None" or N/A.

ITEM 7 - Check the appropriate box for the total number of employees in the entire company. "Entire Company" shall include all facilities in the entire firm or corporation, including part-time employees, not just those employees at the facility being awarded the contract.

ITEM 8 - Check the box appropriate to your type of company establishment. Single-establishment Employer shall include an employer whose business is conducted at only one physical location. Multi-establishment Employer shall include an employer whose business is conducted at more than one location.

ITEM 9 - If multi-establishment was entered in Item 8, enter the number of establishments within the State of New Jersey.

ITEM 10 - Enter the total number of employees at the establishment being awarded the contract.


ITEM 11 - Enter the name of the Public Agency awarding the contract. Include City, State, and Zip
Code.

ITEM 12 - Enter the appropriate figures on all lines and in all columns. THIS SHALL ONLY INCLUDE EMPLOYMENT DATA FROM THE FACILITY THAT IS BEING AWARDED THE CONTRACT. DO NOT list the same employee in more than one job category.

Racial/Ethnic Groups will be so defined:

Black: Not of hispanic origin. Persons having origin in any of the Black racial groups of Africa.

Hispanic: Persons of Mexican, Puerto Rican, Cuban, or Central or South American or other Spanish culture or origin, regardless of race.

American Indian or Alaskan Native: Persons having origins in any of the original peoples of North America and who maintain cultural identification through tribal affiliation or community recognition.

Asian or Pacific Islander: Persons having origin in any of the peoples of the Far East, Southeast Asia, the Indian Subcontinent or the Pacific Islands. This area includes for example, China, Japan, the Philippine Islands and Samoa.

ITEM 13 - Check the appropriate box, if the race or ethnic group information was not obtained by 1 or 2, specify by what other means this was done in 3.

ITEM 14 - Enter the dates of the payroll period used to prepare the employment data presented in Item 12.

ITEM 15 - If this is the first time an Employee Information Report has been submitted for this company, check block "Yes."

ITEM 16 - If the answer to item 15 is "No," enter the date when the last Employee Information Report was submitted by this company.

ITEM 17 - Print or type the name of the person completing this form. Include the signature, title and date.

ITEM 18 - Enter the physical location where the form is being completed. Include City, State, Zip Code and Phone Number.

                              STATE OF NEW JERSEY
                 AFFIRMATIVE ACTION EMPLOYEE INFORMATION REPORT

IMPORTANT    -   READ INSTRUCTIONS ON BACK OF FORM CAREFULLY BEFORE
                 COMPLETING FORM. TYPE OR PRINT IN SHARP BALL POINT PEN.
                 FAILURE TO PROPERLY COMPLETE THE ENTIRE FORM MAY DELAY
                 ISSUANCE OF YOUR CERTIFICATE.

                    SECTION A - COMPANY IDENTIFICATION

1.  FID. ND. OR SOCIAL SECURITY

2.  TYPE OF BUSINESS
     [ ] 1. MFG.     [ ] 2. SERVICE   [ ] 3. WHOLESALE
           [ ] 4. RETAIL    [ ] 5. OTHER

3.  TOTAL NO. OF EMPLOYEES IN THE ENTIRE COMPANY

4.  COMPANY NAME

5.  STREET                   CITY           COUNTY        STATE         ZIP CODE


6.  NAME OF PARENT OR AFFILIATED COMPANY (IF NONE, SO INDICATE)

                                                     CITY     STATE     ZIP CODE


7. DOES THE ENTIRE COMPANY HAVE A TOTAL OF AT LEAST 50 EMPLOYEES?  [ ] YES [ ]NO

8. CHECK ONE: IS THE COMPANY  [ ] SINGLE-ESTABLISHMENT EMPLOYER
                              [ ] MULTI-ESTABLISHMENT EMPLOYER

9. IF MULTI-ESTABLISHMENT EMPLOYER, STATE THE
     NUMBER OF ESTABLISHMENTS IN N.J. [ ]

10. TOTAL NUMBER OF EMPLOYEES AT THE
     ESTABLISHMENT WHICH HAS BEEN AWARDED THE CONTRACT  [ ]

11. PUBLIC AGENCY AWARDING CONTRACT            CITY       STATE        ZIP CODE


                                OFFICIAL USE ONLY

DATE RECEIVED      OUT OF STATE PERCENTAGES       ASSIGNED CERTIFICATION NUMBER
MO/DAY/YR         COUNTY     MINORITY   FEMALE

                          SECTION B - EMPLOYMENT DATA

12. ?????


                             ALL EMPLOYEES                                      MINORITY GROUP EMPLOYEES (PERMANENT)
                          Col. 1                                              MALE                               FEMALE
   JOB                    TOTAL        Col. 2      Col. 3                       AMERICAN                             AMERICAN
CATEGORIES              (Cols. 2&3)   MALE       FEMALE   BLACK    HISPANIC    INDIAN   ASIAN   BLACK   HISPANIC    INDIAN    ASIAN

Officers and Managers
Professionals
Technicians
Sales Workers
Office and Clerical
Craftworkers (Skilled)
Operatives (Semiskilled)
Laborers (Unskilled)
Service Workers
     TOTAL
Total employment from
Previous Report (if any)


  The data below shall NOT be included in the request for the categories above

Temporary and Part-time Employees

13 HOW WAS INFORMATION AS TO RACE OR ETHNIC GROUP IN SECTION 2 OBTAINED?
  [ ] 1 VISUAL SURVEY  [ ]2 EMPLOYMENT RECORD  [ ] OTHER (SPECIFY)

14 DATES OF PAYROLL PERIOD USED


15 IS THIS THE FIRST EMPLOYEE INFORMATION REPORT IAA.3021 SUBMITTED?

 [ ] 1.  YES  [ ]  2.  NO


16 IF NO DATE OF LAST REPORT SUBMITTED
                                            MO   DAY    YEAR




                    SECTION C - SIGNATURE AND IDENTIFICATION

17 NAME OF PERSON COMPLETING FORM (Print or Type)
  (CONTRACTOR EED OFFICER)

SIGNATURE        TITLE           DATE
                                          MO    DAY   YEAR


18  ADDRESS (NO. & STREET)             (CITY)         (STATE)         (ZIP CODE)
   PHONE (AREA CODE  NO. & DATE)

AFFIRMATIVE ACTION
DEPT OF TREASURY
DIV OF PURCHASE & PROPERTY
DEPT OF TREASURY
33 W STATE ST. - 9TH FLOOR
CN-230
TRENTON                    NJ       08625-0230

DURING THE PERFORMANCE OF THIS CONTRACT, THE CONTRACTOR AGREES AS FOLLOWS:

1. THE CONTRACTOR OR SUBCONTRACTOR, WHERE APPLICABLE, WILL NOT DISCRIMINATE AGAINST ANY EMPLOYEE OR APPLICANT FOR EMPLOYMENT BECAUSE OF AGE, RACE, CREED, COLOR, NATIONAL ORIGIN, ANCESTRY, MARITAL STATUS OR SEX. THE CONTRACTOR WILL TAKE AFFIRMATIVE ACTION TO ENSURE THAT SUCH APPLICANTS ARE RECRUITED AND EMPLOYED, AND THAT EMPLOYEES ARE TREATED DURING EMPLOYMENT, WITHOUT REGARD TO THEIR AGE, RACE, CREED, COLOR, NATIONAL ORIGIN, ANCESTRY, MARITAL STATUS OR SEX. SUCH ACTION SHALL INCLUDE, BUT NOT BE LIMITED TO THE FOLLOWING: EMPLOYMENT, UPGRADING, DEMOTION, OR TRANSFER; RECRUITMENT OR RECRUITMENT ADVERTISING; LAYOFF OR TERMINATION; RATES OF PAY OR OTHER FORMS OF COMPENSATION; AND SELECTION FOR TRAINING, INCLUDING APPRENTICESHIP. THE CONTRACTOR AGREES TO POST IN CONSPICUOUS PLACES, AVAILABLE TO EMPLOYEES AND APPLICANTS FOR EMPLOYMENT, NOTICES TO BE PROVIDED BY THE PUBLIC AGENCY COMPLIANCE OFFICER SETTING FORTH PROVISIONS OF THIS NONDISCRIMINATION CLAUSE;

2. THE CONTRACTOR OR SUBCONTRACTOR, WHERE APPLICABLE WILL, IN ALL SOLICITATIONS OR ADVERTISEMENTS FOR EMPLOYEES PLACED BY OR ON BEHALF OF THE CONTRACTOR, STATE THAT ALL QUALIFIED APPLICANTS WILL RECEIVE CONSIDERATION FOR EMPLOYMENT WITHOUT REGARD TO AGE, RACE, CREED, COLOR, NATIONAL ORIGIN, ANCESTRY, MARITAL STATUS OR SEX;

3. THE CONTRACTOR OR SUBCONTRACTOR, WHERE APPLICABLE, WILL SEND TO EACH LABOR UNION OR REPRESENTATIVE OR WORKERS WITH WHICH IT HAS A COLLECTIVE BARGAINING AGREEMENT OR OTHER CONTRACT OR UNDERSTANDING, A NOTICE, TO BE PROVIDED BY THE AGENCY CONTRACTING OFFICER ADVISING THE LABOR UNION OR WORKERS' REPRESENTATIVE OF THE CONTRACTOR'S COMMITMENTS UNDER THIS ACT AND SHALL POST COPIES OF THE NOTICE IN CONSPICUOUS PLACES AVAILABLE TO EMPLOYEES AND APPLICANTS FOR EMPLOYMENT.

4. THE CONTRACTOR OR SUBCONTRACTOR, WHERE APPLICABLE, AGREES TO COMPLY WITH THE REGULATIONS PROMULGATED BY THE TREASURER PURSUANT TO P.L. 1875, C. 127, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME.

5. THE CONTRACTOR OR SUBCONTRACTOR AGREES TO ATTEMPT IN GOOD FAITH TO EMPLOY MINORITY AND FEMALE WORKERS CONSISTENT WITH THE APPLICABLE COUNTY EMPLOYMENT GOALS PRESCRIBED BY N.J.A.C. 17:27-5.2 PROMULGATED BY THE TREASURER PURSUANT TO P.L. 1975. C. 127, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME OR IN ACCORDANCE WITH A BINDING DETERMINATION OF THE APPLICABLE COUNTY EMPLOYMENT GOALS DETERMINED BY THE AFFIRMATIVE ACTION OFFICE PURSUANT TO N.J.A.C. 17:27-5.2 PROMULGATED BY THE TREASURER PURSUANT TO P.L. 1975. C. 127, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME.

6. THE CONTRACTOR OR SUBCONTRACTOR AGREES TO INFORM IN WRITING APPROPRIATE RECRUITMENT AGENCIES IN THE AREA, INCLUDING EMPLOYMENT AGENCIES, PLACEMENT BUREAUS, COLLEGES, UNIVERSITIES, LABOR UNIONS, THAT IT DOES NOT DISCRIMINATE ON THE BASIS OF AGE, CREED, COLOR, NATIONAL ORIGIN, ANCESTRY, MARITAL STATUS OR SEX, AND THAT IT WILL DISCONTINUE THE USE OF ANY RECRUITMENT AGENCY WHICH ENGAGES IN DIRECT OR INDIRECT DISCRIMINATORY PRACTICES.

7. THE CONTRACTOR OR SUBCONTRACTOR AGREES TO REVISE ANY OF ITS TESTING PROCEDURES. IF NECESSARY, TO ASSURE THAT ALL PERSONNEL TESTING CONFORMS WITH THE PRINCIPLES OF JOB-RELATED TESTING, AS ESTABLISHED BY THE STATUTES AND COURT DECISIONS OF THE STATE OF NEW JERSEY AND AS ESTABLISHED BY APPLICABLE FEDERAL LAW AND APPLICABLE FEDERAL COURT DECISIONS.

8. THE CONTRACTOR OR SUBCONTRACTOR AGREES TO REVIEW ALL PROCEDURES RELATING TO TRANSFER, UPGRADING, DOWNGRADING AND LAYOFF TO ENSURE THAT ALL SUCH ACTIONS ARE TAKEN WITHOUT REGARD TO AGE, CREED, COLOR, NATIONAL ORIGIN, ANCESTRY, MARITAL STATUS OR SEX, AND CONFORM WITH THE APPLICABLE EMPLOYMENT GOALS CONSISTENT WITH THE STATUES AND COURT DECISIONS OF THE STATE OF NEW JERSEY AND APPLICABLE FEDERAL LAW AND APPLICABLE FEDERAL COURT DECISIONS.

     THE CONTRACTOR AND ITS SUBCONTRACTORS SHALL FURNISH SUCH REPORTS OR OTHER DOCUMENTS TO THE AFFIRMATIVE ACTION OFFICE AS MAY BE REQUESTED BY THE OFFICE FROM TIME TO TIME IN ORDER TO CARRY OUT THE PURPOSES OF THESE REGULATIONS, AND PUBLIC AGENCIES SHALL FURNISH SUCH INFORMATION AS MAY BE REQUESTED BY THE AFFIRMATIVE ACTION OFFICE FOR CONDUCTING A COMPLIANCE INVESTIGATION PURSUANT TO SUBCHAPTER 10 OF THE ADMINISTRATIVE CODE (NJAC 17:27).

- NO FIRM MAY BE ISSUED A PURCHASE ORDER OR CONTRACT WITH THE STATE UNLESS THEY COMPLY WITH THE AFFIRMATIVE ACTION REGULATIONS

                     PLEASE CHECK APPROPRIATE BOX (ONE ONLY)

       [ ] I HAVE A CURRENT NEW JERSEY AFFIRMATIVE ACTION CERTIFICATE. (PLEASE ATTACH A COPY TO YOUR PROPOSAL).

       [ ] I HAVE A VALID FEDERAL AFFIRMATIVE ACTION PLAN APPROVAL LETTER. (PLEASE ATTACH A COPY TO YOUR PROPOSAL).

       [ ] I HAVE COMPLETED THE ENCLOSED FORM AA302 AFFIRMATIVE ACTION EMPLOYEE INFORMATION REPORT.

                                 TABLE EIGHTEEN

                      ACCESS TO HIV TESTING AND AZT THERAPY
                         FOR PREGNANT WOMEN AND INFANTS

Name of HMO _____________________    Quarter Ending _____________________


1.       Number of pregnant women

2.       Number of pregnant women receiving HIV testing within the HMO

3.       Number of pregnant women testing positive for HIV

4.       Number of pregnant women treated with AZT

5. Number of births involving AZT treatments in utero (if this number is lower than #4 please explain)

6.       Number of newborns receiving full AZT treatments.

                                   APPENDIX K

                   CERTIFICATION OF HMO PROVIDER NETWORK FORM

                      CERTIFICATION OF HMO PROVIDER NETWORK

I, _______________________, hereby certify both personally and on behalf of [Name & Title of HMO officer]
_____________________ that all of the health care providers whose names appear
    [Name of HMO]
on the attached list, dated ____________, have signed valid, written contracts with _______________________ which are currently in effect and are similar in
          [Name of HMO]
all material respects to the sample provider agreements submitted on ______________ to and approved by the Office of Managed Health Care, Division
    [Date]
of Medical Assistance and Health Services by ____________________________. I
                                                    [Name of HMO]
further certify that all of the providers listed have expressly agreed to serve New Jersey Medicaid beneficiaries who enroll in ___________________________.
                                                       [Name of HMO]

I certify that ______________________ has in its possession signed, legally
                    [Name of HMO)
binding contracts with each of the providers included on the attached list which are available to the State for inspection at any time at the following location: _______________________________________________.

I certify that the enclosed copies of the face sheet and signature pages of the Primary Care Physician, CNP/CNS, OB/GYN, hospital, and dental provider contracts are from signed valid, written contracts with ________________________ which
                                                     [Name of HMO]
are currently in effect and are similar in all material respects to the sample provider agreements submitted to the Office of Managed Health Care, Division of Medical Assistance and Health Services by _____________________________ on
                                                  [Name of HMO]
______________.
    [Date]

____________________________ agrees that the State shall have access to its
         [Name of HMO]
current provider contracts through any means the State deems reasonable and appropriate. Entire executed provider contracts shall be submitted to the State immediately upon request.

I certify that the foregoing statements made by me are true. I am aware if any of the foregoing statements made by me are willfully false, I am subject to punishment.

Signature: _______________________________

Print Name: ______________________________

Title of HMO Officer: _________________

Name of HMO: _____________________________

Date: __________________________

                                   APPENDIX L

                           PROVIDER NETWORK STANDARDS

                           PROVIDER NETWORK STANDARDS


                          DEPARTMENT OF HUMAN SERVICES
               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES
                          OFFICE OF MANAGED HEALTH CARE
                                OCTOBER 19, 1994

                          PROVIDER NETWORK REQUIREMENTS

A.   PRIMARY CARE PHYSICIAN RATIOS

A primary care physician (PCP) shall be a General Practitioner, Family Practitioner, Pediatrician, Internist. Obstetricians/Gynecologists may also participate as PCPs providing they participate on the same contractual basis as all other PCPs and HMO members are enrolled with the OB/GYN specialists in the same manner and with the same PCP/member ratio requirements applied.

1. 1 FTE PCP per 1500 members per HMO; 1 FTE per 2000 members, cumulative across all HMOs. PCP ratios shall be reviewed and calculated by physician specialty on a county basis and on an index city basis, i.e., the major city of each county where the majority of the Medicaid recipients reside.

2. 1 FTE dentist per 1500 members; 1 FTE per 2000 members, cumulative across all HMOs.

3.   Assumptions for PCP care for children

     -   67% of Medicaid cases are children, 33% are adults
     -   33% of adults in a family may choose an Internist
     -   67% of adults in a family may choose a Family Practitioner

     Of the children of the adults choosing an Internist - 80% may choose a Pediatrician and 20% may choose a Family Practitioner for their children

     Of the children of the adults choosing a FP - 30% may choose a Pediatrician for their children and 70% may choose to have the same FP for their children

     ((.8 x .33) +/- (.3 x .67)) x (.67 x # members)

     The Family Practitioner's case load is derived by the following formula:

     [((.2 x .33)+(.7 x .67)) x (.67 x # members)] + [.67 x (.33 X # members)]

     The Internist's case load (adults only)

     .33          x (.33 x # members)


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
B.   SPECIALTY RATIOS

             Specialty                   Covered Lives to                   Phys FTEs per
             ---------                   Support 1 FT Phys                  1000 Covered Lives
                                         -----------------                  ------------------
Allergy                                       120,000                              0.008
Anesthesiology                                     NA                                 NA
Cardiology: Invasive                          100,000                              0.010
            Noninvasive                       100,000                              0.010
CVT Surgery                                        NA                                 NA
Dermatology                                    75,000                              0.013
Emergency Medicine                             19,000                              0.053
Endocrinology                                      NA                                 NA
ENT                                            53,000                              0.019
Gastroenterology                              100,000                              0.010
Neurology                                     100,000                              0.010
Neurosurgery                                       NA                                 NA
Obstetrics/Gynecology                           7,100                              0.141
Oncology/Hematology                           100,000                              0.010
Ophthalmology                                  60,000                              0.017
Orthopedics                                    28,000                              0.036
Pulmonary                                     250,000                              0.004
Psychiatry                                     30,000                              0.033
Radiology                                      25,000                               0.04
Rheumatology                                  150,000                              0.007
Surgery (General)                              30,000                              0.003
Urology                                        60,000                              0.017

C.   CERTIFIED NURSE PRACTITIONER/CERTIFIED NURSE SPECIALIST RATIOS

     1 FTE CNP or 1 FTE CNS per 800 members per HMO; 1 FTE CNP or CNS per 1000 members, cumulative across all HMOs.

D.   CAPACITY

The PCP ratios are based on the following assumptions:

     1. Physicians may spend on patient care, 15 minutes for existing patients and 45 to 60 minutes for new patients, 8 hours a day, 5 days a week. For an inner-city primary care


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
         practice, these assumptions are conservative in that many such practices have extended evening and weekend hours.

     2. Eighty-five (85) percent of the patient load would be existing patients and the remaining 15 percent would be new patients.

     3. In a typical physician day, approximately 21 existing and 4 new patients can be seen.

     4. Assuming a work year of 48 weeks and accounting for holidays, approximately 5750 visits can be accommodated within a single physician's practice.

     5. Assuming 3 encounters per member per year, the solo practitioner can see about 2000 patients per year, working an 8-hour day, 5 days per week. (Extended hours will accommodate more patients.)

E.   GEOGRAPHIC ACCESS

The following lists guidelines for geographic access for the Medicaid population. The State may review (and approve) exceptions on a case-by-case basis to determine appropriateness for each situation.

For each HMO and for each town in each county in which the HMO is Medicaid operational, the access will be reviewed in accordance with the number and percentage of:

1. beneficiary children who reside within 6 miles of 2 PCPs whose specialty is Family Practice, General Practice or Pediatrics or 2 CNPs/CNSs; within 2 miles of 1 PCP whose specialty is Family Practice, General Practice or Pediatrics or 1 CNP or 1 CNS

2. beneficiary adults who reside within 6 miles of 2 PCPs whose specialty is Family Practice, General Practice or Internal Medicine or 2 CNPs or 2 CNSs; within 2 miles of 1 PCP whose specialty is Family Practice, General Practice or Internal Medicine or 1 CNP or 1 CNS

3. beneficiaries who reside within 6 miles of 2 providers of general dentistry services; within 2 miles of 1 provider of general dentistry services

4. beneficiaries who reside within 2-6 miles of 2 pharmacies; within 15 miles of 1 pharmacy

5. beneficiaries who reside within 20 miles of at least 1 specialist in each of the following specialties: General Surgery, OB/GYN, ENT, Dermatology, Radiology, Pathology, Podiatry, Psychology, Chiropractic; within 10 miles of at least 1 specialist in each type of specialty noted above

6. beneficiaries who reside within 20 miles of 2 acute care hospitals; within 6-10 miles of one acute care hospital


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
7. beneficiaries who reside within 12 miles of each of the following provider types: durable medical equipment, hearing aid supplier, optical supplier, independent clinical laboratory, hospice, certified nurse midwife, nursing home; within 6 miles of each type of provider

8. beneficiaries with desired access and average distance to 1, 2 or more providers

9. beneficiaries without desired access and average distance to 1, 2 or more providers

Access Standards

     1.  90% of the members must be within 6 miles of 2 PCPs in an urban setting

     2.  85% of the members must be within 15 miles of 2 PCPs in a rural setting

     3. Covering physicians must be within 15 miles in urban areas and 25 miles in rural areas.

Travel Time Standards

In a mandatory program, the managed care provider must adhere to the 30 minute standard, i.e., enrollees will not live more than 30 minutes away from their PCPs or CNPs/CNSs. The following guidelines are to be used in determining TRAVEL TIME.

     1.  Normal conditions/primary roads -20 miles

     2.  Rural or mountainous areas/secondary routes - 15 miles

     3.  Flat areas or areas connected by interstate highways - 25 miles

     4. Metropolitan areas such as Newark, Camden, Trenton, Paterson, Jersey City, - 30 minutes travel time by public transportation or no more than 2-6 miles from PCP

     5. Other medical service providers must also be geographically accessible to the enrollees.

F.   ACCESSIBILITY MEASURES/APPOINTMENT SCHEDULING STANDARDS

1. Scheduling time for routine primary care visits (non-chronic condition) - 72 hours

2.   Scheduling time for routine specialty care visits - within 4-6 weeks

3. Scheduling time for routine physicals (school, annual, etc.) - within 3-4 weeks

4.   Scheduling time for emergency care - immediate


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
5.   Scheduling time for urgent care - same day, less than 12 hours

6.   Preventive care for pregnant women - within 14 days

7. Scheduling time for regular dental appointments - within 3 weeks; 48 hours for urgent care

8. Scheduling time for regular appointments for laboratory and radiology services - within 3 weeks; 48 hours for urgent care

9. Maximum number of intermediate/limited patient encounters - 4 per hour for adults and 4 per hour for children

10. Waiting time in office (from time scheduled to being seen) - less than 45 minutes

11. Response time for after hours telephone care for non-emergent issues - within 30 to 45 minutes

12. Required outreach by the HMO to new pediatric enrollees to schedule the first visit within 3 months of enrollment


13. Required outreach by the HMO to new adult enrollees to schedule the first visit - within 6 months of enrollment.

arrangements fee demonstrated:

Performance Standard

         Type of Care                       Standard Met

     1.  Emergency Care                              100%

     2.  Urgent Care                                 95%

     3.  Routine Care                                75% first contract year
                                                     80% second year
                                                     85% third year
                                                     90% thereafter


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
                                   APPENDIX M

                           EXHAUSTION OF BENEFITS FORM

                                (Provided by HMO)

                                   APPENDIX N

                 HCFA GUIDELINES FOR INTERNAL QUALITY ASSURANCE
                                    PROGRAMS

                STANDARDS FOR INTERNAL QUALITY ASSURANCE PROGRAMS
                OF HMOS, HIOS, AND PHPS CONTRACTING WITH MEDICAID



STANDARD I: WRITTEN QAP DESCRIPTION - The organization has a written description of its QAP. This written description meets the following criteria:

         A. GOALS AND OBJECTIVES - The written description contains a detailed set of QA objectives which are developed annually and include a timetable for implementation and accomplishment.

         B. SCOPE -

              1. The scope of the QAP is comprehensive, addressing both the quality of clinical care and the quality of non-clinical aspects of service, such as and including: availability, accessibility, coordination, and continuity of care.

              2. The QAP methodology provides for review of the entire ranges of care provided by the organization, by assuring that all demographic groups, care settings, (e.g., inpatient, ambulatory, [including care provided in private practice offices] and home care), and types of services (e.g., preventive, primary, specialty care, and ancillary) are included in the scope of the review. (This review of the entire range of care is expected to be carried out over multiple review periods and not on a concurrent basis).

         C. SPECIFIC ACTIVITIES - The written description specifies quality of care studies and other activities to be undertaken over a prescribed period of time, and methodologies and organizational arrangements to be used to accomplish them. Individuals responsible for the studies and other activities are clearly identified and are appropriate.

         D. CONTINUOUS ACTIVITY - The written description provides for continuous performance of the activities, including tracking of issues over time.

         E. PROVIDER REVIEW - The QAP provides for:

              1. review by physician and other health professionals of the process followed in the provision of health services; and

              2. feedback to health professionals and HMO staff regarding performance and patient results.

         F. FOCUS ON HEALTH OUTCOMES - The QAP methodology addresses health outcomes to the extent consistent with existing technology.


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
STANDARD  II:  SYSTEMATIC PROCESS OF QUALITY ASSESSMENT AND
IMPROVEMENT - The QAP objectively and systematically monitors and evaluates the quality and appropriateness of care and service to members, through quality of care studies and related activities, and pursues opportunities for improvement on an ongoing basis.

The QAP has written guidelines for its quality of care studies and related activities which include:

         A. SPECIFICATION OF CLINICAL OR HEALTH SERVICES DELIVERY AREAS TO BE MONITORED

              1. The monitoring and evaluation of care reflects the population serviced by the managed care organization in terms of age groups, disease categories, and special risk status.

              2. For the Medicaid population, the QAP monitors and evaluates, at a minimum, care and services in certain priority areas of concern selected by the State. It is recommended that these be taken from among those identified by the Health Care Financing Administration's (HCFA's) Medicaid Bureau and jointly determined by the State and the managed care organization.(1)

              3. At its discretion and/or as required by the State Medicaid agency, the organization's QAP also monitors and evaluates other important aspects of care and service.

         B.   USE OF QUALITY INDICATORS -

     Quality indicators are measurable variables relating to a specified clinical or health services delivery area, which are reviewed over a period of time to monitor the process or outcomes of care delivered in that area.

              1. The organization identifies and uses quality indicators that are objective, measurable, and based on current knowledge and clinical experience.

              2. For the priority areas selected by the State from the HCFA Medicaid Bureau's list of priority clinical and health services delivery areas of concern, the organization

--------
(1) For further detail, see Chapter 3, "Clinical and Health Services Delivery Areas of Concern, Quality Indicators, and Clinical Practice Guidelines."


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
              monitors and evaluates quality of care through studies which include, but are not limited to, the quality indicators also specified by the HCFA's Medicaid Bureau.(2)

              3. Methods and frequency of data collection are appropriate and sufficient to detect need for program change.

         C.   USE OF CLINICAL CARE STANDARDS/PRACTICE GUIDELINES -

              1. The QAP studies and other activities monitor quality of care against clinical care or health service delivery standards or practice guidelines specified for each area identified in "A," above.

              2. The standards/guidelines are based on reasonable scientific evidence and are developed or reviewed by plan providers.

              3. The standards/guidelines focus on the process and outcomes of health care delivery, as well as access to care.

              4. A mechanism is in place for continuously updating the standards/guidelines.

              5. The standards/guidelines shall be included in provider manual developed for use by HMO providers or otherwise disseminated to providers as they are adopted.

              6. The standards/guidelines address preventive health services.

              7. Standards/guidelines are developed for the full spectrum of populations enrolled in the plan.

              8. The QAP shall use these standards/guidelines to evaluate the quality of care provided by the managed care organization's providers, whether the providers are organized in groups, as individuals, as IPAs, or in combination thereof.

         D.   ANALYSIS OF CLINICAL CARE AND RELATED SERVICES -

              1. Appropriate clinicians monitor and evaluate quality through review of individual cases where there are questions about care, and through studies analyzing patterns of clinical care and related service. For quality issues identified in the QAP's targeted clinical areas, the analysis includes the identified quality indicators and uses clinical care standards or practice guidelines.

--------
(2) For further detail, see Chapter 3, "Clinical and Health Services Delivery Areas of Concern, Quality Indicators, and Clinical Practice Guidelines."


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
              2. Multidisciplinary teams are used, where indicated, to analyze and address systems issues.

              3. From 1. and 2., clinical and related service areas requiring improvement are identified.

         E.   IMPLEMENTATION OF REMEDIAL/CORRECTIVE ACTIONS -

The QAP includes written procedures for taking appropriate remedial action whenever, as determined under the QAP, inappropriate or substandard services are furnished, or services that should have been furnished were not.

These written remedial/corrective action procedures include:

              1. specification of the types of problems requiring remedial/corrective action;

              2. specification of the person(s) or body responsible for making the final determinations regarding quality problems;

              3.   specific actions to be taken;

              4. provision of feedback to appropriate health professionals, providers and staff;

              5. the schedule and accountability for implementing corrective actions;

              6. the approach to modifying the corrective action if improvements do not occur;

              7. procedures for terminating the affiliation with the physician, or other health professional or provider.

         F.   ASSESSMENT OF EFFECTIVENESS OF CORRECTIVE ACTIONS -

              1. As actions are taken to improve care, there is monitoring and evaluation of corrective actions to assure that appropriate changes have been made. In addition, changes in practice patterns are tracked.

              2. The managed care organization assures follow-up on identified issues to ensure that actions for improvement have been effective.


         G.   EVALUATION OF CONTINUITY AND EFFECTIVENESS OF THE QAP -


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
              1. The managed care organization conducts a regular and periodic examination of the scope and content of the QAP to ensure that it covers all types of services in all settings, as specified in STANDARD I-B-2.

              2. At the end of each year, a written report on the QAP is prepared, which addresses: QA studies and other activities completed; trending of clinical and service indicators and other performance data; demonstrated improvements in quality; areas of deficiency and recommendations for corrective action; and an evaluation of the overall effectiveness of the QAP.

              3. There is evidence that QA activities have contributed to significant improvements in the care delivered to members.


STANDARD  III:  ACCOUNTABILITY TO THE GOVERNING BODY - The
Governing Body of the organization is the Board of Directors or, where the Board's participation with quality improvement issues is not direct, a designated committee of the senior management of the managed care organization. Responsibilities of the Governing Body for monitoring, evaluating, and making improvements to care include:

         A. OVERSIGHT OF QAP - There is documentation that the Governing Body has approved the overall QAP and an annual QA plan.

         B. OVERSIGHT ENTITY - The Governing Body has formally designated an accountable entity or entities within the organization to provide oversight of QA, or has formally decided to provide such oversight as a committee of the whole.

         C. QAP PROGRESS REPORTS - The governing Body routinely receives written reports from the QAP describing actions taken, progress in meeting QA objectives, and improvements made.

         D. ANNUAL QAP REVIEW - The Governing Body formally reviews on a periodic basis (but no less frequently than annually) a written report on the QAP which includes: studies undertaken, results, subsequent actions, and aggregate data on utilization and quality of services rendered, to assess the QAP's continuity, effectiveness and current acceptability.

         E. PROGRAM MODIFICATION - Upon receipt of regular written reports from the QAP delineating actions taken and improvements made, the Governing Body takes action when appropriate and directs that the operational QAP be modified on an ongoing basis to accommodate review findings and issues of concern within the managed care organization
         (MCO). This activity is documented in the minutes of the meetings of the Governing Board in sufficient detail to demonstrate that it has directed and followed up on necessary actions pertaining to Quality Assurance.


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
STANDARD IV: ACTIVE QA COMMITTEE - The QAP delineates an identifiable structure responsible for performing QA functions within the MCO. This committee or other structure has:

         A. REGULAR MEETINGS - The structure/committee meets on a regular basis with specified frequency to oversee QAP activities. This frequency is sufficient to demonstrate that the structure/committee is following-up on all findings and required actions, but in no case are such meetings less frequent that quarterly.

         B. ESTABLISHED PARAMETERS FOR OPERATING - The role, structure and function of the structure/committee are specified.

         C. DOCUMENTATION - There are records documenting the structure's/committee's activities, findings, recommendations and actions.

         D. ACCOUNTABILITY - The QAP committee is accountable to the Governing Body and reports to it (or its designee) on a scheduled basis on activities, findings, recommendations and actions.

         E. MEMBERSHIP - There is active participation in the QA committee from health plan providers, who are representative of the composition of the health plan's providers.

STANDARD V: QAP SUPERVISION - There is a designated senior executive who is responsible for program implementation. The organization's Medical Director has substantial involvement in QA activities.

STANDARD VI: ADEQUATE RESOURCES - The QAP has sufficient material resources; and staff with the necessary education, experience, or training; to effectively carry out its specified activities.

STANDARD  VII:  PROVIDER PARTICIPATION IN THE QAP -

         A. Participating physicians and other providers are kept informed about the written QA plan.

         B. The MCO includes in all its provider contracts and employment agreements, for both physicians and non-physician providers, a requirement securing cooperation with the QAP.

         C. Contracts specify that hospitals and other contractors will allow the managed care organization access to the medical records of its members.


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
STANDARD VIII: DELEGATION OF QAP ACTIVITIES - The MCO remains accountable for all QAP functions, even if certain functions are delegated to other entities. If the managed care organization delegates any QA activities to contractors:

         A. There is a written description of: the delegated activities; the delegate's accountability for these activities; and the frequency of reporting to the managed care organization.

         B. The MCO has written procedures for monitoring and evaluating the implementation of the delegated functions and for verifying the actual quality of care being provided.

         C. There is evidence of continuous and ongoing evaluation of delegated activities, including approval of quality improvement plans and regular specified reports.

STANDARD IX: CREDENTIALING AND RECREDENTIALING - The QAP contains the following provisions to determine whether physicians and other health care professionals, who are licensed by the State and who are under contract to the MCO, are qualified to perform their services.

         A. WRITTEN POLICIES AND PROCEDURES - The managed care organization has written policies and procedures for the credentialing process, which includes the organization's initial credentialing of practitioners, as well as its subsequent recredentialing, recertifying and/or reappointment of practitioners.

         B. OVERSIGHT BY GOVERNING BODY - The Governing Body, or the group or individual to which the Governing Body has formally delegated the credentialing function, has reviewed and approved the credentialing policies and procedures.

         C. CREDENTIALING ENTITY - The plan designates a credentialing committee or other peer review body which makes recommendations regarding credentialing decisions.

         D. SCOPE - The plan identifies those practitioners who fall under its scope of authority and action. This shall include, at a minimum, all physicians, dentists, and other licensed independent practitioners included in the review organization's literature for members, as an indication of those practitioners whose service to members is contracted or anticipated.

         E. PROCESS - The initial credentialing process obtains and reviews verification of the following information, at a minimum:

              1.   the practitioner holds a current valid license to practice;


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
              2.   valid DEA or CDS certificate, as applicable;

              3. graduation from medical school and completion of a residency, or other postgraduate training, as applicable;

              4.   work history;

              5.   professional liability claims history;

              6. good standing of clinical privileges at the hospital designated by the practitioner as the primary admitting facility; (This requirement may be waived for practices which do not have or do not need access to hospitals.)

              7. the practitioners holds current, adequate malpractice insurance according to the plan's policy;

              8. any revocation or suspension of a state license or DEA/BNDD number;

              9.   any sanctions imposed by Medicare and/or Medicaid; and

              10.  any censure by the State or County Medical Association.

              11. The organization requests information on the practitioner from the National Practitioner Data Bank and the State Board of Medical Examiners.

              12. The application process includes a statement by the applicant regarding:

                  a) any physical or mental health problems that may affect current ability to provide health care;

                  b)  any history of chemical dependency/substance abuse;

                  c)  history of loss of license and/or felony convictions;

                  d) history of loss or limitation of privileges or disciplinary activity; and

                  e) an attestation to correctness/completeness of the applications. This information should be used to evaluate the practitioner's current ability to practice.

              13. There is an initial visit to each potential primary care practitioner's office, including documentation of a structured review of the site and medical recordkeeping practices to ensure conformance with the managed care organization's standards.


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
         F. RECREDENTIALING - A process for the periodic reverification of clinical credentials (recredentialing, reappointment, or recertification) is described in the organization's policies and procedures.

              1. There is evidence that the procedure is implemented at least every two years.

              2. The MCO conducts periodic review of information from the National Practitioner Data Bank, along with performance data, on all physicians, to decide whether to renew the participating physician agreement. At a minimum, the recredentialing, recertification or reappointment process is organized to verify current standing on items listed in "E-l" through "E-7", above and item "E-l3" as well.

              3. The recredentialing, recertification or reappointment process also includes review of data from:

                  a)  member complaints;

                  b)  results of quality reviews;

                  c)  utilization management;

                  d)  member satisfaction surveys; and

                  e) reverifications of hospital privileges and current licensure.

         G. DELEGATION OF CREDENTIALING ACTIVITIES - If the managed care organization delegates credentialing (and recredentialing, recertification, or reappointment) activities, there is a written description of the delegated activities, and the delegate's accountability for these activities. There is also evidence that the delegate accomplished the credentialing activities. The managed care organization monitors the effectiveness of the delegate's credentialing and reappointment or recertification process.

         H. RETENTION OF CREDENTIALING AUTHORITY - The managed care organization retains the right to approve new providers and sites, and to terminate or suspend individual providers. The organization has policies and procedures fort the suspension, reduction or termination of practitioner privileges.

         I. REPORTING REQUIREMENT - There is a mechanism for, and evidence of implementation of, the reporting of serious quality deficiencies resulting in suspension or termination of a practitioner, to the appropriate authorities.


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         J.   APPEALS PROCESS - There is a provider appellate process for instances where the managed care organization chooses to reduce, suspend or terminate a practitioner's privileges with the organization.


STANDARD X: ENROLLEE RIGHTS AND RESPONSIBILITIES - The organization demonstrates a commitment to treating members in a manner that acknowledges their rights and responsibilities.

         A. WRITTEN POLICY ON ENROLLEE RIGHTS - The organization has a written policy that recognizes the following rights of members:

              1. to be treated with respect, and recognition of their dignity and need for privacy;

              2. to be provided with information about the organization, its services, the practitioners providing care, and members rights and responsibilities;

              3. to be able to choose primary care practitioners, within the limits of the plan network, including the right to refuse care from specific practitioners;

              4. to participate in decision-making regarding their health care;

              5.   to voice grievances about the organization or care provided;

              6.   to formulate advance directives; and

              7. to have access to his/her medical records in accordance with applicable Federal and State laws.

         B. written policy on enrollee responsibilities - The organization has a written policy that addressees members' responsibility for cooperating with those providing health care services. This written policy addresses members'responsibility for:

              1. providing, to the extent possible, information needed by professional staff in caring for the member; and

              2. following instructions and guidelines given by those providing health care services.

         C. COMMUNICATION OF POLICIES TO PROVIDERS - A copy of the organization's policies on members' rights and responsibilities is provided to all participating providers.

         D. COMMUNICATION OF POLICIES TO ENROLLEES/MEMBERS - Upon enrollment, members are provided a written statement that includes information on the following:


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              1.   rights and responsibilities of members;

              2. benefits and services included and excluded as a condition of membership, and how to obtain them, including a description of:

                  a) any special benefit provisions (for example, co-payment, higher deductibles, rejection of claim) that may apply to service obtained outside the system; and

                  b)  the procedures for obtaining out-of-care coverage;

              3.   provisions for after-hours and emergency coverage;

              4.   the organization's policy on referrals for specialty care;

              5.   charges to members, if applicable, including:

                  a)  policy on payment of charges; and

                  b)  co-payment and fees for which the member is responsible;

              6. procedures for notifying those members affected by the termination or change in any benefits, services, or service delivery office/site.

              7. procedures for appealing decisions adversely affecting the member's coverage, benefits, or relationship to the organization.

              8.   procedures for changing practitioners;

              9.   procedures for disenrollment; and

              10. procedures for voicing complaints and/or grievances and for recommending changes in policies and services.

         E. ENROLLEE/MEMBER GRIEVANCE PROCEDURES - The organization has a system(s), linked to the QAP, for resolving members' complaints and formal grievances. This system includes:

              1. procedures for registering and responding to complaints and grievances in a timely fashion (organizations should establish and monitor standards for timeliness);

              2. documentation of the substance of complaints or grievances, and actions taken;

              3. procedures to ensure a resolution of the complaint or grievance;

              4. aggregation and analysis of complaint and grievance data and use of the data for quality improvement; and

              5.   an appeal process for grievances.

         F. ENROLLEE/MEMBER SUGGESTIONS - Opportunity is provided for members to offer suggestions for changes in policies and procedures.

         G. STEPS TO ASSURE ACCESSIBILITY OF SERVICES - The managed care organization takes steps to promote accessibility of services offered to members. These steps include:

              1. The points of access to primary care, specialty care, and hospital services are identified for members.

              2.   At a minimum, members are given information about:

                  a)  how to obtain services during regular hours of operations;

                  b)  how to obtain emergency and after-hours care; and

                  c) how to obtain the names, qualifications, and titles of the professionals providing and/or responsible for their care

         H.   WRITTEN INFORMATION FOR MEMBERS -

              1. Member information (for example, subscriber brochures, announcements, handbooks) is written in prose that is readable and easily understood.

              2. Written information is available, as needed, in the languages of the major population groups served. A "major" population is one which represents at least 10% of a plan's membership.

         I. CONFIDENTIALITY OF PATIENT INFORMATION - The organization acts to ensure that the confidentiality of specified patient information and records is protected.

              1. The organization has established in writing, and enforced, policies and procedures on confidentiality, including confidentiality of medical records.

              2. The organization ensures that patient care offices/sites have implemented mechanisms that guard against the unauthorized or inadvertent disclosure of confidential information to persons outside of the medical care organization.

              3. The organization shall hold confidential all information obtained by its personnel about enrollees related to their examination, care and treatment and shall not divulge it without the enrollee's authorization, unless:

                  a)  it is required by law;

                  b) it is necessary to coordinate the patient's care with physicians, hospitals, or other health care entities, or to coordinate insurance or other matters pertaining to payment;

                  c) it is necessary in compelling circumstances to protect the health or safety of an individual.

              4. Any release of information in response to a court order is reported to the patient in a timely manner.

              5. Enrollee records may be disclosed, whether or not authorized by the enrollee, to qualified personnel for the purpose of conducting scientific research, but these personnel may not identify, directly or indirectly, any individual enrollee in any report of the research or otherwise disclose participant identity in any manner.

         J. TREATMENT OF MINORS - The organization has written policies regarding the appropriate treatment of minors.

         K. ASSESSMENT OF MEMBER SATISFACTION - The organization conducts periodic surveys of member satisfaction with its services.

              1. The surveys include content on perceived problems in the quality, availability, and accessibility of care.

              2.   The surveys assess at least a sample of:

                  a)  all Medicaid members;

                  b) Medicaid member requests to change practitioners and/or facilities; and

                  c)  disenrollment by Medicaid members.

              3.   As a result of the surveys, the organization:

                  a)  identifies and investigates sources of dissatisfaction;

                  b)  outlines action steps to follow-up on the findings; and

                  c)  informs practitioners and providers of assessment results.

              4. The organization reevaluates the effects of the above activities.

STANDARD  XI:  STANDARDS FOR AVAILABILITY AND ACCESSIBILITY

- The MCO has established standards for access (e.g., to routine, urgent and emergency care; telephone appointments; advice; and member service lines). Performance on these dimensions of access are assessed against the standards.

STANDARD  XII:  MEDICAL RECORDS STANDARDS

         A.   ACCESSIBILITY AND AVAILABILITY OF MEDICAL RECORDS -

              1. The MCO shall include provisions in provider contracts for appropriate access to the medical records of its enrollees for purposes of quality reviews conducted by the Secretary, State Medicaid agencies, or agents thereof.

              2. Records are available to health care practitioners at each encounter.

         B. RECORDKEEPING - Medical records may be on paper or electronic. The Plan takes steps to promote maintenance of medical records in a legible, current, detailed, organized and comprehensive manner that permits effective patient care and quality review as follows:

              1. medical record standards - The organization sets standards for medical records. The records reflect all aspects of patient care, including ancillary services. These standards shall, at a minimum, include requirements for:

                  a) patient identification information - Each page or electronic file in the record contains the patient's name or patient ID number.

                  b) personal/biographical data - Personal/biographical data includes: age; sex; address; employer; home and work telephone numbers; and marital status.

                  c)  entry date - All entries are dated.

                  d) provider identification - All entries are identified as to author.

                  e) legibility - The record is legible to someone other than the writer. Any record judged illegible by one physician reviewer should be evaluated by a second reviewer.

                  f) allergies - Medication allergies and adverse reactions are prominently noted on the record. Absence of allergies (no known allergies -- NKA) is noted in an easily recognizable location.

                  g) past medical history - (for patients seen 3 or more times) Past medical history is easily identified including serious accidents, operations, illnesses. For children, past medical history related to prenatal care and birth.

                  h) immunizations - for pediatric records (ages 12 and under) there is a completed immunization record or a notation that immunizations are up-to-date.

                  i)  diagnostic information

                  j)  medication information

                  k) identification of current problems - Significant illnesses, medical conditions and health maintenance concerns are identified in the medical record.

                  l) smoking/ETOH/substance abuse - Notation concerning cigarettes and alcohol use and substance abuse is present. (For patients 12 years and over and seen 3 or more times.) Abbreviations and symbols may be appropriate.

                  m) consultations, referrals, and specialist reports - Notes from any consultations are in the record. Consultation, lab, and x-ray reports filed in the chart have the ordering physician's initials or other documentation signifying review. Consultation and significantly abnormal lab and imaging study results have an explicit notation in the record of follow-up plans.

                  n)  emergency care

                  o) hospital discharge summaries - discharge summaries are included as part of the medical record for: (1) all hospital admissions which occur while the patient is enrolled in the MCO and 92) prior admissions as necessary.

                  p) advance directive - For medical records of adults, the medical record documents whether or not the individual has executed an advance directive. An advance directive is a written instruction such as a living will or durable power of attorney for health care relating to the provision of health care when the individual is incapacitated.

              2. patient visit data - documentation of individual encounters must provide adequate evidence of, at a minimum:

                  a) History and physical examination - Appropriate subjective and objective information is obtained for the presenting complaints.

                  b)  plan of treatment;

                  c)  diagnostic tests;

                  d)  therapies and other prescribed regimens;

                  e) follow-up - Encounter forms or notes have a notation, when indicated, concerning follow-up care, call or visit. Specific time to return is noted in weeks, months, or PRN. Unresolved problems from previous visits are addressed in subsequent visits.

                  f)  referrals and results thereof; and

                  g) all other aspects of patient care, including ancillary services.

         C.   RECORD REVIEW PROCESS -

              1. The MCO has a system (record review process) to assess the content of medical records for legibility, organization, completion and conformance to its standards.

              2. The record assessment system addresses documentation of the items list in B, above.

STANDARD  XIII:  UTILIZATION REVIEW -

         A. WRITTEN PROGRAM DESCRIPTION - The organization has a written utilization management program description which includes, at a minimum, procedures to evaluate medical necessity, criteria used, information sources and the process used to review and approve the provision of medical services.

         B. SCOPE - The program has mechanisms to detect underutilization as well as overutilization.

         C. PREAUTHORIZATION AND CONCURRENT REVIEW REQUIREMENTS - For organizations with preauthorization or concurrent review programs:

              1. Preauthorization and concurrent review decisions are supervised by qualified medical professionals.

              2. Efforts are made to obtain all necessary information, including pertinent clinical information, and consult with the treating physician as appropriate.

              3. The reasons for decisions are clearly documented and available to the member.

              4. There are well-publicized and readily available appeals mechanisms for both providers and patients. Notification of a denial includes a description of how to file an appeal.

              5. Decisions and appeals are made in a timely manner as required by the exigencies of the situation.

              6. There are mechanisms to evaluate the effects of the program using data on member satisfaction, provider satisfaction or other appropriate measures.

              7. If the organization delegates responsibility for utilization management, it has mechanisms to ensure that these standards are met by the delegate.

STANDARD XIV: CONTINUITY OF CARE SYSTEM - The MCO has put a basic system in place which promotes continuity of care and case management.

STANDARD  XV:  QAP DOCUMENTATION -

         A. SCOPE - The MCO shall document that it is monitoring the quality of care across all services and all treatment modalities, according to its written QAP. (The review of the entire range of care is expected to be carried out over multiple review periods and not on a concurrent basis.)

         B. MAINTENANCE AND AVAILABILITY OF DOCUMENTATION - The MCO must maintain and make available to the State, and upon request to the Secretary, studies, reports, protocols, standards, worksheets, minutes, or such other documentation as may be appropriate, concerning its QA activities and corrective actions.

STANDARD XVI: COORDINATION OF QA ACTIVITY WITH OTHER MANAGEMENT ACTIVITY - The findings, conclusions, recommendations, actions taken; and results of the actions taken as a result of QA activity, are documented and reported to appropriate individuals within the organization and through the established QA channels.

         A. QA information is used in recredentialing, recontracting and/or annual performance evaluations.

         B. QA activities are coordinated with other performance monitoring activities, including utilization management, risk management, and resolution and monitoring of member complaints and grievances.

         C. There is a linkage between QA and the other management functions of the health plan such as:

              1.   network changes;

              2.   benefits redesign;

              3.   medical management systems (e.g., pre-certification);

              4.   practice feedback to physicians;

              5.   patient education; and

              6.   member services.

                                   APPENDIX O

                               MARKETING STANDARDS

                     STANDARDS FOR MARKETING REPRESENTATIVES








                          Department of Human Services
               Division of Medical Assistance and Health Services
                          Office of Managed Health Care
                                 February, 1995

                     STANDARDS FOR MARKETING REPRESENTATIVES


A.    GENERAL REQUIREMENTS

      1. Only a trained marketing representative of the Contractor's plan who meets the DHS, DOH, and DBI requirements is permitted to market and to enroll prospective Medicaid enrollees. Delegation of enroll ment functions, such as to the office staff of a subcontracting provider of service, is not permitted.

      2. In those counties where enrollment is voluntary, marketing representatives may not state or imply that enrollment may be made mandatory in the future in an attempt to coerce enrollment.

      3.    Door-to-door canvassing is not permitted.

      4.    Telemarketing is not permitted.

      5. Marketing in or around a County Welfare Agency office is not permitted when the Health Benefits Coordinator has located there.

      6. No more than two (2) marketing representatives may approach a Medicaid recipient at any one time.

      7. Marketing representatives must obtain permission from the administration of a health care facility office, etc. to be present on the premises of that facility and to conduct marketing in or on the grounds of the facility.

      8. Marketing representatives may not encourage clients to disenroll from another contractor's plan or assist an enrollee or another plan in completing a disenrollment form from the other plan.

      9. Marketing representatives must ask for information from the prospective enrollee concerning existing relationships with physicians or other health care providers. The prospective enrollees must be clearly informed as to whether they will be able to continue to go those providers as members of the contractor's plan and/or if the Medicaid program will pay for continued services with such providers.

      10. Marketing representatives must secure the signature of new enrollees (head of household) on a statement indicating that they have had explained to them the important points of the Contractor's plan and have understood its procedures. A parent or legal guardian must enroll minors and sign the statement of understanding. However the contractor may accept an application from pregnant minors and minors living totally on their own who have their own Medicaid ID numbers as head of their own household.

      11. Prior to contract approval by HCFA, the Contractor's staff or agents are prohibited from marketing to, contacting directly or indirectly, or enrolling Medicaid recipients.

      12. Marketing representative may not state or imply that continuation of Medicaid benefits is contingent upon enrollment in the Contractor's plan.

      13. The Contractor must periodically review and assess the knowledge and performance of its marketing representatives.

B.    PRIOR APPROVAL OF MARKETING MATERIALS, PLANS, AND ACTIVITIES

      1. All marketing materials which will be used by marketing agents for every type of marketing presentation must be prior approved by DMAHS as stated in Article 11 of the Contract.

      2. The Contractor must submit to DMAHS a marketing plan for review and approval during the contracting process with the Department and quarterly thereafter, which includes the activities for marketing agents.

      3. The Contractor must submit, on a quarterly basis, a calendar of upcoming marketing events for review.

      4. The Contractor must register with DMAHS the names, schedules, and locations of all marketing representatives in advance of marketing activities.

C.    COMMISSIONS/INCENTIVE PAYMENTS

      1. Commissions/incentive payments may not be based on enrollment numbers alone but must include other criteria, such as but not limited to, the retention period of members enrolled (at least 3 months), member satisfaction, and education by the marketing representative.

            - The Contractor must also review disenrollment information/surveys and all complaints/grievances specifically referencing marketing staff.

      2. Incentives (including cash, prizes, contests, trips, dinners) amounts may not exceed 30% of the base salary.

D.    ENROLLMENT INDUCEMENTS

      1. Marketing representatives and other Contractor's staff are prohibited from offering or giving cash or any other form of compensation to a Medicaid recipient as an inducement or reward for enrolling in the Contractor's plan.

      2. Promotional items, gifts, "give-aways" for marketing purposes are permitted. However, the combined total of such gifts or gift package may not exceed an amount of $10 to any one individual or family. Such items:

            - must be offered to the general public for marketing purposes whether or not an individual chooses to enroll in the Contractor's plan.

            - may only be given at the time of marketing presentations and may not be a continuous, periodic activity for the same individual, e.g., monthly or quarterly give-aways, as an inducement to remain enrolled.

            -  may not be in the form of cash.

E.    INCENTIVES

      1. The Contractor may provide an incentive program to its enrollees based on health/educational activities or for compliance with health related recommendations. The incentive program may include, but is not limited to:

            -  health related gift items

            -  gift certificates in exchange for merchandise

            NOTE: CASH OR REDEEMABLE COUPONS WITH A CASH VALUE ARE
      PROHIBITED.

      2. The Contractor's incentive program must be proposed in writing and prior approved by DMAHS.

F.    PERIODIC SURVEY OF MEMBERS

      1. The Contractor must quarterly survey and report results to DMAHS new enrollees, in person, by phone, or other means, on a random basis to verify the enrollees' understanding of the Plan's procedures and services availability.

      2. The Contractor must survey members who voluntarily disenroll/transfer within three months of enrollment.

G.    SANCTIONS

      Violations of any of the above may result in any one or combination of the following:

      1.    Cessation of enrollment.

      2.    Application of assessed damages by the State.

      3. Referral to the Secretary of the Department of Health and Human Services for civil money penalties.

      4.    Termination of contract.

      5.    Referral to the Department of Justice as warranted.

                                   APPENDIX P

                        UTILIZATION DATA REPORTING FORMS

                (To Be Used Only During Implementation Phase for
                       Reporting Encounter Data Elements)

                             [TABLES - Blank Forms]



ATTACHMENT 1A:    Demographic Report - AFDC

ATTACHMENT 2B:    Demographic Report - SSI

ATTACHMENT 2:     Member Age/Sex Distribution by County

ATTACHMENT 4:     Claimants by Cost Range

ATTACHMENT 5:     Inpatient Utilization by Major Admission Category

ATTACHMENT 6:     Inpatient Distribution of Expenses

ATTACHMENT 7:     Outpatient Distribution of Expenses

ATTACHMENT 8:     Inpatient Utilization

ATTACHMENT 9:     Descending Order by Total Costs

ATTACHMENT 10:    Descending Order by # of Claimants

ATTACHMENT 11:    Top 50 Providers - Descending Order by # of Claimants (1-25)

ATTACHMENT 12:    Top 50 Providers - Descending Order by # of Claimants (26-50)

ATTACHMENT 13:    Medicaid Enrollee Utilization Data

ATTACHMENT 14:    Medicaid Enrollee Utilization Data (cont.)

ATTACHMENT 15:    Medicaid Enrollee Utilization Data (cont.)

ATTACHMENT 16:    Medicaid Enrollee Utilization Data (cont.)

ATTACHMENT 17A:   Report of Customer Complaints and Grievances (AFDC only)

ATTACHMENT 17B:   Report of Customer Complaints and Grievances (SSI only)

ATTACHMENT 18:    Additions and Deletions of Providers

                                   APPENDIX Q

                TWENTY PERCENT AFDC ENROLLMENT NUMBERS BY COUNTY

                         20% AFDC            20% NJC
                        ENROLLMENT          ENROLLMENT
COUNTY:                  NUMBERS:            NUMBERS:             TOTAL

Atlantic                   3,683                 330              4,013
Bergen                     2,571                 611              3,182
Burlington                 2,471                 402              2,873
Camden                    10,334                 553             10,887
Cape May                   1,088                 160              1,248
Cumberland                 3,188                 252              3,440
Essex                     20,447               1,204             21,651
Gloucester                 2,134                 231              2,365
Hudson                    13,634               1,594             15,228
Hunterdon                    223                  50                273
Mercer                     3,823                 374              4,197
Middlesex                  4,796                 612              5,408
Monmouth                     364                 593                957
Morris                       997                 273              1,270
Ocean                      3,663               1,008              4,672
Passaic                    6,872               1,554              8,426
Salem                        861                  91                952
Somerset                   1,037                 246              1,283
Sussex                       491                 114                605
Union                      5,877                 941              6,818
Warren                       605                 114              7,190


Totals as of 12/94

                                   APPENDIX R

                          COST-SHARING REQUIREMENTS FOR
                         NJ KIDCARE PLAN C BENEFICIARIES

PREMIUMS
--------

A monthly premium of $15 per month, per family, regardless of family size, will be required of beneficiaries eligible solely through NJ KidCare - Plan C whose family income is between 150% and up to and including 200% of the federal poverty level. Failure to meet the premium payment requirement could result in disenrollment of the beneficiary(ies). The collection of premiums will be done by the State and is not the contractor's responsibility.

PERSONAL CONTRIBUTION TO CARE (PCC) FOR NJ KIDCARE - PLAN C
-----------------------------------------------------------

For beneficiaries solely eligible through NJ KidCare - Plan C, PCCs will be required for certain services provided to individuals whose family income is between 150% and up to and including 200% of the federal poverty level.

The total family (regardless of family size) limit on all cost-sharing may not exceed 5% of the annual family income.

Below is listed the services requiring PCCs and the amount of each PCC.


              SERVICE                           AMOUNT OF PCC

1. Outpatient Hospital Clinic Visits        $5 PCC for each outpatient clinic
                                            visit that is not for preventive
                                            services

2. Emergency Room Services Covered for      $10 Services only
   Emergency Services only [Note: Triage
   and medical screenings must be covered
   in all situations.]


3. Physician Services                    $5 PCC for each visit (except for
                                         well-child visits in accordance
                                         with the recommended schedule
                                         of the American Academy of  Pediatrics;
                                         lead screening and treatment; age
                                         appropriate immunizations; prenatal
                                         care; and pap smears, when appropriate)


4. Independent Clinic Services           $5 PCC for each practitioner visit
                                         (except for preventive care services)

5. Podiatrist Services                   $5 PCC for each visit

6. Optometrist Services                  $5 PCC for each visit

7. Chiropractor Services                 $5 PCC for each visit

8. Drugs                                 $1 for generic drugs; $5 for brand

9. Nurse Midwives                        $5 PCC for each visit (except for
                                         prenatal care visits)

10.Dentist                               $5 PCC for each visit (except for
                                         preventive dentistry visits)

11.Nurse Practitioners                   $5 PCC for each visit
                                         (except for preventive care visits)

                        [Seal of the State of New Jersey]
                               State of New Jersey
                          DEPARTMENT OF HUMAN SERVICES
               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

CHRISTINE TODD WHITMAN                                          MICHELLE K. GUHL
Governor                                                            Commissioner
                                                              MARGARET A. MURRAY
                                                                        Director

                                  July 8, 1999

Norine Yukon
President & CEO
AMERIGROUP New Jersey, Inc.
399 Thornall Street
9th Floor
Edison, NJ 08818

Dear Ms. Yukon:

Enclosed is AMERIGROUP New Jersey, Inc.'s copy of the completed and signed contract amendments recently processed by the Division of Medical Assistance and Health Services. The amendments were processed under AMERIGROUP's former name, Americaid New Jersey, Inc.

The contract amendments pertain to:

      1.  Contract Extension
      2.  Inclusion of NJ KidCare D
      3. Revised capitation rate, including costs associated with provision of the Rotavirus vaccine

All of the amendments have been approved by the Health Care Financing Administration.

We wish you continued success in your Medicaid Managed Care program.

                                    Sincerely,


                                    /s/ Gail A. Larkin
                                        ----------------------------------------

                                    Gail A. Larkin, Deputy Director

                                    Office of Managed Health Care
GL:Hb
Enclosure
c     Jill Simone, M.D.
      Jeff McWaters
      Rita Hemingway

                        [Seal of the State of New Jersey]
                               State of New Jersey
                          DEPARTMENT OF HUMAN SERVICES
               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

CHRISTINE TODD WHITMAN                                          MICHELLE K. GUHL
Governor                                                            Commissioner
                                                              MARGARET A. MURRAY
                                                                        Director
                                  June 25, 1999


Norine Yukon
President & CEO
Americaid New Jersey, Inc.
399 Thornall St., 9th Floor
Edison, NJ 08818

Dear Ms. Yukon:

Enclosed please find an amendment to the Division of Medical Assistance and Health Services (DMAHS), Department of Human Services, contract with Americaid New Jersey, Inc. This amendment revises the capitation rate that was submitted with the recently signed contract extension amendment. Due to the unavailability of the Rotavirus vaccine for the VFC program, the DMAHS is supplementing the capitation rate to include this vaccine. The revised date will become effective on July 1, 1999, with the extension of the current contract.

In addition, the NJ KidCare D rates have been revised to reflect a 9-month and a 3-month rate, similar to the rate structure provided with the extension amendment.

We are requesting that the amendment be signed and returned to our office no later than close-of-business June 28, 1999, so that we can forward the amendments to the Health Care Financing Administration for approval with the July 1, 1999 extension amendment.

We have also included the actuarial certification letters from William M. Mercer, Inc. describing the adjustment factors used to develop the revised rates.

If you have any questions, please do not hesitate to contact me at (609) 588-2600 or Jill Simone, M.D. at (609) 588-2705.

Norine Yukon
Page 2

                                    Sincerely,


                                    /s/ Deborah C. Bradley for
                                        ----------------------------------------

                                    Margaret A. Murray
                                    Director

MAM:Hb
Enclosure

c     Jill Simone, M.D.
      Gail A. Larkin
      Deborah Bradley
      Jeff McWaters

                        [Seal of the State of New Jersey]
                               State of New Jersey
                          DEPARTMENT OF HUMAN SERVICES
               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

CHRISTINE TODD WHITMAN                                          MICHELLE K. GUHL
Governor                                                            Commissioner
                                                              MARGARET A. MURRAY
                                                                        Director
                                   May 5, 1999

Norine Yukon
President & CEO
Americaid New Jersey, Inc.
399 Thornall St., 9th Floor
Edison, NJ 08818

Dear Ms. Yukon:

Enclosed for your signature is an amendment to the Medicaid Managed Care Contract between the Department of Human Services (DHS), Division of Medical Assistance and Health Services (DMAHS) and Americaid New Jersey, Inc. to expand the NJ KidCare Program to include NJ KidCare Plan D. NJ KidCare Plan D will cover children under age 19 with family income above 200 percent and up to 350 percent of the Federal Poverty Level (FPL).

Also enclosed is a copy of the letter from William M. Mercer, Inc. on the methodology utilized to formulate the NJ KidCare Plan D rates.

Please sign the five (5) copies of the amendment signature page and return them to the Office of Managed Health Care by May 14, 1999. We will forward the amendments to the Health Care Financing (HCFA) for review and approval.

Once we receive approval from HCFA, a copy of the signed amendment will be returned to you.

Thank you for your cooperation.


                                    Sincerely,

                                    /s/
                                    Margaret A. Murray

                                    Director

MAM:Hm
Enclosure
c     Jill Simone, M.D.
      Sander Kelman
      Jeff McWaters

                               STATE OF NEW JERSEY

                          DEPARTMENT OF HUMAN SERVICES

               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

                                       AND

                           AMERICAID NEW JERSEY, INC.

                        AGREEMENT TO PROVIDE HMO SERVICES


Pursuant to the Children's Health Care Coverage Act, PL 1997, c. 272 and in accordance with Article 2, section 2.2 of the contract between Americaid New Jersey, Inc. and the State of New Jersey, Department of Human Services, Division of Medical Assistance and Health Services (DMAHS), effective date November 27, 1995, all parties agree that the contract shall be amended, effective July 1, 1999, as described in the attached amendments to Table of Contents; Article 1, section 1.21 through 1.122 inclusive; Article 3, section 3.16(A)3; Article 6, section 6.2 (G); Article 7, section 7.1(A); Article 8, section 8.1(A), Article 9, section 9.1 (B); Article 10, section 10.1.1, 10.1.2, 10.18; Article 12, section 12.1(G), (R); Article 13, section 13.2.1; Article 16, section 16.11(H),
(I); Article 20, section 20.7(J) 1,2; Article 21, section 21.17(J)2, Appendix A, S, T.

In accordance with Article 2, Section 2.2A and 2.3A, all parties agree that the capitation rates referenced in Article 3, Section 3.1 and set forth in Appendix B shall be amended, effective July 1, 1999, as attached hereto.

All other terms and conditions of the initial contract and amendments remain unchanged except as noted below:

1. Table of Contents shall be amended. (See attached Table of Contents, Appendices).

2. Article 1, "Definitions", section 1.21 through 1.122 inclusive shall be amended. (See attached Article 1, sections 1.21 through 1.122 inclusive and see amended definitions sections 1.21, 1.59 and 1.79).

3. Article 3, "Compensation/Capitation", section 3.16(A)3 shall be amended. (See attached Article 3, section 3.1 6(A)3).

4. Article 6, "Enrollment Exclusions and Exemptions", section 6.2(G) shall be amended. (See attached Article 6, section 6.2(G)).

5.    Article 7, "Enrollment", section 7.1 (A) shall be amended. (See attached
      Article 7, section 7.1(A)).

6. Article 8, "Disenrollment", section 8.1 (A), shall be amended. (See attached Article 8, section 8.1(A)).

7.    Article 9, "Transfers", section 9.1(B) shall be amended. (See attached
      Article 9, section 9.1(B)).

8. Article 10, "Covered Health Services", section 10.1.1, 10.1.2 and 10.18 shall be amended. (See attached Article 10, sections 10.1.1, 10.1.2, and 10.18).

9. Article 12, "Enrollee Notification", section 12.1(G) and 12.1(R) shall be amended. (See attached Article 12, sections 12.1(G) and (R)).

10. Article 13, "Grievance Procedures", section 13.2.1 shall be amended. (See attached Article 13, section 13.2.1).

11. Article 16, "Monitoring and Evaluation", section 16.11(H) and 16.11(I) shall be amended. (See attached Article 16, sections 16.11(H) and (I)).

12. Article 20, "Provider Contracts", section 20.7(J)1 and 20.7(J)2 shall be amended. (See attached Article 20, section 20.7(J) 1 and 2).

13. Article 21, "Contracts and Subcontracts", section 21 .17(J)2 shall be amended. (See attached Article 21, section 21.17(J)2).

14. Appendices A, S, and T shall be amended. (See attached Appendix A, Appendix S and Appendix T).

The contracting parties indicate their agreement by their signatures.


AMERICAID NEW JERSEY, INC.          STATE OF NEW JERSEY
                                    Department of Human Services

BY: ________________________        BY:  _______________________
                                         Margaret A. Murray

TITLE: _____________________        TITLE:  Director, DMAHS

DATE: ______________________        DATE: ______________________



APPROVED AS TO FORM ONLY

Attorney General
State of New Jersey

BY:  _______________________
     Deputy Attorney General

DATE: ______________________

                        [Seal of the State of New Jersey]
                               State of New Jersey
                          DEPARTMENT OF HUMAN SERVICES
               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

CHRISTINE TODD WHITMAN                                          MICHELLE K. GUHL
Governor                                                            Commissioner
                                                              MARGARET A. MURRAY
                                                                        Director

                                  March 8, 1999



Norine Yukon
President & CEO
Americaid New Jersey, Inc.
399 Thornall St., 9th Fl.
Edison, NJ 08818

Dear Ms. Yukon:

Enclosed please find an amendment to the Division of Medical Assistance and Health Services (DMAHS), Department of Human Services (DHS), contract with Americaid New Jersey, Inc. This amendment extends the current contract for a twelve-month extension from July 1, 1999 to June 30, 2000. The capitation rates for the extension period are enclosed. Please sign and return all five copies of the amendment by close of business April 2, 1999. A fully executed copy will be sent to you upon completion of the process.

All rate information is contained in the attached 20-page document.

- Pages 1-5 constitute the rate development table, indicating the basis of changes proposed in the rates. Percentages appearing in Row H of each page of the table are the adjustment factors, translating the current rates (pp. 6-10) to the new (9-month) rates (pp. 11-15).

- Pages 16-20 are rates that will be in effect from April 1 - June 30, 2000, should such rates be necessary.

The actuarial certification letter from Wm. M. Mercer will be forwarded to you tomorrow. It will provide a description of the adjustment factors used in the rate

Norine Yukon
March 8, 1999
Page 2



development table, the reason for the 9-month and 3-month rates, and the equivalence of the two sets of rates with a corresponding 12-month increase.

Briefly, these proposed renewal rates represent annual increases of;

      -     6.5% for AFDC categories;
      -     5.3% for DYFS members;
      -     6.4% for ABD members;
      -     5.3% for NJ KidCare B&C members.

If you have any questions, please do not hesitate to contact me at 609-588-2600, or Jill Simone, M.D., Executive Director, Office of Managed Health Care, at 609-588-2705.


                                    Sincerely,

                                    /s/ Deborah C. Bradley for
                                    Margaret A. Murray
                                    Director


MAM:Hb
Enclosure
c:    Michele K. Guhl
      Jill Simone, M.D.
      Jeff McWaters

                                             APPENDIX B

                                          CAPITATION RATES

State of New Jersey      Medicaid Managed Care Rates      Draft and Confidential
                   Contract Period: July 1, 1999 - March 31, 2000



--------------------------------------------------------------------------------
                           A             B             C           D
COUNTY                   DYFS          DYFS          DYFS         DYFS
                     Less Than 1      1-1.99        YOUTH       15-21 F
--------------------------------------------------------------------------------
Atlantic          $      577.93    $   254.06    $    96.58    $  140.23
Bergen            $      577.93    $   254.06    $    96.58    $  140.23
Burlington        $      577.93    $   254.06    $    96.58    $  140.23
Camden            $      577.93    $   254.06    $    96.58    $  140.23
Cape May          $      577.93    $   254.06    $    96.58    $  140.23
Cumberland        $      577.93    $   254.06    $    96.58    $  140.23
Essex             $      577.93    $   254.06    $    96.58    $  140.23
Gloucester        $      577.93    $   254.06    $    96.58    $  140.23
Hudson            $      577.93    $   254.06    $    96.58    $  140.23
Hunterdon         $      577.93    $   254.06    $    96.58    $  140.23
Mercer            $      577.93    $   254.06    $    96.58    $  140.23
Middlesex         $      577.93    $   254.06    $    96.58    $  140.23
Monmouth          $      577.93    $   254.06    $    96.58    $  140.23
Morris            $      577.93    $   254.06    $    96.58    $  140.23
Ocean             $      577.93    $   254.06    $    96.58    $  140.23
Passaic           $      577.93    $   254.06    $    96.58    $  140.23
Salem             $      577.93    $   254.06    $    96.58    $  140.23
Somerset          $      577.93    $   254.06    $    96.58    $  140.23
Sussex            $      577.93    $   254.06    $    96.58    $  140.23
Union             $      577.93    $   254.06    $    96.58    $  140.23
Warren            $      577.93    $   254.06    $    96.58    $  140.23

Statewide         $      577.93    $   254.06    $    96.58    $  140.23

State of New Jersey      Medicaid Managed Care Rates      Draft and Confidential
                   Contract Period: July 1, 1999 - March 31, 2000


------------------------------------------------------------------------------------------------------------------------------------
                                   A             B              C                  D         E              F              G
                               --------------------             NON-2ND YEAR EXTENSION       ------------------------
COUNTY                            AFDC          AFDC            AFDC           AFDC          AFDC           AFDC          NJCPW
                               Less Than 1      1-1.99          YOUTH        15-44 F         21-44 M        44+
------------------------------------------------------------------------------------------------------------------------------------
Atlantic                         $310.30        $118.62        $58.48        $196.81         $98.82        $250.89        $473.19
Bergen                           $360.51        $138.71        $77.73        $234.32        $129.55        $291.05        $542.16
Burlington                       $377.58        $130.07        $68.63        $215.16        $136.66        $283.72        $615.79
Camden                           $379.99        $120.21        $61.06        $191.16        $121.46        $278.74        $442.57
Cape May                         $309.67        $117.87        $57.47        $194.45         $96.46        $248.83        $473.19
Cumberland                       $309.78        $117.99        $57.65        $194.88         $96.87        $249.18        $473.19
Essex                            $525.35        $163.19        $89.06        $217.28        $136.62        $296.01        $387.63
Gloucester                       $379.77        $119.94        $60.70        $190.34        $120.62        $277.99        $442.57
Hudson                           $383.17        $140.45        $81.29        $211.07        $128.80        $245.56        $508.73
Hunterdon                        $309.47        $117.61        $57.15        $193.70         $95.69        $248.16        $473.19
Mercer                           $360.81        $139.07        $78.20        $235.41        $130.66        $292.02        $542.16
Middlesex                        $360.67        $138.92        $77.99        $234.92        $130.17        $291.58        $542.16
Monmouth                         $377.85        $130.39        $69.06        $216.15        $137.88        $284.59        $615.79
Morris                           $377.60        $130.09        $68.67        $215.24        $136.94        $283.78        $615.79
Ocean                            $377.60        $130.09        $68.66        $215.23        $136.93        $283.78        $615.79
Passaic                          $361.24        $139.58        $78.86        $236.98        $132.24        $293.40        $542.16
Salem                            $377.77        $130.28        $68.92        $215.85        $137.55        $284.32        $615.79
Somerset                         $360.53        $138.75        $77.77        $234.40        $129.63        $291.12        $542.16
Sussex                           $309.42        $117.56        $57.09        $193.53         $95.52        $248.01        $473.19
Union                            $378.13        $130.72        $69.48        $217.16        $138.90        $285.48        $615.79
Warren                           $309.47        $117.61        $57.15        $193.69         $95.68        $248.15        $473.19

Statewide                        $393.62        $138.30        $75.50        $213.48        $127.04        $276.78        $525.76

State of New Jersey      Medicaid Managed Care Rates      Draft and Confidential
                   Contract Period: July 1, 1999 - March 31, 2000

------------------------------------------------------------------------------------------------------------------------------------
                               A                  B                 C                  D                  E             F
                            ---------------                      NON-2ND YEAR EXTENSION              --------
COUNTY                        AFDC               AFDC             AFDC                AFDC           AFDC              AFDC
                             Less Than 1         1-1.99          YOUTH             15-44 F           21-44 M             44+
------------------------------------------------------------------------------------------------------------------------------------
Atlantic                     $202.04            $77.20           $38.02           $124.75           $62.65           $159.02
Bergen                       $234.71            $90.27           $50.53           $148.53           $82.11           $184.46
Burlington                   $245.83            $84.65           $44.62           $136.39           $86.74           $179.81
Camden                       $247.40            $78.24           $39.69           $121.18           $76.99           $176.66
Cape May                     $201.63            $76.71           $37.37           $123.26           $61.14           $157.70
Cumberland                   $201.69            $76.79           $37.49           $123.52           $61.40           $157.93
Essex                        $342.07           $106.22           $57.90           $137.73           $86.60           $187.61
Gloucester                   $247.25            $78.06           $39.46           $120.65           $76.45           $176.19
Hudson                       $249.48            $91.42           $52.85           $133.79           $81.64           $155.64
Hunterdon                    $201.49            $76.54           $37.15           $122.78           $60.65           $157.28
Mercer                       $234.92            $90.50           $50.84           $149.23           $82.82           $185.08
Middlesex                    $234.83            $90.41           $50.71           $148.92           $82.51           $184.80
Monmouth                     $246.02            $84.86           $44.90           $137.01           $87.39           $180.38
Morris                       $245.84            $84.66           $44.65           $136.44           $86.80           $179.85
Ocean                        $245.84            $84.66           $44.64           $136.43           $86.79           $179.85
Passaic                      $235.20            $90.84           $51.27           $150.22           $83.83           $185.95
Salem                        $245.95            $84.79           $44.80           $136.82           $87.18           $108.19
Somerset                     $234.73            $90.29           $50.56           $148.58           $82.16           $184.51
Sussex                       $201.46            $76.51           $37.11           $122.68           $60.54           $157.19
Union                        $246.20            $85.07           $45.18           $137.66           $88.03           $180.94
Warren                       $201.49            $76.54           $37.15           $122.77           $60.64           $157.27

Statewide                    $256.16            $90.01           $49.12           $135.37           $80.56           $175.53

State of New Jersey      Medicaid Managed Care Rates      Draft and Confidential
                   Contract Period: July 1, 1999 - March 31, 2000

-------------------------------------------------------------------------------
                            A            B              C                D
COUNTY            BLIND/DISABLED    BLIND/DISABLED    OLD AGE          OLD AGE
                      WITHOUT           WITH          WITHOUT           WITH
                     MEDICARE         MEDICARE        MEDICARE        MEDICARE
-------------------------------------------------------------------------------
Atlantic            $   452.20       $ 275.54        $ 356.90         $  230.72
Bergen              $   520.29       $ 288.91        $ 347.09         $  225.30
Burlington          $   470.82       $ 270.01        $ 342.48         $  237.46
Camden              $   440.63       $ 269.07        $ 356.11         $  230.18
Cape May            $   440.24       $ 268.86        $ 356.09         $  230.16
Cumberland          $   442.27       $ 269.99        $ 356.22         $  230.26
Essex               $   553.23       $ 307.33        $ 349.32         $  226.84
Gloucester          $   436.34       $ 266.68        $ 355.82         $  229.98
Hudson              $   491.46       $ 281.55        $ 343.89         $  238.43
Hunterdon           $   436.34       $ 266.68        $ 355.82         $  229.98
Mercer              $   525.89       $ 292.05        $ 347.47         $  225.57
Middlesex           $   523.43       $ 290.68        $ 347.30         $  225.45
Monmouth            $   475.93       $ 272.87        $ 342.83         $  237.71
Morris              $   471.20       $ 270.24        $ 342.52         $  237.49
Ocean               $   471.17       $ 270.22        $ 342.52         $  237.49
Passaic             $   533.85       $ 296.50        $ 348.00         $  225.94
Salem               $   474.34       $ 271.98        $ 342.73         $  237.63
Somerset            $   520.70       $ 289.16        $ 347.11         $  225.32
Sussex              $   435.49       $ 266.20        $ 355.77         $  229.94
Union               $   481.10       $ 275.76        $ 343.19         $  237.95
Warren              $   436.30       $ 266.66        $ 355.82         $  229.98

Statewide           $   495.26       $ 283.85        $ 346.42         $  230.55


State of New Jersey      Medicaid Managed Care Rates      Draft and Confidential
                   Contract Period: July 1, 1999 - March 31, 2000


                                A                   B                  C
--------------------------------------------------------------------------------
COUNTY                      KIDCARE B & C        KIDCARE B & C     KIDCARE B & C
                              CHILDREN            CHILDREN             YOUTH
                              LESS THAN 1         1-1.99              2-18
--------------------------------------------------------------------------------
Atlantic                     $  251.37            $ 106.22            $ 62.10
Bergen                       $  251.37            $ 106.22            $ 62.10
Burlington                   $  251.37            $ 106.22            $ 62.10
Camden                       $  251.37            $ 106.22            $ 62.10
Cape May                     $  251.37            $ 106.22            $ 62.10
Cumberland                   $  251.37            $ 106.22            $ 62.10
Essex                        $  251.37            $ 106.22            $ 62.10
Gloucester                   $  251.37            $ 106.22            $ 62.10
Hudson                       $  251.37            $ 106.22            $ 62.10
Hunterdon                    $  251.37            $ 106.22            $ 62.10
Mercer                       $  251.37            $ 106.22            $ 62.10
Middlesex                    $  251.37            $ 106.22            $ 62.10
Monmouth                     $  251.37            $ 106.22            $ 62.10
Morris                       $  251.37            $ 106.22            $ 62.10
Ocean                        $  251.37            $ 106.22            $ 62.10
Passaic                      $  251.37            $ 106.22            $ 62.10
Salem                        $  251.37            $ 106.22            $ 62.10
Somerset                     $  251.37            $ 106.22            $ 62.10
Sussex                       $  251.37            $ 106.22            $ 62.10
Union                        $  251.37            $ 106.22            $ 62.10
Warren                       $  251.37            $ 106.22            $ 62.10

Statewide                    $  251.37            $ 106.22            $ 62.10

State of New Jersey      Medicaid Managed Care Rates      Draft and Confidential
                   Contract Period: April 1, 2000 - June 30, 2000


------------------------------------------------------------------------------------------------------------------------------------
                               A            B            C              D              E              F              G
                          --------------------------    NON-2ND YEAR EXTENSION       ------------------------
COUNTY                        AFDC         AFDC          AFDC           AFDC          AFDC           AFDC          NJCPW
                          LESS THAN 1     1-1.99        YOUTH         15-44 F        21-44 M         44+
------------------------------------------------------------------------------------------------------------------------------------
Atlantic                  $317.71        $121.45        $59.87        $201.50        $101.18        $256.88        $484.49
Bergen                    $369.11        $142.02        $79.58        $239.91        $132.64        $297.99        $555.09
Burlington                $386.59        $133.17        $70.27        $220.30        $140.13        $290.49        $630.48
Camden                    $389.06        $123.08        $62.51        $195.73        $124.36        $285.39        $453.13
Cape May                  $317.06        $120.69        $58.85        $199.09         $98.76        $254.77        $484.49
Cumberland                $317.17        $120.81        $59.03        $199.51         $99.18        $255.13        $484.49
Essex                     $537.89        $167.09        $91.18        $222.47        $139.88        $303.07        $396.88
Gloucester                $388.83        $122.81        $62.15        $194.88        $123.50        $284.63        $453.13
Hudson                    $392.31        $143.80        $83.23        $216.11        $131.87        $251.42        $520.87
Hunterdon                 $316.85        $120.42        $58.51        $198.32         $97.97        $254.08        $484.49
Mercer                    $369.42        $142.39        $80.06        $241.03        $133.78        $298.99        $555.09
Middlesex                 $369.28        $142.23        $79.85        $240.53        $133.28        $298.54        $555.09
Monmouth                  $386.87        $133.50        $70.70        $221.30        $141.17        $291.39        $630.48
Morris                    $386.62        $133.19        $70.31        $220.37        $140.21        $290.56        $630.48
Ocean                     $386.62        $133.19        $70.30        $220.36        $140.20        $290.56        $630.48
Passaic                   $369.86        $142.91        $80.75        $242.63        $135.40        $300.40        $555.09
Salem                     $386.78        $133.39        $70.57        $221.00        $140.83        $291.10        $630.48
Somerset                  $369.13        $142.06        $79.62        $239.99        $132.73        $298.07        $555.09
Sussex                    $316.81        $120.36        $58.45        $198.15         $97.80        $253.93        $484.49
Union                     $387.15        $133.84        $71.14        $222.35        $142.21        $292.29        $630.48
Warren                    $316.85        $120.42        $58.51        $198.31         $97.96        $254.07        $484.49

Statewide                 $403.01        $141.60        $77.30        $218.58        $130.07        $283.39        $538.31


State of New Jersey      Medicaid Managed Care Rates      Draft and Confidential
                   Contract Period: April 1, 2000 - June 30, 2000

------------------------------------------------------------------------------------------------------------------------------------
                                      A                  B             C                  D                  E             F
                                 ----------------------------       NON-2ND YEAR EXTENSION              -----------
COUNTY                              AFDC               AFDC            AFDC              AFDC               AFDC           AFDC
                                 LESS THAN 1          1-1.99           YOUTH             15-44 F         21-44 M           44+
------------------------------------------------------------------------------------------------------------------------------------
Atlantic                           $206.86            $79.04           $38.92           $127.72           $64.14           $162.82
Bergen                             $240.31            $92.42           $51.74           $152.08           $84.07           $188.86
Burlington                         $251.70            $86.67           $45.68           $139.64           $88.82           $184.10
Camden                             $253.31            $80.11           $40.64           $124.07           $78.83           $180.88
Cape May                           $206.44            $78.54           $38.26           $126.20           $62.60           $161.47
Cumberland                         $206.50            $78.62           $38.38           $126.47           $62.87           $161.70
Essex                              $350.23           $108.76           $59.28           $141.02           $88.67           $192.09
Gloucester                         $253.16            $79.92           $40.41           $123.53           $78.28           $180.39
Hudson                             $255.43            $93.60           $54.11           $136.98           $83.59           $159.35
Hunterdon                          $206.30            $78.37           $38.04           $125.71           $62.10           $161.03
Mercer                             $240.52            $92.66           $52.05           $152.79           $84.79           $189.50
Middlesex                          $240.43            $92.57           $51.92           $152.47           $84.48           $189.21
Monmouth                           $251.89            $86.88           $45.97           $140.28           $89.47           $184.68
Morris                             $251.71            $86.68           $45.71           $139.70           $88.87           $184.14
Ocean                              $251.71            $86.68           $45.70           $139.69           $88.86           $184.14
Passaic                            $240.82            $93.01           $52.49           $153.80           $85.83           $190.39
Salem                              $251.82            $86.82           $45.87           $140.08           $89.26           $184.49
Somerset                           $240.34            $92.44           $51.77           $152.13           $84.12           $188.91
Sussex                             $206.26            $78.33           $38.00           $125.61           $61.98           $160.94
Union                              $252.07            $87.10           $46.26           $140.94           $90.13           $185.26
Warren                             $206.30            $78.37           $38.04           $125.70           $62.09           $161.02

Statewide                          $262.28            $92.16           $50.30           $138.60           $82.49           $179.72

State of New Jersey      Medicaid Managed Care Rates      Draft and Confidential
                   Contract Period: April 1, 2000 - June 30, 2000

--------------------------------------------------------------------------------
                            A            B           C           D
COUNTY                     DYFS         DYFS        DYFS        DYFS
                         LESS THAN 1   1-1.99      YOUTH       15-21 F
--------------------------------------------------------------------------------
Atlantic                $    591.75   $ 260.14    $ 98.89   $   143.58
Bergen                  $    591.75   $ 260.14    $ 98.89   $   143.58
Burlington              $    591.75   $ 260.14    $ 98.89   $   143.58
Camden                  $    591.75   $ 260.14    $ 98.89   $   143.58
Cape May                $    591.75   $ 260.14    $ 98.89   $   143.58
Cumberland              $    591.75   $ 260.14    $ 98.89   $   143.58
Essex                   $    591.75   $ 260.14    $ 98.89   $   143.58
Gloucester              $    591.75   $ 260.14    $ 98.89   $   143.58
Hudson                  $    591.75   $ 260.14    $ 98.89   $   143.58
Hunterdon               $    591.75   $ 260.14    $ 98.89   $   143.58
Mercer                  $    591.75   $ 260.14    $ 98.89   $   143.58
Middlesex               $    591.75   $ 260.14    $ 98.89   $   143.58
Monmouth                $    591.75   $ 260.14    $ 98.89   $   143.58
Morris                  $    591.75   $ 260.14    $ 98.89   $   143.58
Ocean                   $    591.75   $ 260.14    $ 98.89   $   143.58
Passaic                 $    591.75   $ 260.14    $ 98.89   $   143.58
Salem                   $    591.75   $ 260.14    $ 98.89   $   143.58
Somerset                $    591.75   $ 260.14    $ 98.89   $   143.58
Sussex                  $    591.75   $ 260.14    $ 98.89   $   143.58
Union                   $    591.75   $ 260.14    $ 98.89   $   143.58
Warren                  $    591.75   $ 260.14    $ 98.89   $   143.58

Statewide               $    591.75   $ 260.14    $ 98.89   $   143.58


State of New Jersey      Medicaid Managed Care Rates      Draft and Confidential
                   Contract Period: April 1, 2000 - June 30, 2000

----------------------------------------------------------------------------------------
                              A             B                 C                 D
COUNTY              BLIND/DISABLED      BLIND/DISABLED       OLD AGE          OLD AGE
                        WITHOUT           WITH              WITHOUT             WITH
                       MEDICARE         MEDICARE           MEDICARE           MEDICARE
----------------------------------------------------------------------------------------
Atlantic          $    466.12           $  287.92         $  367.24           $ 240.02
Bergen            $    536.30           $  301.90         $  357.15           $ 234.38
Burlington        $    485.31           $  282.15         $  352.41           $ 247.03
Camden            $    454.19           $  281.16         $  366.43           $ 239.45
Cape May          $    453.79           $  280.94         $  366.41           $ 239.43
Cumberland        $    455.88           $  282.13         $  366.54           $ 239.53
Essex             $    570.25           $  321.14         $  359.54           $ 235.98
Gloucester        $    449.76           $  278.66         $  366.13           $ 239.24
Hudson            $    506.58           $  294.20         $  353.85           $ 248.04
Hunterdon         $    449.76           $  278.66         $  366.13           $ 239.24
Mercer            $    542.08           $  305.17         $  357.54           $ 234.65
Middlesex         $    539.54           $  303.74         $  357.37           $ 234.53
Monmouth          $    490.58           $  285.13         $  352.77           $ 247.29
Morris            $    485.71           $  282.38         $  352.44           $ 247.05
Ocean             $    485.67           $  282.36         $  352.44           $ 247.05
Passaic           $    550.28           $  309.82         $  358.09           $ 235.04
Salem             $    488.93           $  284.21         $  352.66           $ 247.21
Somerset          $    536.73           $  302.15         $  357.17           $ 234.40
Sussex            $    448.90           $  278.17         $  366.08           $ 239.20
Union             $    495.91           $  288.15         $  353.13           $ 247.54
Warren            $    449.73           $  278.65         $  366.13           $ 239.24

Statewide         $    510.50           $  296.61         $  356.46           $ 239.84

State of New Jersey      Medicaid Managed Care Rates      Draft and Confidential
                   Contract Period: April 1, 2000 - June 30, 2000


--------------------------------------------------------------------------------
                                A              B                C
COUNTY                       KIDCARE B & C   KIDCARE B & C   KIDCARE B & C
                               CHILDREN       CHILDREN         YOUTH
                              Less Than 1     1-1.99          2-18
--------------------------------------------------------------------------------
Atlantic                      $ 257.37        $ 108.75        $ 63.58
Bergen                        $ 257.37        $ 108.75        $ 63.58
Burlington                    $ 257.37        $ 108.75        $ 63.58
Camden                        $ 257.37        $ 108.75        $ 63.58
Cape May                      $ 257.37        $ 108.75        $ 63.58
Cumberland                    $ 257.37        $ 108.75        $ 63.58
Essex                         $ 257.37        $ 108.75        $ 63.58
Gloucester                    $ 257.37        $ 108.75        $ 63.58
Hudson                        $ 257.37        $ 108.75        $ 63.58
Hunterdon                     $ 257.37        $ 108.75        $ 63.58
Mercer                        $ 257.37        $ 108.75        $ 63.58
Middlesex                     $ 257.37        $ 108.75        $ 63.58
Monmouth                      $ 257.37        $ 108.75        $ 63.58
Morris                        $ 257.37        $ 108.75        $ 63.58
Ocean                         $ 257.37        $ 108.75        $ 63.58
Passaic                       $ 257.37        $ 108.75        $ 63.58
Salem                         $ 257.37        $ 108.75        $ 63.58
Somerset                      $ 257.37        $ 108.75        $ 63.58
Sussex                        $ 257.37        $ 108.75        $ 63.58
Union                         $ 257.37        $ 108.75        $ 63.58
Warren                        $ 257.37        $ 108.75        $ 63.58

Statewide                     $ 257.37        $ 108.75        $ 63.58


         B. In the event a transition period preceding the execution of the continuation of the contract is required, the contract will be automatically extended. During the extension period, payment to the contractor shall continue at the existing rate which shall be an interim rate. After the execution of the succeeding contract, a retroactive rate adjustment will be made to bring the rate to the level established by the succeeding contract.

2.4      SUSPENSION OR TERMINATION

         A.       Change of Circumstances

                  Where circumstances and/or the needs of the State significantly change, or the contract is otherwise deemed no longer to be in the public interest, the DMAHS may terminate this contract upon no less than 30 days notice to the contractor.

         B.       For Cause

                  DMAHS shall have the right to suspend or terminate this contract, without liability to the State, in whole or in part if the contractor:

                  1. takes any action that threatens the health, safety or welfare of any enrollee;

                  2. takes any action that threatens the fiscal integrity of the Medicaid program;

                  3. has its certification suspended or revoked by DBI, DHSS, and/or any federal agency;

                  4. materially breaches this contract or fails to comply with any term or condition of this contract that is not cured within twenty (20) working days of DMAHS's request for compliance;

                  5.       becomes insolvent; or

                  6. brings a proceeding voluntarily, or has a proceeding brought against it involuntarily, under the Bankruptcy Act.

         C. DMAHS shall give the contractor ninety (90) days advance, written notice of termination of this contract in accordance with section 2.4 A above, specifying the applicable provisions of this contract and the effective date of termination, which shall not be less time than will permit an orderly disenrollment of enrollees to the Medicaid fee-for-service program or transfer to another managed care program.

         D. The contractor shall have the right to terminate this contract in the event that DMAHS materially breaches this contract or fails to comply with any material term or condition of this contract that is not cured within twenty (20) working days of the contractor's request for compliance. In such event, the contractor shall give DMAHS written notice specifying the reason for and the effective date of the termination, which shall not be less time than will permit an orderly disenrollment of enrollees to the Medicaid fee-for-service program or transfer to another managed care program and in no event shall be less than 90 days from the end of the 20 working day cure period. The effective date of termination is subject to DMAHS concurrence and approval.

         E. The contractor shall also have the right to terminate this contract if the contractor is unable to provide services pursuant to this contract because of a natural disaster and/or an Act of God to such a degree that enrollees cannot obtain reasonable access to services within the contractor's organization, and, after diligent efforts, the contractor cannot make other provisions for the delivery of such services. The contractor shall give DMAHS, within forty-five
                  (45) days after the disaster, written notice of any such termination that specifies:

                  1. the reason for the termination, with appropriate documentation of the circumstances arising from a natural disaster or Act of God that preclude reasonable access to services;

                  2. the contractor's attempts to make other provision for the delivery of services; and

                  3. the requested effective date of the termination, which shall not be less time than will permit an orderly disenrollment of enrollees to the Medicaid fee-for-service program or transfer to another managed care program. The effective date of termination is subject to DMAHS concurrence and approval.

         F. In the event that state and federal funding for the payment of services under this contract is reduced so that payments to the contractor cannot be made in full, this contract shall terminate, without liability to the State, unless both parties agree to a modification of the obligations under this contract. The effective date of such termination shall be ninety (90) days after the contractor receives written notice of the reduction in payment, unless available funds are insufficient to continue payments in full during the ninety
                  (90) day period, in which case DMAHS shall give the contractor written notice of the earlier date upon which the contract shall terminate.

         G. It is hereby understood and agreed by both Parties that this contract shall be effective and payments by DMAHS made to the contractor subject to the availability of State and federal funds. It is further agreed by both Parties that this contract can be renegotiated or terminated, without liability to the State, (in accordance with Article 2) in order to comply with state and federal requirements for the purpose of maximizing federal financial participation.

         H. Upon termination of this contract, the contractor shall comply with close-out procedures that the contractor develops in conjunction with and approved by DMAHS, as outlined herein and in greater detail in Article 23. The Close-Out procedures shall include, at a minimum, the following:

                  1. Contractor shall within sixty (60) days account for and return any and all funds advanced by DMAHS for coverage of enrollees for periods subsequent to the effective date of termination;

                  2. Contractor shall comply with release of records provisions (Article 17) as well as give DMAHS access to all books, records, medical records, and other documents that may be required pursuant to the terms of this contract,

                  3. Contractor shall submit to DMAHS within ninety (90) days of termination, a final financial statement and audit report including at a minimum, revenue and expense statements relating to this contract, and a complete financial statement relating to the overall lines of business of the contractor prepared by a Certified Public Accountant or a licensed public accountant;

                  4. Contractor shall furnish to DMAHS immediately upon receipt all information necessary for the reimbursement of any outstanding medical claims, including those that result from services delivered pursuant to, but after the effective date of termination of, this contract. If the contractor fails to furnish information on any or all claims within thirty (30) days of receipt, the contractor shall be liable for payment of those claims; and

                  5. Contractor shall establish appropriate time frames for the orderly disenrollment of enrollees to the Medicaid fee-for-service program or transfer to another managed care program. Such time frames are subject to DMAHS concurrence and approval.

         I. The rights and remedies of DMAHS and the contractor provided in this Article shall not be exclusive and are in addition to all other rights and remedies provided by law or under this contract.

                               STATE OF NEW JERSEY

                          DEPARTMENT OF HUMAN SERVICES

               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

                                       AND

                           AMERICAID NEW JERSEY, INC.

                        AGREEMENT TO PROVIDE HMO SERVICES



Pursuant to the Children's Health Care Coverage Act, PL 1997, c. 272 and in accordance with Article 2, section 2.2 of the contract between Americaid New Jersey, Inc. and the State of New Jersey, Department of Human Services, Division of Medical Assistance and Health Services (DMAHS), effective date November 27, 1995, all parties agree that the contract shall be amended, effective July 1, 1999, as described in the attached amendments to Table of Contents; Article 1, section 1.21 through 1.122 inclusive; Article 3, section 3.16(A)3; Article 6, section 6.2(G); Article 7, section 7.1(A); Article 8, section 8.1(A), Article
9, section 9.1(B); Article 10, section 10.1.1, 10.1.2, 10.18; Article 12, section 12.1(G),(R); Article 13, section 13.2.1; Article 16, section 16.11(H),
(I); Article 20, section 20.7(J)1,2; Article 21, section 21.17(J)2, Appendix A, S, T.

In accordance with Article 2, Section 2.2A and 2.3A, all parties agree that the capitation rates referenced in Article 3, Section 3.1 and set forth in Appendix B shall be amended, effective July 1, 1999, as attached hereto.

All other terms and conditions of the initial contract and amendments remain unchanged except as noted below:

1. Table of Contents shall be amended. (See attached Table of Contents, Appendices).

2. Article 1, "Definitions", section 1.21 through 1.122 inclusive shall be amended. (See attached Article 1, sections 1.21 through 1.122 inclusive and see amended definitions sections 1.21, 1.59 and 1.79).

3. Article 3, "Compensation/Capitation", section 3.16(A)3 shall be amended. (See attached Article 3, section 3.16(A)3).

4. Article 6, "Enrollment Exclusions and Exemptions", section 6.2(G) shall be amended. (See attached Article 6, section 6.2(G)).

5.       Article 7, "Enrollment", section 7.1(A) shall be amended. (See attached
         Article 7, section 7.1(A)).

6. Article 8, "Disenrollment", section 8.1(A), shall be amended. (See attached Article 8, section 8.1(A)).

7.       Article 9, "Transfers", section 9.1(B) shall be amended. (See attached
         Article 9, section 9.1(B)).

8. Article 10, "Covered Health Services", section 10.1.1, 10.1.2 and 10.18 shall be amended. (See attached Article 10, sections 10.1.1, 10.1.2, and 10.18).

9. Article 12, "Enrollee Notification", section 12.1(G) and 12.1(R) shall be amended. (See attached Article 12, sections 12.1(G) and (R)).

10. Article 13, "Grievance Procedures", section 13.2.1 shall be amended. (See attached Article 13, section 13.2.1).

11. Article 16, "Monitoring and Evaluation", section 16.11(H) and 16.11(I) shall be amended. (See attached Article 16, sections 16.11(H) and (I)).

12. Article 20, "Provider Contracts", section 20.7(J)1 and 20.7(J)2 shall be amended. (See attached Article 20, section 20.7(J)1 and 2).

13. Article 21, "Contracts and Subcontracts", section 21.17(J)2 shall be amended. (See attached Article 21, section 21.17(J)2).

14. Appendices A, S, and T shall be amended. (See attached Appendix A, Appendix S and Appendix T).

                               STATE OF NEW JERSEY

                          DEPARTMENT OF HUMAN SERVICES

               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

                                       AND

                           AMERICAID NEW JERSEY, INC.

                        AGREEMENT TO PROVIDE HMO SERVICES

In accordance with Article 2, Section 2.1A, 2.2A and 2.3A and B of the contract between AMERICAID NEW JERSEY, INC. and the State of New Jersey, Department of Human Services, Division of Medical Assistance and Health Services (DMAHS), effective date November 27, 1995, all parties agree that the term of the contract shall be extended to June 30, 2000. All current contract references to June 30, 1999 shall be changed to June 30, 2000.

In accordance with Article 2, Section 2.2A and 2.3A, all parties agree that the capitation rates referenced in Article 3, Section 3.1 and set forth in Appendix B shall be amended, effective July 1, 1999, as attached hereto.

In accordance with Article 2, Section 2.2A, all parties agree that Article 2,
Section 2.4, of the contract shall be amended effective July 1, 1999, as attached hereto.

All other terms and conditions of the contract as amended remain unchanged.

The contracting parties indicate their agreement by their signatures.


AMERICAID NEW JERSEY, INC.                              STATE OF NEW JERSEY
                                                    DEPARTMENT OF HUMAN SERVICES



BY:  /s/ Norine Yukon                                BY: /s/ M. Murray
   --------------------------------                     ------------------------
                                                              MARGARET A. MURRAY

TITLE: CEO                                           TITLE:  DIRECTOR, DMAHS
      -----------------------------

DATE:  3/17/99                                       DATE:  3/17/99
      -----------------------------                        ---------------------

APPROVED AS TO FORM ONLY

ATTORNEY GENERAL
STATE OF NEW JERSEY

BY:   [ILLEGIBLE SIGNATURE]
     ------------------------------
         DEPUTY ATTORNEY GENERAL

DATE:  4/14/99
      -----------------------------

The contracting parties indicate their agreement by their signatures.


AMERICAID NEW JERSEY, INC.                              STATE OF NEW JERSEY
                                                    DEPARTMENT OF HUMAN SERVICES



BY: /s/ Norine Yukon                                 BY: /s/ M. Murray
   --------------------------------                     ------------------------
                                                              MARGARET A. MURRAY

TITLE: CEO                                           TITLE:  DIRECTOR, DMAHS
      -----------------------------

DATE:  5.13.99                                       DATE: 5/25/99
      -----------------------------                        ---------------------


APPROVED AS TO FORM ONLY

ATTORNEY GENERAL
STATE OF NEW JERSEY


BY:  [illegible signature]
     ------------------------------
         DEPUTY ATTORNEY GENERAL

DATE: 5/25/99
      ---------------------

                                   APPENDIX B

                                CAPITATION RATES

                               New Jersey Medicaid

                             KidCare D Rate Exhibit

                             State Fiscal Year 2000


Age:                        Less Than 1 Year        1-1.99             2-18
                            Male/Female           Male/Female      Male/Female
--------------------------------------------------------------------------------

Statewide Monthly Rate       $ 269.22               $ 80.44          $ 61.80

                                   APPENDICES

A.         BENEFIT PACKAGE--INCLUSIONS AND EXCLUSIONS
           MEDICAID AND NJ KIDCARE PLANS A, B, AND C......................................................   165-170

           ATTACHMENT I -- EPSDT PROTOCOL.................................................................   171-174

           ATTACHMENT II-- IMMUNIZATION RATE AND PRENATAL
                                      CARE AND OUTCOME STUDY PROTOCOLS....................................       175

           ATTACHMENT III -- HEALTHSTART PROGRAM GUIDELINES...............................................   176-179

B.         CAPITATION RATES...............................................................................       181

C.         HMO's QUALITY ASSURANCE/UTILIZATION REVIEW.....................................................       182

D.         HMO's GRIEVANCE PROCESS/PROBLEM RESOLUTION POLICY..............................................       183

E.         HMO's LIST OF PROVIDERS........................................................................       184

F.         HMO's LIST OF SUBCONTRACTORS...................................................................       185

G.         CERTIFICATION REGARDING LOBBYING...............................................................       186

H.         N.J. STATE CONTRACTING PROVISIONS..............................................................       187

I.         HYSTERECTOMY/STERILIZATION FORMS & INSTRUCTIONS................................................       188

J.         REPORTING FORMS................................................................................       189

K.         CERTIFICATION OF HMO PROVIDER NETWORK FORM.....................................................       191

L.         PROVIDER NETWORK STANDARDS.....................................................................   192-199

M.         EXHAUSTION OF BENEFITS FORM....................................................................       200

N.         HCFA GUIDELINES ON QUALITY ASSURANCE REFORM....................................................   201-221

O.         MARKETING STANDARDS............................................................................   221-227

P.         UTILIZATION DATA REPORTING FORMS
            (To Be Used Only During Implementation Phase
             for Reporting Encounter Data Elements).......................................................       128

Q.         TWENTY PERCENT AFDC ENROLLMENT NUMBERS BY COUNTY..................................................  129

R.         COST SHARING REQUIREMENTS FOR NJ KIDCARE - PLAN C................................................   230-231

S.         BENEFITS PACKAGE - NJ KIDCARE - PLAN D...........................................................

T.         COST SHARING REQUIREMENTS FOR NJ KIDCARE - PLAN D................................................

           1.17 "Cold Call Marketing" means any unsolicited personal contact with a potential enrollee by an employee or agent of the contractor for the purpose of influencing the individual to enroll with the contractor. Marketing by an employee of the contractor is considered direct; marketing by an agent is considered indirect.

           1.18 "Commissioner" means the Commissioner of the New Jersey Department of Human Services or a duly authorized representative.

           1.19 "Competitive Medical Plan" or "CMP" means an entity that meets the requirements of 1876(b) of the Social Security Act.

           1.20 "Contractor" means the Health Maintenance Organization that contracts hereunder with the Department for the provision of comprehensive health care services to enrollees on a prepaid, capitated basis.

           1.21 "Copayment" means the part of the cost-sharing requirement for NJ KidCare Plan D enrollees in which a fixed monetary amount is paid for certain services/items received from HMO providers.

           1.22 "Covered Services" means the same as Benefits Package.

           1.23 "CWA" or "County Welfare Agency" means the agency within the county government that makes initial determination of eligibility for Medicaid and financial assistance programs.

           1.24 "Days" means calendar days unless otherwise specified.

           1.25 "DBI" means the New Jersey Department of Banking and Insurance in the executive branch of New Jersey State government.

           1.26 "Default" means the failure to select an HMO by a Medicaid Eligible individual who resides in a mandatory enrollment service area, and the subsequent selection by the Department of an HMO for that individual.

           1.27 "Department" means the Department of Human Services in the executive branch of New Jersey State government.

           1.28 "DHSS" means the New Jersey Department of Health and Senior Services in the executive branch of New Jersey State government.

           1.29 "Director" means the Director of the Division of Medical Assistance and Health Services or a duly authorized representative.

           1.30 "Disenrollment" means the due process removal of an enrollee from participation in the contractor's plan, but not from the Medicaid program.

           1.31 "Division" or "DMAHS" means the New Jersey Division of Medical Assistance and Health Services within the Department of Human Services which administers the contract on behalf of the Department.

           1.32 "DYFS" means Division of Youth and Family Services, a division within the New Jersey Department of Human Services, which provides comprehensive social services for children, families and adults. DYFS participants eligible for Medicaid must be financially eligible children in foster care under the supervision of DYFS and children in private adoption agencies until they are legally adopted or in subsidized adoptions.

           1.33 "Effective Date of Disenrollment" means the last day of the month on which the member may receive services under the contractor's plan.

           1.34 "Effective Date of Enrollment" means the date on which a person can begin to receive services under the contractor's plan pursuant to Article 7 of this contract.

           1.35 "Emergency Medical Condition" means a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy; serious impairment to bodily functions; or serious dysfunction of any bodily organ or part.

           1.36 "Emergency Services" means covered inpatient and outpatient services furnished by a qualified Medicaid provider that are necessary to evaluate an emergency medical condition.

           1.37 "Encounter" means the basic unit of service used in accumulating utilization data; a face-to-face contact between a patient and a health care provider resulting in a service to the patient.

           1.38 "Enrollee" means an individual who is eligible for Medicaid, residing within the defined enrollment area, who elects or has had elected on his or her behalf by an authorized person, in writing, to participate in the contractor's plan and who meets specific Medicaid eligibility requirements for plan enrollment agreed to by the Department and the contractor.

           1.39 "Enrollment" means the process by which an individual eligible for Medicaid voluntarily or mandatorily applies to enter into a contract to utilize the contractor's plan in lieu of standard Medicaid benefits, and such application is approved by DMAHS.

           1.40 "Enrollment Area" means the geographic area bound by county lines from which Medicaid eligible residents may enroll with the contractor.

           1.41 "Enrollment Period" means the twelve (12) month period commencing on the effective date of enrollment.

           1.42 "EPSDT" means the Early and Periodic, Screening, Diagnosis and Treatment program within the Medicaid program, mandated by Title XIX of the Social Security Act.

           1.43 "Equitable Access" means enrollees are given equal opportunity and consideration for needed services without exclusionary practices of providers or system design because of gender, age, race, ethnicity, or sexual orientation.

           1.44 "Excluded Services" means services covered under the fee-for-service Medicaid program that are not included in the contractor benefits package.

           1.45 "Federal Financial Participation" means the funding contribution that the federal government makes to the Medicaid program.

           1.46 "Federally Qualified Health Center" or "FQHC" means an entity which provides outpatient health programs pursuant to 42 U.S.C. l396d.

           1.47 "Federally Approved HMO" means an entity that has been granted a Certificate of Authority by the DHSS and DBI to operate in a specific service area in New Jersey as a Health Maintenance Organization based upon Section 1903(m)(6) of the Social Security Act and N.J.S.A. 26:2J-l et seq.

           1.48 "Federally Qualified HMO" means an HMO that has been found by the Secretary of the federal Department of Health and Human Services to provide "basic" and "supplemental" health services to its members in accordance with the Health Maintenance Organization Act of 1973, as amended (Title XIII of the Public Health Service Act, 42 U.S.C. 300e), and to meet the other requirements of that Act relating to fiscal assurance mechanisms, continuing education for staff, and membership representation on the HMO's board of directors.

           1.49 "Group Model" means a type of HMO operation similar to a group practice except that the group model must meet the following criteria: (a) the group is a separate legal entity, (i.e. administrative entity) apart from the HMO; (b) the group is usually a corporation or partnership; (c) members of the group must pool their income; (d) members of the group must share medical equipment, as well as technical and administrative staff; (e) members of the group must devote at least 50 percent of their time to the group; and (f) members of the group must have "substantial responsibility" for delivery of health services to HMO members, within four years of qualification. After that period, the group may request additional time or a waiver in accordance with federal regulations at 42 C.F.R. Section 110.104(2), Subpart A:

           1.50 "HCFA" means the Health Care Financing Administration within the U.S. Department of Health and Human Services.

           1.51 "Health Access" means the State-operated program, administered contractually through the New Jersey Department of Health and Senior Services, that provides subsidized health insurance to families who have been uninsured for a minimum of 12 months and have income below 250% of the federal poverty level. Children enrolled in Health Access with income up to and including 200% of the poverty level are being converted to Title XXI coverage.

           1.52 "Health Benefits Coordinator" or "HBC" means the DMAHS contractor whose primary responsibility is to assist Medicaid eligible individuals in HMO selection and enrollment.

           1.53 "Health Care Professional" means a physician or other health care professional if coverage for the professional's services is provided under the contractor's contract for the services. It includes podiatrists, optometrists, chiropractors, psychologists, dentists, physician assistants, physical or occupational therapists and therapy assistants, speech-language pathologists, audiologists, registered or licensed practical nurses (including clinical nurse specialists, certified registered nurses, registered nurse anesthetists, and certified nurse midwives), licensed certified social workers, registered respiratory therapists, and certified respiratory therapy technicians.

           1.54 "Health Maintenance Organization" or "HMO" means any entity which contracts with providers and furnishes at least basic comprehensive health care services on a prepaid basis to enrollees in a designated geographic area pursuant to N.J.S.A. 26:2J-1 et seq., and with regard to this contract is either:

A.         a Federally Qualified or Federally Approved HMO; or

B. meets the State Plan's definition of an HMO which includes, at a minimum, the following requirements:

                      1. It is organized primarily for the purpose of providing health care services;

                      2. It makes the services it provides to its Medicaid enrollees as accessible to them (in terms of timeliness, amount, duration, and scope) as the services are to non-enrolled Medicaid eligible individuals within the area served by the HMO;

                      3. It makes provision, satisfactory to the Division and Departments of Insurance and Health and Senior Services, against the risk of insolvency, and assures that Medicaid enrollees will not be liable for any of the HMO's debts if it does become insolvent; and

                      4. It has a Certificate of Authority granted by the State of New Jersey to operate in all or selected counties in New Jersey.

           1.55 "HHS" or "DHHS" means the Department of Health and Human Services of the federal government, which supervises the Medicaid program through the Health Care Financing Administration (HCFA).

           1.56 "Insolvent" means unable to meet or discharge financial liabilities pursuant to N.J.S.A. 17B:32-33.

           1.57 "Institutionalized" means residing in a nursing facility, residential treatment center, psychiatric hospital, or intermediate care/mental retardation facility; this does not include admission in an acute care hospital setting.

           1.58 "IPN" or "Independent Practitioner Network" means one type of HMO operation where member services are normally provided in the individual offices of the contracting physicians.

           1.59 "Lock-in Period" means the period between the first day of the fourth (4th) month and the end of twelve (12) months after the effective date of enrollment in the contractor's plan, during which the enrollee must have good cause to disenroll or transfer from the contractor's plan. This is not to be construed as a guarantee of eligibility during the lock-in period. For NJ KidCare Plans B and C, and D, the lock-in period is between the first day of the fourth month and the end of the twelfth (12th) month after the effective date of enrollment in the contractor's plan, during which the enrollee must have good cause to transfer from the contractor's plan.

           1.60 "Managed Care Entity" means a managed care organization described in Section 1903(m)(1)(A) of the Social Security Act, including Health Maintenance Organizations (HMOs), organizations with Section 1876 or Medicare+Choice contracts, provider sponsored organizations, or any other public or private organization meeting the requirements of Section 1902(w) of the Social Security Act, which has a risk comprehensive contract and meets the other requirements of that Section.

           1.61 "Mandatory" means the requirement that AFDC and AFDC-related recipients qualified under New Jersey Care--Special Medicaid Programs (N.J.A.C. 10:72) must select, or be assigned to an HMO in order to receive Medicaid services.

           1.62 "Mandatory Enrollment" means the process whereby an individual eligible for Medicaid is required to enroll in an HMO, unless otherwise exempted or excluded, to receive the services described in the standard benefits package as approved by the Department of Human Services (DHS) through necessary federal waivers.

           1.63 "Marketing" means any activity by the contractor, its employees or agents, or on behalf of the contractor by any person, firm or corporation by which information about the contractor's plan is made known to Medicaid Eligible Persons for enrollment purposes.

           1.64 "Medicaid" means the joint federal/state program of medical assistance established by Title XIX of the Social Security Act, 42 U.S.C. 1396 et, seq., which in New Jersey is administered by DMAHS in DHS pursuant to N.J.S.A. 30:4D-l et. seq.

           1.65 "Medicaid Eligible" means an individual eligible to receive services under the New Jersey Medicaid program or under the Medicaid Expansion Program.

           1.66 "Medicaid Expansion" means the expansion of the New Jersey Care...Special Medicaid Programs, as NJ KidCare Plan A, that will extend coverage to uninsured children 18 years or younger with family incomes up to and including 133% of the federal poverty level.

           1.67 "Medicaid Fair Hearing" means the appeals process available to all Medicaid Eligibles pursuant to N.J.S.A. 30:4D-7 and administered pursuant to N.J.A.C. 10:49-10.1 et seq.

           1.68 "Medicaid Recipient" or "Medicaid Beneficiary" means an individual eligible for Medicaid who has applied for and been granted Medicaid benefits by DMAHS, generally through a CWA.

           1.69 "Medical Director" means the licensed physician, i.e. Medical Doctor (MD) or Doctor of Osteopathy (DO), designated by the contractor to exercise general supervision over the provision of health service benefits by the contractor.

           1.70 "Medical Group" means a partnership, association, corporation, or other group which is chiefly composed of health professionals licensed to practice medicine or osteopathy, and other licensed health professionals who are necessary for the provision of health services for whom the group is responsible.

           1.71 "Medical Records" means the complete, comprehensive records, accessible at the site of the enrollee's participating primary care physician, that document all medical services received by the enrollee, including inpatient, ambulatory, ancillary, and emergency care, prepared in accordance with all applicable DHS rules and regulations, and signed by the medical professional rendering the services.

           1.72 "Medical Screening" means an examination 1) provided on hospital property, and provided for those patients for whom it is requested or required, and 2) performed within the capabilities of the hospital's emergency room (ER) (including ancillary services routinely available to its ER), and 3) the purpose of which is to determine if the patient has an emergency medical condition, and
4) performed by a physician (M.D. or D.O.) and/or by a nurse practitioner, or physician assistant as permitted by State statutes and regulations and hospital bylaws.

           1.73 "Member" means an enrolled participant in the contractor's plan.

           1.74 "NCQA" means the National Committee for Quality Assurance.

           1.75 "New Jersey State Plan" or the "State Plan" means the DHS/DMAHS document, filed with and approved by HCFA, that describes the New Jersey Medicaid program.

           1.76 "NJ KidCare - Plan A" means the State-operated program which provides comprehensive, managed care coverage, including all benefits provided through the New Jersey Care . . . Special Medicaid Programs, to uninsured children through the age of 18 with family incomes up to and including 133% of the federal poverty level. See definition of "Medicaid Expansion."

           1.77 "NJ KidCare - Plan B" means the State-operated program which provides comprehensive, managed care coverage to uninsured children through the age of 18 with family incomes between 133% and up to and including 150% of the federal poverty level. In addition to covered managed care services, eligibles may access mental health and substance abuse services and certain other services which are paid fee-for-service.

           1.78 "NJ KidCare - Plan C" means the State-operated program which provides comprehensive, managed care coverage to uninsured children through the age of 18 with family incomes between 1510% and up to and including 200% of the federal poverty level. Eligibles are required to participate in cost-sharing in the form of monthly premiums and a personal contribution to care for most services. In addition to covered managed care services, eligibles may access mental health and substance abuse services and certain other services which are paid fee-for-service.

           1.79 "NJ KidCare - Plan D" means the State operated program which provides managed care coverage to uninsured children through the age of 18 with family incomes between 201% and up to and including 350% of the federal poverty level. Eligibles are required to participate in cost-sharing in the form of monthly premiums and a copayment for most services. In addition to covered managed care services, eligibles may access certain other services which are paid fee-for-service.

           1.80 "Non-Clean Claim" means a claim which requires additional information from the provider or third party before it can be processed.

           1.81 "Non-Covered HMO Services" means services that are not covered in the contractor's benefits package included under the terms of this contract.

           1.82 "Non-Covered Medicaid Services" means all services that are not covered by the New Jersey Medicaid State Plan.

           1.83 "Non-Participating Provider" means a provider of service that does not have a contract with the contractor.

           1.84 "Out of Area Services" means all services covered under the contractor's benefits package included under the terms of the Medicaid contract which are provided to enrollees outside the defined basic service area.

           1.85 "Participating Provider" means a provider that has entered into a provider contract with the contractor.

           1.86 "Parties" means the DMAHS on behalf of DHS and the contractor, which are the parties that have entered into this contract.

           1.87 "Payments" means any amounts the contractor pays physicians or physician groups or subcontractors for services they furnished directly, plus amounts paid for administration and amounts paid (in whole or in part) based on use and costs of referral services (such as withhold amounts, bonuses based on referral levels, and any other compensation to the physician or physician groups or subcontractor to influence the use of referral services); Bonuses and other compensation that are not based on referral levels (such as bonuses base solely on quality of care furnished, patient satisfaction, and participation on committees) are not considered payments for purposes of the requirements pertaining to physician incentive plans;

           1.88 "Personal Contribution to Care or PCC" means the part of the cost-sharing requirement for NJ KidCare Plan C enrollees in which a fixed monetary amount is paid for certain services/items received from HMO providers.

           1.89 "Physician group" means a partnership, association, corporation, individual practice association, or other group that distributes income from the practice among members. An individual practice association is a physician group only if it is composed of individual physicians and has no subcontracts with physician groups.

           1.90 "Physician Incentive Plan" means any compensation arrangement between a contractor and a physician or physician group that may directly or indirectly have the effect of reducing or limiting services furnished to Medicaid beneficiaries enrolled in the organization.

           1.91 "Plan" means all services and responsibilities undertaken by the contractor pursuant to this contract.

           1.92 "Prepaid Health Plan" means an entity that provides medical services to enrollees under a contract with the DHS and on the basis of prepaid capitation fees, but does not necessarily qualify as an HMO.

           1.93 "Primary Care Physician" or "PCP" means a licensed medical doctor (MD) or doctor of osteopathy (DO) who is responsible for providing all required primary care services to enrollees, including periodic examinations, preventive health care and counseling, immunizations, diagnoses and treatment of illness or injury, coordination of overall medical care, record maintenance, and initiation of referrals to specialty providers described in this contract and the Benefits Package, and for maintaining continuity of patient care.

           1.94 "Provider Contract" means any written contract between the contractor and a provider that requires the provider to perform specific parts of the contractor's obligations under this contract.

           1.95 "Referral Services" means those health care services provided by a health professional other than the primary care physician and which are ordered and approved by the primary care physician or the contractor.

           Exception A: An enrollee shall not be required to obtain a referral or be otherwise restricted in the choice of the family planning provider from whom the enrollee may receive family planning services.

           Exception B: An enrollee may access services at a Federally Qualified Health Center (FQHC) in a specific enrollment area without the need for a referral when neither the contractor nor any other HMO has a contract with the Federally Qualified Health Center in that enrollment area and the cost of such services will be paid by the Medicaid fee-for-service program.

           1.96 "Reinsurance" means an agreement whereby the reinsurer, for a consideration, agrees to indemnify the HMO, or other provider, against all or part of the loss which the latter may sustain under the enrollee contracts which it has issued.

           1.97 "Risk" or "Underwriting Risk" means the possibility that a contractor may incur a loss because the cost of providing services may exceed the payments made by the Department to the contractor for services covered under the contract.

           1.98 "Risk Comprehensive contract" means, for purposes of this contract, a risk contract for furnishing comprehensive health care services, i.e., inpatient hospital services and any three of the following services or groups of services:

A.         outpatient hospital services and rural health clinical services;

B.         other laboratory and diagnostic and therapeutic radiologic services;

C.         skilled nursing facility services, EPSDT, and family planning;

D.         physician services; and

E.         home health services.

           1.99 "Risk threshold" means the maximum risk, if the risk is based on referral services, to which a physician or physician group may be exposed under a physician incentive plan without being at substantial financial risk.


           1.100 "Routine Care" means treatment of a condition which would have no adverse effects if not treated within 24 hours or could be treated in a less acute setting (e.g., physician's office) or by the patient.

           1.101 "Secretary" means the Secretary of the Federal Department of Health and Human Services.

           1.102 "Service Site" means any location at which an enrollee obtains any services provided or authorized by a contractor under the terms of this contract.

           1.103 "Special Medicaid Programs" means programs for: (a) AFDC families who have income above 50% of the federal poverty level standard, and
(b) SSI aged, blind and disabled individuals whose income or resources exceed the standard.

           For AFDC, they are:

           Medicaid Special: covers children ages 19 to 21 using AFDC standards; New Jersey Care: covers pregnant women and children up to age 1 with incomes at or below 185% of the federal poverty level (FPL); children up to age 6 at 133% of FPL; and children up to age 8 (the age range increases annually, pursuant to federal law until children up to age 18 are covered) of 100% of FPL.

           For SSI, they are:

           Community Medicaid Only-provides full Medicaid benefits for aged, blind and disabled individuals who meet the SSI criteria, but do not receive cash assistance, including former SSI recipients who receive Medicaid continuation;

           New Jersey Care-provides full Medicaid benefits for all SSI Aged, Blind, and Disabled individuals below 100% of the federal poverty level and resources at or below 200% of the SSI resource standard.

           1.104 "SSI" means Supplemental Security Income, a cash assistance program and full Medicaid benefits for individuals who meet the definition of aged, blind, or disabled, and who meet the SSI financial needs criteria.

           1.105 "Staff Model" is a type of HMO operation in which HMO employees are responsible for both administrative and medical functions of the plan. Health professionals, including physicians, are reimbursed on a salary or fee-for-service basis. These employees are subject to all policies and procedures of the HMO. In addition, the HMO may contract with external entities to supplement its own staff resources (e.g., referral services of specialists).

           1.106 "Standard Service Package" also "Covered Services" and "Benefits Package" means the list of Medicaid services, and any limitations thereto, that are required to be provided to Medicaid recipients under the contractor's plan established pursuant to this contract.

           1.107 "State" means the State of New Jersey.

           1.108 "State-Defined HMO" -- see "Health Maintenance Organization" above.

           1.109 "State Plan"--see "New Jersey State Plan" defined above.

           1.110 "Stop-Loss" means the dollar amount threshold above which the contractor insures the financial coverage for the cost of care for an enrollee through the use of an insurance underwritten policy.

           1.111 "Subcontract" means any written contract between the contractor and a third party to perform a specified part of the contractor's obligations under this contract.

           1.112 "Subcontractor" means any third party who has a written contract with the contractor to perform a specified part of the contractor's obligations and is subject to the same terms, rights, and duties as the contractor.

           1.113 "Subcontractor Capitation" means a set dollar payment per patient per unit of time (usually per month) that the contractor pays a physician or physician group to cover a specified set of services and administrative costs without regard to the actual number of services.

           1.114 "Subcontractor Payments" means any amounts the contractor pays physicians or physician groups for services they furnish directly, plus amounts paid for administration and amounts paid (in whole or in part) based on use and costs of referral services (such as withhold amounts, bonuses based on referral levels, and any other compensation to the physician or physician group to influence the use of referral services). Bonuses and other compensation that are not based on referral levels (such as bonuses based solely on quality of care furnished, patient satisfaction, and participation on committees) are not considered payments for purposes of physician incentives plans.

           1.115 "Substantial contractual relationship" means any contractual relationship that provides for one or more of the following services: 1) the administration, management, or provision of medical services; and 2) the establishment of policies, or the provision of operational support, for the administration, management, or provision of medical services.

           1.116 "Target Population" means the population from which the HMO may enroll, not to exceed any limit specified in the contract. Individuals eligible for Medicaid residing within the stated enrollment area and belonging to one of the categories of eligibility for Medicaid shall be covered under this contract.

           1.117 "Termination of Enrollment" means the loss of Medicaid eligibility of an enrollee and consequential automatic disenrollment from the contractor's plan.

           1.118 "Title XXI" means the federally enacted State Child Health Insurance Program which provides health care coverage for targeted, low-income children whose available family income is up to and including 200% of the federal poverty level.

           1.119 "Transfer" means an enrollee's change from enrollment in one HMO plan to enrollment of said enrollee in a different HMO plan.

           1.120 "Urgent Care" means treatment of a condition, that is potentially harmful to a patient's health and for which his/her physician determined it is medically necessary for the patient to receive medical treatment within 12 hours to prevent deterioration.

           1.121 "Voluntary Enrollment" means the process by which a Medicaid eligible individual voluntarily enrolls in an HMO.

           1.122 "Withholds" means a percentage of payments or set dollar amounts that a contractor deducts from a physician's service fee, capitation, or salary payment, and that may or may not be returned to the physician, depending on specific predetermined factors. Newborn infants born to NJ KidCare Plans B, C and D mothers shall be the responsibility of the plan that covered the mother on the date of birth for a minimum of 60 days after the birth through the period ending at the end of the month in which the 60th day falls unless the child is determined eligible beyond this time period. The contractor must notify DMAHS of the birth immediately in order to assure payment for this period.

                      4. If an enrollee moves out of the contractor's enrollment area and would otherwise still be eligible to be enrolled in the plan, the contractor will continue to provide or arrange benefits to the enrollee until the DMAHS can disenroll him/her. The contractor shall ask DMAHS to disenroll the recipient due to the change of residence as soon as it becomes aware of the enrollee's relocation.

                      5. Capitation payments for full month coverage will be recovered from the contractor on a prorated basis when an enrollee is admitted to a nursing facility, extended (a period exceeding 28 days) psychiatric care facility or other institution including incarceration (police custody does not constitute incarceration) and the individual is disenrolled from the contractor's plan on the day prior to such admission.

     3.17 For any eligible person who applies for participation in the contractor's plan, but who is hospitalized prior to the time coverage under the plan becomes effective, such coverage shall not commence until the date such person is discharged from the hospital and DMAHS shall be liable for payment for the hospitalization, including any charges for readmission within 48 hours of discharge for the same diagnosis. If an enrollee's disenrollment or termination becomes effective during a hospitalization, the contractor shall be liable for hospitalization until the date such person is discharged from the hospital, including any charges for readmission within 48 hours of discharge for the same diagnosis.

     3.18 The contractor shall continue benefits for all enrollees for the duration of the contract period for which capitation payments have been made, including enrollees in an inpatient facility until discharge.

     E. Individuals in eligibility categories other than AFDC or AFDC-related New Jersey Care populations or NJ KidCare Plan A.

     F.   Individuals eligible through the Division of Youth and Family
          Services.

     G.   Individuals participating in NJ KidCare - Plan B, and Plan C and Plan
          D.

     6.3 Exemption Reasons: The contractor should refer those persons who desire to avail themselves of an enrollment Exemption to the Health Benefits Coordinator. Neither the Contractor, its subcontractors, nor agents may coerce individuals to disenroll because of their health care needs which may meet an exemption reason, especially when the enrollees want to remain enrolled. Individuals may be exempted from enrollment in an HMO for the following reasons:

     A. Pregnant women, beyond the first trimester, who have an established relationship with an obstetrician who is not a participating provider in the contractor's plan. These individuals will be tracked and enrolled after sixty (60) days postpartum.

     B. Individuals with a terminal illness and who have an established relationship with a physician who is not a participating provider in the contractor's plan.

     C. Individuals with a chronic, debilitating illness and have received treatment from one physician with whom they have an established relationship.

     D. Individuals who do not speak English or Spanish and who have an illness requiring on-going treatment and who have an established relationship with a physician who speaks the same language and there is no available primary care physician in any of the participating managed care plans who speak the client's language. These cases will be reviewed on a case-by-case basis with no automatic exemption from initial enrollment.

     E. Individuals who do not have a choice of at least two (2) PCPs within thirty (30) miles of their residence.

                                    ARTICLE 7

                                   ENROLLMENT

     7.1 Enrollment shall be voluntary. However, certain Medicaid eligible persons who reside in enrollment areas that have been designated for mandatory enrollment, who qualify for AFDC and AFDC-related New Jersey Care eligibility categories, and who do not voluntarily choose enrollment in the contractor's plan, will be assigned automatically by DMAHS to a Health Maintenance Organization.

A. Applicants for the NJ KidCare Program must enroll in a HMO which has a contract with DHS in order to receive services under the NJ KidCare program. Auto assignment is not applicable, to NJ KidCare Plan B, and C and D participants.

     7.2 The health benefits coordinator (HBC), an agent of DMAHS, will enroll Medicaid applicants. The HBC will explain the HMO programs, answer any questions, and assist eligible individuals or, where applicable, an authorized person in selecting a plan

     7.3 Each enrollee in the contractor's plan or where applicable an authorized person shall be given the option of choosing a specific PCP within the contractor's provider network who will be responsible for the provision of primary care services and the coordination of all other health care needs. The contractor may also offer the option of choosing a certified nurse practitioner/clinical nurse specialist (CNP/CNS) for the provision of services within the scope of CNP/CNS licensure. Enrollees, or where applicable an authorized person who are unable or unwilling to make a choice will have a PCP selected for the enrollee through pre nomination by the contractor within ten
(10) days of effective date of enrollment. The PCP selected for an enrollee will be a practitioner that is located within six (6) miles of the enrollee's home, best meets the needs of the enrollee, and to the degree possible, maintains a prior provider-patient relationship. The enrollee or where applicable an authorized person has the freedom to request a change of PCPs or CNPs/CNSs which must become effective no later than the beginning of the first month following a full month after the request to the change the enrollee's PCP.

     7.4 Unless otherwise required by statute or regulation, the contractor shall not condition any Medicaid eligible person's enrollment upon the' performance of any act or suggest in any way that failure to enroll may result in a loss of Medicaid benefits.

                                    ARTICLE 8

                                  DISENROLLMENT

     8.1 An individual enrolled in a Health Maintenance Organization (HMO) or Competitive Medical Plan (CMP) shall be subject to the Lock-In period provided for in this Section.

A. An enrollee subject to the Lock-In period may initiate disenrollment for any reason during the first ninety days after the latter of the date the individual is enrolled or the date they receive notice of enrollment and at least every 12 months thereafter without cause. NJ KidCare Plans B, C or D enrollees will be subject to the 12-month lock-in period.

          1. The period during which an individual has the right to disenroll from the contractor's plan without cause applies to an individual's initial period of enrollment with the contractor. If that individual chooses to re-enroll with the contractor, his/her initial date of enrollment with the contractor will apply.

B. An enrollee subject to the Lock-In period may initiate disenrollment for good cause at any time.

          1. Good cause reasons for disenrollment or transfer shall include, unless otherwise defined by DMAHS:

               a. Failure of the contractor to provide services to the enrollee in accordance with the terms of this contract;

               b. Enrollee has filed a grievance with the contractor pursuant to the applicable grievance procedure and has not received a response within the specified time period stated therein, or in a shorter time period required by federal law;

               c. Documented grievance, by the enrollee against the contractor's plan without satisfaction.

               d.   Enrollee is subject to enrollment exemption as set forth in
                    Section 6.1. If an exemption situation exists within the contractor's plan but another HMO can accommodate the individual's needs, a transfer may be granted.

                                    ARTICLE 9

                                    TRANSFERS

     9.1 An enrollee may transfer from one plan to another at any time for any reason during the first ninety (90) days after the latter of the date the individual is enrolled or the date they receive notice of enrollment and at least every 12 months thereafter without cause. Enrollees may transfer for cause at any time.

A. Enrollment Lock-in does not apply to individuals eligible to participate through the Division of Youth and Family Services.

B. NJ KidCare B, C or D enrollees will be subject to a 12-month lock-in period.

     9.2 Good cause reasons for transfer shall include, unless otherwise defined by DMAHS regulations, the same reasons identified in Article 8, Section 8. l(B)(1).

     9.3 The effective date of transfer shall be no later than the first day of the second month following the full calendar month during which the request for transfer was made.

     9.4 As of the effective date of transfer, for an enrollee transferring out of a plan, the contractor is no longer responsible for the provision and cost of care and services covered under this contract for that enrollee unless the enrollee is an inpatient in a hospital on or prior to the effective date of transfer, in which case the contractor is responsible for the provision and cost of care and services covered under this contract until the date on which the enrollee is discharged from the hospital, including any charge for an enrollee readmitted within 48 hours of discharge for the same diagnosis.

     9.5 The contractor shall transfer or facilitate the transfer of the medical record (or copies of the medical record), upon the enrollee's or, where applicable, an authorized person's request, to either the enrollee, to the receiving provider, or, in the case of a child eligible through the Division of Youth and Family Services to a representative of the Division of Youth and Family Services or to an adoptive parent receiving subsidy through DYFS, at no charge, in a timely fashion, i.e., within ten days of the effective date of transfer. For individuals eligible through the Division of Youth and Family Services, transfer of medical records must be in

                                   ARTICLE 10

                          COVERED HEALTH CARE SERVICES

     10.1 For enrollees who are Medicaid-eligible through Title XIX or the NJ KidCare Plan A program, the contractor shall provide or shall arrange to have provided comprehensive, preventive, diagnostic, rehabilitative, and therapeutic health care services to enrollees that include all services that Medicaid recipients are entitled to receive pursuant to Medicaid, subject to any limitations and/or excluded services as specified in Appendix A of this contract. DMAHS shall assure the continued availability and accessibility of Medicaid covered services not covered under this contract All services provided shall be in accordance with the New Jersey State Plan for Medical Assistance, the New Jersey Medicaid Managed Care Plan, and all applicable statutes, rules, and regulations.

     10.2 For beneficiaries eligible solely through NJ KidCare Plan B and Plan C, the contractor shall provide the same managed care services and products provided to enrollees who are eligible through Title XIX. However, non-HMO covered services (i.e., services that continue to be provided fee-for-service) will be limited to certain services for the NJ KidCare Plan B and C populations as indicated in Appendix A.

     10.1.2 For beneficiaries eligible solely through NJ KidCare Plan D the contractor shall provide the managed care services and products as delineated in Appendix S. Non-HMO covered services (i.e., services that will be provided fee-for-service by the Division of Medical Assistance and Health Services) will be limited to the services delineated in Appendix S.

     10.2 The contractor hereby agrees that no distinctions shall be made with regard to the provision of services to Medicaid enrollees and the provision of services provided to the contractor's other non-Medicaid members unless required by this contract.

     10.3 The scope of services to which an enrollee is entitled from the contractor, while deemed eligible for enrollment in the contractor's plan, is those services included in the benefits package. The remaining services to which enrollees are entitled under the Medicaid program but are not included in the contractor's benefits package will continue to be covered by Medicaid under its fee-for-service program.

     10.16 The contractor shall, for new enrollees, honor plans of care, prescriptions, durable medical equipment, medical supplies, prosthetic and orthotic appliances, and any other on-going services initiated prior to enrollment with the contractor until the enrollee is evaluated by his/her primary care physician and a new plan of care is established with the contractor. The contractor shall use its best efforts to outreach and accommodate the new enrollees. However, if after documented reasonable outreach, i.e., mailers, certified mail, contact with the County Welfare Agency (CWA), or, where applicable, DYFS to confirm addresses and/or to request CWA or, where applicable, DYFS assistance in locating the enrollee or, where applicable, an authorized person, fails to respond within 15 days of certified mail, the contractor may cease paying for the pre-existing service until the enrollee or, where applicable, an authorized person, contacts the contractor for re-evaluation.

     10.17 Obstetrical Services

A. Obstetrical services shall be provided in the same amount, duration, and scope as the Medicaid HealthStart program. Guidelines are found in Appendix
     A. Attachment III.

B. Contractor may not limit benefits for postpartum hospital stays to less than 48 hours following a normal vaginal delivery or less than 96 hours following a cesarean section, unless the attending provider, in consultation with the mother, makes the decision to discharge the mother or the newborn before that time and the provisions of N.J.S.A. 26:2J-4.9 are met.

               1. The contractor may not provide monetary payments or rebates to mothers to encourage, them to accept. less than the minimum protections provided for in this section.

               2. The contractor may not penalize, reduce, or limit the reimbursement of an attending provider because the provider provided care in a manner consistent with this section.

     10.18 Exhaustion of Benefits process for services with contract limits. This section is not applicable to NJ KidCare Plans B, C and D participants:

     A. The contractor shall submit, to the Division's Office of Managed Health Care (OMHC), documentation of the services provided, (with allowed limits stated in Appendix A), including the dates of services for each

     G. an identification card clearly indicating that the bearer is an enrollee of the contractor's plan; and contain the name of the primary care physician or CNP/CNS and telephone number; for children eligible solely through the NJ KidCare Program, the identification card must clearly indicate "NJ KidCare"; for children who are participating in NJ KidCare - Plan C or Plan D (cost-sharing in the form of personal contributions to care [PCCs] for Plan C and in the form of copayments for Plan D), the PCC or copayment amount must be listed on the card. However, if the family limit for cost-sharing has been reached, the HMO card must indicate a zero PCC or copayment.

     H. the enrollee's expected effective date of enrollment; provided that, if the actual effective date of enrollment is different from that given to the enrollee or, where applicable, an authorized person at the time of enrollment, the contractor must notify the enrollee or, where applicable, an authorized person of the change;

     I. the appropriate uses of the Medicaid card and the contractor member card;

     J. notification whenever applicable that some primary care physicians may employ other health care practitioners such as nurse practitioners or physician assistants who may participate in the patient's care;

     K. the enrollee's or, where applicable, an authorized person's signed authorization on the enrollment application to release medical records;

     L. notification that the enrollee's health status survey (obtained only by the HBC) will be sent to the contractor by the Health Benefits Coordinator;

     M. an explanation of the terms of plan enrollment, Continued Enrollment, Enrollment Lock-in Procedures and exemption from Enrollment Lock-in for individuals eligible through the Division of Youth and Family Services Disenrollment Procedures, Time frames for each procedure, Default Procedures, Patient's Rights and Responsibilities and causes for which an enrollee shall lose entitlement to receive services under this contract and what should be done if this occurs;

     N. procedures for resolving complaints, as approved by the DMAHS, and a description of the contractor's grievance procedure, including the name, title, or department address; and telephone number of the person(s) responsible for assisting enrollees in grievance resolutions;

     O. notice that enrollment and disenrollment is subject to verification and approval by DMAHS;

     P. a statement encouraging early prenatal care and ongoing continuity of care throughout the pregnancy;

     Q. a statement strongly encouraging the enrollee to obtain a baseline physical examination and to attend scheduled orientation sessions and other educational and outreach activities;

     R. for beneficiaries subject to cost sharing (i.e., those eligible through NJ KidCare - Plan C with annual family incomes of between 150% and up to, and including 200% of the federal poverty level or Plan D with family incomes of between 201% and up to and including 350% of the federal poverty level), information that specifically explains:

               1.   the limitation on cost-sharing;

               2. the dollar limit that applies to the family based on the reported income;

               3. the need for the family to keep track of the cost-sharing amounts paid;

               4. instructions on what to do if the cost-sharing requirements are exceeded; and

     S. any other information essential to the proper use of the plan as may be required by the Division.;


         12.2 The contractor shall inform each enrollee or, where applicable, an authorized person in writing at the time of enrollment of his or her rights to terminate enrollment and any other restrictions on the exercise of those rights to conform to 42 U.S.C. l396b(m)(2)(F)(ii). The initial enrollment information and the contractor's member handbook shall be adequate to convey this notice and shall have DMAHS approval prior to distribution.

         12.3 The contractor will contact or facilitate and require its PCPs to use their best efforts to contact each new enrollee or, where applicable, an authorized person to schedule an appointment for a complete, age/sex specified baseline physical at a time mutually agreeable to the contractor and the enrollee, but not later

         13.2.1 Children eligible solely through Title XXI (NJ KidCare Plans B, C and D) also are allowed to pursue the formal complaint and grievance mechanism under the contractor's plan, as well as the grievance/appeal process under the Department of Health and Senior Services. However, these individuals do not have the right to a Medicaid Fair Hearing.

         13.3 The contractor's grievance procedure shall be available to all enrollees or, where applicable, an authorized person or permit a provider on behalf of an enrollee with the enrollee's consent, to challenge the denials of coverage of services or denials of payment for services. The formal grievance procedure must provide for timely action, immediate decision within 24-48 hours in urgent cases and allow timely access to the Medicaid Fair Hearing process, (i.e. within ninety (90) days from initiation of the complaint), if the contractor's grievance resolution is unsatisfactory to the enrollee or, where applicable, an authorized person. DMAHS may submit comments to the contractor regarding the merits or suggested resolution of any grievance. In addition, DMAHS reserves the right to intercede on the enrollee's behalf at any time during the contractor's grievance process whenever there is an indication from the enrollee or, where applicable, an authorized person or the HBC that a serious quality of care issue is not being addressed timely or appropriately.

           13.4 The contractor shall document all grievances and resolutions. A written summary of the categories of grievances, brief statements of the problem, resolutions, and any resulting corrective actions, as appropriate, which occur during each quarterly reporting period shall be forwarded to DMAHS by the 45th day following the close of each quarter (see also Article 18 and Appendix J). The contractor shall notify enrollees or, where applicable, an authorized person in writing of the outcome of the grievance proceedings and of their right to file an appeal with the State through the Medicaid Fair Hearing process.

         13.5 The contractor's Grievance Process/Problem Resolution Policy is found in Appendix D, attached hereto and incorporated herein. The contractor shall not modify the grievance procedure without the prior approval of DMAHS., and shall provide DMAHS, DBI, and DHSS each with a copy of the modification.

         13.6 The contractor shall coordinate its efforts with the health benefits coordinator including referring the enrollee or, where applicable, an authorized person to the HBC for assistance as needed in the management of the grievance procedures since the HBC will represent much of the information concerning the grievance procedure to the enrollees or, where applicable, an authorized person.

               1. The contractor will notify DMAHS within 30 days upon its identification of health or casualty insurance coverage available to an enrollee, or any change in an enrollee's health insurance coverage.

               2. The contractor shall notify DMAHS when the contractor becomes aware that an enrollee has instituted a legal cause of action for damages against a third party. Immediately upon the contractor receiving notice of such an action, the contractor shall notify DMAHS in writing, including the enrollee's name and HSP number, date of accident/incident, nature of injury, name and address of enrollee's legal representative, and copies of pleadings and any other documents related to the action in the contractor's possession or control, including, but not limited to, for each service date subsequent to the date of the accident/incident, provider's name, the enrollee's diagnosis, the nature of service provided to the enrollee, and the amount paid to the provider by the contractor for each service.

     E. The contractor agrees to cooperate with DMAHS' efforts to maximize the collection of third party payments by providing to DMAHS updates to the information required by this Article.

     F. The contractor shall not impose, or allow its subcontractors or participating providers to impose, copayment charges of any kind upon Medicaid recipients enrolled in the contractor's plan pursuant to this contract.

     G. Personal Contributions to Care (PCC) required for children eligible through Plan C of the NJ KidCare Program. A PCC will be required for certain services provided to children eligible through the NJ KidCare Program whose family income is between 150% and up to and including 200% of the federal poverty level. See PCC schedule, Appendix R, for services requiring PCCs and specific dollar amounts.

     H. Copayments required through Plan D of the NJ KidCare Program. A copayment will be required for certain services provided to children eligible through the NJ KidCare Program whose family income is between 201% and up to and including 350% of the federal poverty level. See Copayment Schedule, Appendix T, for services requiring copayments and specific dollar amounts.

     I. The contractor's obligations under this Article shall not be imposed upon the enrollees or the Department, although the contractor shall require enrollees to cooperate in the identification of any and all other potential sources of payment for services.

           16.12 The contractor shall maintain, and produce to the Department upon request, proof that all appropriate federal and state taxes are paid.

           16.13 The contractor shall provide to DMAHS for review and approval a written description of its compensation methodology for marketing and enrollment representatives, including details of commissions, financial incentives, and other income.

           16.14 The contractor shall establish and maintain a drug utilization review (DUR) program which satisfies the minimum requirements for prospective and retrospective DUR as described in 1927(g) of the Social Security Act, amended by the Omnibus Budget Reconciliation Act (OBRA) of 1990.

A. DUR standards shall encourage proper drug utilization by ensuring maximum compliance, minimizing potential fraud and abuse, and taking into consideration both the quality and cost of the pharmacy benefit.

B. The contractor must implement a claims adjudication system, preferably on-line, which shall include a prospective review of drug utilization.

C. The prospective and retrospective DUR standards established by the contractor shall be consistent with those same standards established by the Medicaid Drug Utilization Review Board. In addition, the Board must approve the effective date for implementation of any DUR standards by the contractor as well as any subsequent changes within 30 days of such change.

         16.15 The contractor shall establish for review and approval by DMAHS written policies and procedures for identifying, investigating, and taking appropriate corrective action against fraud and/or abuse (as defined in 42 C.F.R. 455.2) in the coupled with documentation satisfactory to the Department that the contractor notifies and requires the providers to comply with the following

A. HMO's policy on required coverage amount for professional malpractice insurance (required minimum: $1,000,000/ $3,000,000).

B. Reference to compliance with Clinical Laboratory Improvement Act (CLIA) requirements.

C. Reference to compliance with the American with Disabilities Act requirements.

D.   Reference to compliance with confidentiality requirements.

E. Financial disclosure clause in accordance with 42 C.F.R. 434, 1903(m) of the Social Security Act, and N.J.A.C. 10:49-19.

F. Reference to a payment schedule policy that is in compliance with state statutes.

G. A statement concerning acceptance of all contractor members in general or specific reference to accepting Medicaid members.

H. A description of the methodology of reimbursement to the provider including whether there is financial risk or incentive payments and what they are specifically.

I. A statement that all medical records/service providers for Medicaid enrollees are subject to state and federal audit throughout the term of the contract.

J. A clear statement that there are no co-payments or deductibles for Medicaid enrollees.

          1. For children eligible through NJ KidCare Plan C, providers must collect applicable PCCs. Refer to PCC Schedule (Appendix R), as applicable for certain services (See Article 16.l2.G and Article 2l.l3.J).

          2. For children eligible through NJ KidCare Plan D. providers must collect applicable copayments. Refer to Copayment Schedule (Appendix T), as applicable for certain services (See Article l6.l2.H and Article 2l.13.J).

K. Indemnify and hold harmless clauses which safeguard the Department and Medicaid enrollees from legal liability.

L. Such other information as may be required for provider contracts by other Articles in this contract.

M. A statement of the contractor's policy regarding third party liability billing which must be consistent with Article 16.

N.   Non-discrimination provisions;

O. The obligation to provide all services for the duration of the period after the contractor's insolvency for which capitation payments have been made and until any hospitalized enrollees have been discharged from the inpatient facility.

         20.8 The contractor shall develop and enforce credentialing and recredentialing criteria for all provider types which should follow the HCFA's credentialing criteria found in Appendix N including, but not limited to:

A. Appropriate current and valid license or certification as required by New Jersey state law;

B. Verification that providers have not been suspended or terminated from Medicaid or Medicare;

C. Verification that home health agency and hospice agency providers are licensed and meet Medicare certification participation requirements;

D.   Evidence of malpractice/liability insurance;

E.   Board certification or eligibility, as appropriate; and

F.   A current statement from the provider addressing:

          1. lack of physical or mental impairment that would substantially impede the provider's ability to carry out the scope of his or her duties on behalf of the plan;

G.   Americans with Disabilities Act provisions, including those described in
     Article 36 of this contract;

H.   CLIA provisions, as appropriate; Confidentiality provisions.

I. The obligation to provide all services for the duration of the period after the contractor's insolvency, should insolvency occur, for which capitation payments have been made and until any hospitalized enrollees have been discharged from the inpatient facility.

          1. The contractor and its providers agree that, under no circumstances, (including, but not limited to, nonpayment by the contractor or by the State, insolvency of the managed care plan, or breach of agreement) will the provider bill, charge, seek compensation, remuneration or reimbursement from, or have recourse against, enrollees, or persons acting on their behalf, for covered services. However, a provider may charge the DMAHS for services not included in the contractor's benefits package under this contract on a fee-for-service basis.

          2. Exception to 21.13.J.1: Certain services provided to children up to 19 years who are participating through the NJ KidCare Plan C Program will require a PCC if their family income is above 150% and up to and including 200% of the federal poverty level. Children participating through the NJ KidCare Plan D Program will be required to pay a copayment for certain services if their family income is above 200% of the federal poverty level and up to and including 350% of the federal poverty level. Total cost-sharing, including PCCs and copayments, per year, cannot exceed 5% of the total annual family income. See PCC Schedule, Appendix R, for services requiring PCCs and specific dollar amounts. See Copayment Schedule, Appendix T. for services requiring copayments and specific dollar amounts.

          3. The contractor and its providers agree that this provision shall survive the termination of this agreement regardless of the reason for termination, including insolvency of the contractor, and shall be construed to be for the benefit of the contractor or enrollees.

                                   APPENDIX A

                   BENEFITS PACKAGE-INCLUSIONS AND EXCLUSIONS
                   MEDICAID AND NJ KID CARE - PLANS A, B AND C

         The health care services listed below shall be provided by the contractor to enrollees as covered benefits rendered under the terms of this contract. Provision of these services shall be equal in amount, duration, and scope as established by the Medicaid program, in accordance with medical necessity without any predetermined limits, unless specifically stated, and as set forth in the Medicaid Provider Manuals: The New Jersey Administrative Code, Title 10, Department of Human Services--Subtitle I--Division of Medical Assistance and Health Services; Medicaid Alerts; and Medicaid Newsletters.

SERVICES INCLUDED IN THE CONTRACTOR'S BENEFITS PACKAGE

         The following services must be provided and case managed by the contractor.

          1.   Primary care

               -    all physician services, primary and specialty

               - in accordance with state certification/licensure requirements, standards, and practices, primary care may also include certified nurse midwife, certified nurse practitioners, clinical nurse specialists, and physician assistants

               - services rendered at independent clinics come under the management purview of the contractor

          2.   Preventive health care and counseling and health promotion

          3. Early and Periodic Screening, Diagnosis, and Treatment (EPSDT) program services including non-legend drugs, ventilator services in the home, and private duty nursing when indicated as a result of EPSDT screening (see Attachment I)

               - For NJ KidCare Plans B and C participants, coverage is limited to all preventive screening and diagnostic services and immunizations, dental, vision, and hearing services. Other services identified through an EPSDT examination that are not included in the Medicaid HMO covered benefits package are not covered.

                                   APPENDIX S

                               NJ KIDCARE - PLAN D

                   BENEFITS PACKAGE-INCLUSIONS AND EXCLUSIONS

         The health care services listed below shall be provided by the contractor to enrollees as covered benefits rendered under the terms of this contract. Provision of these services shall be provided in accordance with medical necessity without any predetermined limits, unless specifically stated, and as set forth in the Medicaid Providers Manuals: The New Jersey Administrative Code, Title 10, Department of Human Services--Subtitle I--Division of Medical Assistance and Health Services, Medicaid and NJ KidCare Alerts; and Medicaid and NJ KidCare Newsletters.

SERVICES INCLUDED IN THE CONTRACTOR'S BENEFITS PACKAGE

         The following services must be provided and case managed by the contractor;

               1.   Primary Care

                    -    all physicians services, primary and specialty

                    - in accordance with state certification/licensure requirements, standards, and practices, primary care providers may also include certified nurse midwives, certified nurse practitioners, clinical nurse specialists, and physician assistants

                    - services rendered at independent clinics that provide ambulatory services

                    -    Federally Qualified Health Center primary care services


               2.   Emergency room services

               3. Family Planning Services including medical history and physical examinations (including pelvic and breast), diagnostic and laboratory tests, drugs and biologicals, medical supplies and devices, counseling, continuing medical supervision, continuity of care and genetic counseling.

                    - Services provided primarily for the diagnosis and treatment pf infertility, including sterilization reversals, and related office (medical and clinic) visits, drugs, laboratory services, radiological and diagnostic services and surgical procedures are not covered by the NJ KidCare program.

               4. Home Health Care Services: limited to skilled nursing for a home bound beneficiary which is provided or supervised by a registered nurse, and home health aide when the purpose of the treatment is skilled care; medical social services which are necessary for the treatment of the beneficiary's medical condition: and short-term physical, speech or occupational therapy, with the limitations described under Outpatient Rehabilitation Services.

               5.   Hospice Services

               6. Inpatient Hospital Services -- including general hospitals, special hospitals, and rehabilitation hospitals. The contractor shall not be responsible when the primary admitting diagnosis is mental health or substance abuse related.

               7.   Outpatient Hospital Services, including outpatient surgery.

               8. Laboratory Services-- All laboratory testing sites providing services under this contract must have either a Clinical Laboratory Improvement Act (CLIA) certificate of waiver or a certificate of registration along with a CLIA identification number. Those providers with certificates of waiver will provide only the types of tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of laboratory services.

               9.   Radiology Services -- diagnostic and therapeutic

               10. Optometrist Services -- including one routine eye examination per year

               11. Optical appliances -- limited to one pair of glasses (or contact lenses) per 24 month period or as medically necessary

               12. Organ transplant services which are non-experimental or non-investigational, excluding inpatient hospital services, which are covered fee-for-service

               13.  Prescription drugs, excluding over-the-counter drugs

               14. Dental Services -- Limited to preventive dental services for children under the age of 12 years, including oral examinations, oral prophylaxis, and topical application of fluorides

               15. Podiatrist Services: Excludes routine hygienic care of the feet, including the treatment of corns and calluses, the trimming of nails, and other hygienic care such as cleaning or soaking feet, in the absence of a pathological condition.

               16. Prosthetic appliances: Limited to the initial provision of a prosthetic device that temporarily or permanently replaces all or part of an external body part lost or impaired as a result of disease, injury, or congenital defect. Repair and replacement services are covered when due to congenital growth.

               17. Private duty nursing: Only when authorized by the contractor.

               18. Outpatient Rehabilitation Services - Physical therapy, Occupational therapy and Speech therapy for non-chronic conditions and acute illnesses and injuries. Limited to treatment for a 60-day consecutive period per incident of illness or injury beginning with the first day of treatment per contract year. Speech therapy services rendered for treatment of delays in speech development. unless resulting from disease, injury or congenital defects are not covered.

               19. Transportation Services -- Limited to ambulance for medical emergency only.

               20. Well child care including immunizations, lead screening and treatments.

               21. Maternity and related newborn care Diabetic supplies and equipment

               22.  Diabetic supplies and equipment.

                    SERVICES AVAILABLE TO NJ KIDCARE - PLAN 0
                              UNDER FEE-FOR-SERVICE


               1. Organ transplants -- Donor and beneficiary inpatient hospital services for organ transplants that are non-experimental or non-investigational.

               2.   Elective/induced abortion services

               3.   Skilled nursing facility services


                   BEHAVIORAL HEALTH FEE-FOR-SERVICE BENEFITS

               1. Inpatient hospital services, including psychiatric hospitals, limited to 35 days per year

               2. Outpatient benefits for short-term, outpatient evaluative and crisis intervention, or home health mental health services, limited to 20 visits per year

                    A. When authorized by the Division of Medical Assistance and Health Services, one (1) mental health inpatient day may be exchanged for up to four (4) home health visits or four (4) outpatient services, including partial care. This is limited to an exchange of up to a maximum of 10 inpatient days for a maximum of 40 additional outpatient visits.

                    B. When authorized by the Division of Medical Assistance and Health Services, one (1) mental health inpatient day may be exchanged for two (2) days of treatment in partial hospitalization up to the maximum number of covered inpatient days.

               4. Inpatient and outpatient services for substance abuse are limited to detoxification.


                                   EXCLUSIONS

Services not covered for NJ KidCare -Plan D participants include, but are not limited to:

               1.   Non-medically necessary services.
               2.   Intermediate Care Facilities/Mental Retardation
               3.   Private duty nursing unless authorized by the HMO
               3.   Personal Care Assistant Services

               4.   Medical Day Care Services

               5.   Chiropractic Services

               6. Dental services except preventive dentistry for children under age 12

               7.   Orthotic devices

               8.   Targeted Case Management for the chronically ill

               9. Inpatient psychiatric programs for children age 19 years and under

               10.  Christian Science Sanitaria care and services

               11.  Durable Medical Equipment

               12. Early and Periodic Screening, Diagnosis and Treatment (EPSDT) services (except for well child care, including immunizations and lead screening and treatments)

               13. Transportation Services, including non-emergency ambulance, invalid coach, and lower mode transportation

               14.  Hearing Aid Services

               15. Blood and Blood Plasma, except administration of blood, processing of blood, processing fees and fees related to autologous blood donations are covered.

               16.  Cosmetic Services

               17.  Custodial Care

               18.  Special Remedial and Educational Services

               19.  Experimental and Investigational Services

               20.  Medical Supplies (except diabetic supplies)

               21.  Infertility Services

               22.  Rehabilitative Services for Substance Abuse

               23. Weight reduction programs or dietary supplements, except surgical operations, procedures or treatment of obesity when approved by the HMO

               24. Acupuncture and acupuncture therapy, except when performed as a form of anesthesia in connection with covered surgery

               25. Temporomandibular joint disorder treatment, including treatment performed by prosthesis placed directly in the teeth

               26.  Recreational therapy

               27.  Orthotics

               28.  Sleep therapy

               29.  Court-ordered services

               30.  Thermograms and thermography

               31.  Biofeedback

               32.  Radial kerototomy

                                   APPENDIX T

                          COST-SHARING REQUIREMENTS FOR
                         NJ KIDCARE PLAN D BENEFICIARIES

PREMIUMS

Eligibles participating in NJ KidCare - Plan D whose family income, regardless of family size, is between 201% and up to and including 250% of the federal poverty level, will pay a monthly premium of $30; for eligibles participating in NJ KidCare - Plan D whose family income, regardless of family size, is between 251% and up to and including 300% of the federal poverty level, the monthly premium will be $60; for eligibles participating in NJ KidCare - Plan D whose family income, regardless of family size, is between 301% and up to and including 350% of the federal poverty level, the monthly premium will be $10O.

Failure to meet the premium requirement could result in disenrollment of the beneficiary(ies). The collection of premiums will be done by the State and is not the contractor's responsibility.

                       COPAYMENTS FOR NJ KID CARE - PLAN D

For beneficiaries solely eligible through NJ KidCare - Plan D, copayments will be required for certain services provided to individuals whose family income is between 201% and up to and including 350% of the federal poverty level.

The total family limit (regardless of family size) on all cost-sharing may not exceed 5% of the annual family income.

Below is listed the services requiring copayments and the amount of each copayment.


                        SERVICE                              AMOUNT OF COPAYMENT
1.  Outpatient Hospital Clinic Visits,               $5 copayment for each outpatient clinic visit
    including Diagnostic Testing.                    including Diagnostic Testing that is not
                                                     for preventive services

2.  Hospital Outpatient Mental Health                $25 copayment for each visit
    Visits

3.  Outpatient Substance Abuse Services              $5 copayment for each visit
    for detoxification

4.  Hospital Outpatient Emergency                    $35 copayment; no copayment is required if
    Services Covered for Emergency                   the member was referred to the Emergency
    Services only, including services                Room by his/her primary care provider for
    provided in an outpatient hospital               services that should have been rendered in
    department or an urgent care facility,           the primary care provider's office or if the
    [Note:  Triage and medical screenings            member is admitted into the hospital.
    must be covered in all situations.]

5.  Primary Care Provider Services                   $5 copayment for each visit (except for
                                                     well child visits provided during normal offices hours
                                                     in accordance with the recommended schedule of the American
                                                     Academy of Pediatrics: lead screening and treatment:
                                                     age-appropriate immunizations: prenatal care: or
                                                     preventive dental services). The $5 copayment shall not
                                                     apply to the first prenatal visit.

6.  Primary Care Provider Services                   $10 copayment for each visit
    during non-office hours and for home
    visits

7.  Podiatrist Services                              $5 copayment for each visit


8. Optometrist Services                              $5 copayment for each visit, except for
                                                     newborns covered under fee-for-service.

9.  Outpatient Rehabilitation Services,              $5 copayment for each visit
    including Physical Therapy,
    Occupational Therapy, and Speech
    Therapy

10. Prescription Drugs                               $5 copayment. If greater than a 34-day
                                                     supply of a prescription drug is
                                                     dispensed. a $10 copayment applies.


11.Nurse Midwives                                   $5 copayment for the first prenatal visit: $10
                                                    for services rendered during non-office
                                                    hours and for home visits.  No copayment
                                                    for preventive services or newborns covered
                                                    under fee-for-service.

12.Physician specialist office visits               $5 copayment for each visit
   during normal office hours.

13. Physician specialist office visits               $10 copayment for each visit
    during non-office hours or home visits

14. Nurse Practitioners                              $5 copayment for each visit (except for
                                                          preventive care services)

                                                     $10 copayment for each visit

15. Psychologist Services                            $5 copayment for each visit

16. Laboratory and X-ray Services                    $5 copayment for each visit that is not part
                                                     of an office visit

NO COPAYMENT SHALL BE CHARGED FOR THE FOLLOWING
SERVICES:

1.  Emergency Ambulance Services
2.  Outpatient Surgery
3.  Home Health Services
4.  Hospice Services
5.  Inpatient Hospital Services
6.  Inpatient Mental Health Services
7.  Inpatient Substance Abuse Detoxification Services
8.  Skilled Nursing Facility Services

                               STATE OF NEW JERSEY
                          DEPARTMENT OF HUMAN SERVICES

               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

                                       AND

                           AMERICAID NEW JERSEY, INC.

                        AGREEMENT TO PROVIDE HMO SERVICES

In accordance with Article 2, Section 2.2A and 2.3A, of the contract between AMERICAID NEW JERSEY, Inc. and the State of New Jersey, Department of Human Services, Division of Medical Assistance and Health Services (DMAHS), effective date November 27, 1995, all parties agree that the capitation rates referenced in Article 3, Section 3.1 and set forth in Appendix B shall be amended, effective July 1, 1999, as attached hereto,

All other terms and conditions of the contract remain unchanged.

The contracting parties indicate their agreement by their signatures.


AMERICAID NEW JERSEY, INC.                                STATE OF NEW JERSEY
                                                    DEPARTMENT OF HUMAN SERVICES


BY:      /s/  Norine  Yukon                         BY:  /s/  Margaret A. Murray
                                                              MARGARET A. MURRAY



TITLE:            CEO                               TITLE: DIRECTOR, DMAHS

DATE:             6/26/99                           DATE:    6/29/99



APPROVED AS TO FORM ONLY



ATTORNEY GENERAL
STATE OF NEW JERSEY

BY: /s/

    DEPUTY ATTORNEY GENERAL



DATE:    6/29/99

                                               APPENDIX B

                                            CAPITATION RATES

State of New Jersey                          Medicaid Managed Care Rates
                                  Contract Period: July 1, 1999 - March 31, 2000

                     A                B                 C                 D                 E               F                G

                   ----------------------------------- NON - 2ND YEAR EXTENSION --------------------------



County             AFDC              AFDC              AFDC              AFDC              AFDC             AFDC            NJCPW

                    <1              1-1.99             YOUTH            15-44 F           21-44 M           44+
Atlantic          $317.59           $118.62            $58.48           $196.81           $ 98.82         $250.89         $473.19

Bergen            $367.80           $138.71            $77.73           $234.32           $129.55         $291.05         $542.16

Burlington        $384.87           $130.07            $68.63           $215.16           $136.86         $283.72         $615.79

Camden            $387.28           $120.21            $61.06           $191.16           $121.46         $278.74         $442.57

Cape May          $316.96           $117.87            $57.47           $194.45           $ 96.46         $248.83         $473.19

Cumberland        $317.07           $117.99            $57.65           $194.86           $ 96.87         $249.18         $473.19

Essex             $532.64           $163.19            $89.06           $217.28           $136.62         $296.01         $387.63

Gloucester        $387.06           $119.94            $60.70           $190.34           $120.62         $277.99         $442.57

Hudson            $390.46           $140.45            $81.29           $211.07           $128.80         $245.56         $508.73

Hunterdon         $316.76           $117.61            $57.15           $193.70           $ 95.69         $248.16         $473.19

Mercer            $368.10           $139.07            $78.20           $235.41           $130.66         $292.02         $542.16

Middlesex         $367.96           $138.92            $77.99           $234.92           $130.17         $291.58         $542.16

Monmouth          $385.14           $130.39            $69.06           $216.15           $137.88         $284.59         $615.79

Morris            $384.89           $130.09            $68.67           $215.24           $136.94         $283.78         $615.79

Ocean             $384.89           $130.09            $68.66           $215.23           $136.93         $283.78         $615.79

Passaic           $368.53           $139.58            $78.86           $236.98           $132.24         $293.40         $542.16

Salem             $385.06           $130.28            $68.92           $215.85           $137.55         $284.32         $615.79

Somerset          $367.82           $138.75            $77.77           $234.40           $129.63         $291.12         $542.16

Sussex            $316.71           $117.56            $57.09           $193.53           $ 95.52         $248.01         $473.19

Union             $385.42           $130.72            $69.48           $217.16           $138.90         $285.48         $615.79

Warren            $316.76           $117.61            $57.15           $193.69           $ 95.68         $248.15         $473.19

Statewide         $400.91           $138.30            $75.50           $213.48           $127.04         $276.78         $525.76

State of New Jersey                          Medicaid Managed Care Rates
                                  Contract Period: July 1, 1999 - March 31, 2000

                                  A                   B                C                D                  E               F
                         -----------------------------------   2ND YEAR EXTENSION   ------------------------------------
County                           AFDC               AFDC              AFDC             AFDC                AFDC           AFDC
                                  <1               1-1.99             YOUTH           15-44 F            21-44 M           44+
Atlantic                       $   209.34        $    77.20        $   38.02        $   124.75        $   62.65        $   159.02

Bergen                         $   242.01        $    90.27        $   50.53        $   148.53        $   82.11        $   184.46

Burlington                     $   253.13        $    84.65        $   44.62        $   136.39        $   86.74        $   179.81

Camden                         $   254.70        $    78.24        $   39.69        $   121.18        $   76.99        $   176.66

Cape May                       $   208.93        $    76.71        $   37.37        $   123.26        $   61.14        $   157.70

Cumberland                     $   208.99        $    76.79        $   37.49        $   123.52        $   61.40        $   157.93

Essex                          $   349.37        $   106.22        $   57.90        $   137.73        $   86.60        $   187.61

Gloucester                     $   254.55        $    78.06        $   39.46        $   120.65        $   76.45        $   176.19

Hudson                         $   256.78        $    91.42        $   52.85        $   133.79        $   81.64        $   155.64

Hunterdon                      $   208.79        $    76.54        $   37.15        $   122.78        $   60.65        $   157.28

Mercer                         $   242.22        $    90.50        $   50.84        $   149.23        $   82.82        $   185.08

Middlesex                      $   242.13        $    90.41        $   50.71        $   148.92        $   82.51        $   184.80

Monmouth                       $   253.32        $    84.86        $   44.90        $   137.01        $   87.39        $   180.38

Morris                         $   253.14        $    84.66        $   44.65        $   136.44        $   86.80        $   179.85

Ocean                          $   253.14        $    84.66        $   44.64        $   136.43        $   86.79        $   179.85

Passaic                        $   242.50        $    90.84        $   51.27        $   150.22        $   83.83        $   185.95

Salem                          $   253.25        $    84.79        $   44.80        $   136.82        $   87.18        $   180.19

Somerset                       $   242.03        $    90.29        $   50.56        $   148.58        $   82.16        $   184.51

Sussex                         $   208.76        $    76.51        $   37.11        $   122.68        $   60.54        $   157.19

Union                          $   253.50        $    85.07        $   45.18        $   137.66        $   88.03        $   180.94

Warren                         $   208.79        $    76.54        $   37.15        $   122.77        $   60.64        $   157.27

Statewide                      $   263.46        $    90.01        $   49.12        $   135.37        $   80.56        $   175.53


State of New Jersey                          Medicaid Managed Care Rates
                                  Contract Period: July 1, 1999 - March 31, 2000


                                 A                      B                       C                     D

County                         DFYS                    DFYS                   DFYS                   DFYS

                                <1                    1-1.99                  YOUTH                 15-21 F

Atlantic                    $   585.22              $   254.06              $   96.58              $   140.23

Bergen                      $   585.22              $   254.06              $   96.58              $   140.23

Burlington                  $   585.22              $   254.06              $   96.58              $   140.23

Camden                      $   585.22              $   254.06              $   96.58              $   140.23

Cape May                    $   585.22              $   254.06              $   96.58              $   140.23

Cumberland                  $   585.22              $   254.06              $   96.58              $   140.23

Essex                       $   585.22              $   254.06              $   96.58              $   140.23

Gloucester                  $   585.22              $   254.06              $   96.58              $   140.23

Hudson                      $   585.22              $   254.06              $   96.58              $   140.23

Hunterdon                   $   585.22              $   254.06              $   96.58              $   140.23

Mercer                      $   585.22              $   254.06              $   96.58              $   140.23

Middlesex                   $   585.22              $   254.06              $   96.58              $   140.23

Monmouth                    $   585.22              $   254.06              $   96.58              $   140.23

Morris                      $   585.22              $   254.06              $   96.58              $   140.23

Ocean                       $   585.22              $   254.06              $   96.58              $   140.23

Passaic                     $   585.22              $   254.06              $   96.58              $   140.23

Salem                       $   585.22              $   254.06              $   96.58              $   140.23

Somerset                    $   585.22              $   254.06              $   96.58              $   140.23

Sussex                      $   585.22              $   254.06              $   96.58              $   140.23

Union                       $   585.22              $   254.06              $   96.58              $   140.23

Warren                      $   585.22              $   254.06              $   96.58              $   140.23

Statewide                   $   585.22              $   254.06              $   96.58              $   140.23

State of New Jersey                          Medicaid Managed Care Rates
                                  Contract Period: July 1, 1999 - March 31, 2000

                                      A                      B                         C                     D

      County                      Blind/Disabled          Blind/Disabled              Old Age                 Old Age
                                     Without                   With                   Without                   With
                                     Medicare                Medicare                 Medicare                Medicare
Atlantic                           $   452.20              $   275.54              $   356.90              $   230.72

Bergen                             $   520.29              $   288.91              $   347.09              $   225.30

Burlington                         $   470.82              $   270.01              $   342.48              $   237.46

Camden                             $   440.63              $   269.07              $   356.11              $   230.18

Cape May                           $   440.24              $   268.86              $   356.09              $   230.16

Cumberland                         $   442.27              $   269.99              $   356.22              $   230.26

Essex                              $   553.23              $   307.33              $   349.32              $   226.84

Gloucester                         $   436.34              $   266.68              $   355.82              $   229.98

Hudson                             $   491.46              $   281.55              $   343.89              $   238.43

Hunterdon                          $   436.34              $   266.68              $   355.82              $   229.98

Mercer                             $   525.89              $   292.05              $   347.47              $   225.57

Middlesex                          $   523.43              $   290.68              $   347.30              $   225.45

Monmouth                           $   475.93              $   272.87              $   342.83              $   237.71

Morris                             $   471.20              $   270.24              $   342.52              $   237.49

Ocean                              $   471.17              $   270.22              $   342.52              $   237.49

Passaic                            $   533.85              $   296.50              $   348.00              $   225.94

Salem                              $   474.34              $   271.98              $   342.73              $   237.63

Somerset                           $   520.70              $   289.16              $   347.11              $   225.32

Sussex                             $   435.49              $   266.20              $   355.77              $   229.94

Union                              $   481.10              $   275.76              $   343.19              $   237.95

Warren                             $   436.30              $   266.66              $   355.82              $   229.98

Statewide                          $   495.26              $   283.85              $   346.42              $   230.55

State of New Jersey                          Medicaid Managed Care Rates
                                  Contract Period: July 1, 1999 - March 31, 2000

                                                A                          B                          C

  County                                 KidCare B & C                 KidCare B & C             KidCare B & C
                                           Children                     Children                     Youth
                                              <1                          1-1.99                      2-18
Atlantic                                  $   258.66                   $   106.22                   $   62.10

Bergen                                    $   258.66                   $   106.22                   $   62.10

Burlington                                $   258.66                   $   106.22                   $   62.10

Camden                                    $   258.66                   $   106.22                   $   62.10

Cape May                                  $   258.66                   $   106.22                   $   62.10

Cumberland                                $   258.66                   $   106.22                   $   62.10

Essex                                     $   258.66                   $   106.22                   $   62.10

Gloucester                                $   258.66                   $   106.22                   $   62.10

Hudson                                    $   258.66                   $   106.22                   $   62.10

Hunterdon                                 $   258.66                   $   106.22                   $   62.10

Mercer                                    $   258.66                   $   106.22                   $   62.10

Middlesex                                 $   258.66                   $   106.22                   $   62.10

Monmouth                                  $   258.66                   $   106.22                   $   62.10

Morris                                    $   258.66                   $   106.22                   $   62.10

Ocean                                     $   258.66                   $   106.22                   $   62.10

Passaic                                   $   258.66                   $   106.22                   $   62.10

Salem                                     $   258.66                   $   106.22                   $   62.10

Somerset                                  $   258.66                   $   106.22                   $   62.10

Sussex                                    $   258.66                   $   106.22                   $   62.10

Union                                     $   258.66                   $   106.22                   $   62.10

Warren                                    $   258.66                   $   106.22                   $   62.10

Statewide                                 $   258.66                   $   106.22                   $   62.10

State of New Jersey                          Medicaid Managed Care Rates
                                  Contract Period: July 1, 1999 - March 31, 2000

                        A                 B              C                 D             E                F             G
                   ------------------------------------- NON - 2ND YEAR EXTENSION ----------------------------------
  County               AFDC              AFDC          AFDC              AFDC           AFDC             AFDC          NJCPW
                        <1              1-1.99         YOUTH            15-44 F        21-44 M            44+
Atlantic             $   317.92      $   121.45      $   59.87      $   201.50      $   101.18      $   256.88      $   484.49

Bergen               $   369.32      $   142.02      $   79.58      $   239.91      $   132.64      $   297.99      $   555.09

Burlington           $   386.80      $   133.17      $   70.27      $   220.30      $   140.13      $   290.49      $   630.48

Camden               $   389.27      $   123.08      $   62.51      $   195.73      $   124.36      $   285.39      $   453.13

Cape May             $   317.27      $   120.69      $   58.85      $   199.09      $    98.76      $   254.77      $   484.49

Cumberland           $   317.38      $   120.81      $   59.03      $   199.51      $    99.18      $   255.13      $   484.49

Essex                $   538.10      $   167.09      $   91.18      $   222.47      $   139.88      $   303.07      $   396.88

Gloucester           $   389.04      $   122.81      $   62.15      $   194.88      $   123.50      $   284.63      $   453.13

Hudson               $   392.52      $   143.80      $   83.23      $   216.11      $   131.87      $   251.42      $   520.87

Hunterdon            $   317.06      $   120.42      $   58.51      $   198.32      $    97.97      $   254.08      $   484.49

Mercer               $   369.63      $   142.39      $   80.06      $   241.03      $   133.78      $   298.99      $   555.09

Middlesex            $   369.49      $   142.23      $   79.85      $   240.53      $   133.28      $   298.54      $   555.09

Monmouth             $   387.08      $   133.50      $   70.70      $   221.30      $   141.17      $   291.39      $   630.48

Morris               $   386.83      $   133.19      $   70.31      $   220.37      $   140.21      $   290.56      $   630.48

Ocean                $   386.83      $   133.19      $   70.30      $   220.36      $   140.20      $   290.56      $   630.48

Passaic              $   370.07      $   142.91      $   80.75      $   242.63      $   135.40      $   300.40      $   555.09

Salem                $   386.99      $   133.39      $   70.57      $   221.00      $   140.83      $   291.10      $   630.48

Somerset             $   369.34      $   142.06      $   79.62      $   239.99      $   132.73      $   298.07      $   555.09

Sussex               $   317.02      $   120.36      $   58.45      $   198.15      $    97.80      $   253.93      $   484.49

Union                $   387.36      $   133.84      $   71.14      $   222.35      $   142.21      $   292.29      $   630.48

Warren               $   317.06      $   120.42      $   58.51      $   198.31      $    97.96      $   254.07      $   484.49

Statewide            $   403.22      $   141.60      $   77.30      $   218.58      $   130.07      $   283.39      $   538.31

State of New Jersey                          Medicaid Managed Care Rates
                                  Contract Period: July 1, 1999 - March 31, 2000


                                   A                B                C                D                  E               F
                       -----------------------------------   2ND YEAR EXTENSION   ------------------------------------
County                           AFDC             AFDC              AFDC             AFDC               AFDC            AFDC
                                  <1             1-1.99             YOUTH           15-44 F           21-44 M            44+
Atlantic                     $   207.06        $    79.04        $   38.92        $   127.72        $   64.14        $   162.82

Bergen                       $   240.51        $    92.42        $   51.74        $   152.08        $   84.07        $   188.86

Burlington                   $   251.90        $    86.67        $   45.68        $   139.64        $   88.82        $   184.10

Camden                       $   253.51        $    80.11        $   40.64        $   124.07        $   78.83        $   180.88

Cape May                     $   206.64        $    78.54        $   38.26        $   126.20        $   62.60        $   161.47

Cumberland                   $   206.70        $    78.62        $   38.38        $   126.47        $   62.87        $   161.70

Essex                        $   350.43        $   108.76        $   59.28        $   141.02        $   88.67        $   192.09

Gloucester                   $   253.36        $    79.92        $   40.41        $   123.53        $   78.28        $   180.39

Hudson                       $   255.63        $    93.60        $   54.11        $   136.98        $   83.59        $   159.35

Hunterdon                    $   206.50        $    78.37        $   38.04        $   125.71        $   62.10        $   161.03

Mercer                       $   240.72        $    92.66        $   52.05        $   152.79        $   84.79        $   189.50

Middlesex                    $   240.63        $    92.57        $   51.92        $   152.47        $   84.48        $   189.21

Monmouth                     $   252.09        $    86.88        $   45.97        $   140.28        $   89.47        $   184.68

Morris                       $   251.91        $    86.68        $   45.71        $   139.70        $   88.87        $   184.14

Ocean                        $   251.91        $    86.68        $   45.70        $   139.69        $   88.86        $   184.14

Passaic                      $   241.02        $    93.01        $   52.49        $   153.80        $   85.83        $   190.39

Salem                        $   252.02        $    86.82        $   45.87        $   140.08        $   89.26        $   184.49

Somerset                     $   240.54        $    92.44        $   51.77        $   152.13        $   84.12        $   188.91

Sussex                       $   206.46        $    78.33        $   38.00        $   125.61        $   61.98        $   160.94

Union                        $   252.27        $    87.10        $   46.26        $   140.94        $   90.13        $   185.26

Warren                       $   206.50        $    78.37        $   38.04        $   125.70        $   62.09        $   161.02

Statewide                    $   262.48        $    92.16        $   50.30        $   138.60        $   82.49        $   179.72

State of New Jersey                          Medicaid Managed Care Rates
                                  Contract Period: July 1, 1999 - March 31, 2000

                                                 A                        B                      C                     D

County                                         DFYS                      DFYS                   DFYS                 DFYS
                                                <1                      1-1.99                  YOUTH                15-21 F
Atlantic                                     $   591.96              $   260.14              $   98.89              $   143.58

Bergen                                       $   591.96              $   260.14              $   98.89              $   143.58

Burlington                                   $   591.96              $   260.14              $   98.89              $   143.58

Camden                                       $   591.96              $   260.14              $   98.89              $   143.58

Cape May                                     $   591.96              $   260.14              $   98.89              $   143.58

Cumberland                                   $   591.96              $   260.14              $   98.89              $   143.58

Essex                                        $   591.96              $   260.14              $   98.89              $   143.58

Gloucester                                   $   591.96              $   260.14              $   98.89              $   143.58

Hudson                                       $   591.96              $   260.14              $   98.89              $   143.58

Hunterdon                                    $   591.96              $   260.14              $   98.89              $   143.58

Mercer                                       $   591.96              $   260.14              $   98.89              $   143.58

Middlesex                                    $   591.96              $   260.14              $   98.89              $   143.58

Monmouth                                     $   591.96              $   260.14              $   98.89              $   143.58

Morris                                       $   591.96              $   260.14              $   98.89              $   143.58

Ocean                                        $   591.96              $   260.14              $   98.89              $   143.58

Passaic                                      $   591.96              $   260.14              $   98.89              $   143.58

Salem                                        $   591.96              $   260.14              $   98.89              $   143.58

Somerset                                     $   591.96              $   260.14              $   98.89              $   143.58

Sussex                                       $   591.96              $   260.14              $   98.89              $   143.58

Union                                        $   591.96              $   260.14              $   98.89              $   143.58

Warren                                       $   591.96              $   260.14              $   98.89              $   143.58

Statewide                                    $   591.96              $   260.14              $   98.89              $   143.58

State of New Jersey                          Medicaid Managed Care Rates
                                  Contract Period: July 1, 1999 - March 31, 2000


                                                   A                      B                      C                       D

 County                                    Blind/Disabled         Blind/Disabled             Old Age                 Old Age
                                                Without                 With                  Without                  With
                                               Medicare               Medicare               Medicare                Medicare
Atlantic                                    $   466.12              $   287.92              $   367.24              $   240.02

Bergen                                      $   536.30              $   301.90              $   357.15              $   234.38

Burlington                                  $   485.31              $   282.15              $   352.41              $   247.03

Camden                                      $   454.19              $   281.16              $   366.43              $   239.45

Cape May                                    $   453.79              $   280.94              $   366.41              $   239.43

Cumberland                                  $   455.88              $   282.13              $   366.54              $   239.53

Essex                                       $   570.25              $   321.14              $   359.45              $   235.98

Gloucester                                  $   449.76              $   278.66              $   366.13              $   239.24

Hudson                                      $   506.58              $   294.20              $   353.85              $   248.04

Hunterdon                                   $   449.76              $   278.66              $   366.13              $   239.24

Mercer                                      $   542.08              $   305.17              $   357.54              $   234.65

Middlesex                                   $   539.54              $   303.74              $   357.37              $   234.53

Monmouth                                    $   490.58              $   285.13              $   352.77              $   247.29

Morris                                      $   485.71              $   282.38              $   352.44              $   247.05

Ocean                                       $   485.67              $   282.36              $   352.44              $   247.05

Passaic                                     $   550.28              $   309.82              $   358.09              $   235.04

Salem                                       $   488.93              $   284.21              $   352.66              $   247.21

Somerset                                    $   536.73              $   302.15              $   357.17              $   234.40

Sussex                                      $   448.90              $   278.17              $   366.08              $   239.20

Union                                       $   495.91              $   288.15              $   353.13              $   247.54

Warren                                      $   449.73              $   278.65              $   366.13              $   239.24

Statewide                                   $   510.50              $   296.61              $   356.46              $   239.84


State of New Jersey                          Medicaid Managed Care Rates
                                  Contract Period: July 1, 1999 - March 31, 2000

                                A                               B                          C
County                      KidCare B & C                 KidCare B & C               KidCare B & C
                            Children                        Children                      Youth
                               <1                            1-1.99                        2-18
Atlantic                     $   257.58                   $   108.75                   $   63.58

Bergen                       $   257.58                   $   108.75                   $   63.58

Burlington                   $   257.58                   $   108.75                   $   63.58

Camden                       $   257.58                   $   108.75                   $   63.58

Cape May                     $   257.58                   $   108.75                   $   63.58

Cumberland                   $   257.58                   $   108.75                   $   63.58

Essex                        $   257.58                   $   108.75                   $   63.58

Gloucester                   $   257.58                   $   108.75                   $   63.58

Hudson                       $   257.58                   $   108.75                   $   63.58

Hunterdon                    $   257.58                   $   108.75                   $   63.58

Mercer                       $   257.58                   $   108.75                   $   63.58

Middlesex                    $   257.58                   $   108.75                   $   63.58

Monmouth                     $   257.58                   $   108.75                   $   63.58

Morris                       $   257.58                   $   108.75                   $   63.58

Ocean                        $   257.58                   $   108.75                   $   63.58

Passaic                      $   257.58                   $   108.75                   $   63.58

Salem                        $   257.58                   $   108.75                   $   63.58

Somerset                     $   257.58                   $   108.75                   $   63.58

Sussex                       $   257.58                   $   108.75                   $   63.58

Union                        $   257.58                   $   108.75                   $   63.58

Warren                       $   257.58                   $   108.75                   $   63.58

Statewide                    $   257.58                   $   108.75                   $   63.58

                               NEW JERSEY MEDICAID

                             KIDCARE D RATE EXHIBIT

                             STATEWIDE MONTHLY RATES



                                        CHILDREN                CHILDREN                 YOUTH
                                        AGES < 1             AGES 1 - 1.99            AGES 2 - 18
         RATE PERIOD                  MALE/FEMALE             MALE/FEMALE             MALE/FEMALE
July 1, 1999 through                     $276.06                  $79.96                  $61.39
   March 31, 2000



April 1, 2000 through                    $273.57                  $81.68                  $62.77
   June 30, 2000

                        [State of New Jersey Letterhead]


                                                     January 14, 2000




Norine Yukon
President & CEO
AMERIGROUP New Jersey, Inc.
399 Thornall St., 9th Floor
Edison, NJ 08818

Dear Ms. Yukon:

Enclosed is AMERIGROUP New Jersey's copy of the completed and signed contract amendment regarding minimum net worth. This amendment has been approved by the Health Care Financing Administration. Thank you for your contin ued interest in Medicaid managed care.

                                                Sincerely,

                                                /s/ Gail A. Larkin
                                                Gail A. Larkin, Deputy Director
                                                Office of Managed Health Care
GL:Hb
Enclosure

c        Jill Simone, M.D.
         Daniel Short

                               STATE OF NEW JERSEY
                          DEPARTMENT OF HUMAN SERVICES

               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

                                       AND

                           AMERIGROUP NEW JERSEY, INC.

                        AGREEMENT TO PROVIDE HMO SERVICES

Pursuant to the requirements found in N.J.A.C. Title 8 (Department of Health and Senior Services), Chapter 38 (Health Maintenance Organizations), Subchapter 11 (Financial Schedules and Reporting), and in accordance with Article 2, Section 2.2A of the contract between AMERIGROUP New Jersey, Inc. and the State of New Jersey, Department of Human Services, Division of Medical Assistance and Health Services (DMAHS), effective date November 27, 1995, all parties agree that the contract shall be amended, effective upon signature of the parties, as described in the attached amendment to Article 34, Conditions Precedent.

All other terms and conditions of the initial contract and amendments remain unchanged except as noted below:

1. Article 34, "Conditions Precedent", Section 34.3, 34.3.1 and 34.4 shall be amended. (See attached Article 34, section 34.3, section 34.3.1 and section 34.4).

The contracting parties Indicate their agreement by their signatures.

AMERIGROUP New Jersey, Inc.                 State of New Jersey
                                            Department of Human Services


BY: /s/ Norine Yukon                        BY:    /s/ Margaret A. Murray
                                                   Margaret A. Murray

TITLE: CEO                                  TITLE:   Director, DMAHS

DATE: 12/15/99                              DATE: 12/27/99

APPROVED AS TO FORM ONLY

Attorney General
State of New Jersey


BY: [illegible signature]
    ------------------------


    Deputy Attorney General


DATE: 12.22.99
      ----------------------

               - Contracting amendment regarding minimum net worth

     34.3 The contractor shall maintain a minimum net worth in accordance with N.J.A.C. 8:38-11 et seq.

     34.3.1 The Department shall have the right to conduct targeted financial audits of the contractor's Medicaid line of business. The contractor shall provide the Department with financial data, as requested by the Department, within a timeframe specified by the Department.

     34.4 The contractor shall comply with the following financial operations requirements:

     A. A contractor which does not have a major physical presence in New Jersey must establish and maintain premium and claims accounts in a bank with a principal office in New Jersey.

     B.   The contractor shall have a fiscally sound operation as demonstrated by:

          1. Maintenance of a positive net worth in accordance with the requirements in Article 34.3 above.

          2. Maintenance of a net operating surplus. If the contractor has not earned a cumulative net operating surplus during the three most recent fiscal years, or did not earn a net operating surplus during the most recent fiscal year, or does not have a positive net worth, the contractor must submit a financial plan, satis factory to the DMAHS, which must describe projected opera tions that will enable it to achieve a net operating surplus within available financial resources. This plan will include:

               a. A detailed marketing plan

               b. Balance sheet

               c. Statement of revenue and expenses on an accrual basis, and

               d. Statement of cash flows.

          3. Having readily available financial resources to cover any operating deficits incurred to the point break-even is reached. The contractor shall fund any accumulated fund deficits through capital contributions, or other arrangements in a form acceptable to the DMAHS. The accumulated fund deficit will be determined in accordance with the contractor's annual independent audited financial statements.

                        [State of New Jersey Letterhead]

                                                     October 6, 1999



Sherri Lee
Chief Financial Officer
AMERIGROUP Corporation
4425 Corporation Lane
Virginia Beach, Virginia 23462

Dear Ms. Lee:

Recent changes to the Department of Banking and Insurance (DOBI) HMO financial requirements have prompted the Division of Medical Assistance and Health Services (DMAHS) to reevaluate Medicaid HMO contractual net worth requirements. As you know, Article 34.3 of the standard Medicaid contract requires HMOs to "maintain a minimum net worth equal to the greater of A) $1 Million; or B) an amount equal to the largest monthly premium during the current fiscal year". For HMOs with little commercial or Medicare enrollment and primarily Medicaid enrollment, this Medicaid contract requirement for net worth often times exceeds the DOBI standard. Based on input from the HMO Industry and discussions with state officials from various departments, DMAHS has decided to adopt the same net worth requirements as DOBI.

While DMAHS remains committed to the protection of beneficiaries and medical providers from future HMO financial insolvency, the stricter regulations recently adopted by DOBI provide sufficient protections in cases where HMOs are experiencing financial distress. However, to ensure that we are fully aware of the HMOs financial condition at all times, DMAHS may require, on short notice, further detail or ask HMOs to provide additional ad hoc financial information concerning balance sheet Items and/or net worth as conditions warrant. Target audits of balance sheet items such as accounts payable may also be performed with little notice, if it is deemed necessary by DMAHS. We remain steadfast in our support of minimum net worth regulations and protections against HMO insolvency.

The contract amendment documents and instructions will be mailed to you within the next ten days.

Thank you for your cooperation in our continuing partnership to provide quality medical services to Medicaid beneficiaries across New Jersey.


                                                     Sincerely,


                                                     /s/ Margaret A. Murray
                                                     Margaret A. Murray
                                                     Director


MAM:D:m

c:       Michele Guhl
         Jaynee LaVecchia
         Christine Grant
         Douglas McGruther
         Jill Simone M.D.
         Matthew D'Oria
         Daniel Short

From:             Chope, Kim
Sent:             Tuesday, September 07, 1999 12:00 PM
To:               Yukon, Norine; Baldwin, Stan; McNamee, Lori-Don; McNamee,
                  Lori-Don
Cc:               Stevens, Lori; Daly, Maureen
Subject:          NJ Name Change Amendment


I spoke with Rita Hemingway about getting an original copy of our name change amendment. Evidently, we only sent them one copy (instead of five) with Norine's original signature, so they sent the original to HCFA and everyone else received copies.

They don't want to execute additional copies with different signature dates just to get original signatures. So it seems that we must live with a copy of this amendment.

                        [State of New Jersey Letterhead]

                                                     August 11, 1999



Norma Yukon. President & CEO
AMERIGROUP New Jersey, Inc.
399 Thornall St., 9th Floor
Edison, NJ  08818


Dear Ms. Yukon:

Enclosed is AMERIGROUP New Jersey, Inc.'s completed and signed copy of the contract amendment to formally change the name of the HMO.

This amendment has been approved by the Health Care Financing Administration.

We wish you continued success in your Medicaid managed care program.


                                                     Sincerely,

                                                     /s/ Gail A. Larkin
                                                     Gail A. Larkin
                                                     Deputy Director, OMHC


GAL/rh
Enclosure
c Jill Simone, M.D.

     IN WITNESS WHEREOF, the parties hereto have caused this contract to be executed this 27th day of Nov., 1995. This contract is hereby accepted and consid ered binding in accordance with the terms outlined in the preceding statements.



         CONTRACTOR                        STATE OF NEW JERSEY
          ADDRESS                          DEPARTMENT OF HUMAN SERVICES
                                           DIRECTOR, DIVISION OF MEDICAL
                                           ASSISTANCE AND HEALTH SERVICES



BY:   /s/ Norine Yukon                      BY:  /s/ Margaret A. Murray


TITLE:    CEO                               TITLE:  Director, DMAHS

DATE:  6/29/99                              DATE:  7/7/99



                               APPROVED AS TO FORM


                             [illegible signature]


                             DEPUTY ATTORNEY GENERAL


                             DATE: 7.8.99

                               STATE OF NEW JERSEY
                          DEPARTMENT OF HUMAN SERVICES

               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

                                       AND

                           AMERIGROUP NEW JERSEY, INC.

                        AGREEMENT TO PROVIDE HMO SERVICES

In accordance with Article 2, Section 2.2A of the Contract between Americaid New Jersey, Inc. and the State of New Jersey, Department of Human Services, Division of Medical Assistance and Health Services (DMAHS), effective date November 27, 1995 and amendments thereto (the Contract), all parties agree that given the fact that Americaid New Jersey, Inc. has changed its name to Amerigroup New Jersey, Inc. the Contract be amended to reflect that name change.

All other terms and conditions of the Contract and amendments remain unchanged except as noted below:


1. Page 1 of the Contract is hereby amended to reflect that the Contract is between the State Of New Jersey, Department Of Human Services, Division Of Medical Assistance And Health Services and Amerigroup New Jersey, Inc. (See attached page 1).

2. Page 2 of the Contract is hereby amended to reflect that the Contract to provide services is between the State Of New Jersey, Department Of Human Services, Division Of Medical Assistance And Health Services and Amerigroup New Jersey, Inc. (See attached page 2).

3. Article 24 of the Contract is hereby amended to reflect the fact that all notices shall be sent to, or given by, Amerigroup New Jersey, Inc. (See attached
Article 24).

4. Article 42 of the Contract is hereby amended to reflect the change of Con tract Officer for Amerigroup New Jersey. Inc. (See attached Article 42).

5. The signature page of the Contract is hereby amended to reflect the fact that Amerigroup New Jersey, Inc. is a signatory to the Contract (See attached page
164).

The contracting parties indicate their agreement by their signatures.

Americaid New Jersey, Inc.                        State of New Jersey
                                                  Department of Human Services


BY:  /s/ Norine Yukon                             BY:    /s/ Margaret A. Murray
                                                         Margaret A. Murray


TITLE:   CEO                                      TITLE:  Director, DMAHS


DATE:   6/29/99                                   DATE:  7/7/99

Amerigroup New Jersey, Inc.


BY:  /s/ Norine Yukon

TITLE:  CEO

DATE:  6/29/99


                              APPROVED AS TO FORM:


                             [illegible signature]


                             Deputy Attorney General

                             DATE:  7/8/99

                                    CONTRACT

                                     BETWEEN

                               STATE OF NEW JERSEY

                          DEPARTMENT OF HUMAN SERVICES

               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

                                       AND

                   AMERIGROUP NEW JERSEY, INC., HMO CONTRACTOR

                               STATE OF NEW JERSEY
                          DEPARTMENT OF HUMAN SERVICES
               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES
                                       AND

                           AMERIGROUP NEW JERSEY, INC.

                        CONTRACT TO PROVIDE HMO SERVICES

This risk comprehensive contract is entered into this 30th day of October, 1995 and is effective on the 27th day of November, 1995 between the Department of Human Services, which is in the executive branch of state government, the state agency designated to administer the Medicaid program under Title XIX of the Social Security Act, 42 U.S.C. 1396 et seq. pursuant to the New Jersey Medical Assistance Act, N.J.A.C. 30:4D-1 et seq. and the State Child Health Insurance Program under Title XXI of the Social Security Act, 42 U.S.C. 1397aa et seq., pursuant to the Children's Health Care Coverage Act, PL 1997, c.272 (also known as "NJ KidCare"), whose principal office is located at CN 712, in the City of Trenton, New Jersey hereinafter referred to as the "Department" and AMERIGROUP New Jersey, Inc., a federally qualified/ state defined health maintenance organization (HMO) which is a New Jersey, profit/nonprofit corporation, certified to operate as an HMO by the State of New Jersey Department of Banking and Insurance and the State of New Jersey Department of Health and Senior Services, and whose principal corpo rate office is located at 399 Thornall Street, in the City of Edison, County of Middlesex, New Jersey, hereinafter referred to as the "contractor".

WHEREAS, the contractor is engaged in the business of providing prepaid, capitated comprehensive health care services pursuant to N.J.S.A. 26:2J-1 et seq., and

WHEREAS, the Department, as the state agency designated to administer a program of medical assistance for eligible persons under Title XIX of the Social Security Act (42 U.S.C. Sec 1396, et seq., also known as "Medicaid"), and for children under Title XXI of the Social Security Act (42 U.S.C. Sec. 1397aa, et seq., also known as "State Child Health Insurance Program"), is authorized pursuant to the federal regulations at 42 C.F.R. 434 to provide such a program through an HMO and is desirous of obtaining the contractor's services for the benefit of persons eligible for Medicaid; and

WHEREAS, the Division of Medical Assistance and Health Services (DMAHS), is the Division within the Department designated to administer the medical assistance

                                   ARTICLE 24

                                     NOTICES

     24.1 All notices to be given under this contract shall be in writing and shall be deemed to have been given when mailed to, or, if personally delivered, when received by the contractor and DHS at the following addresses:


FOR DHS
                           Office of Managed Health Care
                           Division of Medical Assistance
                           and Health Services
                           CN 712
                           Trenton, NJ  08625-0712






FOR THE CONTRACTOR

                           AMERIGROUP NEW JERSEY, INC.
                           399 Thornall Street
                           Edison, NJ 08818

                                   ARTICLE 42

                              CONTRACTING OFFICERS


     It is agreed that, Director of DMAHS, or her representative, shall serve as contract Officer for DMAHS and that Norine Yukon shall serve as the contract Officer for the contractor. Each contract officer reserves the right to delegate such duties as may be appropriate to others in the DMAHS's or contractor's employ.

     Each Party shall provide timely written notification of any change in con tracting officers.